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As filed with the Securities and Exchange Commission on August 19, 2008

Registration No. 333-151166

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Key Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	04-2648081 (I.R.S. Employer Identification Number)
1301 McKinney Street, Suite 1800 Houston, Texas 77010 (713) 651-4300 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kimberly R. Frye
Senior Vice President and General Counsel
Key Energy Services, Inc.
1301 McKinney Street, Suite 1800
Houston, Texas 77010
(713) 651-4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Kimberly R. Frye Senior Vice President and General Counsel Key Energy Services, Inc. 1301 McKinney Street, Suite 1800 Houston, Texas 77010 Telephone: (713) 651-4300 Telecopy: (713) 651-4559	E. James Cowen Porter & Hedges, L.L.P. 1000 Main, 36th Floor Houston, Texas 77002 Telephone: (713) 226-6649 Telecopy: (713) 226-6249

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date hereof.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)(4)

8 3/8% Senior Notes due 2014	$425,000,000	100%	$425,000,000	$16,703

Guarantees by certain subsidiaries of Key Energy Services, Inc.(2)	—	—	—	(3)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.
(2)
The guarantors are certain subsidiaries of Key Energy Services, Inc. that have guaranteed the notes being registered. Those subsidiaries are listed below.
(3)
Pursuant to 457(n), no separate fee for the guarantees is payable because the guarantees relate to other securities that are being registered concurrently.
(4)
Previously paid.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS*

        The following subsidiaries of Key Energy Services, Inc. are co-registrants under this registration statement.

Name	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Key Electric Wireline Services, LLC	Delaware	20-8125050
Key Energy Fishing & Rental Services, LLC	Texas	20-8125758
Key Energy Pressure Pumping Services, LLC	Texas	20-8125879
Key Energy Services, LLC	Texas	20-8125567
Key Energy Services Mexico, Inc.	Delaware	20-3874727
Key Energy Services (Mexico), LLC	Delaware	20-4592429
Key Energy Shared Services, LLC	Texas	52-2421148
Key Marine Services, LLC	Delaware	26-1600399
Misr Key Energy Investments, LLC	Delaware	N/A
Misr Key Energy Services, LLC	Delaware	42-1537527

*
The address for each of the co-registrants is c/o Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010, Telephone: (713) 651-4300.

        The name and address, including zip code, of the agent for service for each of the co-registrants is Kimberly R. Frye, Senior Vice President and General Counsel of Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010. The telephone number, including area code, of the agent for service for each of the co-registrants is (713) 651-4300.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 19, 2008

PROSPECTUS

Key Energy Services, Inc.

Offer to Exchange

$425,000,000 8 3/8% Senior Notes due 2014

that have been registered under the Securities Act of 1933

for any and all

$425,000,000 8 3/8% Senior Notes due 2014

This Exchange Offer will expire at 5:00 P.M.,

New York City time, on                        , 2008, unless extended

        We are offering to exchange an aggregate principal amount of $425,000,000 of registered 8 3/8% Senior Notes due 2014, which we refer to as the exchange notes, for any and all of our original unregistered 8 3/8% Senior Notes due 2014 that were issued in a private offering on November 29, 2007, which we refer to as the outstanding notes.

Terms of the Exchange Offer

  •
  We will exchange all of the outstanding notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of the exchange notes. The exchange notes are being issued under the indenture pursuant to which we previously issued the outstanding notes.

  •
  The terms of the exchange notes are substantially identical to those of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes do not apply to the exchange notes.

  •
  You may withdraw tenders of the outstanding notes at any time prior to the expiration of the exchange offer.

  •
  The exchange of the exchange notes for the outstanding notes will not be a taxable event for U.S. federal income tax purposes.

  •
  We will not receive any proceeds from the exchange offer.

  •
  The outstanding notes are, and the exchange notes will be, guaranteed on a senior unsecured basis by certain of our existing and future domestic subsidiaries.

  •
  The exchange notes will be eligible for trading in the Private Offering, Resales and Trading Automated Linkages (PORTALSM) Market. There is no established trading market for the exchange notes or the outstanding notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or for their inclusion on any automated dealer quotation system.

        See "Risk Factors" beginning on page 11 for a discussion of risks you should consider in connection with the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2008.

        THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, IN THE ACCOMPANYING LETTER OF TRANSMITTAL OR THE INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. IF YOU RECEIVE ANY UNAUTHORIZED INFORMATION, YOU MUST NOT RELY ON IT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO EXCHANGE THE OUTSTANDING NOTES. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. This information is available to you without charge upon written or oral request to: Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010, (713) 651-4300. The exchange offer is expected to expire on                        , 2008 and you must make your exchange decision by the expiration date. To obtain timely delivery, you must request the information no later than                                    , 2008, or the date which is five business days before the expiration date of this exchange offer.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        In addition to statements of historical fact, this prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These "forward-looking statements" are based on our current expectations, estimates and projections about the Company, our industry and management's beliefs and assumptions concerning future events and financial trends affecting our financial condition and results of operations. In some cases, you can identify these statements by terminology such as "may," "will," "predicts," "projects," "potential" or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions and are subject to substantial risks and uncertainties. In evaluating these statements, you should carefully consider the information above as well as the risks outlined in "Risk Factors." Actual performance or results may differ materially and adversely.

        We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus except as required by law. All of our written and oral forward-looking statements are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements.

NOTE REGARDING OUR FINANCIAL REPORTING PROCESS

        The filing of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the SEC was delayed due to our restatement and financial reporting process for periods ending December 31, 2003, which began in March 2004. That process was completed on October 19, 2006. Our 2003 Financial and Informational Report on Form 8-K/A, filed with the SEC on October 26, 2006, included an audited 2003 consolidated balance sheet which presented our financial condition as of December 31, 2003 in accordance with GAAP. We did not present other consolidated financial statements in accordance with GAAP as we were unable to determine with sufficient certainty the appropriate period(s) in 2003 or before in which to record certain write-offs and write-downs that were identified in our restatement process. Our former registered public accounting firm expressed an unqualified opinion that the 2003 balance sheet fairly presented our financial condition as of December 31, 2003. The firm also audited the other financial statements presented in the 2003 Financial and Informational Report. It opined that the financial statements other than the 2003 balance sheet did not fairly present our financial condition or results of operations or cash flows for the periods covered in accordance with GAAP. Investors should refer to the 2003 Financial and Informational Report for a full description of the restatement and financial reporting process for periods prior to 2004. Investors are strongly cautioned not to rely on any of the financial statements contained in the 2003 Financial and Informational Report, other than the 2003 balance sheet, as fairly presenting, for the periods covered, our financial condition or our results of operations or cash flows, in accordance with GAAP. Any information set forth in the 2003 Financial and Informational Report that incorporates or discusses information contained in the financial statements is subject to the same caution. You also should not rely on any of our previously-filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q for the periods that ended prior to and including September 30, 2003.

        We have completed and filed our prior annual and quarterly financial statements and are current in our reporting requirements with the SEC. See "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, and amendments to the foregoing reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, or at the SEC's website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address: Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010, Attention: Vice President and Treasurer, telephone number: (713) 651-4300. Our website is located at www.keyenergy.com, and we expect to make our periodic reports and other information filed with or furnished to the SEC available free of charge through our website, as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. The information on our website is not a part of this prospectus.

        We are filing a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the outstanding notes and guarantees thereof. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in the prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document.

PROSPECTUS SUMMARY

        This summary provides a brief overview of certain information from this prospectus, but may not contain all the information that may be important to you. You should read this entire prospectus before making an investment decision. You should carefully consider the information set forth under "Risk Factors." In addition, certain statements include forward-looking information which involve risks and uncertainties. Please read "Cautionary Note Regarding Forward-Looking Statements."

        In this prospectus, we use the term "outstanding notes" to refer to the 8 3/8% Senior Notes due 2014 that were issued on November 29, 2007, and the term "exchange notes" to refer to the 8 3/8% Senior Notes due 2014 that have been registered under the Securities Act of 1933 and are being offered in exchange for the outstanding notes as described in this prospectus. References to the "notes" in this prospectus include both the outstanding notes and the exchange notes. As used in this prospectus, unless the context otherwise requires, "Key," the "Company," "we," "us," and "our" refer to Key Energy Services, Inc. and its subsidiaries.

Key Energy Services, Inc.

        Key Energy Services, Inc. is a Maryland corporation. We provide a complete range of well services to major oil companies and independent oil and natural gas production companies, including rig-based well maintenance, workover, well completion, and recompletion services, oilfield transportation services, pressure pumping services, fishing and rental services, and ancillary oilfield services. We believe that we are the leading onshore, rig-based well servicing contractor in the United States. We operate in most major oil and natural gas producing regions of the United States as well as internationally in Argentina and Mexico. We also have a technology development company based in Canada.

How You Can Contact Us

        Key's principal executive office is located at 1301 McKinney Street, Suite 1800, Houston, Texas 77010. Our phone number is (713) 651-4300 and website address is www.keyenergy.com. Information on our website is not a part of this prospectus.

The Exchange Offer

        On November 29, 2007, we completed a private offering of $425.0 million in aggregate principal amount of the outstanding notes. As part of this private offering, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete the exchange offer. The following is a summary of the exchange offer.

Outstanding Notes	8 3/8% Senior Notes due 2014, which were issued on November 29, 2007.
Exchange Notes
8 3/8% Senior Notes due 2014. The terms of the exchange notes are substantially identical to those terms of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes do not apply to the exchange notes.
Exchange Offer
We are offering to exchange up to $425.0 million aggregate principal amount of our exchange notes that have been registered under the Securities Act for an equal amount of our outstanding notes that have not been registered under the Securities Act to satisfy our obligations under the registration rights agreement.

The exchange notes will evidence the same debt as the outstanding notes and will be issued under and be entitled to the benefits of the same indenture that governs the outstanding notes. Holders of the outstanding notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Because the exchange notes will be registered, the exchange notes will not be subject to transfer restrictions, and holders of outstanding notes that have tendered and had their outstanding notes accepted in the exchange offer will have no registration rights.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2008, unless we decide to extend it.
Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, which we may waive. Please read "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.
Procedures for Tendering Outstanding Notes
Unless you comply with the procedures described under the caption "The Exchange Offer—Procedures for Tendering—Guaranteed Delivery," you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:
•
tender your outstanding notes by sending the certificates for your outstanding notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to The Bank of New York Trust Company, N.A., as registrar and exchange agent, at the address listed under the caption "The Exchange Offer—Exchange Agent;" or
•
tender your outstanding notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent's message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your outstanding notes in the exchange offer, The Bank of New York Trust Company, N.A., as registrar and exchange agent, must receive a confirmation of book-entry transfer of your outstanding notes into the exchange agent's account at The Depository Trust Company prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, please read the discussion under the caption "The Exchange Offer—Procedures for Tendering—Book-Entry Transfer."

Guaranteed Delivery Procedures	If you are a registered holder of the outstanding notes and wish to tender your outstanding notes in the exchange offer, but:
• the outstanding notes are not immediately available,
• time will not permit your outstanding notes or other required documents to reach the exchange agent before the expiration of the exchange offer, or
• the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer, then you may tender outstanding notes by following the procedures described under the caption "The Exchange Offer—Procedures for Tendering—Guaranteed Delivery."
Special Procedures for Beneficial Owners
If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes in the exchange offer, you should promptly contact the person in whose name the outstanding notes are registered and instruct that person to tender on your behalf.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your outstanding notes, you must either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the person in whose name the outstanding notes are registered.
Withdrawal; Non-Acceptance
You may withdraw any outstanding notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2008. If we decide for any reason not to accept any outstanding notes tendered for exchange, the outstanding notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company, any withdrawn or unaccepted outstanding notes will be credited to the tendering holder's account at The Depository Trust Company. For further information regarding the withdrawal of tendered outstanding notes, please read "The Exchange Offer—Withdrawal Rights.
U.S. Federal Income Tax Considerations
The exchange of the exchange notes for the outstanding notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read the discussion under the caption "Certain U.S. Federal Income Tax Considerations" for more information regarding the tax consequences to you of the exchange offer.

Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.
Fees and Expenses	We will pay all of our expenses incident to the exchange offer.
Exchange Agent
We have appointed The Bank of New York Trust Company, N.A. as exchange agent for the exchange offer. You can find the address, telephone number and fax number of the exchange agent under the caption "The Exchange Offer—Exchange Agent."
Resales of Exchange Notes
Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us, we believe that the exchange notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as:
• the exchange notes are being acquired in the ordinary course of business;
•
you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;
• you are not our affiliate; and
• you are not a broker-dealer tendering outstanding notes acquired directly from us for your account.

The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any exchange notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read "Plan of Distribution."
Please read "The Exchange Offer—Resales of Exchange Notes" for more information regarding resales of the exchange notes.

Consequences of Failure to Exchange Your Outstanding Notes
If you do not exchange your outstanding notes in this exchange offer, you will no longer be able to require us to register your outstanding notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer your outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. For information regarding the consequences of not tendering your outstanding notes and our obligation to file a registration statement, please read "The Exchange Offer—Consequences of Failure to Exchange Outstanding Securities" and "Description of the Exchange Notes."

Terms of the Exchange Notes

        The exchange notes will be identical to the outstanding notes except that the exchange notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest and will contain different administrative terms. The exchange notes will evidence the same debt as the outstanding notes, and the same indenture will govern the exchange notes and the outstanding notes.

        The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please refer to the section of this prospectus entitled "Description of the Exchange Notes."

Issuer	Key Energy Services, Inc.
Notes Offered	$425,000,000 in aggregate principal amount of its 8 3/8% Senior Notes due 2014.
Maturity Date	December 1, 2014
Interest Payments	Each June 1 and December 1, beginning on June 1, 2008.
Ranking	The exchange notes will be our general unsecured senior obligations. Accordingly, they will rank:
• effectively subordinate to all of our existing and future secured indebtedness, including indebtedness under any senior secured credit facility, to the extent of the collateral securing such indebtedness;
• effectively subordinate to all existing and future indebtedness and other liabilities of any non-guarantor subsidiaries (other than indebtedness and other liabilities owed to us);
• pari passu in right of payment to all of our existing and future senior indebtedness; and
• senior in right of payment to any future subordinated indebtedness.

As of June 30, 2008, after giving effect to our acquisition of the United States based assets of Leader Energy Services, Ltd. and related entities (collectively, "Leader") in July 2008, we had total indebtedness of approximately $605.4 million, $425.0 million of which is the notes.
Subsidiary Guarantees	The exchange notes will be jointly and severally guaranteed on a senior unsecured basis by certain of our existing and future domestic subsidiaries. In the future, the guarantees may be released or terminated under certain circumstances. Each subsidiary guarantee will rank:
• effectively subordinate to all existing and future secured indebtedness of the guarantor subsidiary, including its guarantee of indebtedness under any senior secured credit facility, to the extent of the collateral securing such indebtedness;
• pari passu in right of payment to all existing and future senior indebtedness of the guarantor subsidiary; and
• senior in right of payment to any future subordinated indebtedness of the guarantor subsidiary.
As of June 30, 2008, after giving effect to our acquisition of the United States based assets of Leader in July 2008, the guarantor subsidiaries had $45.3 million of outstanding indebtedness, excluding their guarantees of any senior secured credit facility and the notes, all of such indebtedness being in the form of capital leases and unsecured notes.
Optional Redemption	At any time prior to December 1, 2010, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the net cash proceeds of certain equity offerings at the redemption price set forth under "Description of the Exchange Notes—Optional Redemption," if at least 65% of the aggregate principal amount of the exchange notes issued under the indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.
At any time prior to December 1, 2011, we may redeem the exchange notes, in whole or in part, at a "make whole" redemption price set forth under "Description of the Exchange Notes—Optional Redemption." On and after December 1, 2011, we may redeem the exchange notes, in whole or in part, at the redemption prices set forth under "Description of the Exchange Notes—Optional Redemption."
Change of Control	If a change of control occurs, we must offer to repurchase the exchange notes at the price set forth under "Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control."

Certain Covenants	The indenture governing the exchange notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	sell assets;
	•	pay dividends or make other distributions on capital stock or subordinated indebtedness;
	•	make investments;
	•	incur additional indebtedness or issue preferred stock;
	•	create certain liens;
	•	enter into agreements that restrict dividends or other payments from our restricted subsidiaries to us;
	•	consolidate, merge or transfer all or substantially all of the assets of our company;
	•	engage in transactions with affiliates; and
	•	create unrestricted subsidiaries.
These covenants are subject to important exceptions and qualifications. In addition, substantially all of the covenants will terminate before the exchange notes mature if one of two specified ratings agencies assigns the exchange notes an investment grade rating in the future and no events of default exist under the indenture. Any covenants that cease to apply to us as a result of achieving an investment grade rating will not be restored, even if the credit rating assigned to the exchange notes later falls below an investment grade rating. See "Description of the Exchange Notes—Certain Covenants."
Absence of Established Market for the Exchange Notes	There is currently no established market for the exchange notes. The exchange notes generally will be freely transferable but will also be new securities for which there will not initially be a market. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes. The exchange notes will be eligible for trading in the PORTALSM Market. We do not intend to apply for a listing of the exchange notes on any securities exchange or for the inclusion on any automated dealer quotation system.
Use of Proceeds	We will not receive any proceeds from the exchange offer.

Ratio of Earnings to Fixed Charges

        The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown:

	Year Ended December 31,				Six Months Ended June 30,
	2004	2005	2006	2007	2007	2008
	(unaudited)
Ratio of earnings to fixed charges	0.4	2.5	7.3	7.8	9.0	6.6

        Although the Company emerged from an extended restatement and financial reporting process in September 2007, it is unable to provide complete audited financial information for periods prior to 2004. Therefore, the Company is not providing a ratio of earning to fixed charges for the year ended December 31, 2003, because it is unable to provide financial statements for that period (except for the December 31, 2003 balance sheet) in accordance with GAAP. For more information, see "Note Regarding Our Financial Reporting Process" and "Ratio of Earnings to Fixed Charges."

Risk Factors

        Investing in the exchange notes involves substantial risk. Please read "Risk Factors," beginning on page 11 of this prospectus for a discussion of certain factors that you should consider before participating in the exchange offer.

RISK FACTORS

        You should consider carefully the following risks, as well as the other information set forth in this prospectus, before deciding to participate in the exchange offer. Any of the following risks could materially adversely affect our business, financial condition or results of operations, which in turn could adversely affect our ability to pay the notes. In such case, you may lose all or part of your original investment.

Exchange Offer—Related Risk Factors

  If you do not properly tender your outstanding notes, you will continue to hold unregistered outstanding notes and your ability to transfer those notes will be adversely affected.

        We will only issue exchange notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes. Please read "The Exchange Offer—Procedures for Tendering" and "Description of the Exchange Notes."

        If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your outstanding notes described in the legend on the certificates for your outstanding notes. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register any sale of the outstanding notes under the Securities Act. For further information regarding the consequences of tendering your outstanding notes in the exchange offer, please read "The Exchange Offer—Consequences of Failure to Exchange Outstanding Securities."

  You may find it difficult to sell your exchange notes.

        Although the exchange notes will trade in The PORTALSM Market and will be registered under the Securities Act, the exchange notes will not be listed on any securities exchange. Because there is no public market for the exchange notes, you may not be able to resell them.

        We cannot assure you that an active market will exist for the exchange notes or that any trading market that does develop will be liquid. If an active market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. If a market for the exchange notes develops, they may trade at a discount from their initial offering price. The trading market for the exchange notes may be adversely affected by:

  •
  changes in the overall market for non-investment grade securities;

  •
  changes in our financial performance or prospects;

  •
  the financial performance or prospects for companies in our industry generally;

  •
  the number of holders of the exchange notes;

  •
  the interest of securities dealers in making a market for the exchange notes; and

  •
  prevailing interest rates and general economic conditions.

        Historically, the market for non-investment grade debt has been subject to substantial volatility in prices. The market for the exchange notes, if any, may be subject to similar volatility. Prospective investors in the exchange notes should be aware that they may be required to bear the financial risks of such investment for an indefinite period of time.

  Some holders who exchange their outstanding notes may be deemed to be underwriters.

        If you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Debt and the Exchange Notes—Related Risk Factors

  We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

        We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our subsidiaries. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, any indebtedness of our subsidiaries, foreign currency controls and other applicable laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at the maturity of the notes, or to repurchase the notes upon an occurrence of a change in control, we may be required to adopt one or more alternatives, such as a refinancing of the notes. We cannot assure you that we would be able to refinance the notes.

  We may not be able to generate sufficient cash flow to meet our debt service obligations.

        Our ability to make payments on our indebtedness, and to fund planned capital expenditures, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to conditions in the oil and gas industry, general economic and financial conditions, competition in the markets where we operate, the impact of legislative and regulatory actions on how we conduct our business and other factors, all of which are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations to service our outstanding indebtedness, or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other capital needs. If our business does not generate sufficient cash flow from operations to service our outstanding indebtedness, we may have to undertake alternative financing plans, such as:

  •
  refinancing or restructuring our debt;

  •
  selling assets;

  •
  reducing or delaying acquisitions or capital investments, such as remanufacturing our rigs and related equipment; or

  •
  seeking to raise additional capital.

        However, we cannot assure you that we would be able to implement alternative financing plans, if necessary, on commercially reasonable terms or at all, or that implementing any such alternative financing plans would allow us to meet our debt obligations. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to obtain alternative financings, could materially and adversely affect our business, financial condition, results of operations and prospects.

  The notes and the guarantees are unsecured and effectively subordinated to our and our subsidiary guarantors' existing and future secured indebtedness.

        The notes and the guarantees are general unsecured senior obligations ranking effectively junior in right of payment to all existing and future secured debt of ours and that of each subsidiary guarantor, respectively, including obligations under any senior secured credit facility, to the extent of the value of the collateral securing the debt. As of June 30, 2008, after giving effect to approximately $35.0 million in borrowings related to our acquisition of the United States based assets of Leader in July 2008, our total indebtedness was $605.4 million, $425.0 million of which was the notes and none of which was secured. However, as of June 30, 2008, after giving effect to borrowings related to our acquisition of the United States based assets of Leader in July 2008, we had up to $203.5 million in additional borrowing capacity under our senior secured credit facility which if borrowed would be secured debt effectively senior in right of payment to the notes to the extent of the value of the collateral securing that indebtedness. The indenture governing the notes permits us and the subsidiary guarantors to incur additional secured debt in the future.

        If we or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of ours or that subsidiary guarantor will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing that debt before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that does not rank junior to the notes, including all of our other general creditors and the holders of our secured debt to the extent such debt is not satisfied with the proceeds of the collateral therefor, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

  Our debt level and the covenants in the agreements governing our debt could negatively impact our financial condition, results of operations and business prospects and prevent us from fulfilling our obligations under our debt agreements.

        Our level of indebtedness, and the covenants contained in the agreements governing our debt, could have important consequences for our operations, including:

  •
  making it more difficult for us to satisfy our obligations under our indebtedness and increasing the risk that we may default on our debt obligations;

  •
  requiring us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

  •
  limiting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions and general corporate and other activities;

  •
  limiting management's discretion in operating our business;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  detracting from our ability to withstand successfully a downturn in our business or the economy generally;

  •
  placing us at a competitive disadvantage against less leveraged competitors; and

  •
  making us vulnerable to increases in interest rates, because certain debt will vary with prevailing interest rates.

        We may be required to repay all or a portion of our debt on an accelerated basis in certain circumstances. If we fail to comply with the covenants and other restrictions in the agreements governing our debt, it could lead to an event of default and the consequent acceleration of our obligation to repay outstanding debt. Our ability to comply with these covenants and other restrictions may be affected by events beyond our control, including prevailing economic and financial conditions.

        In addition, under the terms of our indebtedness, we must comply with certain financial covenant ratios and satisfy certain financial condition tests, several of which become more restrictive over time and could require us to take action to reduce our debt or take some other action in order to comply with them. Our ability to satisfy required financial ratios and tests can be affected by events beyond our control, including prevailing economic, financial and industry conditions, and we cannot assure you that we will continue to meet those ratios and tests in the future. A breach of any of these covenants, ratios or tests could result in a default under our indebtedness. If we default, our credit facility lenders will no longer be obligated to extend credit to us and they, as well as the trustee for our notes, could elect to declare all amounts outstanding under the indenture or senior secured credit facility, as applicable, together with accrued interest, to be immediately due and payable. The results of such action would have a significant negative impact on our results of operations, financial condition and cash flows.

  Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under our senior secured credit facility bear interest at variable rates, exposing us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash available for servicing our indebtedness would decrease.

  Despite our and our subsidiaries' current level of indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to certain limitations. The terms of our indenture do not prohibit us or our subsidiaries from doing so. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify. Increased leverage could, for example:

  •
  make it more difficult for us to satisfy our obligations under our indebtedness; if we fail to comply with the requirements of our indebtedness, that failure could result in an event of default of such indebtedness;

  •
  require us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other business activities;

  •
  limit our ability to obtain additional financing in the future for working capital, capital expenditures and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  diminish our ability to successfully withstand a downturn in our business or the economy generally; and

  •
  place us at a competitive disadvantage against less leveraged competitors.

        If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could increase.

  We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of certain change of control events, we will be required to offer to repurchase all or any part of the notes then outstanding for cash at 101% of the principal amount. The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from our operations or other sources, including:

  •
  borrowings under our senior secured credit facility or other sources;

  •
  sales of assets; or

  •
  sales of equity.

        We cannot assure you that sufficient funds would be available at the time of any change of control to repurchase your notes. In addition, our senior secured credit facility prohibits such repurchases. Additionally, a "change of control" (as defined in the indenture for the notes) is an event of default under our senior secured credit facility, that would permit the lenders to accelerate the debt outstanding under such facility. Finally, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations.

  A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, our subsidiary guarantees can be voided, or claims under the subsidiary guarantees may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        Our subsidiary guarantees may also be voided, without regard to the above factors, if a court found that the subsidiary guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

        A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        Each subsidiary guarantee contains a provision intended to limit the subsidiary guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. Such provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

  A financial failure by us or our subsidiaries may result in the assets of any or all of those entities becoming subject to the claims of all creditors of those entities.

        A financial failure by us or our subsidiaries could affect payment of the notes if a bankruptcy court were to substantively consolidate us and our subsidiaries. If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would become subject to the claims of creditors of all entities. This would expose holders of notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the notes could occur through the "cram-down" provisions of the bankruptcy code. Under these provisions, the notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

  Many of the covenants contained in the indenture will terminate if the notes are rated investment grade by either Standard & Poor's or Moody's and no default or event of default has occurred and is continuing.

        Many of the covenants in the indenture governing the notes will terminate if the notes are rated investment grade by either Standard & Poor's or Moody's and no default or event of default has occurred and is continuing. These covenants will not be restored if the notes are later rated below investment grade. Termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See "Description of the Exchange Notes—Certain Covenants."

Business—Related Risk Factors

  Our business is dependent on conditions in the oil and natural gas industry, especially oil and natural gas prices and capital expenditures by oil and natural gas companies.

        The demand for our services is primarily influenced by current and anticipated oil and natural gas prices. Prices for oil and natural gas historically have been extremely volatile and have reacted to changes in the supply of and demand for oil and natural gas. These include changes resulting from, among other things, the ability of the Organization of Petroleum Exporting Countries to establish and maintain production quotas to support oil prices, domestic and worldwide economic conditions and political instability in oil-producing countries. Weakness in oil and natural gas prices (or the perception by our customers that oil and natural gas prices will decrease) may cause lower utilization of available well service equipment and result in lower rates. In addition, when oil and natural gas prices are weak, or when our customers expect oil and natural gas prices to decrease, fewer wells are drilled, resulting in less completion and maintenance work for us. Additional factors that affect demand for our services include:

  •
  the level of development, exploration and production activity of, and corresponding capital spending by, oil and natural gas companies;

  •
  oil and natural gas production costs;

  •
  government regulation; and

  •
  conditions in the worldwide oil and natural gas industry.

        Periods of diminished or weakened demand for our services have occurred in the past. Although we experienced a material decrease in the demand for our services beginning in August 2001 and continuing through September 2002, since September 2002 we have experienced continued strong demand for our services. We believe the previous decrease in demand was due to an overall weakening of demand for onshore well services, which was attributable to general uncertainty about future oil and natural gas prices and the U.S. economy. If any of these conditions return, demand for our services could again decrease, having a material adverse effect on our financial condition and results of operations. In light of these and other factors relating to the oil and natural gas industry, our historical operating results may not be indicative of future performance.

  We may be unable to maintain pricing on our core services.

        In the past, we have increased the prices on our services to offset rising costs and to generate higher returns for our shareholders; however, during 2007, we made some price concessions to our customers in order to maintain market share. We believe that market conditions should remain strong due to high commodity prices, and therefore anticipate that pricing for our services should be relatively stable during 2008 and allow for additional price increases; however, should market conditions deteriorate or additional new industry capacity increase, it may become more difficult for us to maintain or increase prices.

        The inability to maintain or increase our pricing could:

  •
  limit our ability to offset rising costs; and

  •
  impact our ability to generate greater free cash flow which would be used to expand our business.

  Increases in industry capacity may adversely affect our business.

        Over the past three years, new capacity, including new well service rigs, new pressure pumping equipment and new fishing and rental equipment, has entered the market. In some cases, the new capacity is attributable to start-up oilfield service companies and in other cases, the new capacity has been employed by existing service providers to increase their service capacity. We have been adversely affected by the new capacity as our utilization for 2007 was down from prior years. Lower utilization of our fleet has led us to make some price concessions to our customers in order to maintain market share. Should oilfield service companies continue to add new capacity and demand for services not increase, we could experience continued pressure on the pricing of our services and experience lower utilization. This could have a material negative impact on our operating results.

  An economic downturn may adversely affect our business.

        There is a concern that the United States may be in a recession in 2008, and if so, a continued downturn in the U.S. economy may cause reduced demand for petroleum-based products and natural gas. In addition, during a downturn many oil and natural gas production companies often reduce or delay expenditures to reduce costs, which in turn may cause a reduction in the demand for our services during these periods. If the economic environment should deteriorate, our business, financial condition and results of operations may be adversely impacted.

  Our business involves certain operating risks, which are primarily self-insured, and our insurance may not be adequate to cover all losses or liabilities we might incur in our operations.

        Our operations are subject to many hazards and risks, including the following:

  •
  blow-outs, the uncontrolled flow of natural gas, oil or other well fluids into the atmosphere or an underground formation;

  •
  reservoir damage;

  •
  fires and explosions;

  •
  accidents resulting in serious bodily injury and the loss of life or property;

  •
  pollution and other damage to the environment; and

  •
  liabilities from accidents or damage by our fleet of trucks, rigs and other equipment.

        If these hazards occur, they could result in suspension of operations, damage to or destruction of our equipment and the property of others, or injury or death to our or a third party's personnel.

        We self-insure a significant portion of these liabilities. For losses in excess of our self-insurance limits, we maintain insurance from unaffiliated commercial carriers. However, our insurance may not be adequate to cover all losses or liabilities that we might incur in our operations. Furthermore, our insurance may not adequately protect us against liability from all of the hazards of our business. We also are subject to the risk that we may not be able to maintain or obtain insurance of the type and amount we desire at a reasonable cost. If we were to incur a significant liability for which we were uninsured or for which we were not fully insured, it could have a material adverse effect on our financial position, results of operations and cash flows.

  We are subject to the economic, political and social instability risks of doing business in certain foreign countries.

        We currently have operations in Argentina and Mexico and may expand our operations into other foreign countries. We also have a technology development group in Canada. As a result, we are exposed to risks of international operations, including:

  •
  increased governmental ownership and regulation of the economy in the markets where we operate;

  •
  inflation and adverse economic conditions stemming from governmental attempts to reduce inflation, such as imposition of higher interest rates and wage and price controls;

  •
  increased trade barriers, such as higher tariffs and taxes on imports of commodity products;

  •
  exposure to foreign currency exchange rates;

  •
  exchange controls or other currency restrictions;

  •
  war, civil unrest or significant political instability;

  •
  expropriation, confiscatory taxation or nationalization of our assets located in the markets where we operate;

  •
  governmental policies limiting investments by and returns to foreign investors;

  •
  labor unrest and strikes; and

  •
  restrictive governmental regulation and bureaucratic delays.

        The occurrence of one or more of these risks may:

  •
  negatively impact our results of operations;

  •
  restrict the movement of funds and equipment to and from affected countries; and

  •
  inhibit our ability to collect receivables.

  We historically have experienced a high employee turnover rate. Any difficulty we experience replacing or adding workers could adversely affect our business.

        We historically have experienced an annual employee turnover rate of almost 50%, although our turnover rate during 2007 improved to approximately 41%. The high turnover rate is attributable to the nature of the work, which is physically demanding and performed outdoors. As a result, workers may choose to pursue employment in fields that offer a more desirable work environment at wage rates that are competitive with ours. We cannot assure that at times of high demand we will be able to retain, recruit and train an adequate number of workers. Potential inability or lack of desire by workers to commute to our facilities and job sites and competition for workers from competitors or other industries are factors that could affect our ability to attract and retain workers. We believe that our wage rates are competitive with the wage rates of our competitors and other potential employers. A significant increase in the wages other employers pay could result in a reduction in our workforce, increases in our wage rates, or both. Either of these events could diminish our profitability and growth potential.

  We may not be successful in implementing technology development and technology enhancements.

        A component of our business strategy is to incorporate our technology into our well service rigs, primarily through the KeyView® system. The inability to successfully develop and integrate the technology could:

  •
  limit our ability to improve our market position;

  •
  increase our operating costs; and

  •
  limit our ability to recoup the investments made in technology initiatives.

  We may incur significant costs and liabilities as a result of environmental, health and safety laws and regulations that govern our operations.

        Our operations are subject to U.S. federal, state and local, and foreign laws and regulations that impose limitations on the discharge of pollutants into the environment and establish standards for the handling, storage and disposal of waste materials, including toxic and hazardous wastes. To comply with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various governmental authorities. While the cost of such compliance has not been significant in the past, new laws, regulations or enforcement policies could become more stringent and significantly increase our compliance costs or limit our future business opportunities, which could have a material adverse effect on our operations.

        Failure to comply with environmental, health and safety laws and regulations could result in the assessment of administrative, civil or criminal penalties, imposition of cleanup and site restoration costs and liens, revocation of permits, and to a lesser extent, orders to limit or cease certain operations. Certain environmental laws impose strict and/or joint and several liability, which could cause us to become liable for the conduct of others or for consequences of our own actions that were in compliance with all applicable laws at the time of those actions.

  We rely on a limited number of suppliers for certain materials used in providing our pressure pumping services.

        We rely heavily on three suppliers for sized sand, a principal raw material that is critical for our pressure pumping operations. While the materials are generally available, if we were to have a problem sourcing raw materials or transporting these materials from these vendors, our ability to provide pressure pumping services could be limited.

  Continuing increases in gasoline and diesel prices will continue to have a negative impact on our ability to maintain and improve margins.

        Our fuel costs increased $16.9 million, or 48.5%, during the first half of 2008 compared to the same period in 2007. Since the end of the second quarter of 2007, we estimate that our per-gallon price of fuel has increased approximately 54%. To a lesser extent, our fuel costs have also risen due to the increased amount of fuel used as a result of the increase in our rig and truck hours. If gasoline and diesel prices continue to rise, it will continue to have a negative impact on our ability to maintain and improve margins.

  We may not be successful in identifying, making and integrating our acquisitions.

        A component of our growth strategy is to make geographic-focused acquisitions that will strengthen our presence in selected regional markets or that expand our service offerings. The success of this strategy will depend on our ability to identify suitable acquisition candidates and to negotiate acceptable financial and other terms. There is no assurance that we will be able to do so. The success of an acquisition depends on our ability to perform adequate diligence before the acquisition and on our ability to integrate the acquisition after it is completed. While we commit significant resources to ensure that we conduct comprehensive due diligence, there can be no assurance that all potential risks and liabilities will be identified in connection with an acquisition. Similarly, while we expect to commit substantial resources, including management time and effort, to integrating acquired businesses into ours, there is no assurance that we will be successful integrating these businesses. In particular, it is important that we are able to retain both key personnel of the acquired business and its customer base. A loss of either key personnel or customers could negatively impact the future operating results of the acquired business.

  Seasonal factors may adversely affect our ability to conduct our operations in some of the areas where we operate and may negatively impact our business.

        Historically, our business has been negatively impacted during the winter months due to inclement weather, fewer daylight hours and holidays. Our well service rigs are mobile, and we operate a significant number of oilfield transportation service vehicles. During periods of heavy snow, ice or rain, we may not be able to move our equipment between locations, thereby reducing our ability to generate rig or truck hours. In addition, the majority of our well service rigs work only during daylight hours. In the winter months when days become shorter, this reduces the amount of time that the rigs can work and therefore has a negative impact on total hours worked. Lastly, during the fourth quarter, we historically have experienced significant slowdown during the Thanksgiving and Christmas holiday seasons.

Delayed Financial Reporting—Related Risk Factors

  Taxing authorities may determine that we owe additional taxes from previous years.

        As a result of the restatement of our financial statements for periods prior to 2004 and delay in our financial reporting for subsequent periods, we are amending previously filed tax returns and reports. Where legal, regulatory or administrative rules require or allow us to amend our previous tax filings, we intend to comply with our obligations under applicable law. To the extent that tax authorities do not accept our conclusions about the tax effects of the restatement, liabilities for taxes could differ from those which have been recorded in our consolidated financial statements. If it is determined that we have additional tax liabilities, there could be an adverse effect on our financial condition, results of operations and cash flows.

  We have identified material weaknesses in our internal control over financial reporting. These material weaknesses, if not corrected, could affect the reliability of our financial statements and have other adverse consequences.

        Section 404 of the Sarbanes-Oxley Act of 2002 and the related SEC rules require management of public companies to assess the effectiveness of their internal control over financial reporting annually and to include in Annual Reports on Form 10-K a management report on that assessment, together with an attestation report by an independent registered public accounting firm. Under Section 404 and the SEC rules, a company cannot find that its internal control over financial reporting is effective if there exists any "material weaknesses" in its financial controls. A "material weakness" is a control deficiency, or combination of control deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected.

        We have identified material weaknesses in internal control over financial reporting as of December 31, 2007. We have taken and will take actions to remediate the material weaknesses and improve the effectiveness of our internal control over financial reporting; however, we cannot assure you that we will be able to correct these material weaknesses by the end of 2008. Any failure in the effectiveness of internal control over financial reporting, if it results in misstatements in our financial statements, could have a material effect on financial reporting or cause us to fail to meet reporting obligations, and could negatively impact investor perceptions.

Takeover Protection—Related Risks

  Our bylaws contain provisions that may prevent or delay a change in control.

        Our Amended and Restated Bylaws contain certain provisions designed to enhance the ability of the Board of Directors to respond to unsolicited attempts to acquire control of the Company. These provisions:

  •
  establish a classified Board of Directors, providing for three-year staggered terms of office for all members of our Board;

  •
  set limitations on the removal of directors;

  •
  provide our Board of Directors the ability to set the number of directors and to fill vacancies on the Board occurring between shareholder meetings; and

  •
  set limitations on who may call a special meeting of shareholders.

        These provisions may have the effect of entrenching management and may deprive investors of the opportunity to sell their shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown. Although the Company emerged from an extended restatement and financial reporting process in September 2007, it is unable to provide complete audited financial information for periods prior to 2004. Therefore, the Company is not providing a ratio of earning to fixed charges for the year ended December 31, 2003, because it is unable to provide financial statements for that period (except for the December 31, 2003 balance sheet) in accordance with GAAP. For more information on the restatement and financial reporting process, see "Note Regarding Our Financial Reporting Process."

	Year Ended December 31,				Six Months Ended June 30,
	2004	2005	2006	2007	2007	2008
	(unaudited)
Ratio of earnings to fixed charges	0.4	2.5	7.3	7.8	9.0	6.6

        For this ratio, "earnings" means the sum of income before taxes, excluding income from equity investees, and fixed charges exclusive of capitalized interest. "Fixed charges" means interest (expensed and capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the portion of annual rental expense on operating leases that represents the interest factor. Interest expense resulting from the Company's January 1, 2007 adoption of Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB No. 109" ("FIN 48"), is included in the fixed charges used to calculate the Company's ratio of earnings to fixed charges.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        We sold $425.0 million in aggregate principal amount at maturity of the outstanding notes in a private offering, which was completed on November 29, 2007. The outstanding notes were sold to the initial purchasers who in turn resold the notes to a limited number of qualified institutional buyers pursuant to Rule 144A of the Securities Act or offshore investors pursuant to Regulation S of the Securities Act.

        In connection with the offering of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes, pursuant to which we agreed to file and to use our reasonable best efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the outstanding notes for the exchange notes. We are making the exchange offer to fulfill our contractual obligations under the agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

        Pursuant to the exchange offer, we will issue the exchange notes in exchange for outstanding notes. The terms of the exchange notes are identical in all material respects to those of the outstanding notes, except that the exchange notes (1) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the outstanding notes and (2) will not have registration rights or provide for any additional interest related to the obligation to register. Please read "Description of the Exchange Notes" for more information on the terms of the respective notes and the differences between them.

        We are not making the exchange offer to, and will not accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the outstanding notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose outstanding notes are held of record by The Depository Trust Company (the "Depository") who desires to deliver such outstanding notes by book-entry transfer at the Depository.

        We make no recommendation to the holders of outstanding notes as to whether to tender or refrain from tendering all or any portion of their outstanding notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of outstanding notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with the advisers, if any, based on their own financial position and requirements.

        In order to participate in the exchange offer, you must represent to us, among other things, that:

  •
  you are acquiring the exchange notes in the exchange offer in the ordinary course of your business;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

  •
  you do not have and to your knowledge, no one receiving exchange notes from you has, any arrangement or understanding with any person to participate in the distribution of the exchange notes;

  •
  you are not a broker-dealer tendering outstanding notes acquired directly from us for your own account or if you are a broker-dealer, you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes; and

  •
  you are not one of our "affiliates," as defined in Rule 405 of the Securities Act.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read "Plan of Distribution."

Terms of the Exchange Offer

        Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange outstanding notes that are properly tendered at or before the expiration time and not withdrawn as permitted below. As of the date of this prospectus, $425.0 million aggregate principal amount of outstanding notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of outstanding notes known to us. Outstanding notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000.

        Our acceptance of the tender of outstanding notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

        The form and terms of the exchange notes being issued in the exchange offer are the same as the form and terms of the outstanding notes except that:

  •
  the exchange notes being issued in the exchange offer will have been registered under the Securities Act;

  •
  the exchange notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

  •
  the exchange notes being issued in the exchange offer will not contain the registration rights contained in the outstanding notes.

Expiration, Extension and Amendment

        The expiration time of the exchange offer is 5:00 P.M., New York City time, on                        , 2008. However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date for the offer. The term "expiration time" as used herein means the latest time and date to which we extend the exchange offer. If we decide to extend the exchange offer period, we will then delay acceptance of any outstanding notes by giving oral or written notice of an extension to the holders of outstanding notes as described below. During any extension period, all outstanding notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

        Our obligation to accept outstanding notes for exchange in the exchange offer is subject to the conditions described below under "—Conditions to the Exchange Offer." We may decide to waive any of the conditions in our sole reasonable discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. If we materially change the terms of the exchange offer, we will resolicit tenders of the outstanding notes, file a post-effective amendment to the prospectus and provide notice to you. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the holders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 A.M., New York City time, on the first business day after the previously scheduled expiration time.

Procedures for Tendering

  Valid Tender

        Except as described below, a tendering holder must, prior to the expiration time, transmit to The Bank of New York Trust Company, N.A., the exchange agent, at the address listed below under the caption "—Exchange Agent":

  •
  a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or

  •
  if outstanding notes are tendered in accordance with the book-entry procedures listed below, an agent's message transmitted through the Depository's Automated Tender Offer Program, referred to as ATOP.

        In addition, a tendering holder must:

  •
  deliver certificates, if any, for the outstanding notes to the exchange agent at or before the expiration time; or

  •
  deliver a timely confirmation of the book-entry transfer of the outstanding notes into the exchange agent's account at the Depository, the book-entry transfer facility, along with the letter of transmittal or an agent's message; or

  •
  comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted by the Depository to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that the Depository has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

        If the letter of transmittal is signed by a person other than the registered holder of outstanding notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The outstanding notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the outstanding notes must be signed exactly as the name of any registered holder appears on the outstanding notes.

        If the letter of transmittal or any outstanding notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

        By tendering, each holder will represent to us that, among other things, the person is not our affiliate, the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please read "Plan of Distribution."

        The method of delivery of outstanding notes, letters of transmittal and all other required documents is at your election and risk, and the delivery will be deemed made only upon actual receipt or confirmation by the exchange agent. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Holders tendering through the Depository's ATOP system should allow sufficient time for completion of the ATOP procedures during the normal business hours of the Depository on such dates.

        No outstanding notes, agent's messages, letters of transmittal or other required documents should be sent to us. Delivery of all outstanding notes, agent's messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in the Depository's ATOP system may make book-entry delivery of the outstanding notes by causing the Depository to transfer the outstanding notes into the exchange agent's account. The tender by a holder of outstanding notes, including pursuant to the delivery of an agent's message through the Depository's ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

        All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered outstanding notes will be determined by us in our sole reasonable discretion or by the exchange agent, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not validly tendered or any outstanding notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of outstanding notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, nor shall any of them incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

        Although we have no present plan to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any outstanding notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any outstanding notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

  Signature Guarantees

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

  •
  for the account of an "eligible institution."

        If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an "eligible institution." An "eligible institution" is an "eligible guarantor institution" meeting the requirements of the registrar for the notes within the meaning of Rule 17Ad-15 under the Exchange Act.

  Book-Entry Transfer

        The exchange agent will make a request to establish an account for the outstanding notes at the Depository for purposes of the exchange offer. Any financial institution that is a participant in the Depository's system may make book-entry delivery of outstanding notes by causing the Depository to transfer those outstanding notes into the exchange agent's account at the Depository in accordance with the Depository's procedure for transfer. The participant should transmit its acceptance to the Depository at or prior to the expiration time or comply with the guaranteed delivery procedures described below. The Depository will verify this acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent's account at the Depository and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent's message confirming that the Depository has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

        Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at the Depository. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

  •
  be transmitted to and received by the exchange agent at the address listed under "—Exchange Agent" at or prior to the expiration time; or

  •
  comply with the guaranteed delivery procedures described below.

        Delivery of documents to the Depository in accordance with the Depository's procedures does not constitute delivery to the exchange agent.

  Guaranteed Delivery

        If a registered holder of outstanding notes desires to tender the outstanding notes, and the outstanding notes are not immediately available, or time will not permit the holder's outstanding notes or other required documents to reach the exchange agent before the expiration time, or the procedures for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

  •
  the tender is made through an eligible institution;

  •
  prior to the expiration time, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly and validly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us:

  1.
  stating the name and address of the holder of outstanding notes and the amount of outstanding notes tendered,

  2.
  stating that the tender is being made, and

  3.
  guaranteeing that within three New York Stock Exchange trading days after the expiration time, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent's message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent's message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

  Determination of Validity

        We will determine in our sole reasonable discretion all questions as to the validity, form and eligibility of outstanding notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular outstanding note not properly tendered or of which our acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular outstanding note either before or after the applicable expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within a reasonable period of time.

        Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of outstanding notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notifications of any defect or irregularity.

  Acceptance of Outstanding Notes for Exchange; Issuance of Exchange Notes

        Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all outstanding notes properly tendered. We will issue the exchange notes promptly after acceptance of the outstanding notes. For purposes of an exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

        For each outstanding note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to that of the surrendered outstanding note. As a result, registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the outstanding notes or, if no interest has been paid on the outstanding notes, from November 29, 2007. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the outstanding notes under circumstances relating to the timing of the exchange offer.

        In all cases, issuance of exchange notes for outstanding notes will be made only after timely receipt by the exchange agent of:

  •
  certificate(s) for the outstanding notes, or a timely book-entry confirmation of the outstanding notes, into the exchange agent's account at the book-entry transfer facility;

  •
  a properly completed and duly executed letter of transmittal or an agent's message; and

  •
  all other required documents.

        Unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder of the outstanding notes. In the case of outstanding notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged outstanding notes will be credited to an account maintained with the Depository as promptly as practicable after the expiration or termination of the exchange offer. For each outstanding note accepted for exchange, the holder of the outstanding note will receive an exchange note having a principal amount equal to that of the surrendered outstanding note.

  Interest Payments on the Exchange Notes

        The exchange notes will bear interest from the most recent date to which interest has been paid on the outstanding notes for which they were exchanged. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Outstanding notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the outstanding notes.

Withdrawal Rights

        Tender of outstanding notes may be properly withdrawn at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

        For a withdrawal to be effective with respect to outstanding notes, the exchange agent must receive a written notice of withdrawal before the expiration time delivered by hand, overnight by courier or by mail, at the address indicated under "—Exchange Agent" or, in the case of eligible institutions, at the facsimile number, or a properly transmitted "Request Message" through the Depository's ATOP system. Any notice of withdrawal must:

  •
  specify the name of the person, referred to as the depositor, having tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including certificate numbers and principal amount of the outstanding notes;

  •
  contain a statement that the holder is withdrawing its election to have the outstanding notes exchanged;

  •
  other than a notice transmitted through the Depository's ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes in the name of the person withdrawing the tender; and

  •
  specify the name in which the outstanding notes are registered, if different from that of the depositor.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If outstanding notes have been tendered in accordance with the procedure for book-entry transfer described below, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes.

        Any outstanding notes properly withdrawn will be deemed not to have been validly tendered for exchange. Exchange notes will not be issued in exchange unless the outstanding notes so withdrawn are validly re-tendered.

        Properly withdrawn outstanding notes may be re-tendered by following the procedures described under "—Procedures for Tendering" above at any time at or before the expiration time.

        We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Conditions to the Exchange Offer

        Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any outstanding notes for any exchange notes, and, as described below, may terminate an exchange offer, whether or not any outstanding notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

  •
  there shall occur a change in the current interpretation by the staff of the SEC which permits the exchange notes issued pursuant to such exchange offer in exchange for outstanding notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

  •
  any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating to the exchange offer;

  •
  any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with such exchange offer;

  •
  a banking moratorium shall have been declared by United States federal or New York State authorities;

  •
  trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended, or a limitation on prices for securities imposed, by order of the SEC or any other governmental authority;

  •
  an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

  •
  a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of such exchange offer; or

  •
  any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the outstanding notes or the exchange notes, which in our sole judgment in any case makes it inadvisable to proceed with such exchange offer and/or with such acceptance for exchange or with such exchange.

        If any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any outstanding notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of such exchange offer in any respect. Please read "—Expiration, Extension and Amendment" above.

        If any of the above events occur, we may:

  •
  terminate the exchange offer and promptly return all tendered outstanding notes to tendering holders;

  •
  complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered outstanding notes until the extended exchange offer expires;

  •
  amend the terms of the exchange offer; or

  •
  waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

        We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition in whole or in part at any time in our sole reasonable discretion. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties.

        If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of five to ten business days, as required by applicable law, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Resales of Exchange Notes

        Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that exchange notes issued in the exchange offer in exchange for outstanding notes may be offered for resale, resold or otherwise transferred by holders of the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  the exchange notes are acquired in the ordinary course of the holder's business;

  •
  the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

  •
  the holders are not "affiliates" of ours within the meaning of Rule 405 under the Securities Act; and

  •
  the holders are not a broker-dealer who purchased outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

        However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange outstanding notes for exchange notes will be required to represent that it meets the above four requirements.

        Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing exchange notes or any broker-dealer who purchased outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

  •
  cannot rely on the applicable interpretations of the staff of the SEC mentioned above;

  •
  will not be permitted or entitled to tender the outstanding notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes must acknowledge that the outstanding notes were acquired by it as a result of market-making activities or other trading activities and agree that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Please read "Plan of Distribution." A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of exchange notes received in exchange for outstanding notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer.

        In addition, to comply with state securities laws, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the exchange notes to "qualified institutional buyers," as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of exchange notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

        The Bank of New York Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By Facsimile for Eligible Institutions: (212) 298-1915	By Mail/Overnight Delivery/Hand: Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, N.Y. 10286 Attn: Mr. David Mauer	Confirm by Telephone: (212) 815-3687

        Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

        The expenses of soliciting tenders pursuant to this exchange offer will be paid by us. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of outstanding notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

Consequences of Failure to Exchange Outstanding Securities

        Holders who desire to tender their outstanding notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us is under any duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.

        Outstanding notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the outstanding notes and the existing restrictions on transfer set forth in the legend on the outstanding notes set forth in the indenture for the notes. Except in limited circumstances with respect to specific types of holders of outstanding notes, we will have no further obligation to provide for the registration under the Securities Act of such outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

        We do not currently anticipate that we will take any action to register the outstanding notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the outstanding notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Holders of the exchange notes issued in the exchange offer and any outstanding notes which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Accounting Treatment

        We will record the exchange notes at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the exchange notes.

Other

        Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the exchange notes are identical in all respects to the form and terms of the outstanding notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the outstanding notes do not apply to the exchange notes. Outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness.

        We received net proceeds of approximately $416.1 million from the sale of the outstanding notes. We used these funds to retire the term loans then outstanding under our prior senior secured credit facility and for general corporate purposes.

SELECTED FINANCIAL DATA

        The following historical selected consolidated financial data for the years ended December 31, 2004, 2005, 2006 and 2007 has been derived from the audited consolidated financial statements of the Company. The historical selected consolidated financial data as of and for the six months ended June 30, 2007 and 2008 have been derived from the unaudited condensed consolidated financial statements of the Company. The unaudited condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of its financial position, results of operations and cash flows for the interim periods presented. Results for the six months ended June 30, 2008 are not necessarily indicative of the results that may be expected for the full year. Although the Company emerged from an extended restatement and financial reporting process in September 2007, it is unable to provide complete audited financial information for periods prior to 2004. Therefore, the Company is not providing selected financial data for the year ended December 31, 2003, because it is unable to provide financial statements for that period (except for the December 31, 2003 balance sheet) in accordance with GAAP. For more information on the restatement and financial reporting process, see "Note Regarding Our Financial Reporting Process."

        You should read the following data in connection with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements included elsewhere in this prospectus, where there is additional disclosure regarding the information in the following table. Key's historical results are not necessarily indicative of results to be expected in future periods.

Consolidated Results of Operations Data:

	Year Ended December 31,				Six Months Ended June 30,
	2004	2005	2006	2007	2007	2008
					(unaudited)
	(in thousands, except per share data)
Revenues	$987,739	$1,190,444	$1,546,177	$1,662,012	$819,430	$958,402
Direct expenses, other than depreciation	685,420	780,243	920,602	985,614	473,735	604,129
General and administrative expenses	162,133	151,303	195,527	230,396	108,217	125,981

Operating income, before depreciation and amortization	140,186	258,898	430,048	446,002	237,478	228,292

Depreciation and amortization	103,339	111,888	126,011	129,623	60,298	82,247
Interest expense, net of amounts capitalized	46,206	50,299	38,927	36,207	18,317	20,119
Other, net	19,114	12,313	(9,370)	4,232	(4,302)	(2,228)

Income (loss) from continuing operations before income taxes and minority interest	(28,473)	84,398	274,480	275,940	163,165	128,154

Income tax (expense) benefit	1,890	(35,320)	(103,447)	(106,768)	(62,838)	(49,903)
Minority interest	—	—	—	117	—	245

Income (loss) from continuing operations	(26,583)	49,078	171,033	169,289	100,327	78,496

Discontinued operations, net of tax	(5,643)	(3,361)	—	—	—	—

Net income (loss)	$(32,226)	$45,717	$171,033	$169,289	$100,327	$78,496

Income (loss) per common share from continuing operations:
Basic	$(0.20)	$0.37	$1.30	$1.29	$0.76	$0.62
Diluted	$(0.20)	$0.37	$1.28	$1.27	$0.75	$0.61
Income (loss) per common share from discontinued operations:
Basic	$(0.04)	$(0.03)	$—	$—	$—	$—
Diluted	$(0.04)	$(0.03)	$—	$—	$—	$—
Net income (loss) per common share:
Basic	$(0.24)	$0.34	$1.30	$1.29	$0.76	$0.62
Diluted	$(0.24)	$0.34	$1.28	$1.27	$0.75	$0.61

Cash Flow Data:

	Year Ended December 31,				Six Months Ended June 30,
	2004	2005	2006	2007	2007	2008
					(unaudited)
	(in thousands)
Net cash provided by operating activities	$69,801	$218,838	$258,724	$249,919	$148,640	$162,084
Net cash used in investing activities	(64,081)	(33,218)	(245,647)	(302,847)	(169,266)	(131,296)
Net cash provided by (used in) financing activities	(88,277)	(111,213)	(18,634)	23,240	(7,357)	(44,462)
Effect of changes in exchange rates on cash	(233)	(662)	(238)	(184)	(305)	630

Selected Balance Sheet Data:

	December 31,				June 30,
	2004	2005	2006	2007	2007	2008
					(unaudited)
	(in thousands)
Working capital	$165,920	$169,022	$265,498	$253,068	$305,879	$253,388
Property and equipment, gross	999,414	1,089,826	1,279,980	1,595,225	1,397,748	1,695,243
Property and equipment, net	597,778	610,341	694,291	911,208	758,255	946,905
Total assets	1,316,622	1,329,244	1,541,398	1,859,077	1,649,250	1,937,761
Long-term debt, notes payable—related parties and capital leases, net of current maturities	481,047	410,781	406,080	511,614	404,435	559,340
Total liabilities	810,956	775,187	810,887	970,079	817,562	1,046,084
Stockholders' equity	505,666	554,057	730,511	888,998	831,688	891,677
Cash dividends per common share	—	—	—	—	—	—

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes thereto in the consolidated financial statements included elsewhere in this prospectus. The discussion below contains forward-looking statements that are based upon our current expectations and are subject to uncertainty and changes in circumstances including those identified in "Cautionary Note Regarding Forward-Looking Statements." Actual results may differ materially from these expectations due to inaccurate assumptions and known or unknown risks and uncertainties. See "Risk Factors."

Business and Growth Strategies

        Our strategy is to improve results through acquisitions, growing our core segments, maintaining a strong balance sheet, expanding internationally, investing in technology, expanding our services offering, and training personnel in order to maintain a qualified and safety conscious employee base.

        Acquisitions.    Our strategy contemplates that we may make acquisitions that strengthen our presence in selected regional markets or that expand our service offerings. During 2007, we completed the acquisition of Moncla Well Service, Inc. and related entities (collectively, "Moncla"), Advanced Measurements, Inc. ("AMI") and the well service assets of Kings Oil Tools, Inc. ("Kings"). In addition, in January 2008, April 2008, May 2008 and July 2008, we acquired the fishing and rental assets of Tri-Energy Services, LLC ("Tri-Energy"), Western Drilling LLC ("Western"), Hydra-Walk, Inc. ("Hydra-Walk") and the United States based assets of Leader, respectively. We believe that these acquisitions will allow us to expand our geographic and service offerings "footprint" and improve our service to our customers. See "—Acquisitions" below for additional discussion.

        We may seek to identify acquisition candidates and evaluate acquisition opportunities that allow us to expand our service offerings, including cased-hole electric wireline, coiled tubing or directional drilling. Our acquisitions in 2007 and 2008 were made with cash and notes payable, and our objective is to use cash for future geographic focused acquisitions. In some limited cases, however, we may elect to use equity as a financing tool for our acquisition program.

        Organic Growth in Core Segments.    During the past three years we have significantly increased our capital expenditures, devoting more capital to organic growth. Since the beginning of 2005 through June 30, 2008, we have cumulatively spent approximately $597.9 million on capital expenditures, including capital expenditures of $212.6 million in 2007. These expenditures include the purchase of new pressure pumping equipment, new cased-hole electric wireline units, and new and remanufactured well service rigs, as well as numerous rental equipment and fishing tools. While we believe that the returns on organic growth capital remain strong, we may reduce our capital expenditures in 2008 in order to allocate more capital to our acquisition and share repurchase programs. Presently, we estimate that we will spend approximately $200.0 million to $225.0 million in capital expenditures in 2008; however, that amount could change based on changes in market conditions or additional growth opportunities.

        Maintain Strong Balance Sheet.    We believe that our ability to maintain a strong balance sheet and exercise sound capital discipline is critical. We also believe that our ability to maintain ample liquidity and borrowing capacity is important in order to enable us to finance acquisitions and share repurchases, as well as to take advantage of other attractive business opportunities if they should develop. In order to provide more flexibility and meet our objectives, during 2007 we refinanced our outstanding indebtedness. We issued $425.0 million of the outstanding notes and entered into our senior secured credit facility. The outstanding notes, which have a coupon of 8 3/8%, require no prepayment and mature in 2014. Our senior secured credit facility consists of a revolving credit facility, letter of credit sub-facility and swing line facility, all of which mature no later than 2012.

        International Expansion.    We presently operate in Argentina and Mexico and have a technology development group based in Canada. We are evaluating ways in which we can expand internationally. One of our objectives is to redeploy under utilized assets to international markets. In addition, we will consider strategic international acquisitions in order to establish a presence in a particular market, if appropriate. We have evaluated a number of international markets, and our near-term priority is expansion in Mexico. Long term, we believe opportunities may exist in the Middle East, Russia and Latin America. See "Business—Foreign Operations" for further discussion of our current international operations. We also have an investment in IROC Energy Services Corp. in Canada. Please see Note 7, "Investment in IROC Energy Services Corp.," to our audited consolidated financial statements and our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

        Technology Initiative.    We have invested, and will continue to invest, in technology projects that improve operating efficiencies for both ourselves and our customers, improve safety performance of our well service rigs and fluid hauling vehicles and provide opportunities for additional revenue. In 2003, we began deployment of our proprietary well service technology. The KeyView® system captures well-site operating data, thereby allowing customers and ourselves to monitor and analyze information about well servicing, resulting in improved efficiency. At December 31, 2007, we had 220 KeyView® units installed. The KeyView® system increases our and our customers' visibility into activities at the well site. Through this technology, we have the ability to (i) ensure proper rod and tubing make-up which will result in reduced downhole failures, (ii) improve efficiency, through better logistics and planning, and (iii) improve safety. We believe that this system provides us a competitive advantage as it is a patented technology. For a further discussion of the KeyView® system, see "Business—Patents, Trade Secrets, Trademarks and Copyrights."

        Our technology initiative was expanded with the acquisition of AMI in 2007. AMI designs and produces oilfield service data acquisition, control and information systems. AMI's technology platform and applications facilitate the collection of job performance and related information and digitally distributes the information to customers. AMI contributed to the development of the KeyView® system and will assist in the advancement of this technology.

        Expansion of Services Offering.    We believe that it is important to have a broad and diverse services offering. For this reason, we have invested in our pressure pumping segment and our fishing and rental segment with the acquisitions of Leader and Hydra-Walk. In addition, during 2006 we entered the cased-hole electric wireline business in Texas, and we expanded our cased-hole electric wireline operation during 2007. During 2008, we intend to seek opportunities to expand our wireline services to other markets and to expand our project in Mexico with Petróleos Mexicanos, the Mexican national oil company ("PEMEX"). We also have ordered six coiled tubing units which we expect to receive during the third quarter of 2008, which we will integrate with the assets acquired from Leader. We believe that some customers prefer to consolidate vendors and we feel that our expanded services offering may provide better opportunities for customer penetration.

        Training and Developing Employees.    We devote significant resources to the training and professional development of our employees, with a special emphasis on safety. We currently own and operate training centers in Texas, California, Wyoming and Louisiana. In addition, in conjunction with local community colleges, we have two cooperative training centers in New Mexico and Oklahoma. The training centers are used to enhance our employees' understanding of operating and safety procedures. We recognize the historically high turnover rate in the industry in which we operate. We are committed to offering attractive and competitive compensation, benefits and incentive programs for our employees in order to ensure a steady stream of qualified, safety conscious personnel that are able to provide quality service to our customers.

Current Financial Condition and Liquidity

        We believe that our current cash and cash equivalents, our availability under our senior secured credit facility, and our internally generated cash flows from operations will be sufficient to finance the cash requirements of our current and near-term future operations, including the capital expenditures we have budgeted for the remainder of the year. As of June 30, 2008, we had $45.5 million in cash and short term investments and $238.5 million of availability under our senior secured credit facility. In July 2008, we borrowed an additional $35.0 million under our senior secured credit facility to complete our acquisition of the United States based assets of Leader.

        In July 2007, we adopted a near-term capital investment plan to return capital to our shareholders and to make strategic geographic-focused acquisitions. Our Board of Directors subsequently authorized a share repurchase program of up to $300 million which is effective through March 31, 2009. From the inception of the program in November 2007 through July 31, 2008, we have repurchased approximately 10.1 million shares of our common stock through open market transactions for an aggregate price of approximately $137.5 million. Our repurchase program, as well as the amount and timing of the future repurchases, is subject to market conditions and our financial condition and liquidity.

        The capital investment plan also provides for the Company to make acquisitions. During 2007, we completed three acquisitions for approximately $158.0 million in the aggregate, net of cash acquired. Our capital expenditure program for 2008 is expected to total approximately $200.0 million to $225.0 million; however, that amount is subject to market conditions, including activity levels, commodity prices and industry capacity. Our focus in 2008 will be maximizing the utilization of our current equipment; however, we may seek to increase our 2008 capital expenditure budget in the event international expansion opportunities develop. See "—Acquisitions" below.

        Our stock repurchase program and acquisition program, as well as planned capital expenditures, are expected to be financed through a combination of cash on hand, cash flow from operations and borrowings under our senior secured credit facility.

Performance Measures

        In determining the overall health of the oilfield service industry, we believe that the Baker Hughes U.S. land drilling rig count is the best barometer of capital spending and activity levels, since this data is made publicly available on a weekly basis. Historically, our activity levels have been highly correlated to capital spending by oil and natural gas producers. When commodity prices are strong, capital spending by our customers tends to be high, as illustrated by the Baker Hughes U.S. land drilling rig count. As the following table indicates, the land drilling rig count has increased significantly over the past several quarters and prices for both oil and natural gas have remained strong.

Year	WTI Cushing Crude Oil(1)	NYMEX Henry Hub Natural Gas(1)	Average Baker Hughes Land Drilling Rigs(2)
2002	$26.18	$3.37	717
2003	$31.08	$5.49	924
2004	$41.51	$6.18	1,095
2005	$56.64	$9.02	1,290
2006	$66.05	$6.98	1,559
2007	$72.34	$7.12	1,695
2007:
First Quarter	$58.08	$7.18	1,651
Second Quarter	$64.97	$7.66	1,680
Third Quarter	$75.46	$6.24	1,717
Fourth Quarter	$90.75	$7.39	1,733
2008:
First Quarter	$97.94	$8.74	1,712
Second Quarter	$123.95	$11.47	1,797

    (1)
    Represents average crude oil or natural gas price, respectively, for each of the periods presented. Source: Bloomberg/Energy Information Administration.

    (2)
    Source: www.bakerhughes.com

        Internally, we measure activity levels in our well servicing segment primarily through our rig and trucking hours. As capital spending by our customer base increases, demand for our services generally rises, resulting in increased rig and trucking services and more hours worked. Conversely, when activity levels decline due to lower spending by our customer base, we generally provide fewer services, which results in lower hours worked. The number of rig and trucking hours, as well as pricing, may also be affected by increases in industry capacity. We publicly release our monthly rig and trucking hours. The following table presents our quarterly rig and trucking hours from 2005 through the second quarter of 2008.

	Rig Hours	Trucking Hours
2005:
First Quarter	621,228	641,841
Second Quarter	661,928	635,448
Third Quarter	668,741	607,500
Fourth Quarter	646,810	594,762

Total 2005:	2,598,707	2,479,551
2006:
First Quarter	663,819	609,317
Second Quarter	679,545	602,118
Third Quarter	677,271	587,129
Fourth Quarter	637,994	578,471

Total 2006:	2,658,629	2,377,035
2007:
First Quarter	625,748	571,777
Second Quarter	611,890	583,074
Third Quarter	597,617	570,356
Fourth Quarter	614,444	583,191

Total 2007:	2,449,699	2,308,398
2008:
First Quarter	659,462	585,040
Second Quarter	701,286	603,632

Operating Environment

  Market Conditions

  Year Ended December 31, 2007

        Activity levels in 2007 (as measured by our rig and trucking hours) were lower than 2006 due to increased supply of well service rigs and oilfield trucking assets in the market. Our activity declines occurred despite continued strength of commodity prices, including record high oil prices, and overall industry demand for well services. Rig hours for 2007 totaled 2,449,699, a decrease of 7.9% from 2006. The decrease in activity levels would have been greater absent the impact of the businesses acquired during 2007. The Moncla acquisition included 59 well service rigs and during the fourth quarter those assets contributed approximately 34,000 rig hours.

        Our trucking hours totaled 2,308,398, a decrease of 2.9% from 2006. The Baker Hughes land drilling rig count averaged 1,695 in 2007, an increase of approximately 8.7% from an average of 1,559 in 2006. The higher drilling rig count is indicative of the strength of the U.S. marketplace, which is directly associated with the strength of oil and natural gas prices. As of December 31, 2007, the Baker Hughes land drilling rig count totaled 1,719, while in 2007 the WTI Cushing price for light sweet crude averaged $72.34 per barrel and natural gas prices averaged $7.12 per MMbtu.

  Quarter Ended June 30, 2008

        The Baker-Hughes land rig count averaged 1,797 during the second quarter of 2008, which was an increase of approximately 7.0% over the same period in 2007 and an increase of approximately 5.0% from the first quarter of 2008. We believe that the higher rig count is a clear indicator of the strength of the U.S. marketplace, and this belief is reinforced by the robustness of oil and natural gas prices. As of June 30, 2008, average prices for West Texas Intermediate crude oil have increased approximately 36.6% and average prices for natural gas at the Henry Hub have climbed 55.2% since the end of 2007. Overall industry demand for the services that we provide remained high throughout the course of the second quarter of 2008.

        Including the effects of the acquisitions we made during the third and fourth quarters of 2007 and the second quarter of 2008, our activity levels, as measured by our rig and truck hours, have increased compared to the same period in 2007; our rig hours increased approximately 14.6% during the second quarter of 2008 compared to the same period in 2007 and our trucking hours increased approximately 3.5% during the same period. Acquisitions we made contributed approximately 97,000 rig hours and 8,000 trucking hours during the second quarter of 2008. Additionally, our Mexico operations contributed approximately 11,250 rig hours during the second quarter of 2008, compared to zero during the second quarter of 2007. Excluding the increases in rig and truck hours associated with our acquisitions and expansion in Mexico, our rig hours for the second quarter of 2008 were down slightly from their levels during the second quarter of 2007 and our trucking hours increased slightly.

        The decline in our legacy asset utilization during the second quarter of 2008 compared to the second quarter of 2007 was partially due to a late spring in the Rocky Mountain region of the U.S., which hurt our activity levels, and to the full impact of the additional capacity that continues to enter the domestic marketplace. We anticipated a reduction in the utilization of our assets in our legacy well servicing operations because of the increased supply of well servicing assets entering the marketplace and aggressive pricing on the part of our competition in an attempt to capture market share, to which in certain locations we defended our market share with lower pricing.

        Cost increases reduced our margins during the second quarter, primarily driven by fuel and labor cost increases. With the overall increase in our activity, we are now using more fuel than ever before, and the price of fuel—which we estimate has risen approximately 54% since the end of the second quarter of 2007—has had a distinct negative impact on our margins. In addition to increases in fuel costs, margins were impacted by increased labor costs. Because of the high demand for a quality workforce, our workers are continuously targeted by our competition. In order to retain them, we have implemented wage increases and paid bonuses. This, combined with the addition of crews to support the overall increase in our operations in certain of our principal markets, has led to a sharp increase in the cost of direct labor during the second quarter of 2008.

        Our international operations continued to perform well during the second quarter of 2008, contributing approximately $41.1 million of revenue during the quarter, which was approximately 8.2% of our consolidated revenues. Our Argentina operations contributed approximately $29.7 million in revenues for the three months ended June 30, 2008, but also experienced a 42-day labor strike that hurt its performance. Operations in Mexico continued to expand during the second quarter of 2008; during the second quarter we operated six rigs in Mexico, along with twelve KeyView® units. Subsequent to the end of the second quarter we delivered another three rigs, and all nine are now working.

        In addition, we continue to experience softness in the south Louisiana market, both in the inland barge rig and land-based rig markets. We feel that some of the softness in this market is based on the focus of activity in Louisiana shifting from the coastal regions north into the shale formations of the North Louisiana Basin. We are continuing to aggressively deploy our assets in the southern Louisiana market and anticipate that our operations in southern Louisiana should strengthen over the remainder of the year.

  Market Outlook for the Remainder of 2008

        We believe that our business remains strong and that our activity levels will continue to improve for the remainder of 2008. We believe that our overall utilization rates will increase during the second half of the year, and that the margin contraction that we have experienced during the first half of 2008 has ended and will reverse during the second half of 2008. It is our belief that most of the additional capacity entering the marketplace is in place and that the supply and demand equation for equipment and services will be more balanced for the remainder of the year.

        Commodity prices continue to be robust and the demand for our services remains strong. As of July 31, 2008, prices for West Texas Intermediate crude oil were in excess of $133 per barrel and natural gas prices at the Henry Hub topped $9 per MMBtu. We believe that if commodity prices remain at or near their current levels or increase, our customers will continue to expand their capital spending, which we believe will drive the prices for our services higher.

        Our activity levels and financial performance are also expected to continue to improve over the remainder of 2008 as we fully integrate the acquisitions we have made and expand our presence in international markets. The assets we acquired from Western in April 2008 and Hydra-Walk in June 2008 are performing well and we expect that they will continue to do so in the future. Additionally, we acquired the United States based assets of Leader in July 2008, and these assets are already generating margins for us and helping us expand our service offerings in the Marcellus and Bakken shale plays, which we believe will provide us an excellent growth opportunity over the remainder of 2008 and for the near future.

        Over the last several quarters, we have been implementing a strategy to increase our market share in the shale plays, emphasizing our offerings in the gas regions of the continental U.S. Additionally, we have begun shifting our product offering mix away from the traditional oil-dominated services to a more balanced portfolio, including the expansion of services such as coiled tubing, cased-hole electric wireline services, pressure pumping, pipe handling, and drill string rental. Our capital expenditure program includes the delivery of a significant amount of this equipment in the third and fourth quarters of 2008. We believe that this strategy will position us well to increase our margins and asset utilization for the remainder of the year.

        A continuing challenge for us for the balance of 2008 will be fuel costs. If gasoline and diesel prices continue to rise, it will continue to have a negative impact on our ability to maintain and improve margins. Another challenge to our ability to generate margins will be the cost of retaining and replacing labor. The labor market for our employees continues to be tight, and in order to retain our workers we have implemented wage increases and paid bonuses. If the labor market continues to be robust through the balance of 2008 or becomes even stronger, our direct labor costs will continue to escalate. During the late second quarter of 2008, we began implementing price increases in selected markets, and these increases should be fully in place by the end of the third quarter of 2008. We believe that these increases will, at a minimum, offset the increase in our fuel and labor costs.

        Because the demand for our services is generally correlated to commodity prices and drilling activity, our activity levels could be negatively impacted in the event that commodity prices decline rapidly or unexpectedly. During the first quarter of 2008 we experienced significant pressure from increased competition related to new market entrants, but during the second quarter we began to see these pressures moderate.

Acquisitions

        Moncla Acquisition.    On October 25, 2007, we purchased all of the outstanding shares and membership interests of Moncla. Moncla operated in Texas, Louisiana, Mississippi, Alabama and Florida. Headquartered in Lafayette, Louisiana, and with offices in Sour Lake, Texas and Sandersville, Mississippi, Moncla operated a total of 59 rigs (including six swabbing units) and had over 900 employees. Moncla's fleet included 37 daylight rigs for well servicing and workovers and eight twenty-four hour rigs for shallow drilling, sidetracking and deep workovers. In addition, the Moncla companies operated eight barge rigs, and owned rig-up, swab, hot oil and anchor trucks, tubing testing units and rental equipment.

        The purchase price for Moncla was approximately $146.0 million, which consisted of net assets acquired of $131.3 million and assumed debt of $14.7 million. Amounts transferred at closing consisted of (i) $108.6 million of cash; (ii) the issuance of an unsecured promissory note for $12.5 million that is payable in a lump sum on October 25, 2009, with accrued interest payable on each anniversary date of the closing of the acquisition; and (iii) the issuance of an unsecured promissory note for $10.0 million that is payable in five annual installments of $2.0 million plus accrued interest on each annual anniversary date of the closing of the acquisition. Both promissory notes bear interest at the Federal Funds rate, adjusted annually on the anniversary of the closing date. The long-term debt assumed in the acquisition was repaid simultaneously with the closing of the transaction. During the six months ended June 30, 2008, the Company refined its fair value allocation of the assets acquired and the liabilities assumed by decreasing the working capital accounts by $0.6 million, decreasing the fair value of the well service assets acquired by $3.6 million, increasing the deferred tax asset balance by $0.3 million, decreasing its deferred tax liability balance by $0.4 million, and incurring additional fees related to the closing of the transaction of less than $0.1 million. These changes were offset with a corresponding net increase to goodwill for $3.6 million.

        The Moncla purchase agreement entitles the former owners of Moncla to receive earnout payments, on each of the next five anniversary dates of the closing date of the acquisition, of up to $5.0 million (up to $25.0 million in total). The earnout payments are based on the achievement of certain revenue targets and profit percentage targets over the next five years and are payable upon achieving annual targets or a cumulative target on the fifth anniversary date. These payments represent an additional element of cost of the acquired entity and will be accounted for as an increase to goodwill if and when the contingent payment is made.

        Western Acquisition.    On April 3, 2008, we acquired Western for approximately $51 million in cash. Western, which is located in California, provides well service and horizontal drilling services, with all operations conducted in California. Western owns 22 working well service rigs, including 6 heavy-duty 24-hour rigs that are used for horizontal drilling projects. Other assets owned by Western include 3 stacked well service rigs and rental equipment used in the workover and rig relocation process. On April 1, 2008, we borrowed $50.0 million under our senior secured credit facility to complete the acquisition of Western.

        Kings Acquisition.    On December 7, 2007, we acquired the well service assets and related equipment of Kings. The acquired assets, all of which are located in California, included 36 marketed well service rigs, 10 stacked well service rigs and related support equipment. Total consideration paid for the transaction was approximately $45 million in cash, which included consideration for a noncompete agreement with the owner of Kings. During the six months ended June 30, 2008, we refined the fair value allocation of the net assets acquired by increasing the fair value of the well service assets acquired by $1.6 million, increasing the deferred tax assets by $0.4 million, decreasing the fair value of the working capital accounts by $0.1 million, and paid additional fees related to the closing of the transaction of $0.1 million. These changes were offset by a corresponding net decrease to goodwill.

        Leader Acquisition.    On July 22, 2008, we acquired all of the United States based assets of Leader for total consideration of $34.6 million in cash, which is subject to a purchase price adjustment that has not yet been finalized. We borrowed approximately $35.0 million under our revolving credit facility in order to finance this acquisition. The acquired assets include nine coiled tubing units, seven nitrogen trucks, twelve pumping trucks, and other ancillary equipment. We acquired these assets to increase our service footprint, specifically in the Marcellus and Bakken shale formations, and the acquisition will be included in our pressure pumping segment.

        Hydra-Walk Acquisition.    On May 30, 2008, we completed the acquisition of Hydra-Walk for approximately $10.3 million in cash with a performance earn-out potential of up to $2.0 million over the next two years if certain performance measures are met. Hydra-Walk provides pipe handling solutions for the oil and gas industry and operated over 80 automated pipe handling units in Oklahoma, Texas and Wyoming. The assets and results of operations from May 31, 2008 for Hydra-Walk are now incorporated into our fishing and rental segment.

        Technology Acquisition.    On September 5, 2007, we purchased, through a wholly owned Canadian subsidiary, all of the outstanding shares of AMI, a privately-held Canadian technology company focused on oilfield service equipment controls, data acquisition, and digital information work flow. The purchase price was $6.6 million in cash and the assumption of approximately $2.9 million in debt, which has since been paid in full. During the six months ended June 30, 2008, we made additional payments to settle our working capital adjustment with the former owners of AMI and incurred additional transaction costs directly related to the business combination. These payments totaled $1.3 million and resulted in additional goodwill of $1.3 million. The purchase agreement also provided for deferred cash payments up to a maximum of $1.8 million related to the retention of key employees. On the date of acquisition, AMI owned a 48% interest in Advanced Flow Technologies, Inc. ("AFTI"), a privately-held Canadian technology company focused on low cost wireless gas well production monitoring. As part of the purchase of AMI we were required to exercise an option to increase AMI's interest in AFTI to 51.46%. The cost to exercise this option was approximately $0.5 million. As a result, through AMI we now own a 51.46% interest in AFTI. In connection with the acquisition of AMI, we became party to a revolving credit agreement with a maximum outstanding amount of $0.9 million. This facility was extinguished in November 2007.

        Tri-Energy Acquisition.    On January 17, 2008, we purchased the fishing and rental assets of Tri-Energy for approximately $1.9 million in cash. These assets were integrated into our Fishing and Rental segment. We completed this acquisition in order to expand our fishing and rental service offerings in the Louisiana market. The purchase price was allocated to the tangible and intangible assets acquired and the purchase of the Tri-Energy assets did not result in the establishment of goodwill.

        We made no acquisitions during 2005 or 2006.

Discontinued Operations

        On January 15, 2005, we completed the sale to Patterson-UTI Energy, Inc. of the majority of our contract drilling assets, which included drilling rigs and associated equipment in the Permian Basin and Four Corners regions and certain rigs from the Rocky Mountain region. In consideration of the sale, we received approximately $60.5 million in cash, after paying all fees related to the sale. The sale included approximately 25 active rigs and 10 stacked rigs as well as a number of rigs which had been classified as either scrap or salvage. The active rigs were mechanical with an average of approximately 700 horsepower and depth ratings of approximately 10,000 feet. As a result of the sale, we treated our drilling business as a discontinued operation for all periods presented and recorded an after-tax loss from discontinued operations of $3.4 million, or $0.03 per diluted share, for the year ended December 31, 2005.

        Cash flows from our discontinued operations have been segregated and individually presented for all years in our consolidated statements of cash flows. We do not anticipate that the absence of these cash flows in future periods will have a material adverse impact on our liquidity, results of operations or financial position.

Results of Operations

        The following table sets forth statements of operations for the periods indicated:

	Year Ended December 31,			Six Months Ended June 30,
	2005	2006	2007	2007	2008
				(unaudited)
	(in thousands)
REVENUES:
Well servicing	$956,457	$1,201,228	$1,264,797	$728,837	$619,985
Pressure pumping	152,320	247,489	299,348	173,804	151,366
Fishing and rental	81,667	97,460	97,867	55,761	48,079

Total revenues	1,190,444	1,546,177	1,662,012	958,402	819,430

COSTS AND EXPENSES:
Well servicing	634,043	725,008	738,694	453,385	352,832
Pressure pumping	92,301	138,377	189,645	116,616	93,943
Fishing and rental	53,899	57,217	57,275	34,128	26,960
Depreciation and amortization	111,888	126,011	129,623	82,247	60,298
General and administrative	151,303	195,527	230,396	125,981	108,217
Interest expense, net of amounts capitalized	50,299	38,927	36,207	20,119	18,317
Loss on early extinguishment of debt	20,918	—	9,557	—	—
Loss (gain) on sale of assets, net	(656)	(4,323)	1,752	(626)	(453)
Interest income	(2,713)	(5,574)	(6,630)	(690)	(3,737)
Other expense (income), net	(5,236)	527	(447)	(912)	(112)

Total costs and expenses, net	1,106,046	1,271,697	1,386,072	830,248	656,265

Income from continuing operations before income taxes	84,398	274,480	275,940	128,154	163,165
Income tax expense	(35,320)	(103,447)	(106,768)	(49,903)	(62,838)
Minority interest	—	—	117	245	—

INCOME FROM CONTINUING OPERATIONS	49,078	171,033	169,289	78,496	100,327

Loss from discontinued operations, net of tax expense of $4,590	(3,361)	—	—	—	—

NET INCOME	$45,717	$171,033	$169,289	$78,496	$100,327

Review of Operations—Six Months Ended June 30, 2008 Compared to Six Months Ended June 30, 2007

        For the six months ended June 30, 2008, our net income was $78.5 million, which represents a 21.8% decrease from the six months ended June 30, 2007. Our earnings per fully diluted share for the period was $0.61 per share compared to $0.75 per share for the same period in 2007. The decline in earnings was primarily attributable to increased labor and fuel costs, increased depreciation and amortization expense, and higher general and administrative costs, partially offset by higher revenues.

        A detailed review of our operations, including a review of our segments, for the first half of 2008 compared to the same period in 2007 is provided below.

  Revenues

        Our revenue for the six months ended June 30, 2008 increased $139.0 million, or 17.0%, to $958.4 million from $819.4 million for the six months ended June 30, 2007. Changes in revenue for each of our reportable segments were (in millions):

Change from Six Months Ended June 30, 2007
Well servicing segment	$108.9
Pressure pumping segment	22.4
Fishing and rental segment	7.7

Total change	$139.0

        Businesses acquired during the third and fourth quarters of 2007 and the second quarter of 2008 contributed approximately $98.0 million to the increase in well servicing revenues during the six months ended June 30, 2008. Other increases in well servicing revenues were attributable to the expansion of our cased-hole electric wireline business, whose revenues increased approximately $8.3 million during the first half of 2008 compared to the same period of 2007, and the expansion of our international operations in Mexico, which contributed $15.4 million of revenue during the first two quarters of 2008. Excluding these items, well servicing revenue declined approximately $12.8 million for the six months ended June 30, 2008 compared to the six months ended June 30, 2007. This decline was caused by lower activity levels and pricing pressures during the first half of 2008 for our legacy domestic well servicing businesses in many of our core markets, partially offset by higher utilization and rate increases for our operations in Argentina.

        Revenues from our pressure pumping operations increased $22.4 million, or 14.8%, for the six months ended June 30, 2008 compared to the same period in 2007. During 2007, we expanded our pressure pumping operations in the Barnett Shale, and this segment saw a corresponding increase in the number of frac jobs performed for our customers. Offsetting the increase in frac revenue was a decline in the number of cement jobs performed by this segment and pricing pressures from increased competition.

        Revenues for our fishing and rental operations increased $7.7 million, or 16.0%, for the first half of 2008 compared to the same period in 2007. The acquisition of Hydra-Walk during the second quarter of 2008 contributed approximately $1.1 million to the increase in fishing and rental revenues during the six months ended June 30, 2008. Excluding the Hydra-Walk acquisition, revenues increased approximately $6.6 million. The increase in fishing and rental revenue is due to the combination of poor weather in the first quarter of 2007, which hampered the operations of this segment, and a change in the product mix during the first half of 2008, which saw this segment perform more reverse unit and offshore fishing jobs, which have higher pricing than other types of work performed by this segment.

  Direct Costs

        Consolidated direct costs increased $130.4 million, or 27.5%, to $604.1 million for the six months ended June 30, 2008 compared to $473.7 million for the six months ended June 30, 2007. Excluding depreciation expense, direct costs were 63.0% of revenue during 2008, versus 57.8% during 2007. The change in direct costs was the result of (in millions):

Change from Six Months Ended June 30, 2007
Direct expenses of acquisitions	$64.9
Employee compensation	19.5
Fuel	16.9
Supplies, equipment and maintenance	10.7
Pressure pumping supplies and equipment	14.4
Other direct expenses	4.0

Total change	$130.4

        Direct expenses attributable to businesses acquired during the third and fourth quarters of 2007 and the second quarter of 2008 contributed approximately $64.9 million to the increase in direct expenses during the first half of 2008 compared to the same period in 2007. These direct expenses were comprised of employee compensation ($37.9 million), supplies, equipment, and maintenance ($16.4 million), self-insurance costs ($4.2 million), fuel ($3.2 million) and other direct expenses ($3.2 million).

        Excluding acquisitions, direct employee compensation, which includes salaries, cash bonuses, health insurance, 401(k) costs and payroll taxes, increased approximately $19.5 million during the six months ended June 30, 2008 compared to the six months ended June 30, 2007. The labor market for our employees continues to be extremely tight, and our employees have consistently been targeted by our competition due to their high quality. As a result, we have increased wage rates for our employees in order to retain them, hired new crews to keep up with customer demand, and have had to incur recruiting costs to replace those employees who were lost to our competitors and to other industries.

        Our fuel costs increased $16.9 million, or 48.5%, during the first half of 2008 compared to the same period in 2007. Since the end of the second quarter of 2007, we estimate that our per-gallon price of fuel has increased approximately 54%. To a lesser extent, our fuel costs have also risen due to the increased amount of fuel used as a result of the increase in our rig and truck hours.

        Costs for supplies, consumable equipment, and repairs and maintenance increased approximately $10.7 million for the first half of 2008, compared to the same period in 2007. The increase in these costs is due to higher prices from our vendors and increased repairs and maintenance as a result of higher utilization of our assets.

        Pressure pumping supplies and equipment, which consist primarily of frac sand, chemicals, and the related costs to transport those items, increased approximately $14.4 million, or 33.6%, during the six months ended June 30, 2008 compared to the six months ended June 30, 2007. Like fuel, the primary driver in the increase in these costs is the rise in commodity prices; we are also using more of these products during 2008 to support the expansion of our pressure pumping operations.

  Depreciation and Amortization

        Depreciation and amortization expense increased approximately $21.9 million during the first six months of 2008, compared to the same period in 2007. Acquisitions made during the third and fourth quarters of 2007and first half of 2008 contributed approximately $14.0 million of depreciation and amortization expense during the six months ended June 30, 2008. The remainder of the increase can be attributed to our larger fixed asset base; since the end of the second quarter of 2007, we have cumulatively spent approximately $165.1 million on capital expenditures.

  General and Administrative

        General and administrative expenses increased $17.8 million, or 16.4%, to $126.0 million for the six months ended June 30, 2008, compared to $108.2 million for the six months ended June 30, 2007. General and administrative expenses were 13.1% of revenue for the first half of 2008 and 13.2% of revenue for the first half of 2007. The change in general and administrative expense was the result of (in millions):

Change from Six Months Ended June 30, 2007
General and administrative expenses of acquisitions	$6.8
Employee compensation, other than equity-based	12.2
Equity-based compensation	3.4
Professional fees	(6.7)
Other general and administrative expenses	2.1

Total change	$17.8

        General and administrative expenses associated with businesses that we acquired during the third and fourth quarters of 2007 and the second quarter of 2008 were approximately $6.8 million during the first half of 2008. These costs were primarily comprised of employee compensation costs, communication costs, bad debt expense and travel expenses associated with the integration of these businesses into our operations.

        Excluding acquired businesses, general and administrative costs associated with non-equity employee compensation, which is comprised of salaries, cash bonuses, health insurance, 401(k) fees and payroll taxes, increased approximately $12.2 million for the six months ended June 30, 2008 compared to the six months ended June 30, 2007. The increase in non-equity based compensation was the result of the expansion of our business development efforts (approximately $3.4 million), which included approximately $1.9 million in costs attributable to the reassignment of certain operational employees previously classified as direct costs, and increased approximately $1.5 million resulting from the hiring of additional employees, plus increased incentive compensation based on a larger bonus pool and higher base wage rates ($4.1 million), the expansion of our international operations in Mexico and Argentina ($1.8 million), payroll taxes related to these items (approximately $1.4 million), and other miscellaneous compensation related items ($1.5 million). Excluding the additional personnel hired to expand our business development group, corporate general and administrative headcount remained largely unchanged from the first half of 2007.

        The increase in equity-based compensation was attributable to new equity awards granted to certain of our employees since the second quarter of 2007, as well as an increase in the fair value of certain awards classified as liabilities whose value is dependent on the price of our common stock. Partially offsetting these increases were awards that vested during the third and fourth quarters of 2007 that are not contributing to compensation expense during the first half of 2008.

        Our professional fees declined approximately $6.7 million for the six months ended June 30, 2008 compared to the six months ended June 30, 2007. Since the completion of our delayed financial reporting process during 2007, our professional fees paid for legal, accounting and consulting services have declined significantly.

  Interest Expense

        Interest expense increased $1.8 million, or 9.8%, for the six months ended June 30, 2008, compared to the same period in 2007. The increase in interest expense is primarily attributable to increased debt levels and a higher weighted average interest rate on our outstanding debt.

  Interest Income

        Interest income declined approximately $3.0 million to $0.7 million for the first two quarters of 2008 compared to $3.7 million for the first two quarters of 2007. The decline in interest income is primarily attributable to the reduction in our cash and cash equivalents and short-term investments, as a result of cash payments during the fourth quarter of 2007 in connection with our acquisition of Moncla Well Service, Inc. and related entities.

  Income Tax Expense

        Our income tax expense decreased $12.9 million, or 20.6%, to $49.9 million for the first half of 2008 from $62.8 million for the first half of 2007, primarily due to lower taxable income. Our effective tax rates were 38.9% and 38.5% for the six months ended June 30, 2008 and 2007, respectively. Our effective tax rate has increased because of the overall contraction of our margins. Our taxable income has decreased primarily due to margin contractions in certain of our core segments, partially offset by higher taxable income for our pressure pumping operations, and the acquisitions we made during the third and fourth quarters of 2007 and the first half of 2008.

Review of Operations—Year Ended December 31, 2007 Compared to Year Ended December 31, 2006, and Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

        For the year ended December 31, 2007, our revenue reached a record high. Our revenue for the year ended December 31, 2007 totaled $1.66 billion, which represents a 7.5% increase over the prior year. Our net income for the year totaled $169.3 million, which represents a 1.0% decrease from the prior year while our earnings per fully diluted share totaled $1.27 compared to $1.28 from the prior year.

        Impacting our net income and earnings per share for 2007 results were costs associated with the refinancing of our indebtedness in the fourth quarter of 2007. These include a loss related to the early extinguishment of our prior senior secured credit facility which totaled $9.6 million, or $0.04 per fully diluted share, and the termination of two interest rate swaps associated with that debt, which resulted in a loss of $2.3 million, or $0.01 per fully diluted share.

        A detailed review of our operations, including a review of our segments, is provided below.

  Revenue

          Year Ended December 31, 2007 versus Year Ended December 31, 2006

        Our revenue for the year ended December 31, 2007 increased $115.8 million, or 7.5%, to $1.66 billion from $1.55 billion for the year ended December 31, 2006. The increase in revenue relates to:

Revenue (in millions)	Change from 2006
Well servicing segment	$63.5
Pressure pumping segment	$51.9
Fishing & rental segment	$0.4

Total change	$115.8

        Businesses acquired during 2007 contributed approximately $26.5 million of the increase in the well servicing segment over 2006. The Moncla transaction included 59 well service rigs, and during the fourth quarter those assets contributed approximately 34,000 rig hours and $23.6 million in revenue. The remaining $2.9 million of revenues from acquired businesses is attributable to AMI. Mexican operations began during the second quarter of 2007 and added $9.0 million in revenue to our well servicing segment. We presently operate three well service rigs in Mexico and the number of rigs in

Mexico is anticipated to increase by eight rigs (for a total of 11 rigs) during 2008. Our cased-hole electric wireline activities in our well servicing segment also expanded during the year, providing a $13.7 million increase in revenues as we added additional units to our fleet. We believe this business offers a good growth opportunity and we intend to add additional cased-hole electric wireline units during 2008. Absent these items, overall increases in well servicing segment revenue were driven primarily by the impact of pricing increases that were implemented during the middle of 2006, though we were affected by declines in prices in the second half of 2007. Revenue was also affected by declines in rig and truck hours, as competition in the well servicing sector increased during 2007 and we lost market share to new capacity in the marketplace. Our pressure pumping segment revenue increased as we deployed additional frac pumps and cement units. This allowed us to perform more frac jobs, which is the primary revenue driver in our pressure pumping segment. Revenue in the fishing and rental segment was flat compared to 2006.

          Year Ended December 31, 2006 versus Year Ended December 31, 2005

        Our revenue for the year ended December 31, 2006 increased $355.7 million, or 29.9%, to $1.55 billion from $1.19 billion for the year ended December 31, 2005. The increase in revenue relates to:

Revenue (in millions)	Change from 2005
Well servicing segment	$244.7
Pressure pumping segment	$95.2
Fishing & rental segment	$15.8

Total change	$355.7

        Our well servicing segment benefited from a 2.3% increase in our rig hours combined with a significant improvement in the pricing for our well service rig services. Our pressure pumping segment revenue increased as we deployed new frac pumps and cement units, adding to our fleet. This allowed us to perform more frac jobs, which is the primary revenue driver in our pressure pumping segment. Fishing and rental revenue increased principally due to higher activity levels and improved pricing.

  Direct Costs

        Direct costs as a percentage of total revenue improved to 59.3% for the year ended December 31, 2007, compared to 59.5% for the year ended December 31, 2006. Direct costs as a percentage of total revenue improved to 59.5% for the year ended December 31, 2006, compared to 65.5% for the year ended December 31, 2005.

          Year ended December 31, 2007 versus Year Ended December 31, 2006

        Consolidated direct costs for the year ended December 31, 2007 increased $65.0 million, or 7.1%, to $985.6 million from $920.6 million for the year ended December 31, 2006. The $65.0 million increase is primarily the result of:

Direct Costs (in millions)	Change from 2006
Employee compensation	$25.4
Pressure pumping supplies and equipment	$41.6
Well service acquisitions	$16.0
Self-insurance costs	$(21.8)
Other costs	$3.8

Total change	$65.0

        Our employee compensation costs, which include salaries, bonuses and related expenses, increased $25.4 million primarily as the result of increased incentive compensation and increased headcount, exclusive of the impact of acquisitions. Wage and bonus increases during the year were necessary, as the market for our labor continues to be extremely competitive. With new competitors entering the market and existing competitors adding equipment capacity, we were forced to increase wage rates in order to maintain our high levels of quality personnel. Supplies and equipment for our pressure pumping segment increased $41.6 million, primarily as a result of increases in the size of our pressure pumping fleet and increases in the costs to purchase and transport materials used in providing services to our customers. Acquisitions in our well services segment added $16.0 million to our direct costs in 2007. Our self-insurance costs, composed of costs associated with workers compensation, vehicular liability exposure, and insurance premiums declined significantly in 2007 as compared to 2006. We have been focused on improving our safety performance, and in 2007 the number and severity of safety related accidents declined. We continue to focus on safety improvements and our safety performance is a component of our incentive compensation program.

          Year Ended December 31, 2006 versus Year Ended December 31, 2005

        Consolidated direct costs for the year ended December 31, 2006 increased $140.4 million, or 18.0%, to $920.6 million from $780.2 million for the year ended December 31, 2005. The $140.4 million increase is primarily the result of:

Direct Costs (in millions)	Change from 2005
Employee compensation	$97.0
Well service equipment and supplies	$17.9
Pressure pumping equipment and supplies	$36.6
Other costs	$(11.1)

Total change	$140.4

        Our employee compensation costs, which include salaries, bonuses and related expenses increased $97.0 million, primarily as the result of increased incentive compensation and increased headcount. Wage and bonus increases during the year were necessary, as the market for our labor continues to be extremely competitive. With new competitors entering the market and existing competitors adding equipment capacity, we were forced to increase wage rates in order to maintain our high levels of quality personnel. Supplies and equipment costs for our well servicing operations increased $17.9 million in 2006 compared to 2005, primarily as a result of increases in costs associated with higher activity levels, which results in strong utilization of our equipment and therefore, more wear and tear on our operational assets. Additionally, many of the assets we acquired through acquisitions during the 1994 - 2002 timeframe are beginning to reach the end of their economic useful lives; because of this, these assets require greater repairs and maintenance to keep them productive and operating. The repair and maintenance expense is also a function of our proactive maintenance programs. Supplies and equipment for our pressure pumping operations increased $36.6 million, primarily as a result of increases in the size of our fleet as we added equipment year over year, as well as increases in the costs to purchase and transport sand and chemicals used in our operations. Other costs declined $11.1 million, primarily as a result of reductions in self insurance costs.

  Depreciation and Amortization Expense

          Year Ended December 31, 2007 versus Year Ended December 31, 2006

        Depreciation and amortization expense increased $3.6 million, or 2.9%, to $129.6 million for the year ended December 31, 2007, compared to $126.0 million for the year ended December 31, 2006. Contributing to the increase in depreciation and amortization expense was depreciation expense associated with our acquisitions during 2007, which totaled approximately $4.8 million, and increased depreciation of approximately $7.7 million related to management's reassessment of the useful lives of certain assets. Excluding the depreciation and amortization expense associated with acquisitions and reassessment of useful lives, our depreciation expense would have declined approximately $8.9 million because the assets we added through various acquisitions during the 1994 to 2002 time period are now reaching the end of their depreciable lives. Depreciation and amortization expense as a percentage of revenue for the year ended December 31, 2007 totaled 7.8%, compared to 8.1% for the year ended December 31, 2006.

          Year Ended December 31, 2006 versus Year Ended December 31, 2005

        Depreciation and amortization expense increased $14.1 million, or 12.6%, to $126.0 million for the year ended December 31, 2006, compared to $111.9 million for the year ended December 31, 2005. The increase is primarily attributable to a greater fixed asset base, which is due to increased capital expenditures. For the year ended December 31, 2006, our capital expenditures totaled approximately $195.8 million, as compared to $118.1 million for the year ended December 31, 2005. Depreciation and amortization expense as a percentage of revenue for the year ended December 31, 2006 totaled 8.1%, compared to 9.4% for the year ended December 31, 2005.

  General and Administrative Expense

          Year Ended December 31, 2007 versus Year Ended December 31, 2006

        General and administrative ("G&A") expense increased $34.9 million, or 17.8%, to $230.4 million for the year ended December 31, 2007, compared to $195.5 million for the year ended December 31, 2006. The $34.9 million increase is primarily the result of:

G&A Expense (in millions)	Change from 2006
Employee compensation	$7.5
Acquisitions	$3.0
2006 legal settlement to the Company	$7.5
Professional fees	$9.6
Bad debt expense	$1.8
Other	$5.5

Total change	$34.9

        Employee compensation, exclusive of the impact of acquisitions, which includes salaries, bonuses, equity based compensation and payroll taxes, increased primarily due to higher equity based compensation and, to a lesser extent, increased salaries. Equity based compensation expense, excluding grants made to our outside directors, during 2007 totaled $12.0 million, compared to $5.6 million during 2006. The $6.4 million increase is primarily attributable to awards granted under our Phantom Share Plan at the end of 2006, as well as incremental stock options, restricted stock and stock appreciation rights awarded during 2007 under our 1997 Incentive Plan. G&A expenses added through acquisitions made during 2007 contributed $3.0 million to the increase in costs when compared to 2006.

        G&A also increased in 2007, because G&A in 2006 included a $7.5 million benefit from a legal settlement in 2006 that was not repeated during 2007. Professional fees increased approximately $9.6 million during 2007, primarily due to our financial reporting process. Also contributing to the increase in G&A was an additional $1.8 million in bad debt expense and $5.5 million in other G&A costs. G&A expense as a percentage of revenue for the year ended December 31, 2007 totaled 13.9% compared to 12.6% for the year ended December 31, 2006.

          Year Ended December 31, 2006 versus Year Ended December 31, 2005

        G&A expense increased $44.2 million, or 29.2%, to $195.5 million for the year ended December 31, 2006 compared to $151.3 million for the year ended December 31, 2005. The increases in G&A expense are primarily attributable to:

G&A Expense (in millions)	Change from 2005
Employee compensation	$40.5
2006 legal settlement	$(7.5)
Other costs	$11.2

Total change	$44.2

        Compensation related expenses increased primarily due to increased staff, higher equity based compensation and increased incentive compensation expense. Equity based compensation expense during 2006 totaled $5.6 million compared to $1.7 million during 2005, primarily due to incremental stock options and restricted stock granted during 2006. The 2006 period also benefited from a $7.5 million legal settlement. With the increases in staff, other general and administrative costs associated with additional employees, including but not limited to office and computer supplies and travel, also increased. These other G&A costs increased $11.2 million in 2006 as compared to 2005. G&A expense as a percentage of revenue for the year ended December 31, 2006 totaled 12.6% compared to 12.7% for the year ended December 31, 2005.

  Interest Expense

          Year Ended December 31, 2007 versus Year Ended December 31, 2006

        Interest expense decreased $2.7 million, or 7.0%, to $36.2 million for the year ended December 31, 2007, compared to $38.9 million for the year ended December 31, 2006. The decrease is primarily the result of the impact of higher capitalized interest as a result of higher capital expenditures. This decrease was partially offset by a one-time $2.3 million cost associated with the settlement of two interest rate swaps that were terminated in connection with the termination of our prior senior secured credit facility in 2007. Interest expense as a percent of revenue for the year ended December 31, 2007 totaled 2.2%, compared to 2.5% for the year ended December 31, 2006. We anticipate that our interest expense will be higher in 2008 as our total debt has increased from the prior year.

          Year Ended December 31, 2006 versus Year Ended December 31, 2005

        Interest expense decreased $11.4 million, or 22.6%, to $38.9 million for the year ended December 31, 2006, compared to $50.3 million for the year ended December 31, 2005. The decrease was the result of lower interest rates under our prior senior secured credit facility, which was entered into in July 2005 and used to refinance all of our then-outstanding senior notes. The refinancing eliminated the monthly consent fees which were being paid to bondholders due to our failure to file SEC reports. Interest expense as a percentage of revenue for the year ended December 31, 2006 totaled 2.5%, compared to 4.2% for the year ended December 31, 2005.

  Loss on Early Extinguishment of Debt

          Year Ended December 31, 2007 versus Year Ended December 31, 2006

        For the year ended December 31, 2007, we incurred a loss of $9.6 million associated with the termination of our prior senior secured credit facility. During 2007, we issued $425.0 million of the outstanding notes and used the proceeds to retire the term loans then outstanding under our prior senior secured credit facility. Concurrently, we entered into our senior secured credit facility and terminated our prior senior secured credit facility. The loss represents the write-off of debt issue costs we incurred when we entered into our prior senior secured credit facility.

          Year Ended December 31, 2006 versus Year Ended December 31, 2005

        For the year ended December 31, 2006, we did not incur any losses associated with the retirement of long-term debt obligations; however, for the year ended December 31, 2005, we incurred losses totaling $20.9 million associated with the termination of our prior senior secured credit facility and the redemption or repayment of $425.0 million in senior notes.

  Income Taxes

          Year Ended December 31, 2007 versus Year Ended December 31, 2006

        Our income tax expense was $106.8 million for the year ended December 31, 2007, as compared to income tax expense of $103.4 million for the year ended December 31, 2006. Our effective tax rate in 2007 was 38.7%, as compared to 37.7% in 2006. The increase in income tax and our effective tax rate is primarily attributable to the Texas Margins Tax, which added $5.5 million of state income taxes during 2007. In general, differences between the effective tax rates and the statutory rate of 35% result primarily from the effect of certain foreign and state income taxes and permanent items attributable to book-tax differences.

          Year Ended December 31, 2006 versus Year Ended December 31, 2005

        Our income tax expense was $103.4 million for the year ended December 31, 2006, as compared to income tax expense from continuing operations of $35.3 million for the year ended December 31, 2005. The increase in income tax was the result of higher taxable income. Our effective tax rate in 2006 was 37.7%, as compared to 41.8% in 2005. In general, differences between the effective tax rates and the statutory rate of 35% result primarily from the effect of certain foreign and state income taxes and permanent items attributable to book-tax differences.

Segment Results

	Year Ended December 31,			Six Months Ended June 30,
	2005	2006	2007	2007	2008
				(unaudited)
	(in thousands, except for percentages)
Well Servicing segment
Revenues	$956,457	$1,201,228	$1,264,797	$619,985	$728,837
Direct expenses, excluding depreciation	634,043	725,008	738,694	352,832	453,385
Direct costs as a percentage of revenue	66.3%	60.4%	58.4%	56.9%	62.2%
Pressure Pumping segment
Revenues	$152,320	$247,489	$299,348	$151,366	$173,804
Direct expenses, excluding depreciation	92,301	138,377	189,645	93,943	116,616
Direct costs as a percentage of revenue	60.6%	55.9%	63.4%	62.1%	67.1%
Fishing and Rental segment
Revenues	$81,667	$97,460	$97,867	$48,079	$55,761
Direct expenses, excluding depreciation	53,899	57,217	57,275	26,960	34,128
Direct costs as a percentage of revenue	66.0%	58.7%	58.5%	56.1%	61.2%

Well Servicing Segment

  Revenue

          Six Months Ended June 30, 2008 versus Six Months Ended June 30, 2007

        Revenues for our well servicing segment increased $108.9 million, or 17.6%, to $728.8 million for the six months ended June 30, 2008 compared to $620.0 million for the six months ended June 30, 2007. Businesses acquired during the third and fourth quarters of 2007 and the second quarter of 2008 contributed approximately $98.0 million to the increase in our well servicing segment revenues for the first half of 2008. Other increases in well servicing revenues were attributable to the expansion of our cased-hole electric wireline business, whose revenues increased approximately $8.3 million for the first half of 2008 compared to the same period in 2007, and the expansion of our international operations in Mexico, which contributed $15.4 million of revenue during the first half of 2008. Excluding these items, well servicing revenue decreased approximately $12.8 million. This decrease was driven primarily by lower activity levels and reduced pricing in certain of our domestic well servicing markets during the first quarter of 2008 resulting from new competition and increased capacity that entered the marketplace. These declines were partially offset by higher rates and increased rig utilization for our operations in Argentina.

          Year Ended December 31, 2007 versus Year Ended December 31, 2006

        Well servicing segment revenue increased $63.5 million, or 5.3%, to $1.26 billion for the year ended December 31, 2007, compared to revenue of $1.20 billion for the year ended December 31, 2006. The increase in revenue is largely attributable to the impact of the acquisition of Moncla, which contributed $23.6 million, $9.0 million from our contract with PEMEX in Mexico and $13.7 million in higher revenue from our cased-hole electric wireline operations. The remainder of the increase is a result of the full-year impact of pricing increases implemented during the second half of 2006, though revenues were affected by declines in activity levels and reductions from overall peak pricing in the second half of 2007. During the year ended December 31, 2007, our rig hours decreased 7.9% compared to the year ended December 31, 2006 and our trucking hours decreased 2.9% during the comparable period. The decrease in both rig and trucking hours was due primarily to lost market share to new market entrants.

          Year Ended December 31, 2006 versus Year Ended December 31, 2005

        Well servicing segment revenues increased $244.7 million, or 25.6%, to $1.20 billion for the year ended December 31, 2006, compared to revenue of $956.5 million for the year ended December 31, 2005. The increase in revenue is largely attributable to higher pricing for our well service rigs and modestly higher activity levels. Because of continued high commodity prices and strong demand for maintenance and workover-related services, we implemented multiple price increases during 2006. This resulted in increased revenue year-over-year. Also, during the year ended December 31, 2006, our rig hours increased 2.3% compared to the year ended December 31, 2005, while our trucking hours decreased 4.1% during the comparable period. The decrease in trucking hours was due primarily to lost market share to new market entrants.

  Direct Costs

          Six Months Ended June 30, 2008 versus Six Months Ended June 30, 2007

        Direct costs for our well servicing segment were $453.4 million during the six months ended June 30, 2008, which represented an increase of $100.6 million, or 28.5%, from the same period in 2007. Excluding depreciation, direct costs for our well servicing segment were 62.2% of revenue for the six months ended June 30, 2008 and 56.9% of revenue for the six months ended June 30, 2007. The increase in direct costs for our well servicing segment was attributable to (in millions):

Change from Six Months Ended June 30, 2007
Direct expenses of acquisitions	$64.5
Employee compensation	14.5
Fuel	11.7
Supplies, equipment and maintenance	7.5
Other direct expenses	2.4

Total change	$100.6

        Direct expenses associated with the well servicing businesses we acquired during the second half of 2007 and the second quarter of 2008 contributed approximately $64.5 million to the overall increase in well servicing direct expenses during the first half of 2008 compared to the first half of 2007. These expenses were comprised of employee compensation ($37.7 million), supplies, equipment and maintenance ($16.2 million), fuel ($3.2 million), self-insurance costs ($4.2 million) and other direct expenses ($3.2 million).

        Excluding acquisitions, direct well servicing segment employee compensation increased approximately $14.5 million during the first half of 2008 compared to the same period in 2007. The labor market for our employees continues to be extremely tight, and we have implemented wage rate increases in order to retain a quality workforce and prevent our competitors from hiring away our workers.

        Fuel costs for the well servicing segment increased $11.7 million, or 44.3%, for the six months ended June 30, 2008 compared to the six months ended June 30, 2007. Our fuel usage has increased over the first half of 2007 in certain of our core well servicing markets, but the primary driver in the increase is the higher price of gasoline and diesel; since the end of the second quarter of 2007 our per-gallon price for fuel has increased approximately 54%.

        Expenses related to supplies, equipment and maintenance for our well servicing segment increased $7.5 million during the first half of 2008 compared to the same period in 2007. The increase in these costs is due to higher prices from our vendors and greater repairs and maintenance being performed on our well servicing equipment, as well as higher costs for the chemicals we use in our well servicing operations ($3.2 million) and higher freight costs ($1.5 million), as well as other miscellaneous items ($2.8 million).

          Year Ended December 31, 2007 versus Year Ended December 31, 2006

        Direct costs as a percent of total well servicing segment revenue improved to 58.4% for the year ended December 31, 2007, compared to 60.4% for the year ended December 31, 2006. Well servicing direct costs increased $13.7 million, or 1.9%, to $738.7 million for the year ended December 31, 2007, compared to $725.0 million for the year ended December 31, 2006. Acquisitions made during 2007 contributed approximately $16.0 million to the increase in direct costs. Excluding the effect of acquisitions, well servicing direct costs increased as a result of higher employee compensation costs of $17.2 million. Compensation related expenses increased due to the need to retain our workforce. As a result of new equipment capacity in the marketplace, the demand for labor remains strong and we have implemented programs to retain our personnel, including higher wage rates. Partially offsetting the increased compensation costs was a $22.8 million decrease in costs associated with our self-insurance programs. These costs, which include workers compensation, vehicular liability exposure and insurance premiums declined primarily as a result of improved safety performance and fewer and less severe incidents in 2007 compared to 2006. Other well servicing direct expenses increased approximately $3.3 million.

          Year Ended December 31, 2006 versus Year Ended December 31, 2005

        Direct costs as a percent of total well servicing segment revenue improved to 60.4% for the year ended December 31, 2006, compared to 66.3% for the year ended December 31, 2005. Well servicing direct costs increased $91.0 million, or 14.3%, to $725.0 million for the year ended December 31, 2006, compared to $634.0 million for the year ended December 31, 2005. The overall increase in direct costs is largely attributable to higher activity levels. During the year, direct labor costs increased $83.4 million due primarily to higher compensation related expenses and higher workers compensation expense. Compensation related expenses increased due to increased headcount, increased payroll hours and higher wages, all of which are attributable to increased demand for our services. Further, because demand for personnel had been very high due to strong market conditions, we increased wage rates for our employees in order to retain our employees and minimize employee turnover. Equipment costs increased $17.9 million during 2006 due primarily to higher repair and maintenance expense and higher supplies expense. This is the result of increased activity levels. Other direct well servicing costs decreased $10.3 million, which is largely attributable to lower self-insurance related costs.

Pressure Pumping Services Segment

  Revenue

          Six Months Ended June 30, 2008 versus Six Months Ended June 30, 2007

        Revenues for our pressure pumping services ("PPS") segment increased $22.4 million, or 14.8%, to $173.8 million for the six months ended June 30, 2008 compared to $151.4 million for the six months ended June 30, 2007. Increased revenue in our PPS segment is primarily attributable to the addition of several frac crews to serve our customer base in the Barnett Shale region, partially offset by declines in cementing operations and pricing pressure due to increased competition.

          Year Ended December 31, 2007 versus Year Ended December 31, 2006

        PPS segment revenue increased $51.9 million, or 21.0%, to $299.3 million for the year ended December 31, 2007, compared to revenue of $247.5 million for the year ended December 31, 2006. The increase in revenue is attributable to the purchase of incremental pressure pumping equipment and higher activity levels, but was offset somewhat by lower pricing in 2007. Over the course of 2006 and 2007 we purchased additional new pressure pumping equipment to service and satisfy our customers' needs, increasing the size of our fleet. The new equipment resulted in additional services performed, which resulted in higher revenue during 2007. During 2007, we completed 2,152 fracturing jobs and 2,074 cementing jobs as compared to 1,585 and 1,958, respectively, in 2006. Fracturing and cementing jobs accounted for the substantial majority of the PPS segment revenue.

          Year Ended December 31, 2006 versus Year Ended December 31, 2005

        PPS segment revenues increased $95.2 million, or 62.5%, to $247.5 million for the year ended December 31, 2006, compared to revenue of $152.3 million for the year ended December 31, 2005. The increase in revenue is attributable to the purchase of incremental pressure pumping equipment, higher activity levels and higher pricing for our services. Over the course of 2006 and 2005 we purchased additional new pressure pumping equipment to service and satisfy our customers' needs, increasing the size of our fleet. The new equipment resulted in additional services performed, which resulted in higher revenue during 2006. During 2006, we completed 1,585 fracturing jobs and 1,958 cementing jobs as compared to 1,329 and 1,558, respectively, in 2005. Fracturing and cementing jobs accounted for the substantial majority of the PPS segment revenues.

  Direct Costs

          Six Months Ended June 30, 2008 versus Six Months Ended June 30, 2007

        Direct costs for our PPS segment were $116.6 million during the six months ended June 30, 2008, which represented an increase of $22.7 million, or 24.1%, from the same period in 2007. Excluding depreciation expense, direct costs for the PPS segment were 67.1% of revenue for the first half of 2008 compared to 62.1% for the first half of 2007. The increase in direct costs for our PPS segment was attributable to (in millions):

Change from Six Months Ended June 30, 2007
Sand, chemicals and freight	$14.3
Fuel	4.4
Employee compensation	2.3
Other direct expenses	1.7

Total change	$22.7

        Costs for frac sand, chemicals and freight increased approximately $14.3 million for the first half of 2008 compared to the first half of 2007. The increase in sand costs was attributable to higher commodity prices, the change to the use of coated sand, which is more expensive than normal sand, and increased volumes purchased to support the expansion of our pressure pumping operations in the Barnett Shale and other formations. Freight costs increased due to higher volumes of sand being transported and increased pricing from our freight vendors.

        Fuel costs for the PPS segment increased approximately $4.4 million during the first half of 2008 compared to the first half of 2007. The increase in fuel costs is due directly to the increase in activity by this segment and the rise in the per-gallon cost of fuel, which has increased approximately 54% from the end of the second quarter of 2007.

        Employee compensation costs for the PPS segment increased approximately $2.3 million for the six months ended June 30, 2008 compared to the six months ended June 30, 2007. The increase in employee compensation is attributable to the addition of several frac crews to serve our customer base in the Barnett Shale and other regions, as well as higher wage rates to our employees in order to retain a quality workforce.

          Year Ended December 31, 2007 versus Year Ended December 31, 2006

        Direct costs as a percent of total PPS segment revenue worsened to 63.4% for the year ended December 31, 2007, compared to 55.9% for the year ended December 31, 2006. PPS direct costs increased $51.3 million, or 37.0%, to $189.6 million for the year ended December 31, 2007, compared to $138.4 million for the year ended December 31, 2006. The increase in direct costs is largely attributable to costs associated with increased demand for pressure pumping services and the increased size of our pressure pumping fleet. During 2007, costs related to employee compensation for the pressure pumping segment increased $8.8 million due primarily to expansion of our pressure pumping fleet through the introduction of new equipment, which required us to hire additional personnel and increased wage rates for our crews. Our equipment costs increased $13.2 million from 2006 primarily due to the expansion of our pressure pumping fleet. Additionally, sand, chemical and associated freight costs increased approximately $29.3 million during 2007. These costs relate to the purchase of sand and chemicals used in our operations from our various suppliers and the shipment to our pressure pumping facilities and job locations. As activity levels in our pressure pumping segment increased in 2007, we used greater amounts of sand and chemicals. Additionally, as overall activity in the pressure pumping sector increased during 2007, the costs for the materials and their transportation increased.

          Year Ended December 31, 2006 versus Year Ended December 31, 2005

        Direct costs as a percent of total PPS segment revenue improved to 55.9% for the year ended December 31, 2006, compared to 60.6% for the year ended December 31, 2005. PPS direct costs increased $46.1 million, or 49.9%, to $138.4 million for the year ended December 31, 2006, compared to $92.3 million for the year ended December 31, 2005. The increase in direct costs is largely attributable to costs associated with increased demand for pressure pumping services and the increased size of our pressure pumping fleet. During 2006, direct labor costs increased $9.5 million due primarily to higher compensation related expenses and higher contract labor costs. Compensation related expenses increased due to increased headcount, increased payroll hours and higher wages, all of which are attributable to increased demand for our services. Further, because of the expansion of our pressure pumping fleet, we hired additional personnel to operate the new equipment, and because demand for personnel had been high due to strong market conditions, we increased wage rates in order to retain our employees. Equipment costs increased $12.5 million in 2006 due primarily to higher repair and maintenance expense, higher fuel expense and higher supplies expense. These increases are all the result of increased activity levels and the expansion of our pressure pumping fleet. Other direct pressure pumping costs increased $24.1 million. This increase is due primarily to higher sand and chemical product purchases, as well as higher freight costs.

Fishing and Rental Services Segment

  Revenue

          Six Months Ended June 30, 2008 versus Six Months Ended June 30, 2007

        Revenues for our fishing and rental services ("FRS") operations increased $7.7 million, or 16.0%, for the first half of 2008 compared to the same period in 2007. The acquisition of Hydra-Walk in the second quarter of 2008 contributed approximately $1.1 million to the increase in fishing and rental revenues during the first half of 2008 compared to the same period in 2007. Excluding the acquisition, fishing and rental revenues increased approximately $6.6 million. Poor weather in January and February of 2007 hampered the operations of our FRS segment during the first quarter of 2007, and this segment's operations saw a significant increase in activity during the first quarter of 2008 that corresponded to the overall increase in activity in the sector. Additionally, during the second quarter of 2008 the product mix for our FRS segment changed, seeing them perform more reverse unit work and offshore fishing jobs, which have higher pricing than other types of jobs performed by this segment.

          Year Ended December 31, 2007 versus Year Ended December 31, 2006

        FRS segment revenue totaled $97.9 million for the year ended December 31, 2007, compared to revenue of $97.5 million for the year ended December 31, 2006. Although the segment benefited from additional rental equipment in 2007, these equipment additions were offset somewhat by lower overall pricing.

          Year Ended December 31, 2006 versus Year Ended December 31, 2005

        FRS segment revenue increased $15.8 million, or 19.3%, to $97.5 million for the year ended December 31, 2006, compared to revenue of $81.7 million for the year ended December 31, 2005. The increase in revenue is due to higher activity levels and improved pricing for our services. In addition, the FRS segment benefited from the implementation of our management team's turnaround efforts which began during 2005.

  Direct Costs

          Six Months Ended June 30, 2008 versus Six Months Ended June 30, 2007

        Direct costs for our FRS segment increased $7.2 million, or 26.6%, to $34.1 million for the first half of 2008 compared to $27.0 million for the first half of 2007. Excluding depreciation, direct costs were 61.2% of revenue for the six months ended June 30, 2008 and 56.1% of revenue for the six months ended June 30, 2007. Increased direct costs for this segment are attributable to (in millions):

Change from Six Months Ended June 30, 2007
Employee compensation	$2.7
Equipment and supplies	1.5
Repairs and maintenance	1.1
Fuel	0.9
Direct costs of acquisitions	0.4
Other direct expenses	0.6

Total change	$7.2

        Employee compensation costs for the FRS segment have increased approximately $2.7 million over the first half of 2007. Increases in employee compensation are primarily attributable to an increase in headcount as the FRS segment has added workers in order to support their increased activities, and higher wage rates and bonuses in order to retain quality personnel.

        Equipment and supply costs increased approximately $1.5 million during the six months ended June 30, 2008 compared to the same period in 2007. The increase in these costs is primarily associated with subrentals, and these costs are passed along to our customers in our revenues.

        Repairs and maintenance costs for the FRS segment increased approximately $1.1 million for the first half of 2008 compared to the first half of 2007. The increase in repairs and maintenance is directly attributable to higher costs from our vendors for these services, as well as a higher level of repairs and maintenance to support the segment's expanded offshore operations.

        Fuel costs for the FRS segment increased approximately $0.9 million for the six months ended June 30, 2008 compared to the six months ended June 30, 2007. The increase in fuel costs is attributable to increased usage in order to support our operations, and an increase in per-gallon prices, which have risen approximately 54% since the end of the second quarter of 2007.

        The acquisition of Hydra-Walk in the second quarter of 2008 contributed approximately $0.4 million to the increase in the direct costs of the FRS segment. These costs were comprised primarily of employee compensation expenses.

          Year Ended December 31, 2007 versus Year Ended December 31, 2006

        Direct costs as a percent of total FRS segment revenue improved to 58.5% for the year ended December 31, 2007, compared to 58.7% for the year ended December 31, 2006. FRS direct costs were flat at $57.3 million for the year ended December 31, 2007, compared to $57.2 million for the year ended December 31, 2006.

          Year Ended December 31, 2006 versus Year Ended December 31, 2005

        Direct costs as a percent of total FRS segment revenue improved to 58.7% for the year ended December 31, 2006, compared to 66.0% for the year ended December 31, 2005. FRS direct costs increased $3.3 million, or 6.2%, to $57.2 million for the year ended December 31, 2006, compared to $53.9 million for the year ended December 31, 2005. The increase in direct costs is largely attributable to increased demand for our services. During the year, direct labor costs increased $4.2 million from the prior year. The FRS segment recorded higher labor costs due to higher activity levels, and incentive payments increased due to improved financial performance. Equipment costs were essentially flat, declining by $0.2 million while other direct costs decreased $0.7 million.

Liquidity and Capital Resources

  Historical Cash Flows

        The following table summarizes our cash flows for the six months ended June 30, 2008 and 2007:

	Six Months Ended June 30,
	2008	2007
	(in thousands)
Net cash provided by operating activities	$162,084	$148,640
Cash paid for capital expenditures	(71,371)	(118,845)
Cash paid for short-term investments	—	(85,147)
Proceeds from sale of short-term investments	268	31,900
Acquisitions, net of cash acquired	(61,619)	—
Other investing activities, net	1,426	2,826
Repayments of long-term debt and capital leases	(5,936)	(5,357)
Borrowings under revolving credit facility	85,000	—
Payments under revolving credit facility	(35,000)	(2,000)
Cash paid to repurchase common stock	(95,879)	—
Other financing activities, net	7,353	—
Effect of changes in exchange rates on cash	630	(305)

Net decrease in cash and cash equivalents	$(13,044)	$(28,288)

  Sources of Liquidity

        Our sources of liquidity include our current cash and cash equivalents, availability under our senior secured credit facility, and internally generated cash flows from operations. During the fourth quarter of 2007, we refinanced our indebtedness. We issued $425.0 million of the outstanding notes and used the proceeds from that issuance to retire our then-existing senior credit facility. The outstanding notes have a coupon of 8 3/8%, do not require prepayments, and mature in 2014. We also entered into our current senior secured credit facility during the fourth quarter of 2007. The senior secured credit facility consists of a revolving credit facility, a letter of credit sub-facility and a swing line facility up to an aggregate principal amount of $400.0 million, all of which mature no later than 2012.

        During the second quarter of 2008, we borrowed approximately $85.0 million under the revolving credit facility to finance our acquisition of Western and for general corporate purposes. We subsequently paid down approximately $35.0 million on the balance of the revolving credit facility with cash generated by our operations. As of June 30, 2008, $100.0 million of borrowings were outstanding under the revolving credit facility and $61.5 million of letters of credit issued under the letter of credit sub-facility were outstanding, which reduces the total borrowing capacity under the senior secured credit facility. In July 2008 we borrowed $35.0 million under the revolving credit facility in order to finance our acquisition of the United States based assets of Leader. As of July 31, 2008, we had $61.3 million of letters of credit issued under the letter of credit sub-facility and $203.7 million of available borrowing capacity under the senior secured credit facility.

        We believe that our liquidity position is strong. As of July 31, 2008, we had approximately $605.4 million of total indebtedness, including notes payable to affiliates, and we believe that this amount is acceptable given our recent financial performance and our belief that industry activity levels for the remainder of 2008 should remain stable.

  Cash Requirements

        For the remainder of 2008, we anticipate our cash requirements to include working capital needs, capital expenditures, acquisitions and the repurchase of our common stock. We believe that our current cash and cash equivalents, our availability under our senior secured credit facility, and our internally generated cash flows from operations will be sufficient to finance the cash requirements of our current and near-term future operations, including the capital expenditures we have budgeted for the remainder of the year. We do not budget for acquisitions; however, we continuously evaluate opportunities that fit our specific acquisition profile. We anticipate financing any future acquisitions through a combination of our cash on hand, future cash flows from operations, and availability under our senior secured credit facility.

        We anticipate that our capital expenditures in 2008, excluding acquisitions, will be approximately $200.0 million to $225.0 million. For the past three years we have devoted significant amounts of our cash flow from operations to support organic growth. From the beginning of 2005 through June 30, 2008, we have cumulatively invested approximately $597.9 million in our rig fleet and equipment, excluding acquisitions. Capital expenditures during the year ended December 31, 2007 were $212.6 million, excluding acquisitions.

        In October 2007, our Board of Directors authorized a share repurchase program of up to $300.0 million which is effective through March 31, 2009. From the inception of the program in November 2007 through July 31, 2008, we have repurchased approximately 10.1 million shares of our common stock through open market transactions for an aggregate price of approximately $137.5 million. Share repurchases during the year ended December 31, 2007 were approximately 2.3 million shares for approximately $32.2 million, and share repurchases during the second quarter of 2008 were approximately 1.8 million shares for an aggregate price of approximately $27.0 million. Share repurchases during the six months ended June 30, 2008 were approximately 7.0 million shares for an aggregate price of approximately $92.3 million. Our repurchase program, as well as the amount and timing of future repurchases, is subject to market conditions, our financial condition, and our liquidity. Our senior secured credit facility permits us to make stock repurchases in excess of $200.0 million only if our consolidated debt to capitalization ratio (as defined) is below 50%; as of June 30, 2008, that ratio was below 50%.

        From time to time we acquire businesses that improve our footprint in certain geographic areas, increase our range of products or services or are otherwise strategic to our business. During the year ended December 31, 2007, we used approximately $158.0 million in cash (net of cash acquired) and $22.5 million in notes payable, in business acquisitions.

  Outstanding Indebtedness and Working Capital as of June 30, 2008

        Our primary debt obligations, other than capital lease obligations and the notes payable incurred in the acquisition of Moncla, as of June 30, 2008, consisted of $425.0 million outstanding principal amount of the outstanding notes and $100.0 million of borrowings outstanding under the revolving credit facility. In July, 2008, we borrowed an additional $35.0 million under our senior secured credit facility to complete our acquisition of the United States based assets of Leader.

        As of June 30, 2008, we had net working capital (excluding the current portion of notes payable to related parties and capital lease obligations of $11.1 million) of $264.5 million, which includes cash, cash equivalents and short-term investments of $45.5 million, compared to net working capital (excluding the current portion of notes payable to related parties and capital lease obligations of $12.4 million) of $265.5 million, which includes cash and cash equivalents and short-term investments of $58.8 million, as of December 31, 2007.

  Contractual Obligations

        Set forth below is a summary of our contractual obligations as of December 31, 2007. The obligations we pay in future periods reflect certain assumptions, including variability in interest rates on our variable-rate obligations and the duration of our obligations, and actual payments in future periods may vary.

	Payments Due by Period (in thousands)
	Total	Less than 1 Year (2008)	1 - 3 Years (2009 - 2011)	4 - 5 Years (2012 - 2013)	After 5 Years (2014 +)
8 3/8% Senior Notes due 2014	$425,000	$—	$—	$—	$425,000
Interest associated with 8 3/8% Senior Notes due 2014	249,361	35,693	106,785	71,288	35,595
Borrowings under our senior secured credit facility	50,000	—	—	50,000	—
Interest associated with our senior secured credit facility(1)	16,015	3,242	9,699	3,074	—
Commitment and availability fees associated with our senior secured credit facility	22,266	4,453	13,360	4,453	—
Notes payable—related party, excluding discount	22,500	2,000	18,500	2,000	—
Interest associated with notes payable—related party(1)	2,611	1,079	1,437	95	—
Capital lease obligations, excluding interest and executory costs	26,815	10,701	15,879	235	—
Interest and executory costs associated with capital lease obligations(1)	4,838	2,441	2,388	9	—
Non-cancellable operating leases	24,224	7,428	11,111	3,030	2,655
Severance liabilities and retention payments	1,970	831	1,104	27	8
FIN 48 liabilities	6,751	782	4,039	1,930	—
Equity-based compensation liability awards	5,386	1,775	3,611	—	—
Earnout payments(2)	25,000	5,000	15,000	5,000	—

Total	$882,737	$75,425	$202,913	$141,141	$463,258

(1)
Interest costs on our floating rate debt were estimated using the rate in effect at December 31, 2007.

(2)
These amounts assume certain performance targets will be achieved.

  Senior Notes

        On November 29, 2007, we issued $425.0 million aggregate principal amount of the outstanding notes under an indenture, dated as of November 29, 2007, among us, the guarantors party thereto (the "Guarantors") and The Bank of New York Trust Company, N.A., as trustee. The outstanding notes were priced at 100% of their face value to yield 8 3/8%. Net proceeds, after deducting initial purchasers' discounts and estimated offering expenses, were approximately $416.1 million. We used approximately $394.9 million of the net proceeds to retire our term loans, including accrued and unpaid interest, under our prior senior secured credit facility, with the balance used for general corporate purposes. Our prior senior secured credit facility was terminated in connection with our entry into our senior secured credit facility described below.

        For a description of the terms of the notes, see "Description of the Exchange Notes."

  Existing Senior Secured Credit Facility

        Simultaneously with the closing of the offering of the outstanding notes, we entered into a new credit agreement (the "Credit Agreement") with the several lenders from time to time party thereto, Bank of America, N.A., as Paying Agent, Co-Administrative Agent, Swing Line Lender and L/C Issuer, and Wells Fargo Bank, National Association, as Co-Administrative Agent, Swing Line Lender and L/C Issuer. The Credit Agreement provides for our senior secured credit facility consisting of a revolving credit facility, letter of credit sub-facility and swing line facility of up to an aggregate principal amount of $400.0 million, all of which will mature no later than November 29, 2012. Our senior secured credit facility and the obligations thereunder are secured by substantially all of the assets of the Company and the Guarantors, and are or will be guaranteed by certain of our existing and future domestic subsidiaries. Our senior secured credit facility replaced our prior senior secured credit facility, which was terminated in connection with the closing of the offering of the notes.

        The interest rate per annum applicable to our senior secured credit facility is, at our option (i) LIBOR plus the applicable margin or (ii) the higher of (x) Bank of America's prime rate and (y) the Federal Funds rate plus 0.5%, plus the applicable margin. The applicable margin for LIBOR loans ranges from 150 to 200 basis points, and the applicable margin for all other loans ranges from 50 to 100 basis points, depending upon our consolidated leverage ratio.

        Our senior secured credit facility contains certain financial covenants, which, among other things, require the maintenance of a consolidated leverage ratio not to exceed 3.50 to 1.00 and a consolidated interest coverage ratio of not less than 3.00 to 1.00, and limit our capital expenditures to $250.0 million per fiscal year, up to 50% of which amount may be carried over for expenditure in the following fiscal year. Each of the ratios referred to above will be calculated quarterly on a consolidated basis for each trailing four fiscal quarter period. In addition, our senior secured credit facility contains certain affirmative and negative covenants, including, without limitation, restrictions on (i) liens; (ii) debt, guarantees and other contingent obligations; (iii) mergers and consolidations; (iv) sales, transfers and other dispositions of property or assets; (v) loans, acquisitions, joint ventures and other investments (with acquisitions permitted so long as, after giving pro forma effect thereto, no default or event of default exists under our senior secured credit facility, the consolidated leverage ratio does not exceed 2.75 to 1.00, we are in compliance with the consolidated interest coverage ratio and we have at least $25 million of availability under our senior secured credit facility); (vi) dividends and other distributions to, and redemptions and repurchases from, equity holders; (vii) prepaying, redeeming or repurchasing subordinated (contractually or structurally) debt; (viii) granting negative pledges other than to the lenders; (ix) changes in the nature of our business; (x) amending organizational documents, or amending or otherwise modifying any debt, any related document or any other material agreement if such amendment or modification would have a material adverse effect; and (xi) changes in accounting policies or reporting practices; in each of the foregoing cases, with certain exceptions. Our senior secured credit facility permits share repurchase up to $200.0 million and provides that share repurchases in excess of $200.0 million can be made only if our debt to capitalization ratio is below 50%.

        We may prepay our senior secured credit facility in whole or in part at any time without premium or penalty, subject to certain reimbursements to the lenders for breakage and redeployment costs.

  Moncla Notes Payable

        In connection with the acquisition of Moncla we entered into two notes payable with its former owners. The first is an unsecured note in the amount of $12.5 million, which is due and payable in a lump-sum, together with accrued interest, on October 25, 2009. Interest on this note is due on each anniversary of the closing date, which was October 25, 2007. The second unsecured note in the amount of $10.0 million is payable in annual installments of $2.0 million, plus accrued interest, beginning

October 25, 2008 through 2012. Each of the notes bear interest at the Federal Funds rate adjusted annually on the anniversary of the closing date.

  Prior Senior Secured Credit Facility

        On July 29, 2005, we entered into a $547.3 million credit agreement, among Key Energy Services, Inc., as Borrower, the several lenders from time to time party thereto, Lehman Brothers Inc., as sole lead arranger and sole book runner, Lehman Commercial Paper Inc., as syndication agent, administrative agent and as collateral agent, and Wells Fargo Foothill, Inc., as revolving administrative agent. Our prior senior secured credit facility consisted of (i) a revolving credit facility of up to an aggregate principal amount of $65.0 million, which was to mature on July 29, 2010, (ii) a senior term loan facility in the original aggregate amount of $400.0 million, which was payable in quarterly installments of $1.0 million each commencing March 31, 2006 with the unpaid balance due on June 30, 2012 and (iii) a prefunded letter of credit facility in the aggregate amount of $82.25 million, which was to mature on July 29, 2010. The revolving credit facility included a $25.0 million sub-facility for additional letters of credit. Our prior senior secured credit facility was terminated on November 29, 2007 in connection with us entering into our senior secured credit facility.

  Lease Agreements

        We lease equipment, such as tractors, trailers, frac tanks and forklifts, from financial institutions under master lease agreements. Under the master lease agreements, the Company is required to provide current annual and quarterly reports. Because we were unable to provide audited financial statements for the year ended December 31, 2003 that complied with SEC rules, we are not in compliance with the terms of these equipment leases. We had previously sought and received waivers from these financial institutions, but we do not intend to seek any additional waivers. The equipment lessors may demand that the leases be repaid. No formal demands for repayment have been made by the lessors and the defaults do not otherwise affect the terms of our senior secured credit facility or the terms of our prior senior secured credit facility. As of December 31, 2007, there was approximately $2.7 million outstanding under such equipment leases.

  Registration Statements

        As a result of our failure to timely file annual or quarterly reports with the SEC over the last several years, we do not have an effective shelf registration statement on file. Until we have timely filed all of our SEC reports for at least one year, our access to the public securities markets will be limited.

  Off-Balance Sheet Arrangements

        At December 31, 2007 we did not, and we currently do not, have any off-balance sheet arrangements that have or are reasonably likely to have a material current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

  Critical Accounting Policies

        Our Accounting Department is responsible for the development and application of our accounting policies and internal control procedures. It reports to the Chief Financial Officer.

        The process and preparation of our financial statements in conformity with GAAP requires our management to make certain estimates, judgments and assumptions, which may affect reported amounts of our assets and liabilities, disclosures of contingencies at the balance sheet date, the amounts of revenues and expenses recognized during the reporting period and the presentation of our statement of cash flows for the period ended. We may record materially different amounts if these estimates, judgments and assumptions change or if actual results differ. However, we analyze our estimates, assumptions and judgments based on our historical experience and various other factors that we believe to be reasonable under the circumstances.

        As such, we have identified the following critical accounting policies that require a significant amount of estimation and judgment to accurately present our financial position, results of operations and statement of cash flows:

  •
  Estimate of reserves for workers' compensation, vehicular liability and other self-insured retentions;

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  Accounting for contingencies;

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  Accounting for income taxes;

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  Estimate of fixed asset depreciable lives;

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  Valuation of tangible and intangible assets; and

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  Valuation of equity based compensation.

  Workers' Compensation, Vehicular Liability and Other Insurance Reserves

        Well servicing and workover operations expose our employees to hazards generally associated with the oilfield. Heavy lifting, moving equipment and slippery surfaces can cause or contribute to accidents involving our employees and third parties who may be present at a site. Environmental conditions in remote domestic oil and gas basins range from extreme cold to extreme heat, from heavy rain to blowing dust. Those conditions can also lead to or contribute to accidents. Our business activities incorporate significant numbers of fluid transport trucks, other oilfield vehicles and supporting rolling stock that move on public and private roads. Vehicle accidents are a significant risk for us. We also conduct contract drilling operations, which present additional hazards inherent in the drilling of wells, such as blowouts, explosions and fires, which could result in loss of hole, damaged equipment and personal injury.

        As a contractor, we also enter into master service agreements with our customers. These agreements subject us to potential contractual liabilities common in the oilfield.

        All of these hazards and accidents could result in damage to our property or a third party's property or injury or death to our employees or third parties. Although we purchase insurance to protect against large losses, much of the risk is retained in the form of large deductibles or self-insured retentions.

        The occurrence of an event not fully insured or indemnified against, or the failure of a customer or insurer to meet its indemnification or insurance obligations, could result in substantial losses. In addition, there can be no assurance that insurance will be available to cover any or all of these risks, or that, if available, it could be obtained without a substantial increase in premiums. It is possible that, in addition to higher premiums, future insurance coverage may be subject to higher deductibles and coverage restrictions.

        Based on the risks discussed above, we estimate our liability arising out of potentially insured events, including workers' compensation, employer's liability, vehicular liability, and general liability, and record accruals in our consolidated financial statements. Reserves related to claims covered by insurance are based on the specific facts and circumstances of the insured event and our past experience with similar claims. Loss estimates for individual claims are adjusted based upon actual claim judgments, settlements and reported claims. The actual outcome of these claims could differ significantly from estimated amounts.

        We are largely self-insured for physical damage to our equipment, automobiles and rigs. Our accruals that we maintain on our consolidated balance sheet relate to these deductibles and self-insured retentions, which we estimate through the use of historical claims data and trend analysis. The actual outcome of any claim could differ significantly from estimated amounts. We adjust loss estimates in the calculation of these accruals, based upon actual claim settlements and reported claims.

  Accounting for Contingencies

        In addition to our workers' compensation, vehicular liability and other self-insurance reserves, we record other loss contingencies, which relate to numerous lawsuits, claims, proceedings and tax-related audits in the normal course of our operations on our consolidated balance sheet. In accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," ("SFAS 5"), we record a loss contingency for these matters when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. We review our loss contingencies routinely to ensure that we have appropriate liabilities recorded on the balance sheet. We adjust these liabilities based on estimates and judgments made by management with respect to the likely outcome of these matters, including the effect of any applicable insurance coverage for litigation matters. Our estimates and judgments could change based on new information, changes in laws or regulations, changes in management's plans or intentions, the outcome of legal proceedings, settlements or other factors. Actual results could vary materially from these reserves.

        We record liabilities when environmental assessment indicates that site remediation efforts are probable and the costs can be reasonably estimated. We measure liabilities based, in part, on relevant past experience, currently enacted laws and regulations, existing technology, site-specific costs and cost-sharing arrangements. Recognition of any joint and several liability is based upon our best estimate of our final pro-rata share of such liability or the low amount in a range of estimates. These assumptions involve the judgments and estimates of management, and any changes in assumptions or new information could lead to increases or decreases in our ultimate liability, with any such changes recognized immediately in earnings.

        Under the provisions of Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations," we record legal obligations to retire tangible, long-lived assets on our balance sheet as liabilities, which are recorded at a discount when we incur the liability. Significant judgment is involved in estimating our future cash flows associated with such obligations, as well as the ultimate timing of the cash flows. If our estimates on the amount or timing of the cash flows change, the change may have a material impact on our results of operations.

  Accounting for Income Taxes

        We follow Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"("SFAS 109"), which requires that we account for deferred income taxes using the asset and liability method and provide income taxes for all significant temporary differences. Management determines our current tax liability as well as taxes incurred as a result of current operations, yet deferred until future periods. Current taxes payable represent our liability related to our income tax return for the current year, while net deferred tax expense or benefit represents the change in the balance of deferred tax assets and liabilities reported on our consolidated balance sheets. Management estimates the changes in both deferred tax assets and liabilities using the basis of assets and liabilities for financial reporting purposes and for enacted rates that management estimates will be in effect when the differences reverse. Further, management makes certain assumptions about the timing of temporary tax differences for the differing treatment of certain items for tax and accounting purposes or whether such differences are permanent. The final determination of our tax liability involves the interpretation of local tax laws, tax treaties, and related authorities in each jurisdiction as well as the significant use of estimates and assumptions regarding the scope of future operations and results achieved and the timing and nature of income earned and expenditures incurred.

        We establish valuation allowances to reduce deferred tax assets if we determine that it is more likely than not (e.g., a likelihood of more than 50%) that some portion or all of the deferred tax assets will not be realized in future periods. To assess the likelihood, we use estimates and judgment regarding our future taxable income, as well as the jurisdiction in which this taxable income is generated, to determine whether a valuation allowance is required. Such evidence can include our current financial position, our results of operations, both actual and forecasted results, the reversal of deferred tax liabilities, and tax planning strategies as well as the current and forecasted business economics of our industry. Additionally, we record reserves for uncertain tax positions that are subject to management judgment related to the resolution of the tax positions and completion of audits by tax authorities in the domestic and international tax jurisdictions in which we operate.

        Please see Note 10, "Income Taxes," and Note 9, "Income Taxes," to our audited consolidated financial statements and our unaudited condensed consolidated financial statements, respectively, included elsewhere in this prospectus, respectively, for further discussion of accounting for our income taxes, changes in our valuation allowance, components of our tax rate reconciliation and realization of loss carryforwards.

  Estimates of Depreciable Lives

        We use the estimated depreciable lives of our long-lived assets, such as rigs, heavy duty trucks and trailers, to compute depreciation expense, to estimate future asset retirement obligations and to conduct impairment tests. We base the estimates of our depreciable lives on a number of factors, such as the environment in which the assets operate, industry factors including forecasted prices and competition, and the assumption that we provide the appropriate amount of capital expenditures while the asset is in operation to maintain economical operation of the asset and prevent untimely demise to scrap. The useful lives of our intangible assets are determined by the years over which we expect the assets to generate a benefit based on legal, contractual or other expectations.

        We depreciate our operational assets over their depreciable lives to their salvage value, which is generally 10% of the acquisition cost. We recognize a gain or loss upon ultimate disposal of the asset.

        We periodically analyze our estimates of the depreciable lives of our fixed assets to determine if the depreciable periods and salvage value continue to be appropriate. We also analyze useful lives and salvage value when events or conditions occur that could shorten the remaining depreciable life of the asset. We review the depreciable periods and salvage values for reasonableness, given current conditions. As a result, our depreciation expense is based upon estimates of depreciable lives of the fixed assets, the salvage value and economic factors, all of which require management to make significant judgments and estimates. If we determine that the depreciable lives should be different than originally estimated, depreciation expense may increase or decrease and impairments in the carrying values of our fixed assets may result.

  Valuation of Tangible and Intangible Assets

        On at least an annual basis as required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and as required by Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," we review long-lived assets, such as well-service rigs, drilling rigs, pressure pumping equipment, heavy duty trucks, investments, goodwill and identified intangible assets to evaluate whether our long-lived assets or goodwill may have been impaired.

        Impairment tests may be required annually, as with goodwill, or as management identifies certain trigger events such as negative industry or economic trends, changes in our business strategy, and underperformance relative to historical or projected operating results. To perform an impairment test, we make judgments, estimates and assumptions regarding long-term forecasts of revenues and expenses relating to assets subject to review or, in the case of goodwill, to our reporting units. Market conditions, energy prices, estimated depreciable lives of the assets, discount rate assumptions and legal factors impact our operations and have a significant effect on the estimates of management. Using different judgments, these estimates could differ significantly and actual financial results could differ materially from these estimates. These long-term forecasts are used in the impairment tests to determine if an asset's carrying value is recoverable or if a write-down to fair value is required.

  Valuation of Equity Based Compensation

        We account for stock based compensation under the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share Based Payment" ("SFAS 123(R)"), which we adopted on January 1, 2006. We adopted the provisions of SFAS 123(R) using the modified prospective transition method. The Company has granted stock options, stock settled stock appreciation rights ("SARs"), restricted stock ("RSAs"), and phantom shares ("Phantom Shares") to its employees and non-employee directors. Option and SAR awards granted by the Company are fair valued using a Black Scholes option model and are amortized to compensation expense over the vesting period of the option award, net of estimated and actual forfeitures. Compensation related to RSAs is based on the fair value of the award on the grant date and is recognized based on the vesting requirements that have been satisfied during the period. Phantom Shares are accounted for at fair value, and changes in the fair value of these awards are recorded as compensation expense during the period. Please see Note 16, "Equity-Based Compensation," and Note 13, "Share-Based Compensation," to our audited consolidated financial statements and our unaudited condensed consolidated financial statements, respectively, included elsewhere in this prospectus.

        In utilizing the Black Scholes option pricing model to determine fair values of awards, certain assumptions are made which are based on subjective expectations, and are subject to change. A change in one or more of these assumptions would impact the expense associated with future grants. These key assumptions include the volatility of our common stock, the risk-free interest rate and the expected life of awards.

        We used the following weighted average assumptions in the Black-Scholes option pricing model for determining the fair value of our stock option grants during the years ended December 31, 2007, 2006 and 2005:

	Year Ended December 31,
	2007	2006	2005
Risk-free interest rate	4.41%	4.70%	3.80%
Expected life of options, years	6	6	6
Expected volatility of the Company's stock price	39.49%	48.80%	53.85%
Expected dividends	none	none	none

        We calculate the expected volatility for our stock option grants by measuring the volatility of our historical stock price for a period equal to the expected life of the option and ending at the time the option was granted. We determine the risk-free interest rate based upon the interest rate on a U.S. Treasury Bill with a term equal to the expected life of the option at the time the option was granted. In estimating the expected lives of our stock options, we have relied primarily on our actual experience with our previous stock option grants. The expected life is less than the term of the option as option holders, in our experience, exercise or forfeit the options during the term of the option.

        We are not required to recalculate the fair value of our stock option grants estimated using the Black Scholes option pricing model after the initial calculation unless the original option grant terms are modified. However, a 100 basis point increase in our expected volatility and risk-free interest rate at the grant date would have increased our compensation expense for the year ended December 31, 2007 by approximately $0.1 million and $0.2 million, respectively.

New Accounting Standards

        FIN 48 and FSP FIN 48-1.    In June 2006, the Financial Accounting Standard Board ("FASB") issued "Accounting for Uncertainty in Income Taxes—an interpretation of FASB statement No. 109" ("FIN 48"), which provides clarification of SFAS 109 with respect to the recognition of income tax benefits of uncertain tax positions in financial statements. FIN 48 requires that uncertain tax positions be reviewed and assessed, with recognition and measurement of the tax benefit based on a "more likely than not" standard.

        In May 2007, the FASB issued FASB Staff Position FIN 48-1, "Definition of a Settlement in FASB Interpretation No. 48 ("FSP FIN 48-1"). FSP FIN 48-1 provides guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. In determining whether a tax position has been effectively settled, entities must evaluate (i) whether taxing authorities have completed their examination procedures; (ii) whether the entity intends to appeal or litigate any aspect of a tax position included in a completed evaluation; and (iii) whether it is remote that a taxing authority would examine or re-examine any aspect of a taxing position. FSP FIN 48-1 is to be applied upon the initial adoption of FIN 48.

        We adopted the provisions of FIN 48 and FSP FIN 48-1 on January 1, 2007 and recorded a $1.3 million decrease to the balance of our retained earnings as of January 1, 2007 to reflect the cumulative effect of adopting these standards. Please see Note 10, "Income Taxes" to our audited consolidated financial statements included elsewhere in this prospectus for further discussion of the impact of the adoption of these standards.

        FSP EITF 00-19-2.    In December 2006, the FASB issued FASB Staff Position No. EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2"). FSP EITF 00-19-2 addresses accounting for Registration Payment Arrangements ("RPAs"), which are provisions within financial instruments such as equity shares, warrants or debt instruments in which the issuer agrees to file a registration statement and to have that registration statement declared effective by the SEC within a specified grace period. If the registration statement is not declared effective within the grace period or its effectiveness is not maintained for the period of time specified in the RPA, the issuer must compensate its counterparty. The FASB Staff concluded that the contingent obligation to make future payments or otherwise transfer consideration under a RPA should be recognized as a liability and measured in accordance with SFAS 5 and FASB Interpretation No. 14, "Reasonable Estimation of the Amount of a Loss," and that the RPA should be recognized and measured separately from the instrument to which the RPA is attached.

        In January 1999, the Company completed the private placement of 150,000 units consisting of $150.0 million of 14% Senior Subordinated Notes due January 25, 2009 and 150,000 warrants to purchase an aggregate of approximately 2.2 million shares of the Company's common stock at an exercise price of $4.88125 per share (the "Warrants"). As of June 30, 2008, 75,000 Warrants had been exercised, leaving 75,000 Warrants outstanding that were exercisable for an aggregate of approximately 1.1 million shares. Under the terms of the Warrants, we are required to maintain an effective registration statement covering the shares of common stock issuable upon exercise. If we are unable to maintain an effective registration statement, we are required to make semiannual liquidated damages payments for periods in which an effective registration statement is not maintained.

        Due to our past failure to file our SEC reports in a timely manner, we do not have an effective registration statement covering the Warrants, and have been required to make liquidated damages payments, and will continue to be required to make those payments until such time as we have an effective registration statement on file for exercise of the Warrants or the warrant shares issuable thereunder are eligible for resale without registration pursuant to SEC Rule 144 or otherwise. The requirement to make liquidated damages payments constitutes an RPA under the provisions of FSP EITF 00-19-2, and as prescribed by the transition provisions of that standard, on January 1, 2007 the Company recorded a pre-tax current liability of approximately $1.0 million, which is equivalent to the payments for the Warrant RPA for one year, with an offsetting adjustment to the opening balance of retained earnings.

        SFAS 157.    In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"), which is intended to increase consistency and comparability in fair value measurements by defining fair value, establishing a framework for measuring fair value, and expanding disclosures about fair value measurements. SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements and is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

        In February 2008, the FASB issued FASB Staff Position FAS 157-2 ("FSP FAS 157-2"). FSP FAS 157-2 delays the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years, for non-financial assets and liabilities, except for items that are recognized or disclosed at fair value in the registrant's financial statements on a recurring basis. The adoption of SFAS 157, as modified by FSP FAS 157-2, did not have a material impact on our financial position, results of operations, or cash flows.

        SFAS 159.    The Company adopted SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115" ("SFAS 159"), on January 1, 2008. SFAS 159 permits companies to choose, at specified election dates, to measure eligible items at fair value (the "Fair Value Option"). Companies choosing such an election report unrealized gains and losses on items for which the Fair Value Option has been elected in earnings at each subsequent reporting period. We did not elect to measure any of our financial assets or liabilities using the Fair Value Option. We will assess at each measurement date whether to use the Fair Value Option on any future financial assets or liabilities as permitted pursuant to the provisions of SFAS 159.

Accounting Standards Not Yet Adopted

        SFAS 141(R).    In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" ("SFAS 141(R)"). SFAS 141(R) will significantly change the accounting for business combinations. Under SFAS 141(R), an acquiring entity will be required to recognize all the assets and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions. Specific changes in SFAS 141(R) from previously issued guidance include:

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  Acquisition costs will generally be expensed as incurred;

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  Noncontrolling interests will be valued at fair value at the acquisition date;

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  Certain acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently remeasured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

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  In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

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  Restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and

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  Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

        SFAS 141(R) also includes new disclosure requirements related to business combinations. This statement applies to all business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and earlier adoption is prohibited. The impact of the adoption of this standard on the Company's financial position, results of operations, and cash flows will not be known until the Company completes a business combination subsequent to the adoption date of this standard.

        SFAS 160.    In December 2007 the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements: an amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest (formerly referred to as "minority interests") in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to a noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gains or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008, with early adoption prohibited. The Company is in the process of determining the impact the adoption of this standard will have on the Company's financial position, results of operations and cash flows.

        SFAS 161.    In March 2008, the FASB issued SFAS No. 161, "Disclosure about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161 requires more disclosures about an entity's derivative and hedging activities in order to improve the transparency of financial reporting. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. We will adopt the provisions of SFAS 161 on January 1, 2009. The Company currently has no financial instruments that qualify as derivatives, and we do not expect that the adoption of this standard will have a material impact on the Company's financial position, results of operations, and cash flows.

  Impact of Inflation on Operations

        We are of the opinion that inflation has not had a significant impact on Key's business.

Quantitative and Qualitative Disclosures About Market Risk

        We are exposed to certain market risks as part of our ongoing business operations, including risks from changes in interest rates, foreign currency exchange rates and equity prices that could impact our financial position, results of operations and cash flows. We manage our exposure to these risks through regular operating and financing activities, and may, on a limited basis, use derivative financial instruments to manage this risk. To the extent that we use such derivative financial instruments, we will use them only as risk management tools and not for speculative investment purposes.

  Interest Rate Risk

        As of December 31, 2007, our principal debt obligation was our $425.0 million outstanding notes. These notes are fixed-rate obligations, and as such do not subject us to risks associated with changes in interest rates. Borrowings under our senior secured credit facility, our capital lease obligations, and our notes payable to the former owners of Moncla all bear interest at variable interest rates, and therefore expose us to interest rate risk.

        As of December 31, 2007, the weighted average interest rate on our outstanding variable-rate debt obligations was 5.9787%. A hypothetical 10% increase in that rate would increase the annual interest expense on those instruments by approximately $0.6 million.

  Foreign Currency Risk

        As of December 31, 2007, we conduct operations in Argentina and Mexico, and also own a Canadian subsidiary. The functional currency is the local currency for all of these entities, and therefore poses risk to us related to changes in the exchange rate between the U.S. Dollar and the respective local currencies.

        A hypothetical 10% decrease in the value of the U.S. Dollar relative to the value of all of the local currencies for our Argentinean, Mexican and Canadian subsidiaries would increase our net income by approximately $0.3 million. Our net assets would be unaffected by such an decrease because the changes in the value of our foreign subsidiaries' assets and liabilities would be offset by changes in accumulated other comprehensive income.

  Equity Risk

        Equity Based Compensation.    We account for our equity based compensation awards at fair value under the provisions of SFAS 123(R). Certain of these awards' fair values are determined based upon the price of the Company's common stock on the measurement date. Any increase in the price of the Company's common stock would lead to a corresponding increase in the fair value of those awards. A 10% increase in the price of the Company's common stock from its value at December 31, 2007 would increase annual compensation expense recognized on these awards by approximately $0.2 million.

        Equity Method Investment in IROC.    We currently possess a 19.7% ownership interest in IROC, a publicly traded Canadian company. We exert significant influence over the operations of IROC, but we do not control it. As such, we account for our investment as an equity-method investment under the guidance provided by Accounting Principles Board Opinion ("APB") No. 18, "The Equity Method of Accounting for Investments in Common Stock" ("APB 18").

        An impairment review of our equity method investment in IROC is performed on a quarterly basis to determine if there has been a decline in fair value that is other than temporary. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flows. In determining whether the decline is other than temporary, we consider the cyclicality of the industry in which the investment operates, its historical performance, its performance in relation to its peers and the current economic environment. Future conditions in the industry, operating performance and performance in relation to peers and the future economic environment may vary from our current assessment of recoverability. Such future conditions could therefore result in a determination a decline in fair value is other than temporary. IROC's stock price is currently depressed. If we later determine the decline is other than temporary, we would record a write-down in the carrying value of our asset to the then current fair market value.

BUSINESS

        Key Energy Services, Inc. is a Maryland corporation. We provide a complete range of well services to major oil companies and independent oil and natural gas production companies, including rig-based well maintenance, workover, well completion, and recompletion services, oilfield transportation services, pressure pumping services, fishing and rental services, and ancillary oilfield services. We believe that we are the leading onshore, rig-based well servicing contractor in the United States. We operate in most major oil and natural gas producing regions of the United States as well as internationally in Argentina and Mexico. We also have a technology development company based in Canada.

Description of Business Segments

        Our business is comprised of three primary business segments: well servicing, pressure pumping services and fishing and rental services. Key operates in various regions in the continental United States and internationally in Argentina and Mexico. The following is a description of these three business segments. For financial information regarding these business segments, please see Note 18, "Segment Information," and Note 15, "Segment Information," to our audited consolidated financial statements and our unaudited condensed consolidated financial statements, respectively, included elsewhere in this prospectus.

  Well Servicing Segment

        Through our well servicing segment (approximately 76% of our revenues for the year ended December 31, 2007), we provide a broad range of well services, including rig-based services, oilfield transportation services, cased-hole electric wireline services, contract drilling services and other ancillary oilfield services. These services collectively are necessary to complete, stimulate, maintain and workover oil and natural gas producing wells. During 2007, Key conducted well servicing operations onshore: in the continental United States in the following regions Gulf Coast (including South Texas, Central Gulf Coast of Texas and South Louisiana), Permian Basin of West Texas and Eastern New Mexico, Mid-Continent (including the Anadarko, Hugoton and Arkoma Basins and the Ark-La-Tex and North Texas regions), Four Corners (including the San Juan, Piceance, Uinta and Paradox Basins), the Appalachian Basin, Rocky Mountains (including the Denver Julesberg, Powder River, Wind River, Green River and Williston Basins), and California (the San Joaquin Basin), and internationally in Argentina and Mexico.

          Rig-based Services

        Rig-based services include the maintenance of existing wells, workover of existing wells, completion of newly drilled wells, recompletion of existing wells (re-entering a well to complete the well in a new geologic zone or formation) and plugging and abandonment of wells at the end of their useful lives. Our rig fleet is diverse and allows us to work on all types of wells, ranging from very shallow wells to wells as deep as 20,000 feet. Over 200 of our well service rigs are outfitted with our proprietary KeyView® technology, which captures and reports well site operating data. This technology allows our customers and our crews to actively monitor well site operations, to improve efficiency and safety, and to add value to the services we offer. Included in our domestic well service fleet are seven inland barge rigs. Inland barge rigs are mobile, self-contained, drilling and/or workover vessels that are used in the search for oil and gas in shallow marshes, inland lakes, rivers and swamps along the Gulf Coast of the United States. When moved from one location to another, the barge floats; when stationed on the drill or workover site, the barge is submerged to rest on the bottom. Typically, inland barge rigs are used to drill or workover wells in marshes, shallow inland bays and offshore where the water covering the drill site is not too deep. Our barge rigs can operate at depths between three and 17 feet.

        Maintenance Services.    We provide the well service rigs, equipment and crews for maintenance services, which are performed on both oil and natural gas wells, but more frequently on oil wells. While some oil wells in the United States flow oil to the surface without mechanical assistance, most require pumping or some other method of artificial lift. Oil wells that require pumping characteristically require more maintenance than flowing wells due to the operation of the mechanical pumping equipment. Because few natural gas wells have mechanical pumping systems in the wellbore, maintenance work on natural gas wells is less frequent.

        Maintenance services are required throughout the life of most producing wells to ensure efficient and continuous operation. These services consist of routine mechanical repairs necessary to maintain production from the well, such as repairing inoperable pumping equipment in an oil well or replacing defective tubing in an oil or natural gas well, and removing debris such as sand and paraffin from the well. Other services include pulling the rods, tubing, pumps and other downhole equipment out of the wellbore to identify and repair a production problem.

        Maintenance services are often performed on a series of wells in close proximity to each other and typically require less than 48 hours per well to complete. The general demand for maintenance services is closely related to the total number of producing oil and natural gas wells in a geographic market, and maintenance services are generally the most stable type of well service activity.

        Workover Services.    In addition to periodic maintenance, producing oil and natural gas wells occasionally require major repairs or modifications, called "workovers." Workover services are performed to enhance the production of existing wells. Such services include extensions of existing wells to drain new formations either by deepening wellbores to new zones or by drilling horizontal or lateral wellbores to improve reservoir drainage. In less extensive workovers, our rigs are used to seal off depleted zones in existing wellbores and access previously bypassed productive zones. Our workover rigs are also used to convert former producing wells to injection wells through which water or carbon dioxide is pumped into the formation for enhanced recovery operations. Other workover services include: conducting major subsurface repairs such as casing repair or replacement, recovering tubing and removing foreign objects in the wellbore, repairing downhole equipment failures, plugging back a section of a well to reduce the amount of water being produced with the oil and natural gas, cleaning out and recompleting a well if production has declined, and repairing leaks in the tubing and casing. These extensive workover operations are normally performed by a well service rig with a workover package, which may include rotary drilling equipment, mud pumps, mud tanks and blowout preventers, depending upon the particular type of workover operation. Most of our well service rigs are designed to perform complex workover operations.

        Workover services are more complex and time consuming than routine maintenance operations and consequently may last from a few days to several weeks. These services are almost exclusively performed by well service rigs. Demand for workover services is closely related to capital spending by oil and natural gas producers, which is generally a function of oil and natural gas prices. As commodity prices increase, oil and natural gas producers tend to increase capital spending for workover services in order to increase oil and natural gas production.

        Completion Services.    Our completion services prepare a newly drilled oil or natural gas well for production. The completion process may involve selectively perforating the well casing to access producing zones, stimulating and testing these zones and installing downhole equipment. We typically provide a well service rig and may also provide other equipment such as a workover package to assist in the completion process. However, during periods of weak drilling rig demand, some drilling contractors may compete with service rigs for completion work. Also, for some completion work on natural gas wells, coiled tubing units can be used in place of a well service rig.

        The completion process typically requires a few days to several weeks, depending on the nature and type of the completion, and generally requires additional auxiliary equipment that we provide for an additional fee. The demand for well completion services is directly related to drilling activity levels, which are highly sensitive to expectations relating to, and changes in, oil and natural gas prices. As the number of newly drilled wells decreases, the number of completion jobs correspondingly decreases.

        Plugging and Abandonment Services.    Well service rigs and workover equipment are also used in the process of permanently shutting-in oil and natural gas wells at the end of their productive lives. Plugging and abandonment work can be performed with a well service rig along with electric wireline and cementing equipment. Plugging and abandonment services require compliance with state regulatory requirements. The demand for oil and natural gas does not significantly affect the demand for plugging and abandonment services because well operators are required by state regulations to plug wells that are no longer productive. The need for these services is also driven by lease or operator policy requirements.

          Oilfield Transportation Services

        We provide oilfield transportation services, which primarily include vacuum truck services, fluid transportation services and disposal services for operators whose oil or natural gas wells produce salt water and other fluids. In addition, we are a supplier of frac tanks which are used for temporary storage of fluids in conjunction with the fluid hauling operations.

        Fluid hauling trucks are utilized in connection with drilling and workover projects, which tend to use large amounts of various oilfield fluids. We transport fresh water to the well site and provide temporary storage and disposal of produced salt water and drilling or workover fluids. These fluids are removed from the well site and transported for disposal in a salt water disposal well. Key owned or leased 47 active salt water disposal wells at December 31, 2007. In addition, we provide equipment trucks that are used to move large pieces of equipment from one well site to the next, and we operate a fleet of hot oilers which are capable of pumping heated fluids that are used to clear soluable restrictions in a wellbore. Demand and pricing for these services generally correspond to demand for our well service rigs. Fluid hauling and equipment hauling services are typically priced on a per barrel or per hour basis while frac tank rentals are typically billed on a per day basis.

          Cased-Hole Electric Wireline Services

        Key provides cased-hole electric wireline services in the Appalachian Basin, Texas and Louisiana. This service is performed at various times throughout the life of the well and includes perforating, completion logging, production logging and casing integrity services. After the wellbore is cased and cemented, we can provide a number of services. Perforating creates the flow path between the reservoir and the wellbore. Production logging can be performed throughout the life of the well to measure temperature, fluid type, flow rate, pressure and other reservoir characteristics. This service helps the operator analyze and monitor well performance and determine when a well may need a workover or further stimulation.

        In addition, cased-hole services may involve wellbore remediation, which could include the positioning and installation of various plugs and packers to maintain production or repair well problems, and casing inspection for internal or external abnormalities in the casing string. Wireline services are provided from surface logging units, which lower tools and sensors into the wellbore. We operated 25 units as of June 30, 2008, and we have two units ordered that are expected to be delivered in 2008. Cased-hole electric wireline services are conducted during the completion of an oil or natural gas well and often times throughout the life of a producing well. Services include: production logging, perforating, pipe recovery, pressure control and setting services. We use advanced wireline instruments to evaluate well integrity and perform cement evaluations and production logging. Demand for our cased-hole electric wireline services is correlated to current and anticipated oil and natural gas prices and the resulting effect on the willingness of our customers to make operating and capital expenditures.

          Contract Drilling Services

        We provide limited drilling services to oil and natural gas producers. In Argentina, we operate seven drilling rigs and in the continental United States certain of our larger well service rigs are suitable for, and are used in, certain drilling applications, including horizontal drilling. Our drilling services are primarily provided under standard day rate, and, to a lesser extent, footage contracts. Our drilling rigs vary in size and capability. The rigs located in Argentina are equipped with mechanical power systems and have depth ratings of approximately 10,000 feet, although one rig can drill up to approximately 15,000 feet. Like workover services, the demand for contract drilling is directly related to expectations about, and changes in, oil and natural gas prices which, in turn, are driven by the supply of and demand for these commodities.

          Ancillary Oilfield Services

        We provide ancillary oilfield services, which include, among others: well site construction (preparation of a well site for drilling activities); roustabout services (provision of manpower to assist with activities on a well site); and air drilling services (drilling technique using compressed air). Demand and pricing for these services are generally related to demand for our well service operations.

  Pressure Pumping Services Segment

        Through our pressure pumping services segment (approximately 18% of our revenues for the year ended December 31, 2007), we provide well stimulation and cementing services to oil and natural gas producers. Well stimulation services include fracturing, nitrogen services, and acidizing. These services (which may be completion or workover services) are provided to oil and natural gas producers and are used to enhance the production of oil and natural gas wells from formations which exhibit restricted flow of oil and natural gas. In the fracturing process, we typically pump fluid and sized sand, or proppants, into a well at high pressure in order to fracture the formation and thereby increase the flow of oil and natural gas. With our cementing services, we pump cement into a well between the casing and the wellbore. Our pressure pumping services in 2007 were provided in the Permian Basin, the San Juan Basin, the Barnett Shale region of North Texas and the Mid-Continent region. We also provide cementing services in conjunction with our plugging and abandonment operations in California. Demand for our pressure pumping services is primarily influenced by current and anticipated oil and natural gas prices and the resulting effect on the willingness of our customers to make operating and capital expenditures.

  Fishing and Rental Services Segment

        Through our fishing and rental services segment (approximately 6% of revenues for the year ended December 31, 2007), we provided fishing and rental services to major and independent oil and natural gas production companies in the Gulf Coast, Mid-Continent and Permian Basin regions, as well as in California. We also provided limited services offshore in the Gulf of Mexico. Fishing services involve recovering lost or stuck equipment in the wellbore utilizing a "fishing tool." We offer a full line of services and rental equipment designed for use both onshore and offshore for drilling and workover services. Our rental tool inventory consists of tubulars, handling tools, pressure-controlled equipment, power swivels, and foam air units. Demand for our fishing and rental services is also closely related to capital spending by oil and natural gas producers, which is generally a function of oil and natural gas prices.

Equipment Overview

  Well Service Rigs

        Our rigs typically are billed to customers on a per hour basis but in certain cases may be billed on a day rate. We categorize our rigs as active, stacked or inactive. We consider an active rig or piece of equipment to be a unit that is working, on standby, or down for repairs but with work orders assigned to it or that is available for work, which means that the equipment has a crew and is ready to work. A stacked rig or piece of equipment is defined as a unit that is in the remanufacturing process or a unit that does not have a crew assigned to it and could not be put to work without significant investment in repairs and additional equipment. A rig or piece of equipment is considered inactive if we intend to salvage the unit for parts, sell the unit or scrap the unit. The definitions of active, stacked and inactive are used for the majority of our equipment.

        As of December 31, 2007, our active fleet of well service rigs totaled 975 rigs. These rigs are located throughout the United States and internationally in Argentina and Mexico. Our geographic diversification provides us with a balanced mix of oil versus natural gas exposure. We estimate that approximately 60% of our rigs are located in predominantly oil regions while 40% of our rigs are located in predominantly natural gas regions.

        Our fleet is diverse and allows us to work on all types of wells, ranging from very shallow wells to wells as deep as 20,000 feet. The following table classifies our rigs based on size and location. Typically, heavy duty rigs will be utilized on deep wells while light duty rigs will be used on shallow wells. In most cases, these rigs can be reassigned to other regions should market conditions warrant the transfer of equipment.

Well Service Rig Fleet as of December 31, 2007

Region	Swab(1)	Light Duty(2)	Medium Duty(3)	Heavy Duty(4)	Total
Appalachia	2	15	8	1	26
Argentina	1	3	31	7	42
Ark-La-Tex	7	0	51	4	62
California	0	86	57	9	152
Gulf Coast	2	1	41	11	55
Mexico	0	0	2	1	3
Mid-Continent	12	13	97	4	126
Permian Basin	13	36	232	66	347
Rocky Mountains	3	2	47	37	89
Southeastern(5)	6	5	46	16	73

Total	46	161	612	156	975

(1)
Swab rigs include rigs used in shallow-depth wells.

(2)
Light Duty rigs include rigs with rated capacity of less than 90 tons.

(3)
Medium Duty rigs include rigs with rated capacity of 90 tons to 125 tons.

(4)
Heavy Duty rigs include rigs with rated capacity of greater than 125 tons.

(5)
Includes eight inland barge rigs acquired in the acquisition of Moncla Well Service, Inc. and related entities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Acquisitions."

  Oilfield Transportation Equipment

        We have a broad and diverse fleet of oilfield transportation service vehicles. We broadly define an oilfield transportation service vehicle as any heavy-duty, revenue-generating vehicle weighing over one ton. Our transportation fleet includes vacuum trucks, winch trucks, hot oilers and other vehicles, including kill trucks and various hauling and transport trucks.

Transportation Fleet as of December 31, 2007

Region	Vacuum Truck	Winch Truck	Hot Oil Truck	Other	Total
Appalachia	16	20	0	9	45
Argentina	1	15	2	29	47
Ark-La-Tex	175	26	0	27	228
California	24	1	0	44	69
Gulf Coast	151	37	0	10	198
Mid-Continent	30	16	7	18	71
Permian Basin	183	25	63	110	381
Rocky Mountains	12	2	0	4	18
Southeastern	0	34	2	2	38

Total	592	176	74	253	1,095

  Pressure Pumping Equipment

        Our pressure pumping segment operates a diverse fleet of equipment, including: frac pumps, cementing units, acidizing units and nitrogen units.

Pressure Pumping Fleet as of December 31, 2007

Region	Frac Pumps	Cement Units	Acidizing Units	Nitrogen Units	Total
California	0	8	0	0	8
Barnett Shale	41	4	3	0	48
Four Corners	7	3	4	5	19
Mid-Continent	18	4	1	0	23
Permian Basin	20	5	3	2	30

Total	86	24	11	7	128

Seasonality

        Our operations are impacted by seasonal factors. Historically, our business has been negatively impacted during the winter months due to inclement weather, fewer daylight hours and holidays. Our well service rigs are mobile, and we operate a significant number of oilfield transportation service vehicles. During periods of heavy snow, ice or rain, we may not be able to move our equipment between locations, thereby reducing our ability to generate rig or truck hours. In addition, the majority of our well service rigs work only during daylight hours. In the winter months when days become shorter, this reduces the amount of time that the rigs can work and therefore has a negative impact on total hours worked. Lastly, during the fourth quarter, we historically have experienced significant slowdown during the Thanksgiving and Christmas holiday seasons.

Patents, Trademarks, Trade Secrets, and Copyrights

        We are the owner of numerous patents, trademarks and proprietary technology that we believe provide us with a competitive advantage in the various markets in which we operate or intend to operate. We have devoted significant resources to developing technological improvements in our well service business and have sought patent protection both inside and outside the United States for products and methods that appear to have commercial significance. In the United States, as of December 31, 2007, we had 30 patents issued and 16 patents pending. As of December 31, 2007, we had 11 patents issued and 121 patents pending in foreign countries. All the issued patents have varying remaining durations and begin expiring between 2013 and 2025. The most notable of our technologies include numerous patents surrounding the KeyView® system, a field data acquisition system that captures vital well site operating data from service equipment. We believe this information helps us and our customers improve safety, reduce costs and increase productivity.

        We own several trademarks that are important to our business both in the United States and in foreign countries. In general, depending upon the jurisdiction, trademarks are valid as long as they are in use or their registrations are properly maintained and they have not been found to become generic. Registrations of trademarks can generally be renewed indefinitely as long as the trademarks are in use. While our patents and trademarks, in the aggregate, are of considerable importance to maintaining our competitive position, no single patent or trademark is considered to be of a critical or essential nature to our business.

        We also rely on a combination of trade secret laws, copyright and contractual provisions to establish and protect proprietary rights in our products and services. We typically enter into confidentiality agreements with our employees, strategic partners and suppliers and limit access to the distribution of our proprietary information.

Foreign Operations

        During 2007, we operated internationally in Argentina and Mexico. In Argentina, we operated 37 well service rigs and seven drilling rigs and oilfield transportation vehicles, all of which we include in our well servicing segment. We commenced operations in Mexico during the second quarter of 2007. In February 2007, PEMEX awarded our Mexican subsidiary, Key Energy Services de México S. de R.L. de C.V., a 22-month contract valued at $45.8 million (USD) to provide field production solutions and well workover services. Under the terms of the contract, we initially provided three well service rigs outfitted with our proprietary KeyView® system, and we installed two KeyView® systems on PEMEX-owned well service rigs. The contract grants PEMEX the option to call for additional rigs and KeyView® systems in the future, although these incremental services are not included in the contract. The current project covers PEMEX's North Region assets and initially focuses on oil wells in Burgos, Poza Rica-Altamira and Cerro Azul. During the first half of 2008 we delivered an additional three rigs to Mexico, as well as another twelve KeyView® units. Subsequent to June 30, 2008 we delivered an additional three rigs. Concurrent with the deployment of additional equipment, we intend to seek an extension of our contract with PEMEX.

        Revenue from our international operations during 2007 totaled $105.8 million, or 6.4% of total revenue. Revenue from international operations for 2006 and 2005 totaled $78.3 million and $68.2 million, respectively.

        On September 5, 2007, we acquired Advanced Measurements, Inc., a privately-held Canadian technology company focused on oilfield service equipment controls, data acquisition and digital information work flow. In addition, in connection with the acquisition, we acquired a 51% ownership interest in Advanced Flow Technologies, Inc., a privately-held Canadian technology company focused on low cost wireless gas well production monitoring. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Acquisitions."

Customers

        Our customers include major oil companies, independent oil and natural gas production companies, and foreign national oil and natural gas production companies. During the years ended December 31, 2007, 2006 and 2005, no single customer accounted for 10% or more of our consolidated revenues.

Competition and Other External Factors

        In the well servicing markets, we believe that, based on available industry data, we are the largest provider of well service rigs in the United States. At December 31, 2007, we had 975 active rigs. Based on the Weatherford-AESC ("AESC") well service rig count, which is available on Weatherford International's internet website, there were approximately 2,839 well service rigs in the United States at December 31, 2007. A well service industry survey published by a U.S. investment bank suggests that there are more well service rigs in the United States than are reported by the AESC count. We agree that there are likely more rigs than reported by the AESC and we believe the active rig count could be as high as 3,600 well service rigs. The difference between the AESC data and the investment bank survey is likely attributable to (i) not all U.S. well service providers being members of the AESC, (ii) some U.S. oil and natural gas producers owning well service rigs and not reporting to the AESC, and (iii) poor reporting of equipment by certain members of the AESC.

        The markets in which we operate are highly competitive. Competition is influenced by such factors as price, capacity, availability of work crews, and reputation and experience of the service provider. We believe that an important competitive factor in establishing and maintaining long-term customer relationships is having an experienced, skilled and well-trained work force. In recent years, many of our larger customers have placed increased emphasis on the safety performance and quality of the crews, equipment and services provided by their contractors. We have devoted, and will continue to devote, substantial resources toward employee safety and training programs. In addition, we believe that the KeyView® system has provided and will continue to provide important safety enhancements. Although we believe customers consider all of these factors, price is generally the primary factor in determining which service provider is awarded the work. However, we believe that most customers are willing to pay a slight premium for the quality and efficient service we provide.

        Significant well service providers include Nabors Industries, Basic Energy Services and Complete Production Services. Other large competitors include Bronco Drilling Company, Inc. and Forbes Energy Services. In addition, though there has been consolidation in the domestic well servicing industry, there are numerous small companies that compete in Key's well servicing markets. We do not believe that any other competitors have greater numbers of active well service rigs than Key. In Argentina, our largest competitors are Pride International, Nabors Industries, and Allis-Chalmers Energy, Inc. Schlumberger Ltd. and Nabors Industries are our largest competitors in Mexico.

        The pressure pumping market is dominated by three major competitors: Schlumberger Ltd., Halliburton Company and BJ Services Company. These three companies have a substantially larger asset base than Key and are believed to operate in all major U.S. oil and natural gas producing basins. Other competitors include Weatherford International, Superior Well Service, Basic Energy Services, Complete Production Services, Frac-Tech and RPC. The pressure pumping industry is very competitive, and the three major competitors generally lead pricing in any particular region. Our pressure pumping services operate in niche markets and historically have competed effectively with these competitors based on performance and strong customer service. Where feasible, we cross market our pressure pumping services along with our well service rigs and fishing and rental services, thereby offering our customers the ability to minimize vendors, which, we believe, will improve efficiency. This cross marketing capability is unique to Key, because none of the three major pressure pumping contractors operate well service rigs in the United States.

        The U.S. fishing and rental equipment market is fragmented compared to our other product lines. Companies which provide fishing services generally compete based on the reputation of their fishing tool operators and their relationships with customers. Competition for rental tools is sometimes based on price; however, in most cases, when a customer chooses a specific fishing tool operator for a particular job, then the necessary rental equipment will be part of that job as well. Our primary competitors include: Baker Oil Tools, Smith International, Weatherford International, Basic Energy Services, Superior Energy Services, Quail Tools (owned by Parker Drilling) and Knight Oil Tools.

        The need for well servicing, pressure pumping services and fishing and rental services fluctuates, primarily, in relation to the price (or anticipated price) of oil and natural gas, which, in turn, is driven by the supply of and demand for oil and natural gas. Generally, as supply of those commodities decreases and demand increases, service and maintenance requirements increase as oil and natural gas producers attempt to maximize the productivity of their wells in a higher priced environment.

        The level of our revenues, earnings and cash flows are substantially dependent upon, and affected by, the level of domestic and international oil and gas exploration and development activity, as well as the equipment capacity in any particular region. For a more detailed discussion, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Properties

        Key leases executive office space in Houston, Texas (principal executive office) and Midland, Texas. In addition, we conduct our operations using a combination of owned and leased properties in each of our geographic markets. Our leased properties are subject to various lease terms and expirations. As of December 31, 2007, we owned 142 properties, 10 of which were inactive. We also operated 75 leased office and yard locations. We owned or leased 57 salt water disposal wells, ten of which were inactive at December 31, 2007. The majority of our salt water disposal wells are located in Texas.

        We believe all properties that we currently occupy are suitable for their intended use. We believe that we have sufficient facilities to conduct our operations during 2008. However, we continue to evaluate the purchase or lease of additional properties or the consolidation of our properties, as our business requires.

Employees

        As of December 31, 2007, we employed approximately 8,380 persons in our domestic operations and approximately 1,440 additional persons in Argentina, Mexico and Canada. Our domestic employees are not represented by a labor union and are not covered by collective bargaining agreements. Many of our field employees in Argentina are represented by formal unions and we experienced a 42-day labor strike during the quarter ended June 30, 2008. While Mexico has a strong petroleum workers union, we are currently only employing non-union workers in Mexico. Except as described above, we have not experienced any material work stoppages associated with labor disputes or grievances and consider our relations with our employees to be satisfactory. During 2007, we experienced an annual employee turnover rate of approximately 41%, compared to a turnover rate of approximately 45% in 2006. The high turnover rate is caused, in part, by the nature of the work, which is physically demanding and sometimes performed in harsh outdoor conditions. As a result, workers may choose to pursue employment in fields that offer a more desirable work environment at wage rates that are competitive with ours. Alternatively, some employees may leave Key if they can earn a higher wage with a competitor. A discussion of the risks associated with our high turnover is presented in "Risk Factors—Business-Related Risk Factors."

Governmental Regulations

        Our operations are subject to various federal, state, and local laws and regulations pertaining to health, safety and the environment. We cannot predict the level of enforcement of existing laws or regulations or how such laws and regulations may be interpreted by enforcement agencies or court rulings in the future. We also cannot predict whether additional laws and regulations affecting our business will be adopted, or the effect such changes might have on us, our financial condition or our business. The following is a summary of the more significant existing environmental, health and safety laws and regulations to which our operations are subject and for which compliance may have a material adverse impact on our results of operation or financial position.

  Environmental Regulations

        Our operations routinely involve the storage, handling, transport and disposal of bulk waste materials, some of which contain oil, contaminants, and regulated substances. Various environmental laws and regulations require prevention, and where necessary, cleanup of spills and leaks of such materials, and some of our operations must obtain permits that limit the discharge of materials. Failure to comply with such environmental requirements or permits may result in fines and penalties, remediation orders and revocation of permits.

        Laws and regulations protecting the environment have become more stringent over the years, and in certain circumstances may impose "strict liability," rendering us liable for environmental damage without regard to negligence or fault on our part. Moreover, cleanup costs, penalties, and other damages arising as a result of new or changes to existing environmental laws and regulations could be substantial and could have a material adverse effect on our financial condition, results of operations and cash flows. From time to time, claims have been made and litigation has been brought against us under such laws. However, the costs incurred in connection with such claims and other costs of environmental compliance have not had a material adverse effect on our past operations or financial statements. Management believes that Key conducts its operations in substantial compliance with current federal, state and local requirements related to health, safety and the environment.

  Hazardous Substances and Waste

        The Comprehensive Environmental Response, Compensation, and Liability Act, as amended, referred to as "CERCLA" or the "Superfund" law, and comparable state laws impose liability without regard to fault or the legality of the original conduct on certain defined persons, including current and prior owners or operators of a site where a release of hazardous substances occurred and entities that disposed or arranged for the disposal of the hazardous substances found at the site. Under CERCLA, these "responsible persons" may be liable for the costs of cleaning up the hazardous substances, for damages to natural resources, and for the costs of certain health studies. In the course of our operations, we generate materials that are regulated as hazardous substances and, as a result, may incur CERCLA liability for cleanup costs. Also, claims may be filed for personal injury and property damage allegedly caused by the release of hazardous substances or other pollutants.

        We also generate solid wastes that are subject to the requirements of the Resource Conservation and Recovery Act, as amended, or "RCRA," and comparable state statutes. Certain materials generated in the exploration, development, or production of crude oil and natural gas are excluded from RCRA's hazardous waste regulation, but these wastes, which include wastes currently generated during our operations, could be designated as "hazardous wastes" in the future and become subject to more rigorous and costly disposal requirements. Any such changes in these laws and regulations could have a material adverse effect on our operating expense.

        Although we used operating and disposal practices that were standard in the industry at the time, hydrocarbons or other wastes may have been released at properties owned or leased by us now or in the past, or at other locations where these hydrocarbons and wastes were taken for treatment or disposal. Under CERCLA, RCRA and analogous state laws, we could be required to clean up contaminated property (including contaminated groundwater), or to perform remedial activities to prevent future contamination.

  Air Emissions

        The Clean Air Act, as amended, or "CAA," and state laws and regulations restrict the emission of air pollutants and also impose various monitoring and reporting requirements. These laws and regulations may require us to obtain approvals or permits for construction, modification or operation of certain projects or facilities and may require use of emission controls. Our failure to comply with CAA requirements and those of similar state laws and regulations could subject us to civil and criminal penalties, injunctions, and restrictions on operations.

  Global Warming and Climate Control

        Recent scientific studies suggest that emissions of greenhouse gases (including carbon dioxide and methane) may contribute to warming of the Earth's atmosphere. In response to such studies, the U.S. Congress is considering legislation to reduce greenhouse gas emissions. In addition, many states have already taken measures to address greenhouse gases through the development of greenhouse gas emission inventories, and/or regional greenhouse gas cap and trade programs. As a result of the U.S. Supreme Court's decision on April 2, 2007 in Massachusetts et al. v. EPA, the Environmental Protection Agency (the "EPA") may regulate greenhouse gas emissions from mobile sources (e.g. cars and trucks) even if Congress does not adopt new legislation. The Court's holding in Massachusetts that greenhouse gases are covered pollutants under the CAA may also result in future regulation of greenhouse gas emissions from stationary sources. Legislation or regulatory programs that restrict greenhouse gas emissions in areas where we conduct business could increase our costs in order to stay compliant with any new laws.

  Water Discharges

        We operate facilities that are subject to requirements of the Clean Water Act, or "CWA," and analogous state laws that impose restrictions and controls on the discharge of pollutants into navigable waters. Pursuant to these laws, permits must be obtained to discharge pollutants into state waters or waters of the United States, including to discharge storm water runoff from certain types of facilities. Spill prevention, control and countermeasure requirements under the CWA require implementation of measures to help prevent the contamination of navigable waters in the event of a hydrocarbon spill. Other requirements for the prevention of spills are established under the Oil Pollution Act of 1990, as amended, or "OPA", which amends the CWA and applies to owners and operators of vessels, including barges, offshore platforms, and certain onshore facilities. Under OPA, regulated parties are strictly liable for oil spills and must establish and maintain evidence of financial responsibility sufficient to cover liabilities related to an oil spill for which such parties could be statutorily responsible. The CWA can impose substantial civil and criminal penalties for non-compliance.

  Employees

        Occupational Safety and Health Act.    We are subject to the requirements of the federal Occupational Safety and Health Act, as amended, or "OSHA", and comparable state laws that regulate the protection of employee health and safety. OSHA's hazard communication standard requires that information about hazardous materials used or produced in our operations be maintained and provided to employees, state and local government authorities and citizens. We believe that our operations are in substantial compliance with OSHA requirements.

        Marine Employees.    Certain of our employees who perform services on our barge rigs or work offshore are covered by the provisions of the Jones Act, the Death on the High Seas Act and general maritime law. These laws operate to make the liability limits established under state workers' compensation laws inapplicable to these employees. Instead, these employees or their representatives are permitted to pursue actions against us for damages resulting from job related injuries, with generally no limitations on our potential liability.

  Other Laws and Regulations

        Saltwater Disposal Wells.    We operate saltwater disposal wells that are subject to the CWA, Safe Drinking Water Act, and state and local laws and regulations, including those established by the EPA's Underground Injection Control Program which establishes the minimum program requirements. Most of our saltwater disposal wells are located in Texas and we also operate saltwater disposal wells in Arkansas, Louisiana and New Mexico. Regulations in these states require us to obtain a permit to operate each of our saltwater disposal wells. The applicable regulatory agency may suspend or modify one of our permits if our well operation is likely to result in pollution of freshwater, substantial violation of permit conditions or applicable rules, or leaks to the environment. We maintain insurance against some risks associated with our well service activities, but there can be no assurance that this insurance will continue to be commercially available or available at premium levels that justify its purchase by us. The occurrence of a significant event that is not fully insured or indemnified could have a material adverse effect on our financial condition and operations.

        Electric Wireline.    We conduct cased-hole electric wireline logging, which may entail the use of radioactive isotopes along with other nuclear, electrical, acoustic, and mechanical devices to evaluate downhole formation. Our activities involving the use of isotopes are regulated by the U.S. Nuclear Regulatory Commission and specified agencies of certain states. Additionally, we may use high explosive charges for perforating casing and formations, and various explosive cutters to assist in wellbore cleanout. Such operations are regulated by the U.S. Department of Justice, Bureau of Alcohol, Tobacco, Firearms, and Explosives and require us to obtain licenses or other approvals for the use of densitometers as well as explosive charges. We have obtained these licenses and approvals when necessary and believe that we are in substantial compliance with these federal requirements.

Legal Proceedings

  Class Action Lawsuits and Derivative Activities

        Since June 2004, we were named as a defendant in six class action complaints for alleged violations of federal securities laws, which have been filed in federal district court in Texas. They are as follows:

  •
  Cause No. MO-04-CV-082; Peter Kaltman, on behalf of himself and all others similarly situated v. Key Energy Services, Inc., Francis D. John, Royce W. Mitchell, Richard J. Alario and James J. Byerlotzer, filed in the United States District Court for the Western District of Texas

  •
  Cause No. MO-04-CV-083; Malcolm Lord, Individually and on Behalf of all Others Similarly situated v. Key Energy Services, Inc., Francis D. John, Richard J. Alario, James J. Byerlotzer and Royce W. Mitchell, filed in the United States District Court for the Western District of Texas

  •
  Cause No. MO-04-CV-090; Celeste Navon, on behalf of herself and all others similarly situated v. Key Energy Services, Inc., Francis John, Royce Mitchell, James Byerlotzer and Richard Alario, filed in the United States District Court for the Western District of Texas

  •
  Cause No. MO-04-CV-104; David W. Ortbals, on Behalf of Himself and All Others Similarly situated v. Key Energy Services, Inc., Richard J. Alario, James J. Byerlotzer, Francis D. John, and Royce W. Mitchell, filed in the United States District Court for the Western District of Texas

  •
  Cause No. MO-04-CV-0254; Paul E. Steward, on Behalf of Himself and All Others Similarly situated v. Key Energy Services, Inc., Francis D. John and Royce W. Mitchell, filed in the United States District Court for the Western District of Texas

  •
  Cause No. MO-04-CV-0227; Garco Investment LLP Individually and on Behalf of all Others Similarly Situated v. Key Energy Services, Inc., Richard J. Alario, James J. Byerlotzer, Francis D. John and Royce W. Mitchell, filed in the United States District Court for the Western District of Texas

        These six actions were consolidated into one action. On November 1, 2005, the plaintiffs filed a consolidated amended class action complaint. The complaint was brought on behalf of a putative class of purchasers of our securities between April 29, 2003 and June 4, 2004. The complaint named Key, Francis D. John, Royce W. Mitchell, Richard J. Alario and James J. Byerlotzer as defendants. The complaint generally alleged that we made false and misleading statements and omitted material information from our public statements and SEC reports during the class period in violation of the Securities Exchange Act of 1934, including alleged: (i) overstatement of revenues, net income, and earnings per share, (ii) failure to take write downs of assets, consisting of primarily idle equipment, (iii) failure to amortize the Company's goodwill, (iv) failure to disclose that the Company lacked adequate internal controls and therefore was unable to ascertain the true financial condition of the Company, (v) material inflation of the Company's financial results at all relevant times, (vi) misrepresentation of the value of acquired businesses, and (vii) failure to disclose misappropriation of funds by employees.

        In addition, four shareholder derivative suits were filed by certain of our shareholders. They are as follows:

  •
  Cause No. 2004-CV-44728; Moonlight Investments, LTD. on Behalf of Nominal Defendant Key Energy Services, Inc., v. Francis D. John, Richard J. Alario, James J. Byerlotzer, Royce W. Mitchell, Kevin P. Collins, W. Phillip Marcum, and Ralph S. Michael, III, and Key Energy Services, Inc., filed in the 385th Judicial District Court, Midland County, Texas

  •
  Cause No. EP-04-CA-0457; Sandra Weissman, Derivatively on Behalf of Key Energy Services, Inc., v. Francis D. John, David J. Breazzano, Kevin P. Collins, William D. Fertig, W. Phillip Marcum, Ralph S. Michael III, J. Robinson West, James J. Byerlotzer, Royce W. Mitchell, Richard J. Alario and Key Energy Services, Inc., a Maryland Corporation, filed in the United States District Court Western District of Texas

  •
  Cause No. EP-04-CA-0456; Daniel Bloom, Derivatively on Behalf of Key Energy Services, Inc., v. Francis D. John, David J. Breazzano, Kevin P. Collins, William D. Fertig, W. Phillip Marcum, Ralph S. Michael III, J. Robinson West, James J. Byerlotzer, Royce W. Mitchell, Richard J. Alario and Key Energy Services, Inc., a Maryland Corporation, filed in the United States District Court Western District of Texas

  •
  Cause No. 2007-31254; Sandra Weissman, Derivatively on Behalf of Key Energy Services, Inc., v. Francis D. John, David J. Breazzano, Kevin P. Collins, William D. Fertig, W. Phillip Marcum, Ralph S. Michael III, J. Robinson West, James J. Byerlotzer, Royce W. Mitchell, Richard J. Alario and Key Energy Services, Inc., a Maryland Corporation, filed in the 270th Judicial District, Harris County, Texas

        The first derivative suit was filed on August 9, 2004 in state court in Midland, Texas. Two other derivative suits were filed in federal court in El Paso, Texas on December 10, 2004 and subsequently transferred to federal court in Midland, Texas and consolidated by agreement of the parties. Following dismissal of those two actions for failure to make a demand, a fourth derivative suit was filed in Texas state court in Harris County, Texas on May 22, 2007. Francis D. John, David J. Breazzano, Kevin P. Collins, William D. Fertig, W. Phillip Marcum, Ralph S. Michael III, J. Robinson West, James J. Byerlotzer, Royce W. Mitchell, and Richard J. Alario were named as defendants in one or more of those actions. The actions were filed by individual shareholders purporting to act on our behalf, asserting various claims against the named officer and director defendants. The derivative actions generally allege the same facts as those in the shareholder class action suits. Those suits also allege breach of fiduciary duty, abuse of control, waste of corporate assets, and unjust enrichment by these defendants.

        On September 7, 2007, we reached agreements in principle to settle all pending securities class action and derivative lawsuits in consideration of payments totaling $16.6 million in exchange for full and complete releases for all defendants, of which Key will be required to pay approximately $1.1 million. We received final approval of the settlement of the shareholder and class action claims on March 6, 2008, and preliminary court approval on the derivative action on April 18, 2008. A hearing for final approval on the derivative settlement was held on August 1, 2008. No objections were made by any party during the hearing. The Company anticipates that the final order dismissing the derivative actions will be signed in the third quarter. Following dismissal, all of the litigation in the shareholder and derivative matters will be concluded, and if there are no actions taken to reconsider the order that has been signed by the court, the court-approved administrator in these matters will begin distribution of payments to eligible class members according to the terms of the settlement. We anticipate this will also be completed in the third quarter of 2008.

  Other Matters

        In addition to various suits and claims that have arisen in the ordinary course of business, we continue to be involved in litigation with our former executive officers as well as a class action lawsuit in California. We do not believe that the disposition of any of these items, including litigation with former management, will result in a material adverse effect on our consolidated financial position, results of operations or cash flows. Please see Note 12, "Commitments and Contingencies," and Note 10, "Commitments and Contingencies," to our audited consolidated financial statements and our unaudited condensed consolidated financial statements, respectively, included elsewhere in this prospectus.

MANAGEMENT

Executive Officers and Directors

        The following table sets out the names and ages of each of our executive officers and directors, followed by a description of their business experience, as of August 1, 2008. Executive officers are appointed annually by the Board of Directors. There are no family relationships between or among any of our officers or directors.

Name	Age	Position	Executive Officer or Director Since
Richard J. Alario	53	Chairman of the Board, President, Chief Executive Officer, and Chief Operating Officer	2004
Newton W. Wilson III	57	Executive Vice President and Chief Operating Officer	2005
William M. Austin	62	Senior Vice President and Chief Financial Officer	2005
Kim B. Clarke	52	Senior Vice President and Chief People Officer	2005
Don D. Weinheimer	49	Senior Vice President of Business Development, Technology and Strategic Planning	2006
Phil G. Coyne	57	Senior Vice President—Eastern Region	2004
Jim D. Flynt	63	Senior Vice President—Western Division	2003
Kimberly R. Frye	39	Senior Vice President, General Counsel and Secretary	2008
J. Marshall Dodson	37	Vice President and Chief Accounting Officer	2005
D. Bryan Norwood	53	Vice President and Treasurer	2006
David J. Breazzano	52	Lead Director and Compensation Committee Chairman	1997
Lynn R. Coleman	68	Director	2007
Kevin P. Collins	57	Director	1996
William D. Fertig	51	Director and Corporate Governance & Nominating Committee Chairman	2000
W. Phillip Marcum	64	Director	1996
Ralph S. Michael, III	53	Director and Audit Committee Chairman	2003
William F. Owens	57	Director	2007
Robert K. Reeves	50	Director	2007
J. Robinson West	61	Director	2001
Arlene M. Yocum	51	Director	2007

        Richard J. Alario joined the Company as President and Chief Operating Officer effective January 1, 2004. On May 1, 2004, Mr. Alario was promoted to Chief Executive Officer and appointed to the Board. He was elected Chairman of the Board on August 25, 2004. Prior to joining the Company, Mr. Alario was employed by BJ Services Company, where he served as Vice President from May 2002 after OSCA, Inc. was acquired by BJ Services. Prior to joining BJ Services, Mr. Alario had over 21 years of service in various capacities with OSCA, an oilfield services company, most recently serving as its Executive Vice President. He currently serves as director and chairman of the Health, Safety, Security and Environmental Committee of the National Ocean Industries Association. Mr. Alario holds a BA from Louisiana State University.

        Newton W. Wilson III was elected Chief Operating Officer effective June 25, 2008. He joined the Company as Senior Vice President, General Counsel and Secretary effective January 24, 2005. Previously, Mr. Wilson served as Senior Vice President, General Counsel and Secretary of Forest Oil Corporation, which he joined in November 2000. Prior to joining Forest, Mr. Wilson was a consultant to the oil industry as well as an executive for two oil and gas companies, Union Texas Petroleum and Transco Energy Company. Mr. Wilson received a BBA from Southern Methodist University and a JD from the University of Texas.

        William M. Austin was named Senior Vice President and Chief Financial Officer on January 20, 2005. He also served as Chief Accounting Officer from January 20, 2005 to August 22, 2005. Mr. Austin served as an advisor, principally in a financial capacity, to the Company for six months prior to becoming an officer of Key. Prior to joining the Company, Mr. Austin served as Chief Restructuring Officer of Northwestern Corporation from 2003 to 2004, which declared bankruptcy in September 2003. Mr. Austin served as Chief Executive Officer, U.S. Operations, of Cable & Wireless/Exodus Communications from 2001 to 2002, which declared bankruptcy in September 2001. He also served as Chief Financial Officer of BMC Software from 1997 to 2001. Prior to that, Mr. Austin spent nearly six years at McDonnell Douglas Aerospace, a subsidiary of McDonnell Douglas Corporation, serving most recently as Vice President and Chief Financial Officer, and 18 years at Bankers Trust Company. Mr. Austin received a BS in Electrical Engineering from Brown University and an MBA from Columbia University.

        Kim B. Clarke joined the Company on November 22, 2004 as Vice President and Chief People Officer. She was elected as an executive officer in January 2005. As of January 1, 2006, Ms. Clarke serves as our Senior Vice President and Chief People Officer. Ms. Clarke previously served as Vice President of Human Resources for GC Services from 1999 to 2004. Prior to that she served in a number of senior level human resource roles for Browning Ferris Industries (BFI) from 1988 to 1997 and as BFI's Vice President Human Resources from 1997 to 1999. Ms. Clarke's 30 years of work experience also includes industry experience with Baker Service Tools and National Oilwell. Ms. Clarke holds a BS degree from the University of Houston.

        Don D. Weinheimer joined the Company on October 2, 2006. Previously, Mr. Weinheimer served as Vice President, Technology Globalization, within Halliburton's Energy Services Group from July 2006 to October 2006. Prior to that, Mr. Weinheimer served in various capacities with Halliburton and divisions of Halliburton since 1981. Mr. Weinheimer has over 25 years of industry experience, including international operational and business development experience in both the Middle East and Algeria. Mr. Weinheimer holds a BS degree in Agricultural Engineering from Texas A&M University.

        Phil G. Coyne became Senior Vice President of the Company's Eastern Region in September 2004. He was appointed as an executive officer in April 2005. Mr. Coyne joined the Company as Vice President—Eastern Region in April of 2004. Before joining the Company, Mr. Coyne was Vice President of North America for Owen Oil Tools, an explosives manufacturer and a division of Core Laboratories, from 2001 to 2004. He served as U.S. Operations Support Manager for Wood Group (a British based company) from 1999 to 2001. Mr. Coyne served in various positions with Western Atlas from 1984 to 2000, most recently serving as the District Manager of Atlas's Broussard, Louisiana offshore operations. Mr. Coyne is a Vietnam era veteran and was in the Air Force stationed primarily in Thailand.

        Jim D. Flynt assumed his current position as Senior Vice President—Western Region effective September 2004. Mr. Flynt became an executive officer of the Company effective March 5, 2003 when he was promoted to Senior Vice President—Production Services. From December 1999 to March 2003, Mr. Flynt served as Vice President—Western Operations. Mr. Flynt joined the Company in September 1998 as the President of the Company's California Division, following the Company's acquisition of Dawson Production Services, Inc. From February 1997 to September 1998, Mr. Flynt served as the Regional Vice President of Dawson Production Services, Inc. Before joining Dawson Production Services, Inc., he was Vice President, Area Manager, of Pride Petroleum Services, Inc. from January 1996 to February 1997. From June 1995 to January 1996, he served as District Manager of Pool California Production Service, a subsidiary of Pool Energy Services Co. From March 1976 to June 1995, he served as Vice President, Operations, of California Production Services, Inc.

        Kimberly R. Frye was promoted to Senior Vice President, General Counsel and Secretary effective July 19, 2008. She joined the Company in October 2002 as Associate General Counsel and served as Acting General Counsel from August 2004 to January 2005. Prior to joining the Company, Ms. Frye was an attorney with Porter & Hedges, L.L.P. in Houston, Texas. She was also a federal bank examiner for the FDIC prior to attending law school. Ms. Frye received her BS in Corporate Finance and Investment Management from the University of Alabama in 1991 and her JD from the University of Houston in 1997.

        J. Marshall Dodson joined the Company as Vice President and Chief Accounting Officer on August 22, 2005. Prior to joining the Company, Mr. Dodson served in various capacities at Dynegy, Inc. from 2002 to August 2005, most recently serving as Managing Director and Controller, Dynegy Generation. Mr. Dodson started his career with Arthur Andersen LLP in Houston, Texas in 1993, serving most recently as a senior manager prior to joining Dynegy, Inc. Mr. Dodson is a Certified Public Accountant and holds a BBA from the University of Texas at Austin.

        D. Bryan Norwood was named Vice President and Treasurer effective October 20, 2006. Mr. Norwood has 30 years of experience, most recently as Eastern Region Controller for the Company, having served in that capacity from September 2005 to October 2006. Prior to joining Key, Mr. Norwood owned a consulting company DBN Norwood Services, Inc., from September 2003 to September 2005. He served as Vice President Finance Americas for Bredero Shaw Company from January 1998 to September 2003. Mr. Norwood is a Certified Public Accountant and is a graduate of the University of Texas at Austin, where he received his BBA.

        David J. Breazzano was named Lead Director in August 2004. Mr. Breazzano is president and one of the founding principals of DDJ Capital Management, LLC, an investment management firm established in 1996. He holds a BA from Union College, where he serves on the Board of Trustees, and an MBA from Cornell University.

        Lynn R. Coleman was a partner in the energy practice of the law firm of Skadden, Arps, Slate, Meagher and Flom LLP from 1981 until his retirement in 2007. Prior to joining Skadden, Mr. Coleman served as the general counsel of the U.S. Department of Energy and later as deputy secretary. In March 2008, Mr. Coleman was appointed to the Supervisory Board of Lyondell Basell Industries, a Luxembourg entity, which is a large chemical company with operations in the U.S. and internationally. He holds an LLB degree from the University of Texas and a BA from Abilene Christian College.

        Kevin P. Collins has been Managing Member of The Old Hill Company LLC since 1997. From 1992 to 1997, he served as a principal of JHP Enterprises, Ltd., and from 1985 to 1992, as Senior Vice President of DG Investment Bank, Ltd., both of which were engaged in providing corporate finance and advisory services. Mr. Collins was a director of WellTech, Inc., or WellTech, from January 1994 until March 1996, when WellTech was merged into the Company. Mr. Collins is also a director of The Penn Traffic Company, PowerSecure International, Inc. and Contractors Holding, Inc. He holds BS and MBA degrees from the University of Minnesota. Mr. Collins is a CFA Charterholder.

        William D. Fertig has been Co-Chairman and Chief Investment Officer of Context Capital Management, an investment advisory firm since 2002. Mr. Fertig was a Principal and a Senior Managing Director of McMahan Securities from 1990 through April 2002. Mr. Fertig previously served in various senior capacities at Drexel Burnham Lambert and Credit Suisse First Boston from 1980 through 1990. He holds a BS from Allegheny College and an MBA from the Stern Business School of New York University.

        W. Phillip Marcum was a director of WellTech, Inc. from January 1994 until March 1996, when WellTech was merged into the Company. From October 1995 until March 1996, Mr. Marcum was the non-executory Chairman of the Board of Directors of WellTech. He was Chairman of the Board, President and Chief Executive Officer of Metretek Technologies, Inc., formerly known as Marcum Natural Gas Services, Inc., from January 1991 to April 2007 when he retired. The company is now known as PowerSecure International, Inc. Mr. Marcum also serves on the board of directors of ADA-ES, a Denver, Colorado based, publicly-held company. He is presently a principal in MG Advisors, LLC. He holds a BBA from Texas Tech University.

        Ralph S. Michael, III was President and Chief Operating Officer of the Ohio Casualty Insurance Company from July 25, 2005 until its sale on August 24, 2007. From 2004 through July 2005, Mr. Michael served as Executive Vice President and Manager of West Commercial Banking for U.S. Bank, National Association and then as Executive Vice President and Manager of Private Asset Management for U.S. Bank. He also served as President of U.S. Bank Oregon from 2003 to 2005. From 2001 to 2002, he served as Executive Vice President and Group Executive of PNC Financial Services Group, with responsibility for PNC Advisors, PNC Capital Markets and PNC Leasing. From 1996 to 2001, he served as Executive Vice President and Chief Executive Officer of PNC Corporate Banking. He was a director of Integrated Alarm Services Group from January 2003 until April 2007 and a director of T.H.E. Inc. from 1991 to 2004. He has been a director of Cincinnati Bengals, Inc. since April 2005. Mr. Michael also served as a director of Ohio Casualty Corporation from April 2002 until July 25, 2005. Mr. Michael began serving as a director of Friedman, Billings, Ramsey Group, Inc. in June 2006 and as a director of AK Steel Corporation in July 2007. He holds a BA from Stanford University and an MBA from the Graduate School of Management of the University of California Los Angeles.

        William F. Owens served as Governor of Colorado from 1999 to 2007. Mr. Owens served as a member of the Colorado state house of representatives from 1982 to 1988, as a member of the state senate from 1988 to 1994 and as Colorado state treasurer from 1994 to 1998. Prior to his public service, Mr. Owens was a consultant with Touche Ross & Co., now Deloitte & Touche, LLP. In addition to his public service, Mr. Owens served for more than 10 years as Executive Director of the Colorado Petroleum Association, which represented 400 energy firms doing business in the Rockies. He holds a master's degree in public administration from the Lyndon B. Johnson School of Public Affairs at the University of Texas at Austin and an undergraduate degree from Stephen F. Austin University.

        Robert K. Reeves is Senior Vice President, General Counsel and Chief Administrative Officer of Anadarko Petroleum Corporation. From 2004 to February 2007, Mr. Reeves served as Senior Vice President, Corporate Affairs & Law and Chief Governance Officer of Anadarko. Prior to joining Anadarko, he served as Executive Vice President, Administration and General Counsel of North Sea New Ventures from 2003 to 2004, and as Executive Vice President, General Counsel and Secretary of Ocean Energy, Inc. and its predecessor companies from 1997 to 2003. He holds a BA and JD from Louisiana State University.

        J. Robinson West is the founder, and since 1984 has served as Chairman and a director, of PFC Energy, strategic advisers to international oil and gas companies, national oil companies, and petroleum ministries. Previously, Mr. West served as U.S. Assistant Secretary of the Interior with responsibility for offshore oil leasing policy from 1981 through 1983. He was Deputy Assistant Secretary of Defense for International Economic Affairs from 1976 through 1977 and a member of the White House Staff from 1974 through 1976. He is currently a member of the Council on Foreign Relations and the National Petroleum Council, and serves as Chairman of the Board of the United States Institute of Peace. Mr. West is also a director of Cheniere Energy, Inc. He holds a BA from the University of North Carolina at Chapel Hill and a JD from Temple University Law School.

        Arlene M. Yocum has been Executive Vice President, Managing Executive of Client Service and Distribution for PNC's Wealth Management and Institutional Investment Groups since 2003. Prior to that she served as an Executive Vice President of PNC's Institutional Investment Group from 2000 to 2003. Ms. Yocum is a director of Protection One, Inc. She holds a JD from Villanova School of Law and a BA from Dickinson College.

Director Independence

        Under applicable rules of the New York Stock Exchange, or NYSE, a director will only qualify as "independent" if our Board affirmatively determines that he or she has no direct or indirect material relationship with the Company. In addition, all members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also required to meet the applicable independence requirements set forth in the rules of the NYSE and the SEC.

        The Board has determined that, except for Mr. Alario, who serves as the President and Chief Executive Officer, each of our current directors is independent within the meaning of the foregoing rules. Further, the Board considered Mr. Reeves' position as an executive officer with one of our customers, Anadarko Petroleum Corporation, or Anadarko, and determined that the relationship between Anadarko and the Company does not affect Mr. Reeves' independence. See "Certain Relationships and Related Transactions."

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Breazzano (Chairman), Fertig, Marcum, Reeves and West, all of whom are independent non-management directors. None of the Compensation Committee members has served as an officer or employee of the Company, and none of the Company's executive officers have served as a member of a compensation committee or board of directors of any other entity, which has an executive officer serving as a member of the Company's Board of Directors.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

        The Compensation Committee of our Board has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Compensation Committee has the authority to engage independent compensation consultants, who report directly to the committee, to advise and consult on compensation issues.

        The Compensation Committee took the following actions during 2007 to improve the links between senior executive pay and performance by:

  •
  clearly aligning incentive pay with overall Company objectives and goals;

  •
  hiring a new independent compensation consultant to advise on executive compensation issues; and

  •
  realigning executive base, incentive and long-term compensation structures based on a clearly defined competitive pay strategy.

Compensation Consultant

        In May 2007, after interviewing several candidates, the Compensation Committee retained Longnecker & Associates, or Longnecker, as its new compensation consultant to advise the Compensation Committee on all matters related to the senior executives' compensation and general compensation programs. The Compensation Committee previously used Towers Perrin in this capacity.

        Longnecker assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors. Longnecker also provided guidance on industry best practices. Longnecker advised the Compensation Committee in (1) determining base salaries for senior executives, (2) recommending long-term incentive initiatives for consideration, and (3) designing and recommending individual grant levels for the 2007 long-term incentive awards for the senior executives.

        Compensation ranges for all positions are reviewed annually for adjustment. The last review was completed in July 2007. The review included total compensation for executives: base salary, annual incentives and long-term incentives. The review also assessed the competitiveness of each executive's compensation as compared to a specific peer group and other pertinent published surveys. Specifically, Longnecker evaluated where the total compensation for each executive stood relative to the 50th and 75th percentile of the peer group. Longnecker utilizes an average of public peer company information (50% weight) and published survey data (50% weight) in making their recommendations to the Compensation Committee. The following published surveys utilized by Longnecker were:

Economic Research Institute Executive Compensation Assessor Watson Wyatt Top Management Mercer Executive Benchmark Mercer Energy Towers Perrin Oilfield Services

        The benchmarks used for executive compensation comparisons include companies in our industry with similar revenue and companies we consider to be competing for the same level of executive talent. The following companies fit either one of those categories and were used in our peer group analysis:

Baker Hughes Inc.	Oil States International Inc.
Basic Energy Services Inc.	Patterson-UTI Energy Inc.
Complete Production Services	Pride International Inc.
Grant Prideco Inc.	Smith International Inc.
Grey Wolf Inc.	Superior Well Services, Inc.
Helix Energy Solutions Group	Transocean Offshore Inc.
Noble Corp	W-H Energy Services Inc.
Oceaneering International	Weatherford International Ltd.

        The recommendations of Longnecker, including the selection of the peer group, were reviewed with management and adjusted by the Compensation Committee as appropriate to provide the most relevant information to the Compensation Committee.

        Based on its review, Longnecker recommended that the target for all elements of total compensation for each executive should be in the 75th percentile of the peer group. Longnecker provided recommendations for targeted long-term incentive award amounts and incentive vehicles to deliver the awards. Longnecker's recommendation was to provide each executive a combination of stock options, stock appreciation rights and restricted stock in addition to base salary and bonus. In connection with its recommendation to the Compensation Committee, Longnecker considered not only the external market, but the internal circumstances affecting the Company such as the efforts required of senior management with respect to the delayed financial reporting process.

        From time to time, Longnecker provided advice with respect to reviewing and structuring our policy regarding fees paid to our directors as well as other equity and non-equity compensation awarded to non-management directors. Longnecker was also engaged in 2007 to analyze the possibility of implementing a company-wide severance plan.

        Advice and consulting for all other non-executive compensation is completed by third parties other than Longnecker.

Role of Executives in Establishing Compensation

        Throughout this prospectus, the individuals who served as our Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") during fiscal 2007, and each of our three other most highly compensated executive officers are referred to as the "Named Executive Officers" or "NEOs."

        The Compensation Committee makes the final determination of all compensation paid to our NEOs and is involved in all compensation decisions affecting our CEO. However, management also plays a role in the determination of executive compensation levels. The key members of management involved in the compensation process are the CEO, the CFO, the General Counsel and the Chief People Officer. Management proposes certain corporate and executive performance objectives for executive management. Management also participates in the discussion of peer companies to be used to benchmark NEO compensation, and recommends the overall funding level for cash bonuses and equity incentive awards. All management recommendations are reviewed, modified as necessary by the Compensation Committee, and approved by the Compensation Committee.

Compensation Philosophy

        In order to recruit and retain the most qualified and competent individuals as senior executives, we strive to maintain a compensation program that is competitive in our market and with respect to the general profession of our executives. We are committed to hiring and retaining qualified, motivated employees at all levels within the organization while ensuring that all forms of compensation are aligned with business needs. The purpose of our compensation program is to reward exceptional organizational and individual performance. Our compensation system is designed to support the successful attainment of our vision, values and business objectives.

        The following compensation objectives are considered in setting the compensation components for our senior executives:

  •
  attract and retain key executives responsible not only for our continued growth and profitability but also for ensuring proper corporate governance and principles;

  •
  motivate management to enhance long-term stockholder value and to align our executives' interests with those of our stockholders;

  •
  correlate a portion of management's compensation to measurable performance, including specific financial and operating goals; and

  •
  set compensation and incentive levels that reflect competitive market practices.

        We want our executives to be motivated to achieve the Company's short and long-term goals, without sacrificing our financial and corporate integrity in trying to achieve those goals. While an executive's overall compensation should be strongly influenced by the achievement of specific financial targets, we believe that an executive must be provided a degree of financial certainty and stability in his or her compensation.

        The principal components of our executive compensation program are base salary, cash incentive bonuses and long-term incentive awards in the form of stock options, restricted stock and stock appreciation rights. We blend these elements in order to formulate compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives on a short and long-term basis, and align the interests of our executive officers and other senior personnel with those of our stockholders. To understand our compensation philosophy, it is important to note that we believe that compensation is not the only manner in which we attract people to Key. We strive to hire and retain talented people who are compatible with our corporate culture, committed to our core values, and who want to make a contribution to our mission.

Elements of Compensation

        The total compensation and benefits program for our senior executives generally consists of the following components:

  •
  base salaries;

  •
  cash bonus incentive plan;

  •
  long-term equity based incentive compensation;

  •
  retirement, health and welfare benefits;

  •
  perquisites; and

  •
  certain post-termination payments.

Base Salaries

        We provide base salaries to compensate our senior executives and other employees for services performed during the fiscal year. This provides a level of financial certainty and stability in an industry with historical volatility and cyclicality. The base salaries are designed to reflect the experience, education, responsibilities and contribution of the individual executive officers. This form of compensation is eligible for annual merit increases, and is initially established for each executive through individual negotiation and is reflected in the executive's employment agreement. Thereafter, salaries are reviewed annually, based on a number of factors, both quantitative, including detailed organizational and competitive analyses performed by the consultant engaged by the Compensation Committee, and qualitative, including the Compensation Committee's perception of the executive's experience, performance and contribution to our business objectives and corporate values.

        Each of the NEOs, other than Mr. Weinheimer who joined the Company in 2006, received a salary increase in May 2007. The average salary increase for the NEOs during 2007 was 5.5%. The increase reflected the Compensation Committee's belief that the base salary should be between the 50th and 75th percentile of the peer group with respect to this component of total compensation.

Cash Bonus Incentive Plan

        The cash bonus incentive awards are variable cash compensation earned only when established semi-annual performance goals are achieved. It is designed to reward the plan participants, including the NEOs, who have achieved certain corporate and executive performance objectives and have contributed to the achievement of certain short and long-term objectives of the Company.

        Under this cash compensation program, each executive has the opportunity to earn a cash incentive compensation bonus based on the achievement of pre-determined operating and financial performance measures and other performance objectives established semi-annually by the Compensation Committee. Those goals are financial targets, safety targets, retention targets and some individual job-related targets. Each goal is weighted in terms of percentage of the total program.

        In 2007, our financial target was measured by our EBITDA performance and was tied to our financial business plan, which was approved by the Board. The Compensation Committee establishes a threshold and a target percentage of EBITDA performance for the period. The threshold level of EBITDA performance must be met in order to fund the incentive program. If the EBITDA performance falls short of such threshold, then no incentive bonuses are awarded under the program regardless of goal achievement under the other measures. If EBITDA threshold is achieved, but less than 100% of the target is achieved, then the executive may receive an incremental bonus percentage with respect to the EBITDA target. Assuming that the EBITDA financial threshold is met, the executive can then receive credit in the other bonus measurements. The executive may also receive incremental credit for the other bonus measurements even though 100% of the target goal with respect to each other performance measurement has not been reached. The Compensation Committee reviews these goals at the beginning of the period and authorizes payment following the end of the period.

        Each executive's bonus opportunity is initially reflected in the executive's employment agreement and subsequently reviewed at least annually. Currently, the Compensation Committee has set the aggregate annual bonus opportunity as a percentage of base salary, which is earned on a semi-annual basis. The aggregate participation percentage for all eligible employees can range from 10% to 100% of base salary. The participation percentage for all NEOs, on an annual basis, is 100% of base salary. However, if the Company performs above the financial business plan and therefore exceeds the established EBITDA performance measures, additional increments are awarded up to 140% of the weighted portion of the EBITDA target. Achievement over and above the financial target can occur only when the business plan is exceeded. Inasmuch as the business plan is our estimate of maximum expected achievement for such six-month period, exceeding the target for this measure is difficult.

        The following measures, which are discussed in more detail below, determined the size of bonus awards earned by the NEOs during 2007:

  •
  EBITDA;

  •
  safety;

  •
  employee turnover; and

  •
  additional individual objectives.

Measurements

  EBITDA

        The financial target is based on EBITDA; however, certain adjustments are made in the calculation of this performance measure for purposes of determining the financial target achieved. We calculate this financial target as net income before interest, taxes, depreciation and amortization. We also exclude (i) losses or gains on the sale of assets, (ii) losses on early extinguishment of debt, and (iii) net other expenses or other income.

  Safety

        The safety target is based on a goal established by the Compensation Committee at the beginning of the period. This goal represents the improvement required or desired result in the OSHA recordable incident rate. OSHA recordable incident rates are determined by measuring the number of incidents, such as accidents or injuries, involving our employees. Incidents that are recorded include accidents or injuries potentially resulting in a fatality, an employee missing work, an employee having to switch to "light" duty work or an employee needing to have medical treatment.

  Employee Turnover

        The employee retention goal is used as an incentive to reduce employee turnover. The goals are established by the Compensation Committee at the beginning of the period and represent a specific percentage of improvement or a desired minimum in the number of employees that terminate employment with the Company from the prior period goal.

  Individual Objectives

        Individual performance goals are based on individual objectives for each NEO specific to his or her area of expertise and influence, such as the implementation of a new corporate-wide initiative, system or policy. The Compensation Committee sets, to the extent it deems appropriate, the individual targets for the CEO and CFO, while the CEO sets the individual objectives for all other NEOs. The targets for these measures are derived from our 2007 business plan as approved by the Board and are set at or above the levels set within the business plan.

        Under our incentive compensation program, the Compensation Committee has discretion to adjust targets, as well as individual awards, either positively or negatively.

        The percentage weighting with respect to these target measurements for the first and second half of 2007 are set forth below. The tables also highlight the percentage of target measurements achieved by each of the NEOs for each six-month period for the cash bonus incentive plan. The actual levels achieved, which are expressed as a percentage of base salary for the corresponding period, are multiplied by 50% of the NEO's salary to calculate the amount earned by the NEO for the respective six-month period.

First Half 2007 Incentive Plan Measures

					1H07 Actual
	Performance Measure Weighting
Participant					% of Target Payout
	EBITDA	Safety	Turnover	Individual		$
Richard J. Alario	75%	15%	10%	—	46%	$182,500
William M. Austin	65%	10%	10%	15%	49%	$106,792
Newton W. Wilson III	65%	15%	5%	15%	53%	$105,750
Kim B. Clarke	50%	15%	10%	25%	64%	$83,672
Don D. Weinheimer	65%	15%	10%	10%	51%	$63,969

Second Half 2007 Incentive Plan Measures

					2H07 Actual
	Performance Measure Weighting
Participant					% of Target Payout
	EBITDA	Safety	Turnover	Individual		$
Richard J. Alario	75%	15%	10%	—	48%	$192,600
William M. Austin	65%	10%	10%	15%	43%	$94,064
Newton W. Wilson III	65%	15%	5%	15%	48%	$96,300
Kim B. Clarke	60%	15%	10%	15%	48%	$63,197
Don D. Weinheimer	60%	15%	10%	15%	38%	$47,812

        Prior to August 2007, the weighting of bonus targets was established primarily by the position of the employee and overall level of the employee in the Company's organizational structure. Generally, the higher the employee was ranked, the greater the weighting on the financial performance of the Company. In August 2007, senior management established the standard weighting of bonus targets for all corporate employees, other than NEOs, for the second half of 2007 as follows:

  •
  EBITDA—60%

  •
  Safety—5%

  •
  Turnover—5%

  •
  Individual—30%

        The standardization by management was implemented to provide consistency in the overall compensation plan. Management wanted to provide a greater percentage weighting to the financial performance target for all participants in the plan. It was management's belief that the new standard weighting of target bonuses would better align the goals of individuals with the success of the Company. The percentage targets for the second half of 2007 with respect to each of the NEOs, other than Mr. Alario, were also established by Mr. Alario in August 2007 based generally on the same analysis applied to all corporate employees. Mr. Alario's percentage targets, which were established by the Compensation Committee last year, continued in effect for all of 2007.

        In February 2008, the Compensation Committee reviewed the second half bonuses for the Company. During this review, the Committee determined that for the second half of 2007, based on the achievement and weighting of the targets established in August 2007, the NEOs would receive a lesser payout than the average corporate employee due to the underweighting of personal initiatives for these executives as compared to the standard corporate plan. The Committee then determined that each of the NEOs bonuses for the second half of 2007 would be adjusted as if these executives had at the beginning of the program period a 30% weighting for personal initiatives, including Mr. Alario. The determination by the Compensation Committee to make the adjustments was based on the Compensation Committee's view of the accomplishments made by senior management during the second half of 2007, including the closing of three strategic acquisitions, becoming current in the financial reporting process and relisting of the Company's common stock on the NYSE. The aggregate cost of the adjustments for the second half of 2007 was $120,279, of which Mr. Alario received $75,600. The second half targets actually achieved, which are listed above, reflect these adjustments.

Long-Term Equity-Based Incentive Compensation

        The purpose of our long-term incentive compensation is to align the interest of our executives with that of our stockholders. We want our executives to be focused on increasing stockholder value. In order to encourage and establish this focus on stockholder value we used the Key Energy Group, Inc. 1997 Incentive Plan (the "1997 Incentive Plan") during 2007 as a long-term vehicle to accomplish this goal. The 1997 Incentive Plan expired in November 2007. The Company's stockholders approved the Key Energy Services, Inc. 2007 Cash and Equity Incentive Plan in December 2007 (the "2007 Incentive Plan"). During 2007, no awards were made under the 2007 Incentive Plan.

        Although the Company emerged from an extended restatement and financial reporting process in September 2007, the Company was unable to allow the exercise of any vested stock options during most of 2007 and was limited in its ability to issue restricted shares, except to those senior executives who qualified for an exemption from registration under the Securities Act. The Compensation Committee considered these limitations in determining the components of equity based compensation granted to its senior executives.

        Based on the recommendation of Longnecker, the Company made long-term equity based incentive awards to all of its executive officers of both restricted shares and stock appreciation rights, or SARs. The aggregate amount of the awards were intended to align the executives' equity based compensation between the 50th and 75th percentile of the peer group with respect to this component of total compensation. The allocation between restricted shares and SARs was based on Longnecker's recommendation in consideration of the overall economic benefit to the executives and impact to the Company.

  Key Energy Group, Inc. 1997 Incentive Plan

        During 2007, to promote our long-term objectives, equity awards were made under the 1997 Incentive Plan to directors, executive officers and other employees who were in a position to make a significant contribution to our long-term success. Our 1997 Incentive Plan provided for different types of equity awards, including non-qualified and incentive stock options, shares of common stock, restricted stock and stock appreciation rights. Since equity awards may vest and grow in value over time, this component of our compensation plan is designed to reward performance over a sustained period.

        Stock Options.    Stock options represent rights to purchase shares of Key stock at a set price at some date in the future, not to exceed ten years from the date of grant. Stock options are granted with an exercise price equal to the closing stock price on the business day immediately preceding the date of grant.

        We believe that awards of stock options provide a significant incentive for senior executives to remain employed and to achieve and maintain high levels of performance over multi-year periods, and that they strengthen the connection between executive and stockholder interests. Although no performance vesting criteria are applied to our stock option awards, we believe that stock options represent a powerful performance incentive, as the options become valuable only to the extent that our stock price increases following the date of grant.

        From March 2004 through September 2007, we were unable to allow the exercise of any stock options. We filed a registration statement on September 25, 2007 that now allows us to issue shares upon exercise of the outstanding options.

        Restricted Stock.    Restricted stock awards represent awards of actual shares of our common stock, earned contingent upon continued employment. Typically the restricted stock we grant to our executives vests at a rate of one-third per year over a three-year term.

        We believe that awards of restricted stock provide a significant incentive for executives to achieve and maintain high levels of performance over multi-year periods, and that they strengthen the connection between executive and stockholder interests. We believe that restricted shares are a powerful tool for helping us retain executive talent. The higher value of a share of restricted stock in comparison to a stock option allows us to issue fewer total shares in order to arrive at a competitive total long-term incentive award value. Furthermore, we believe that the use of restricted stock reflects competitive practice among other production service companies with whom we compete for executive talent.

        Stock Appreciation Rights.    SARs entitle the recipient to receive the difference between the exercise price and the fair market value of a share of the Company's common stock on the date of exercise, multiplied by the number of shares of common stock for which the SAR was exercised. An SAR recipient will not actually pay the exercise price to exercise an SAR. All payments will be made in shares of the Company's common stock. The exercise price is equal to the closing price on the business day immediately preceding the date of grant. The SARs vest ratably over a three year period from the date of grant and have 10-year lives.

        We believe that SARs provide a significant incentive for executives to achieve and maintain high levels of performance over multi-year periods, and that they strengthen the connection between executive and stockholder interests. We believe that SARs are a creative tool for helping us retain executive talent.

Retirement, Health and Welfare Benefits

        We offer a variety of health and welfare and retirement programs to all eligible employees. Under the terms of their employment agreements, the NEOs are eligible for the same broad based benefit programs on the same basis as the rest of the Company's employees. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability. For our

NEOs, we also pay all covered out-of-pocket expenses for healthcare not otherwise covered by insurance.

Perquisites

        In addition to the compensation described above, under the terms of their respective employment agreements, executive officers may also be paid reasonable fees for personal financial advisory counseling, accounting and related services, legal advisory or attorney's fees and income tax preparation and tax audit services. Additional perquisites include auto allowances plus reimbursement for reasonable insurance and maintenance expenses and club memberships. The costs to the Company associated with providing these benefits for NEOs in 2007 are reflected in the Perquisites Table set forth below.

401(k) Plan

        We maintain a 401(k) plan for our employees. Under the 401(k) plan, eligible employees may elect to contribute up to 100% of their eligible compensation on a pre-tax basis in accordance with the limitations imposed under the Internal Revenue Code.

        We also match 100% of each employee's deferrals up to 4% of the individual's eligible salary, subject to a cap, which for 2007 was $225,000. Therefore, even if an employee earned more than $225,000 in eligible salary, the contribution match made by the Company could not exceed $9,000.

        The cash amounts contributed under the 401(k) plan are held in a trust and invested among various investment funds in accordance with the directions of each participant. An employee's salary deferral contributions under the 401(k) plan are 100% vested. We made employer matching contributions to the 401(k) plan of approximately $10.2 million for the year ended December 31, 2007.

Severance Payments/Change In Control

        We have employment agreements in place with each of the NEOs providing for severance compensation for a period of up to three years in the event the executive's employment is terminated for a variety of reasons, including a change in control of the Company. We have provided more information about these benefits, along with estimates of the value under various circumstances. See "—Potential Payments upon Termination or Change in Control" below.

        Our practice in the case of change in control benefits has been to structure these as "double trigger" benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after a change of control. We believe a "double trigger" benefit maximizes stockholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing appropriate incentives to cooperate in negotiating any change of control. In addition, these agreements avoid distractions involving executive management that arise when the Board is considering possible strategic transactions involving a change in control, and assure continuity of executive management and objective input to the Board when it is considering any strategic transaction. For additional information concerning our change in control agreements, see "—Potential Payments upon Termination or Change in Control" below.

        Each of the executive officers is subject to noncompete and non-solicitation provisions pursuant to the terms of their employment contracts.

Regulatory Considerations

        The tax and accounting consequences of utilizing various forms of compensation are considered by the Compensation Committee when adopting new or modifying existing compensation.

        Under Section 162(m) of the Internal Revenue Code, publicly-held corporations may not take a tax deduction for compensation in excess of $1 million paid to any of the executive officers named in the Summary Compensation Table during any fiscal year. There is an exception to the $1 million limitation for performance based compensation meeting certain requirements. To maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible under Section 162(m). However, the Compensation Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executives. The Committee cannot guarantee that future executive compensation will be fully deductible under Code Section 162(m).

Accounting for Stock-Based Compensation

        We account for equity based compensation in accordance with the requirements of SFAS 123(R).

Compensation of Executive Officers

2007 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)			Stock Awards ($)(1)		Option Awards ($)(2)		Non-equity Incentive Plan Compensation ($)			All Other Compensation ($)(3)		Total
Richard J. Alario Chief Executive Officer	2007 2006	$ $	796,306 745,769	$	— 432,190	(5)	$ $	1,861,462 1,598,474	$ $	463,690 495,204	$ $	375,100 891,563	(4) (6)	$ $	47,521 57,643	$ $	3,544,079 4,220,843
William M. Austin Chief Financial Officer	2007 2006	$ $	432,304 418,308		— —		$ $	741,921 529,719	$ $	110,753 66,090	$ $	200,856 473,445	(7) (8)	$ $	20,258 15,184	$ $	1,506,092 1,502,746
Newton W. Wilson III General Counsel	2007 2006	$ $	393,159 372,938	$ $	100,000 100,000	(9) (9)	$ $	712,687 529,719	$ $	134,851 232,738	$ $	202,050 433,661	(10) (11)	$ $	22,708 34,462	$ $	1,565,455 1,703,518
Kim B. Clarke Chief People Officer	2007 2006	$ $	258,587 250,000		— —		$ $	456,678 186,125	$ $	84,178 75,701	$ $	146,869 286,313	(12) (13)	$ $	15,519 12,953	$ $	961,831 811,092
Don D. Weinheimer Senior Vice President	2007		$250,000		$88,037	(14)		$211,229		$44,351		$111,781	(15)		$10,428		$715,826

(1)
Represents the dollar amount of expense recognized by the Company in 2007 for financial statement reporting purposes in accordance with SFAS 123(R) with respect to restricted stock awards granted under the 1997 Incentive Plan. The assumptions made in the valuation of the expense amounts included in this column are discussed in Note 16 in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
Represents the dollar amount of expense recognized by the Company in 2007 for financial statement reporting purposes in accordance with SFAS 123(R) with respect to option awards granted under the 1997 Incentive Plan. The assumptions made in the valuation of the expense amounts included in this column are discussed in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)
A breakdown of the amounts shown in this column for 2007 for each of the NEOs is set forth in the Perquisites Table below.

(4)
Represents annual incentive compensation of $182,500 and $192,600 for the first and second half of 2007, respectively.

(5)
Represents bonuses of $232,190 and $200,000 payable to Mr. Alario pursuant to the terms of his employment agreement for foregone retention bonuses with his prior employer.

(6)
Represents annual incentive compensation of $463,125 and $428,438 for the first and second half of 2006, respectively.

(7)
Represents annual incentive compensation of $106,792 and $94,064 for the first and second half of 2007, respectively.

(8)
Represents annual incentive compensation of $245,490 and $227,955 for the first and second half of 2006, respectively.

(9)
Represents retention bonus payable pursuant to the terms of his employment agreement.

(10)
Represents annual incentive compensation of $105,750 and $96,300 for the first and second half of 2007, respectively.

(11)
Represents annual incentive compensation of $228,501 and $205,160 for the first and second half of 2006, respectively.

(12)
Represents annual incentive compensation of $83,672 and $63,197 for the first and second half of 2007, respectively.

(13)
Represents annual incentive compensation of $151,000 and $135,313 for the first and second half of 2006, respectively.

(14)
Represents bonus payable to Mr. Weinheimer for foregone bonus from former employer.

(15)
Represents annual incentive compensation of $63,969 and $47,812 for the first and second half of 2007, respectively.

2007 Perquisites

Name	Savings Plan Contributions(1)	Insurance		Auto Allowance(2)	Medical Expenses(3)	Other(4)	Total
Richard J. Alario	$9,000	$14,453	(5)	$13,200	$10,250	$618	$47,521
William M. Austin	$9,000	$2,154	(6)	—	$7,916	$1,188	$20,258
Newton W. Wilson III	$9,000	$3,610	(7)	—	$9,324	$774	$22,708
Kim B. Clarke	$9,000	—		—	$6,037	$482	$15,519
Don D. Weinheimer	$9,000	—		—	—	$1,428	$10,428

(1)
Represents contributions by the Company on behalf of the NEO to the Key Energy Services, Inc. 401(k) Savings and Retirement Plan.

(2)
Represents auto allowance payable to NEO pursuant to terms of his employment agreement.

(3)
Represents out-of-pocket medical expenses reimbursed to the NEO under the Company's Exec-u-Care insurance program.

(4)
Includes amounts for imputed income with respect to life insurance and nominal awards granted to employees for participation in improvement processes program.

(5)
Represents premium that was paid by the Company on behalf of the NEO for life insurance policy and $3,823 for related tax gross-up payment.

(6)
Represents premium that was paid by the Company on behalf of the NEO for accidental death and disability insurance policy and $570 for related tax gross-up payment.

(7)
Represents premium that was paid by the Company on behalf of the NEO for life insurance policy and $955 for related tax gross-up payment.

2007 Grants of Plan Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Securities Number of Underlying (#)		All Other Option Awards Number of Securities Underlying (#)
									Exercise or Base Price of Option Awards ($/Sh)			Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Richard J. Alario	— 8/22/07 8/22/07	$60,000 — —	$800,000 — —	$1,040,000 — —	— 91,743 —	(2)	— — 224,719	(3)	$	— — 14.32	(4)	$ $	— 1,313,760 1,332,584
William M. Austin	— 8/22/07 8/22/07	$28,405 — —	$437,000 — —	$550,620 — —	— 41,762 —	(2)	— — 102,294	(3)	$	— — 14.32	(4)	$ $	— 598,032 606,603
Newton W. Wilson III	— 8/22/07 8/22/07	$26,000 —	$400,000 —	$504,000 —	— 30,581(2 —)		— — 74,906	(3)	$	— — 14.32	(4)	$ $	— 437,920 444,193
Kim B. Clarke	— 8/22/07 8/22/07	$15,570 — —	$262,500 — —	$325,500 — —	— 20,069 —	(2)	— — 49,157	(3)	$	— — 14.32	(4)	$ $	— 287,388 291,501
Don D. Weinheimer	— 8/22/07 8/22/07	$15,000 — —	$250,000 — —	$310,000 — —	— 16,724 —	(2)	— — 40,964	(3)	$	— — 14.32	(4)	$ $	— 239,488 242,917

(1)
The columns represent the potential annual value of the payout for each NEO under the cash bonus incentive compensation component if the threshold, target or maximum goals were satisfied. Actual amounts awarded in 2007 are included in the Non-Equity Incentive Plan Compensation Column of the 2007 Summary Compensation Table. For a detailed description of the Non-Equity Incentive Plan, see "—Cash Bonus Incentive Plan."

(2)
Represents the number of restricted shares granted in 2007 to the NEOs. The restricted shares vest ratably over the three year period following the date of grant.

(3)
Represents the number of SARs granted in 2007 to the NEOs. The SARs vest ratably over the three year period following the date of grant.

(4)
Pursuant to the 1997 Incentive Plan, the exercise price is the closing price of the common stock on the business day immediately preceding the grant date, which was $14.32. The closing price as quoted on the Pink Sheets on August 22, 2007, the date of the grant, was $15.04.

(5)
Represents the grant date fair value calculated in accordance with SFAS 123(R).

Employment Agreements

        Each of the NEO's employment agreements provides for an initial term of two years and automatically renews for successive one-year extension terms unless terminated by the executive or the Company at least ninety (90) days prior to the commencement of an extension term. Each of the executives receives an annual salary, which can be increased (but not decreased) at the discretion of the Compensation Committee and, in the case of Messrs. Austin, Wilson and Weinheimer and Ms. Clarke, the Chief Executive Officer. Each executive is also eligible for an annual incentive bonus of up to 100% of his or her base salary, in the case of Messrs. Austin, Wilson and Weinheimer or Ms. Clarke, and up to 200% of his base salary, in the case of Mr. Alario, and is entitled to participate in awards of equity-based incentives at the discretion of the Company's Board of Directors or the Compensation Committee. The executives also receive comprehensive medical and dental plans available to the Company's senior management pursuant to which all medical and dental expenses incurred by them and their respective spouses and children will be reimbursed through insurance or, in the absence of insurance, directly by the Company so that the executives have no out-of-pocket cost with respect to such expenses.

        Mr. Alario receives an allowance of $1,100 per month, plus reimbursement for reasonable insurance and maintenance expenses, in connection with the use of his automobile and is entitled to be reimbursed up to $15,000 in any fiscal year of the Company for personal services provided by certified public accountants and tax attorneys. Mr. Alario is also entitled to be reimbursed for the initiation fee and the annual or other periodic fees, dues and costs to become and remain a member of one club or association for business use, as approved by the Compensation Committee.

        The employment agreements contain a comprehensive non-compete provision that prohibits the executives from engaging in any activities that are competitive with the Company during their employment, and for any period in which each of them is receiving severance compensation from the Company (or if payment of severance compensation is increased due to a change of control, for a period of three (3) years after the termination of employment) or for twelve (12) months following termination if the executive receives no severance compensation from the Company.

        The employment agreements provide for compliance with the provisions of Section 409A of the Internal Revenue Code, or the Code concerning the payment of potential future benefits to the executives and reimbursement of any tax penalties owed pursuant to Section 409A of the Code on an after-tax basis. If Mr. Alario is subject to the tax imposed by Section 4999 of the Code, he will be reimbursed for such tax on an after-tax basis. If either of Messrs. Austin, Wilson and Weinheimer and Ms. Clarke is subject to the tax imposed by Section 4999 of the Internal Revenue Code, he or she will be reimbursed for such tax on an after-tax basis; provided, however, that the executive has agreed to a reduction of up to 10% of the value the executive would have received if such reduction would avoid the imposition of such tax.

        The employment agreements also provide for certain severance benefits for each of the NEOs. Please see "—Potential Payment Upon Termination or Change in Control," and "—Elements of Severance Payments," for further discussion.

2007 Outstanding Equity Awards at Fiscal Year-End

Stock Awards
Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(2)
Richard J. Alario	133,333 —	66,667 224,719	$ $	11.90 14.32	06/24/15 08/22/17	241,743 —	$3,478,682 —
William M. Austin	100,000 —	— 102,294	$ $	10.53 14.32	09/09/14 08/22/17	108,429 —	$1,560,293 —
Newton W. Wilson III	125,000 —	— 74,906	$ $	11.90 14.32	06/24/15 08/22/17	97,248 —	$1,399,399 —
Kim B. Clarke	10,000 10,000 —	— 5,000 49,157	$ $ $	11.75 14.25 14.32	12/15/14 12/08/15 08/22/17	51,737 — —	$744,495 — —
Don D. Weinheimer	—	40,964		$14.32	08/22/17	33,391	$480,496

(1)
Stock options or stock appreciation rights become exercisable in accordance with the following vesting schedule:

Option Expiration Date	Vesting
June 24, 2015 (Alario)	1/3 per year on the anniversary date of the grant beginning on June 24, 2006
June 24, 2015 (Wilson)	1/3 on June 24, 2005, date of grant, and 1/3 per year beginning on the anniversary date of the grant
September 9, 2014	1/3 per year on the date of the grant beginning on September 9, 2004
December 15, 2014	1/3 per year the anniversary date of the grant beginning on December 15, 2005
December 8, 2015	1/3 per year on the anniversary date of the grant beginning on December 8, 2006
August 22, 2017	1/3 per year on the anniversary date of the date of grant beginning on August 22, 2008

(2)
The restricted shares vest in one-third increments beginning on the one-year anniversary of the date of grant. With respect to each NEO, the vesting is as follows:

Name	Number of Shares	Vesting Date
Richard J. Alario	50,000 50,000 50,000 30,581 30,581 30,581	June 24, 2008 December 22, 2008 December 22, 2009 August 22, 2008 August 22, 2009 August 22, 2010
William M. Austin	33,334 16,667 16,666 13,920 13,921 13,921	June 24, 2008 December 22, 2008 December 22, 2008 August 22, 2008 August 22, 2009 August 22, 2010
Newton W. Wilson	33,334 16,667 16,666 10,193 10,194 10,194	June 24, 2008 December 22, 2008 December 22, 2009 August 22, 2008 August 22, 2009 August 22, 2010
Kim B. Clarke	8,334 11,667 11,667 6,689 6,690 6,690	June 24, 2008 December 22, 2008 December 22, 2009 August 22, 2008 August 22, 2009 August 22, 2010
Don D. Weinheimer	8,333 8,334 5,574 5,575 5,575	October 2, 2008 October 2, 2009 August 22, 2008 August 22, 2009 August 22, 2010
(3)
The market value of stock awards is determined by multiplying the number of shares by the closing price of the stock on the last trading day of the year. The closing price quoted on the NYSE on December 31, 2007 was $14.39.

2007 Option Exercises and Stock Vested

        The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2007 for the persons named in the Summary Compensation Table above.

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Richard J. Alario	—	—	100,000	$1,686,000
William M. Austin	—	—	50,000	$886,998
Newton W. Wilson III	—	—	50,000	$886,998
Kim B. Clarke	—	—	19,999	$328,384
Don D. Weinheimer	—	—	8,333	$139,161

(1)
No stock options were exercised by NEOs during the fiscal year ended December 31, 2007. The Company was unable to allow the exercise of any stock options until it had an effective registration statement on file, which did not occur until the end of the third quarter of 2007.

(2)
The value realized on vesting was calculated as the number of shares acquired on vesting multiplied by the closing price of the common stock on the respective vesting date.

Payments Upon Termination or Change in Control

        The following table reflects the potential payments to which the NEOs would be entitled upon termination of employment on December 31, 2007. The closing price of a share of Key's common stock on December 31, 2007, the last trading day of the year, was $14.39. The actual amounts to be paid out to executives upon termination can only be determined at the time of each NEO's separation from the Company.

Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause(5)	Change of Control(6)
Richard J. Alario
Cash Severance(7)	$1,656,400	—	—	$2,484,600	$2,484,600	$4,884,600
Restricted Stock(8)	$3,478,682	—	$3,478,682	$3,478,682	$3,478,682	$3,478,682
Vested Options and SARs(9)	$331,999	—	$331,999	$331,999	$331,999	$331,999
Unvested Options and SARs(9)	$181,731	—	$181,731	$181,731	$181,731	$181,731
Health & Welfare	$72,899	—	$29,540	$72,899	$72,899	$72,899
Tax Gross-Ups(10)	—	—	—	—	—	—

Total Pre-Tax Benefit(11)	$5,721,711	—	$4,021,952	$6,549,911	$6,549,911	$8,949,911

Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause(5)	Change of Control(6)
William M. Austin
Cash Severance	$874,000	—	—	$437,000	$874,000	$2,562,736
Restricted Stock(8)	$1,560,293	—	$1,560,293	$1,560,293	$1,560,293	$1,560,293
Vested Options and SARs(9)	$386,000	—	$386,000	$386,000	$386,000	$386,000
Unvested Options and SARs(9)	$7,161	—	$7,161	$7,161	$7,161	—
Health & Welfare	$22,749	—	$18,441	$22,749	$22,749	$22,749
Tax Gross-Ups(10)	—	—	—	—	—	—

Total Pre-Tax Benefit(11)	$2,850,203	—	$1,971,895	$2,413,203	$2,850,203	$4,531,778

Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause(5)	Change of Control(6)
Newton W. Wilson III
Cash Severance	$800,000	—	—	$400,000	$800,000	$2,400,000
Restricted Stock(8)	$1,399,399	—	$1,399,399	$1,399,399	$1,399,399	$1,399,399
Vested Options and SARs(9)	$311,250	—	$311,250	$311,250	$311,250	$311,250
Unvested Options and SARs(9)	$5,243	—	$5,243	$5,243	$5,243	$5,243
Health & Welfare	$25,661	—	$18,441	$25,661	$25,661	$25,661
Tax Gross-Ups(10)	—	—	—	—	—	—

Total Pre-Tax Benefit(11)	$2,541,553	—	$1,734,333	$2,141,553	$2,541,553	$4,141,553

Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause(5)	Change of Control(6)
Kim B. Clarke
Cash Severance	$525,000	—	—	$262,500	$525,000	$1,575,000
Restricted Stock(8)	$744,495	—	$744,495	$744,495	$744,495	$744,495
Vested Options and SARs(9)	$27,800	—	$27,800	$27,800	$27,800	$27,800
Unvested Options and SARs(9)	$4,141	—	$4,141	$4,141	$4,141	$4,141
Unvested 401(k) Plan	—	—	—	—	—	—
Health & Welfare	$18,441	—	$18,441	$18,441	$18,441	$18,441
Tax Gross-Ups(10)	—	—	—	—	—	$649,840

Total Pre-Tax Benefit(11)	$1,319,877	—	$794,877	$1,057,377	$1,319,877	$3,019,717

Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause(5)	Change of Control(6)
Don D. Weinheimer
Cash Severance	$500,000	—	—	$250,000	$500,000	$1,500,000
Restricted Stock(8)	$480,496	—	$480,496	$480,496	$480,496	$480,496
Vested Options and SARs(9)	—	—	—	—	—	—
Unvested Options and SARs(9)	$2,867	—	$2,867	$2,867	$2,867	$2,867
Health & Welfare	$18,441	—	$18,441	$18,441	$18,441	$18,441
Tax Gross-Ups(10)	—	—	—	—	—	$643,844

Total Pre-Tax Benefit(11)	$1,001,804	—	$501,804	$751,804	1,001,804	$2,645,648

(1)
Represents compensation payable if the Company does not renew the NEO's employment agreement after the initial term or any extension of the agreement.

(2)
Represents compensation payable if the Company terminates the NEO's employment for cause or the NEO otherwise resigns without "Good Reason" as defined in the respective employment agreements.

(3)
Represents compensation due to the NEO's estate upon his or her death.

(4)
Represents compensation payable to NEO upon determination of NEO's permanent disability.

(5)
Represents compensation due to NEO if terminated by the Company without "Cause" or if the NEO resigns for "Good Reason," as each such term is defined in the respective employment agreement.

(6)
Represents payments due upon termination of employment following a "change of control" (as defined in the respective employment agreements) with respect to equity compensation. The cash severance is due in a lump sum payment. Also assumes that the target annual bonus is paid.

(7)
Cash severance payable to Mr. Alario includes a cash payment described below, plus a monthly auto allowance of $1,100 and advisory fees of $15,000 per year.

(8)
Represents the value of restricted stock determined by multiplying the number of vested shares by $14.39, the closing price on December 31, 2007.

(9)
Represents the difference between the exercise price of the option or SAR and the closing price of $14.39 on December 31, 2007.

(10)
All the NEOs are entitled to a 280G excise tax gross-up payment under their employment agreements. Mr. Alario is entitled to a full gross-up benefit. However, for Mr. Austin, Mr. Wilson, Ms. Clarke and Mr. Weinheimer, if it is determined that the NEO is otherwise entitled to a gross-up payment, the NEO's total parachute payments may be reduced if it is determined that the reduction in the total parachute payments would not give rise to any excise tax and the reduced parachute payments would not be less than 90% of the total parachute payments before such reduction.

Assuming termination on December 31, 2007, this "modified gross-up" resulted in the scale-back of Mr. Austin's change in control benefits in order to result in the non-application of the excise tax. Pursuant to Mr. Austin's employment agreement, the scale-back provision provides first for a reduction from his stock option benefit ($7,161), followed by a reduction in his severance benefit ($59,264). With respect to Mr. Weinheimer and Ms. Clarke, the scale-back did not result in non-application of the excise tax, therefore the entire change in control benefit for each was considered. Messrs. Alario and Wilson's change in control benefits were not subject to any excise tax.

(11)
The total pre-tax benefit does not include items such as out-of-pocket medical expenses or other benefits that the NEO may be otherwise entitled, but are not readily calculable.

Elements of Severance Payments

        Key has entered into employment agreements with the NEOs that provide for certain payments upon termination depending upon the circumstances of the NEO's separation from the Company, as summarized below.

  Cash Severance

        If, during the term of Mr. Alario's employment agreement, he is terminated by the Company for any reason other than for "Cause," or if he terminates his employment because of a material breach by the Company, Mr. Alario will be entitled to severance compensation in an aggregate amount, generally equal to three times his base salary in effect at the time of termination payable in equal installments over a 36-month period following termination. In the event Mr. Alario's employment is terminated because the Company does not renew his employment agreement, Mr. Alario is entitled to the greater of one year's base salary then in effect or the highest multiple of base salary in effect for non-renewal under any other executive officer's contract in effect at the time of non-renewal; provided however, that this provision shall only apply to increase the severance beyond one year's salary if such other agreement was also either in effect on the commencement date of Mr. Alario's agreement or later approved by the Compensation Committee after the commencement date of his agreement. For the year ended December 31, 2007, he would have been entitled to an amount equal to two times his base salary.

        For all the other NEOs, if, during the term of the NEOs' employment agreement, the NEO is terminated by the Company for any reason other than for "Cause" or disability, including non-renewal of the NEO's employment agreement or if the NEO terminates his or her employment because of a material breach by the Company, the NEO will be entitled to severance compensation in an aggregate amount, equal to two times the NEOs' base salary in effect at the time of termination payable in equal installments over a 24-month period following termination.

        However, for each of the NEOs, their respective employment agreement specifies that if termination is within one year following a change of control of the Company, the severance compensation will be an amount equal to three times their respective base salary then in effect plus an amount equal to three times their respective annual target cash bonus, and will be payable in one lump sum on the effective date of the termination. None of the NEOs are entitled to cash severance compensation upon the NEO's death.

  Equity Based Incentives

        Equity based incentives include restricted stock, stock options and stock appreciation rights or SARs. For each of the NEOs, if the NEO is terminated by the Company for any reason other than for "Cause," or if the NEO terminates his or her employment because of a material breach by the Company or following a change of control of the Company, any equity based incentives held by the NEO that have not vested prior to the termination date shall immediately vest and all vested equity based incentives shall remain exercisable until, with respect to Mr. Alario, the earlier of the third anniversary date of the termination or the stated expiration date of the equity based incentive, and with respect to all other NEOs, until the earlier of the first anniversary date of the termination or the stated expiration date of the equity based incentive.

  Health & Welfare

        If the NEO terminates his or her employment because of a material breach by the Company or following a change in control or the Company terminates the NEO's employment for any reason other than for "Cause," including non-renewal, the NEO will continue to receive the benefits that the NEO was receiving at the Company's expense prior to such termination until the earlier of (i) twenty-four months with respect to Messrs. Austin, Wilson or Weinheimer and Ms. Clarke, or thirty-six months with respect to Mr. Alario, (ii) the last date of eligibility under the applicable benefits, or (iii) the date on which the NEO commences full-time employment with another employer that provides equivalent benefits; provided that, if termination occurs for any reason within one year of a change in control or in anticipation of a change of control, in lieu of such benefits the Company will pay an amount in cash equal to the aggregate reasonable expenses the Company would incur to pay such benefits. In the event of death, the executive's spouse is entitled to up to three years of coverage after the date of termination, with respect to Mr. Alario, and with respect to the other NEOs, the executive's spouse is entitled to up to two years of coverage after the date of termination.

        In addition, Mr. Alario is entitled to term-life insurance for such period that he is otherwise entitled to severance under his employment agreement.

  Tax Gross-Ups

        If any NEO is subject to the tax imposed due to unfavorable tax treatment under Sections 280G and 4999 of the Internal Revenue Code because of any termination related payments, the Company has agreed to reimburse the NEO for such tax on an after-tax basis.

Director Compensation

        For 2007, the non-employee directors received a fee equal to $65,000 per year, or a pro rated amount for partial years of service, and an annual award of common stock of the Company having a fair market value of $85,000, and are reimbursed for travel and other expenses directly associated with Company business. Each non-employee director received the annual award of common stock in 2007. The chairs of the Compensation Committee and the Corporate Governance and Nominating Committee each received an additional $10,000 per year for their service, and the chair of the Audit Committee and the Lead Director each received an additional $20,000 per year. All other members of the Audit Committee (other than the chair) receive an additional $10,000 per year.

        The following table discloses the cash and equity awards earned, paid or awarded, as the case may be, to each of the Company's non-employee directors during the fiscal year ended December 31, 2007. Messrs. Coleman, Reeves and Owens and Ms. Yocum, all of whom joined the board of directors in 2007, received an award of stock when they joined the board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David J. Breazzano	$95,000	$85,000	$180,000
Lynn R. Coleman	$16,250	$85,000	$101,250
Kevin P. Collins	$75,000	$85,000	$160,000
Daniel L. Dienstbier(2)	$32,500	—	$32,500
William D. Fertig	$75,000	$85,000	$160,000
W. Phillip Marcum(3)	$75,000	$85,000	$160,000
Ralph S. Michael III	$85,000	$85,000	$170,000
William F. Owens	$67,500	$85,000	$152,250
Robert K. Reeves	$16,250	$85,000	$101,250
J. Robinson West	$65,000	$85,000	$150,000
Morton Wolkowitz	$48,750	$85,000	$133,750
Arlene M. Yocum	$18,750	$85,000	$103,750

(1)
Represents the dollar amount of expense recognized by the Company for financial statement reporting purposes in accordance with SFAS 123(R) with respect to annual stock awards granted to the directors under the 1997 Incentive Plan.

(2)
Mr. Dienstbier died in April 2007.

(3)
Mr. Marcum left the Audit Committee in October 2007, but was paid the entire fee for serving on the Audit Committee during 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In July 2007, the Executive Committee of the Board adopted a written, revised Affiliate Transaction Policy which requires advance review and approval of any proposed transactions (other than employee or director compensation) between the Company and an affiliate of the Company. For this purpose, affiliates include major stockholders, directors and executive officers and members of their immediate family (including in-laws), nominees for director, and affiliates of the foregoing persons, as determined in accordance with SEC rules. In determining whether to approve an affiliate transaction, the Board will use such process it deems reasonable in light of the circumstances, such as the nature of the transaction and the affiliate involved, and which may include an analysis of any auction process involved, an analysis of market comparables, use of an appraisal, obtaining an investment banking opinion or a review by independent counsel. The policy requires the Board to determine that, under all of the circumstances, the covered transaction is in, or not inconsistent with, the best interests of the Company, and requires approval of covered transaction by a majority of the Board (other than interested directors). The Board, in its discretion, may delegate this authority to the Corporate Governance and Nominating Committee or another committee comprised solely of independent directors, as appropriate.

        In addition, the Company requires on an annual basis that the directors and executive officers of the Company complete a Directors and Officers Questionnaire to describe certain information and relationships (including those involving their immediate family members) that may be required to be disclosed in the Company's Form 10-K, annual proxy statement and other filings with the SEC. Director nominees and newly appointed executive officers must complete the questionnaire at or before the time they are nominated or appointed. If a change occurs in certain information required to be disclosed in the questionnaire after it is completed, the director or executive officer must immediately report this to the Company throughout the year, including changes in relationships between immediate family members and the Company, compensation paid from third parties for services rendered to the Company not otherwise disclosed, interests in certain transactions, and facts that could affect director independence. Directors are required to disclose in the questionnaire, among other things, any transaction that the director or any immediate family member has entered into with the Company or relationships that a director or an immediate family member has with the Company, whether direct or indirect. This information is provided to the Company's legal department for review and, if required, submitted to the Board for the process of determining independence.

        For fiscal year ended December 31, 2007, Craig Owen, the son-in-law of Jim Flynt, our Senior Vice President—Western Region, served, and continues to serve, as an area manager in our Rocky Mountain Division. For fiscal year ended December 31, 2007, Mr. Owen received approximately $181,490 in salary, bonus and benefits. Mr. Owen has been with Key since 1980. We believe that Mr. Owen's compensation is comparable to what he would receive absent his relationship to Mr. Flynt.

        On January 15, 2007, Lee James, the brother-in-law of Phil Coyne, our Senior Vice President—Eastern Region, accepted a position with Key as a Sales Representative. For fiscal year ended December 31, 2007, Mr. James received approximately $138,500 in salary, bonus and benefits. We believe that Mr. James' compensation is comparable to what he would receive absent his relationship to Mr. Coyne.

        On April 30, 2007, Darren Flynt, the son of Jim Flynt, our Senior Vice President—Western Region, accepted a position with Key as a Business Process Manager. For fiscal year ended December 31, 2007, Darren Flynt received approximately $120,000 in salary, bonus and benefits. We believe that Darren Flynt's compensation is comparable to what he would receive absent his relationship to Mr. Jim Flynt.

        Pursuant to the terms of our revised Affiliate Transaction Policy, the related party transactions with Lee James and Darren Flynt were reviewed and approved, and the related party transaction with

Mr. Owen, whose relationship has been previously disclosed, was revisited and approved under the revised Affiliate Transaction Policy, by the Corporate Governance and Nominating Committee and the Executive Committee on July 10, 2007 and July 11, 2007, respectively.

        Mr. Reeves joined the Board in October 2007 and is currently an executive officer with Anadarko, one of our customers. During the fiscal year ended December 31, 2007, Anadarko purchased services from us for approximately $21.9 million, which is less than 2% of our revenue for 2007. The Board does not consider this amount to be material and the relationship between Anadarko and the Company does not otherwise affect Mr. Reeves' independence.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        This section provides information about the beneficial ownership of our common stock by our directors and executive officers. The number of shares of our common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock options or other rights. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

        The address for each person identified below is care of Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010.

        Set forth below is certain information with respect to beneficial ownership of the common stock as of July 31, 2008 by each NEO and director, and all executive officers and directors as a group.

Name of Beneficial Owner	Number of Shares(1)	Percentage of Outstanding Shares(2)
Richard J. Alario(3)	738,033	*
David J. Breazzano(4)	342,290	*
Lynn R. Coleman	9,719	*
Kevin P. Collins(5)	227,362	*
William D. Fertig(6)	127,290	*
W. Phillip Marcum(7)	227,362	*
Ralph S. Michael, III(8)	51,090	*
William F. Owens	16,084	*
Robert K. Reeves	10,423	*
J. Robinson West(9)	29,346	*
Arlene M. Yocum	9,719	*
William M. Austin(10)	313,520	*
Newton W. Wilson III(11)	314,242	*
Kim B. Clarke(12)	114,766	*
Don D. Weinheimer(13)	61,598	*
Current Directors and Executive Officers as a group (20 persons)	2,968,301	2.38%

    *
    Less than 1%

    (1)
    Includes all shares with respect to which each director or executive officer directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares and/or the power to dispose or to direct the disposition of such shares. Includes shares that may be purchased under stock options that are exercisable currently or within 60 days.

    (2)
    An individual's percentage ownership of common stock outstanding is based on 124,620,608 shares of our common stock outstanding as of July 31, 2008. Shares of common stock subject to stock options currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage ownership of any other person.

    (3)
    Includes 200,000 shares issuable upon the exercise of vested options. Includes 8,115 shares issuable upon exercise of stock appreciation rights exercisable within 60 days of July 31, 2008 and using the closing price of $16.06 on July 31, 2008.

    (4)
    Includes 250,000 shares issuable upon the exercise of vested options.

    (5)
    Includes 200,000 shares issuable upon the exercise of vested options.

    (6)
    Includes 100,000 shares issuable upon the exercise of vested options.

    (7)
    Includes 200,000 shares issuable upon the exercise of vested options.

    (8)
    Includes 20,000 shares issuable upon the exercise of vested options. Also includes 700 shares held jointly with Mr. Michael's spouse.

    (9)
    Includes 10,000 shares issuable upon the exercise of vested options.

    (10)
    Includes 100,000 shares issuable upon the exercise of vested options. Includes 3,694 shares issuable upon exercise of stock appreciation rights exercisable within 60 days of July 31, 2008 and using the closing price of $16.06 on July 31, 2008.

    (11)
    Includes 125,000 shares issuable upon the exercise of vested options. Includes 2,705 shares issuable upon exercise of stock appreciation rights exercisable within 60 days of July 31, 2008 and using the closing price of $16.06 on July 31, 2008.

    (12)
    Includes 20,000 shares issuable upon the exercise of vested options. Includes 1,775 shares issuable upon exercise of stock appreciation rights exercisable within 60 days of July 31, 2008 and using the closing price of $16.06 on July 31, 2008.

    (13)
    Includes 1,479 shares issuable upon exercise of stock appreciation rights exercisable within 60 days of July 31, 2008 and using the closing price of $16.06 on July 31, 2008.

        The following table sets forth, as reported through July 31, 2008, certain information regarding the beneficial ownership of common stock by each person, other than the Company's directors or executive officers, who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner
	Number	Percent
Guardian Life Insurance Company of America(1) 388 Market Street, Suite 1700 San Francisco, CA 9411	15,204,370	11.5%
MHR Fund Management LLC(2) 40 West 57th Street, 24th Floor New York, NY 10019	19,564,500	14.7%
Wells Fargo & Company(3) 420 Montgomery Street San Francisco, CA 94163	7,007,323	5.28%

    (1)
    As reported on Amendment No. 2 to Schedule 13G/A filed with the SEC on February 8, 2008, The Guardian Life Insurance Company of America ("Guardian") holds 15,204,370 shares. As a result of being subsidiaries of Guardian, Guardian Investor Services LLC and RS Investment Management Co, LLC may be deemed to be indirect beneficial owners of the shares held by Guardian.

    (2)
    As reported on Amendment No. 3 to Schedule 13G/A filed with the SEC on February 14, 2008 on behalf of MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC and Mark H. Rachesky, M.D. relating to an aggregate amount of 19,564,500 shares held for the accounts of MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and MHR Institutional Partners III LP.

    (3)
    As reported on Schedule 13G filed with the SEC on February 6, 2008 by Wells Fargo & Company ("Wells Fargo") relating to the aggregate beneficial ownership of 7,007,323 shares owned by Wells Fargo and any of its subsidiaries named therein.

DESCRIPTION OF THE EXCHANGE NOTES

        You can find the definitions of certain terms used in this description under the caption "—Certain Definitions." In this description, the word "Key" refers only to Key Energy Services, Inc. and does not include any of its subsidiaries. Certain other defined terms used in this description but not defined below under the caption "—Certain Definitions" have the meanings assigned to them in the indenture, and all references to "holders" in this description are to registered holders unless otherwise indicated. References to the "notes" in this "Description of Exchange Notes" include both the outstanding notes and the exchange notes.

        On November 29, 2007, we issued $425.0 million aggregate principal amount of 8 3/8% Senior Notes due 2014 under the indenture dated as of November 29, 2007 by and among Key, the Guarantors and The Bank of New York Trust Company, N.A., as trustee, in a private transaction not subject to the registration requirements of the Securities Act. The terms of the outstanding notes and the exchange notes include those provisions contained in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following discussion summarizes the material provisions of the indenture and the registration rights agreement. It does not purport to be complete, and is qualified in its entirety by reference to all of the provisions of those agreements, including the definition of certain terms, and to the Trust Indenture Act of 1939, as amended. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under the caption "—Additional Information."

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Subsidiary Guarantees

  The Notes

        The outstanding notes are, and the exchange notes will be:

  •
  general unsecured, senior obligations of Key;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of Key;

  •
  senior in right of payment to all future subordinated Indebtedness of Key;

  •
  effectively subordinate in right of payment to all existing and future secured Indebtedness of Key, including Indebtedness under the Identified Senior Credit Facilities, to the extent of the collateral securing such Indebtedness;

  •
  effectively subordinate in right of payment to all existing and future Indebtedness and other liabilities of Key's non-guarantor Subsidiaries (other than Indebtedness and other liabilities owed to Key or any Guarantor); and

  •
  unconditionally guaranteed by the Guarantors on a senior unsecured basis.

        As of June 30, 2008, after giving effect to our acquisition of the United States based assets of Leader in July 2008, Key had total Indebtedness of approximately $605.4 million, of which $425.0 million was the notes and none of such Indebtedness was junior in right of payment to the notes.

  The Guarantees

        Each Subsidiary Guarantee of the outstanding notes is, and each Subsidiary of the exchange notes will be:

  •
  a general unsecured, senior obligation of such Guarantor;

  •
  pari passu in right of payment with all existing and future senior Indebtedness of such Guarantor;

  •
  senior in right of payment to all future subordinated Indebtedness of such Guarantor;

  •
  effectively subordinate in right of payment to all existing and future secured Indebtedness of such Guarantor, including its guarantee of Indebtedness under the Identified Senior Credit Facilities, to the extent of the collateral securing that Indebtedness; and

  •
  effectively subordinate to all existing and future Indebtedness and other liabilities of Key's non-guarantor Subsidiaries (other than Indebtedness and other liabilities owed to such Guarantor).

        As of June 30, 2008, after giving effect to our acquisition of the United States based assets of Leader in July 2008, the Guarantors have $45.3 million of outstanding Indebtedness, excluding their guarantees of the notes and Key's Indebtedness under the Identified Senior Credit Facilities, all of such outstanding Indebtedness being in the form of capital leases and unsecured debt.

        Not all of Key's Restricted Subsidiaries will guarantee the notes. Furthermore, newly created or acquired Restricted Subsidiaries will be required to guarantee the notes only under the circumstances described below under the caption "—Certain Covenants—Additional Subsidiary Guarantees." In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiary, the non-guarantor Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to Key. As of June 30, 2008, after giving effect to our acquisition of the United States based assets of Leader in July 2008, the notes were effectively subordinated to $30.6 million of liabilities (including trade payables but excluding intercompany payables) of Key's non-guarantor Subsidiaries. Key's non-guarantor Subsidiaries had assets representing approximately 6.6% of the consolidated assets of Key as of June 30, 2008, and revenue representing approximately 7.9% of the consolidated revenues of Key for the six months ended June 30, 2008.

        As of the Issue Date, all of Key's Subsidiaries were Restricted Subsidiaries. However, under the circumstances described below under the subheading "—Certain Covenants—Restricted Payments," Key will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.

Principal, Maturity and Interest

        The notes will mature on December 1, 2014. Interest on the notes accrues at the rate of 8 3/8% per annum and is payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2008. Key will pay interest to those persons who are holders of record at the close of business on May 15 and November 15 of each year. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Key will issue up to $425.0 million in aggregate principal amount of the exchange notes in the exchange offer for the outstanding notes. Key may issue additional notes from time to time after the date hereof. Any offering of additional notes will be subject to all of the covenants in the indenture. The notes and any additional notes will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any additional notes issued will be guaranteed by the Guarantors.

        If a holder of any notes in certificated form aggregating at least $1 million in principal amount has given timely wire transfer instructions to Key, Key will make all principal, premium and interest payments on those notes in accordance with those instructions. All such payments on any other certificated notes will be made at the office or agency of the paying agent within The City of New York, unless Key elects to make interest payments by check mailed to the holders at their addresses set forth in the security register of holders. Key will make all payments on each note in global form in immediately available funds.

        The notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of notes, except in specified circumstances for any tax or other governmental charge that may be imposed in connection with those transfers, exchanges or redemptions.

        The amount of interest payable on the notes will be subject to increase in certain circumstances if Key does not file a registration statement relating to a registered exchange offer for the outstanding notes, or, in lieu thereof, a resale shelf registration statement for the outstanding notes, if such registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "—Registration Rights; Additional Interest." All references in this description to "interest" include any such additional interest that may be payable on the outstanding notes.

Subsidiary Guarantees

        Key's payment obligations with respect to the notes will be jointly and severally guaranteed on a senior, unsecured basis by the Guarantors. As of the Issue Date, all of Key's Restricted Subsidiaries were Guarantors except for its Foreign Subsidiaries and several immaterial Restricted Subsidiaries that are not required by the Identified Senior Credit Facilities to act as guarantors thereunder. Prior to the occurrence of an Investment Grade Rating Event, additional Domestic Subsidiaries of Key will be required to become Guarantors under the circumstances described under "—Certain Covenants—Additional Subsidiary Guarantees." The Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount the Guarantor is permitted to guarantee under applicable law without creating a "fraudulent conveyance." See "Risk Factors—Debt and Exchange Notes—Related Fisk Factors—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims."

        To the extent that the Subsidiary Guarantee of a Guarantor has not been released in accordance with the provisions of the indenture, such Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into, another Person (whether or not such Guarantor is the resulting, transferee or surviving Person) other than Key or another Guarantor, unless:

          (1)   immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (2)   either:

            (a)   the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes, pursuant to a supplemental indenture substantially in the form specified in the indenture, all the obligations of such Guarantor under the indenture, the notes, its Subsidiary Guarantee and the registration rights agreement on terms set forth therein; or

            (b)   the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of the indenture described under the caption "—Repurchase at the Option of Holders—Asset Sales."

        The Subsidiary Guarantee of a Guarantor will be released:

          (1)   in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Key, if the sale or other disposition complies with the applicable provisions of the indenture;

          (2)   in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Key, if the sale or other disposition complies with the applicable provisions of the indenture;

          (3)   if such Guarantor is a Restricted Subsidiary and Key designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

          (4)   upon Legal Defeasance or Covenant Defeasance as described below under the caption "—Legal Defeasance and Covenant Defeasance" or upon satisfaction and discharge of the indenture as described below under the caption "—Satisfaction and Discharge";

          (5)   upon the liquidation or dissolution of such Guarantor provided that no Default or Event of Default has occurred and is continuing; or

          (6)   any time after the occurrence of an Investment Grade Rating Event, such Guarantor does not have outstanding Indebtedness, and it does not guarantee Indebtedness of Key or any other Guarantor, in each case in excess of a De Minimis Amount.

Optional Redemption

        The notes will not be redeemable at the option of Key except as described below and in the penultimate paragraph of "—Repurchase at the Option of Holders—Change of Control." Key is not, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market transactions or otherwise, so long as the acquisition does not otherwise violate the terms of the indenture.

        On or after December 1, 2011, the notes will be subject to redemption at any time and from time to time at the option of Key, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount redeemed) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2011	104.188%
2012	102.094%
2013	100.000%

        At any time and from time to time before December 1, 2010, Key may on any one or more occasions redeem up to 35% of the aggregate principal amount of the outstanding notes (which amount includes additional notes) at a redemption price of 108.375% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds (other than Designated Proceeds) of any one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of the notes issued under the indenture (which amount includes additional notes) remains outstanding immediately after each such redemption; and provided, further, that each such redemption shall occur within 180 days of the date of the closing of such Equity Offering.

        In addition, at any time and from time to time prior to December 1, 2011, Key may, at its option, redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium with respect to the notes being redeemed plus accrued and unpaid interest thereon to the redemption date. Notice of such redemption must be mailed to holders of the notes called for redemption not less than 30 nor more than 60 days prior to the redemption date. The notice need not set forth the Applicable Premium but only the manner of calculation thereof. The indenture will provide that with respect to any such redemption Key will notify the trustee of the Applicable Premium with respect to the notes promptly after the calculation and that the trustee will not be responsible for such calculation.

        "Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Comparable Treasury Issue with respect to the notes called for redemption (if no maturity is within three months before or after December 1, 2011, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day immediately preceding the redemption date, plus, in the case of each of clause (i) and (ii), 0.50%.

        "Applicable Premium" means, at any redemption date, the excess of (A) the present value at such redemption date of (1) the redemption price of the notes on December 1, 2011 (such redemption price being described above in the second paragraph of this "—Optional Redemption") plus (2) all required remaining scheduled interest payments due on the notes through December 1, 2011 (excluding accrued and unpaid interest), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of the notes on such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to December 1, 2011, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to December 1, 2011.

        "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the trustee, Reference Treasury Dealer Quotations for the redemption date.

        "Quotation Agent" means the Reference Treasury Dealer selected by the trustee after consultation with Key.

        "Reference Treasury Dealer" means any nationally recognized investment banking firm selected by Key that is a primary dealer of Government Securities.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue with respect to the notes, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City Time, on the third business day immediately preceding the redemption date.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, selection of such notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or, if the notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided that no notes of $2,000 or less shall be redeemed in part. Notices of redemption with respect to the notes shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

        If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the notes or portions of the notes called for redemption. Any redemption or notice of redemption may, at Key's discretion, be subject to one or more conditions precedent and, in the case of a redemption with the net cash proceeds (other than Designated Proceeds) of an Equity Offering, notice may be given prior to, and subject to, the completion of the related Equity Offering.

Repurchase at the Option of Holders

  Change of Control

        Upon the occurrence of a Change of Control, all holders of notes will have the right to require Key to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Key will mail to each holder of notes a notice describing the transaction or transactions that constitute the Change of Control and offering to repurchase the notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice. Key will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, Key will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of Key's compliance with such securities laws or regulations.

        With respect to any Change of Control Offer, on the Change of Control Payment Date, Key will, to the extent lawful:

          (1)   accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof tendered pursuant to the Change of Control Offer; and

          (3)   deliver or cause to be delivered to the trustee all notes accepted for purchase together with an officers' certificate stating the aggregate principal amount of the notes or portions thereof being purchased by Key.

        The paying agent will promptly mail to each holder of notes tendered pursuant to the Change of Control Offer the Change of Control Payment for such notes, with such payments to be made through the facilities of The Depository Trust Company (the "Depository") for all notes in global form, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered by the holder; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Key will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable, except as set forth under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge." Except as described above with respect to a Change of Control, the indenture will not contain any provision that permits the holders of notes issued thereunder to require Key to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Key's ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control may constitute a default under the Credit Facilities. In addition, certain events that may constitute a change of control under the Credit Facilities and cause a default thereunder may not constitute a Change of Control under the indenture. Future Indebtedness of Key and its Subsidiaries may also contain prohibitions on certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by holders of notes of their right to require Key to repurchase their notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Key. Finally, Key's ability to pay cash to the holders of notes upon a repurchase may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        Even if sufficient funds were otherwise available, the terms of the Credit Facilities and other Indebtedness may prohibit Key from prepaying or purchasing the notes before their scheduled maturity. Consequently, if Key is unable to prepay or purchase any Indebtedness containing such restrictions or obtain requisite consents, it will be unable to fulfill its repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control, which could result in a Default under the indenture. A Default under the indenture may result in a cross-default under other Indebtedness.

        The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving Key by increasing the capital required to effectuate such transactions. The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Key and its Restricted Subsidiaries taken as a whole. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of notes to require Key to repurchase the holder's notes as a result of a sale, lease, transfer, conveyance or other disposition of Key's properties or assets to a Person or a group based on the Change of Control provisions may be uncertain.

        Key will not be required to make a Change of Control Offer with respect to the notes upon a Change of Control if a third party makes the Change of Control Offer with respect to the notes in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture that are applicable to a Change of Control Offer made by Key and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made with respect to the notes in advance of a Change of Control, and conditional upon the occurrence of such Change of Control, if a definitive agreement for the Change of Control is in place at the time of making of the Change of Control Offer.

        With respect to the notes, if holders of not less than 95% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and Key, or any third party making a Change of Control Offer in lieu of Key as described above, purchases all of the notes validly tendered and not withdrawn by such holders, Key or such third party will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest thereon to the date of redemption.

        Upon the occurrence of an Investment Grade Rating Event, the Change of Control provisions described under this caption will cease to apply to Key and will no longer have effect.

  Asset Sales

        Key will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   Key or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (which shall give effect to the assumption by another Person of any liabilities as provided for in clause (2) (a) of this paragraph and which, in the case of an Asset Sale involving consideration not exceeding $100 million, need not be determined by the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2)   (x) at least 75% of the consideration received in such Asset Sale is in the form of cash or Cash Equivalents or (y) the Fair Market Value of all forms of consideration other than cash or Cash Equivalents received for all Asset Sales since the Issue Date does not exceed in the aggregate 10% of Consolidated Net Worth of Key at the time each determination is made; provided that any of the following items shall be deemed to be cash and Cash Equivalents for the purposes of this clause (2):

            (a)   the assumption of any liabilities (as shown on Key's or the Restricted Subsidiary's most recent balance sheet) of Key or any Restricted Subsidiary of Key (other than liabilities that are by their terms subordinated to notes issued under the indenture or any Subsidiary Guarantee) by the transferee of any such assets pursuant to a customary novation agreement that releases Key or the Restricted Subsidiary from further liability;

            (b)   any securities, notes or other obligations received by Key or any such Restricted Subsidiary from such transferee that are converted by Key or the Restricted Subsidiary into cash or Cash Equivalents within 180 days following their receipt (to the extent of cash or Cash Equivalents received);

            (c)   other assets or rights used or useful in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of "Permitted Investments"; and

            (d)   accounts receivable of a business retained by Key or any of its Restricted Subsidiaries following the sale of such business; provided, that such accounts receivable are not (x) past due more than 60 days and (y) do not have a payment date greater than 90 days from the date of the invoice creating such accounts receivable;

provided, that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of the covenant described below under the caption "—Certain Covenants—Liens" or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure, shall not be required to satisfy the conditions set forth in clauses (1) and (2) of this paragraph.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Key or the Restricted Subsidiary, as the case may be, may apply such Net Proceeds, at its option:

            (a)   to prepay, repay, purchase, repurchase or redeem any Senior Indebtedness of Key or any Restricted Subsidiary of Key;

            (b)   to acquire a controlling interest in another business or all or substantially all of the assets or operating line of another business, in each case engaged in a Permitted Business;

            (c)   to make capital expenditures; or

            (d)   to acquire other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of "Permitted Investments";

provided that Key or the applicable Restricted Subsidiary will be deemed to have complied with clause (b) or (c) of this sentence if, within 365 days of such Asset Sale, Key or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or entered into a binding agreement with respect to an expenditure or Investment, in compliance with clause (b) or (c), and that expenditure or Investment is substantially completed within a date one year and six months after the date of such Asset Sale. Pending the final application of any such Net Proceeds, Key may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales described in this paragraph that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Asset Sale Proceeds."

        When the aggregate amount of Excess Asset Sale Proceeds exceeds $15 million, Key will be required under the indenture to make an offer to the holders of notes issued thereunder and the holders of any other Senior Indebtedness that is subject to requirements with respect to the application of net proceeds from asset sales that are substantially similar to those contained in the indenture (an "Asset Sale Offer") to purchase on a pro rata basis (with the Excess Asset Sale Proceeds prorated between the holders of the notes and such holders of such other Senior Indebtedness based upon outstanding aggregate principal amounts) the maximum principal amount of the notes and such other Senior Indebtedness that may be purchased or prepaid, as applicable, out of the prorated Excess Asset Sale Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof (or accreted amount in the case of any Senior Indebtedness issued with original issue discount) plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the indenture. To the extent that the aggregate principal amount of notes and other Senior Indebtedness tendered (and electing to be redeemed or repaid, as applicable) pursuant to an Asset Sale Offer is less than the Excess Asset Sale Proceeds, Key and its Restricted Subsidiaries may use any remaining Excess Asset Sale Proceeds for general corporate purposes and any other purpose not prohibited by the indenture. If the aggregate principal amount of the notes and such other Senior Indebtedness surrendered by holders thereof exceeds the amount of the prorated Excess Asset Sale

Proceeds, Key shall select the notes and such other Senior Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Asset Sale Proceeds shall be reset at zero.

        Key will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the date such Asset Sale Offer is completed.

        Key will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, Key will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of Key's compliance with such securities laws or regulations. Upon the occurrence of an Investment Grade Rating Event, the Asset Sale provisions described under this caption will cease to apply to Key and will no longer have effect.

Certain Covenants

        The indenture contains covenants including, among others, those summarized below. Upon the occurrence of an Investment Grade Rating Event, each of the covenants described below (except for clause (1) of the first paragraph of the covenant under the caption "—Merger, Consolidation or Sale of Assets" and the covenant described under the caption "—Reports"), together with the Change of Control and Asset Sales provisions described above under the captions "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales," respectively, and clause (6) of the first paragraph under the caption "—Events of Default and Remedies," will cease to apply to Key and its Subsidiaries, as the case may be, and will no longer have effect. Instead, the covenant described below under the caption "—Investment Grade Covenant" will apply to Key and become effective upon the occurrence of such an Investment Grade Rating Event.

  Restricted Payments

        Key will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of Key's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Key or any of its Restricted Subsidiaries) or to the direct or indirect holders of Key's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, in each case other than dividends or distributions declared or paid in Equity Interests (other than Disqualified Stock) of Key or declared or paid to Key or any of its Restricted Subsidiaries;

          (2)   purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving Key) any Equity Interests of Key (other than any such Equity Interests owned by a Restricted Subsidiary of Key);

          (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Obligation, except a payment of interest or principal at its Stated Maturity; or

          (4)   make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (3) above and this clause (4) being collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to such Restricted Payment:

            (a)   no Default or Event of Default shall have occurred and be continuing; and

            (b)   Key would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

            (c)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Key or any of its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clause (2), (3), (4), (5), (6), (8), (9), (10), (11) or (12) of the next succeeding paragraph), is less than the sum of:

                (i)  50% of the Consolidated Net Income of Key for the period (taken as one accounting period) from July 1, 2007 to the end of Key's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss), plus

               (ii)  100% of the aggregate net cash proceeds (other than Designated Proceeds), or the Fair Market Value of assets or property other than cash, received by Key from the issue or sale, in either case, since July 1, 2007 of (A) Equity Interests of Key (other than Disqualified Stock), or (B) Disqualified Stock or debt securities of Key that have been converted into, or exchanged for, such Equity Interests, together with the aggregate cash received at the time of such conversion or exchange, other than Equity Interests (or Disqualified Stock or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of Key and other than Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock, plus

              (iii)  in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary pursuant to the terms of the indenture or has been merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, Key or a Restricted Subsidiary, the lesser of, at the date of such redesignation, merger, consolidation, transfer, disposition or liquidation (A) the book value (determined in accordance with GAAP) of the aggregate Investments made by Key and its Restricted Subsidiaries in such Unrestricted Subsidiary (or of the properties or assets disposed of, as applicable) and (B) the Fair Market Value of such Investment in such Unrestricted Subsidiary, in each case after deducting any Indebtedness of such Unrestricted Subsidiary, plus

              (iv)  to the extent not already included in Consolidated Net Income for such period, (A) if any Restricted Investment that was made by Key or any Restricted Subsidiary after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale) and (B) the net reduction in such Restricted Investment resulting from payments of interest, dividends, principal repayments and other transfers and distributions of cash, assets or other property, in an amount not to exceed the aggregate amount of such Restricted Investment.

        The preceding provisions shall not prohibit:

          (1)   the payment of any dividend or the consummation of an irrevocable redemption of Subordinated Obligations within 60 days after the date of the declaration of such dividend or the delivery of the irrevocable notice of redemption, as the case may be, if at the date of the declaration or the date on which such irrevocable notice is delivered, such dividend or redemption would have complied with the provisions of the indenture;

          (2)   the making of any Restricted Payments described in clause (2) or (3) of the preceding paragraph out of the net cash proceeds (other than Designated Proceeds) of the substantially concurrent sale or issuance (a sale or issuance will be deemed substantially concurrent if such Restricted Payment occurs not more than 45 days after such sale or issuance) (other than to a Restricted Subsidiary of Key) of Equity Interests of Key (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (c)(ii) of the preceding paragraph;

          (3)   the making of any principal payment on, or the defeasance, redemption, repurchase or other acquisition of, prior to its Stated Maturity, any Subordinated Obligation with the net cash proceeds from an incurrence of, or in exchange for the issuance of, Permitted Refinancing Indebtedness;

          (4)   the payment of any dividend or distribution by a Restricted Subsidiary of Key to the holders of its Equity Interests (other than Disqualified Stock) on a pro rata basis and the payment of any dividend or distribution by Key to the holders of its Disqualified Stock, provided that such Disqualified Stock is issued on or after the Issue Date in accordance with the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock";

          (5)   (x) the acquisition in open-market purchases of our common stock of Key for matching contributions to its employee stock purchase and deferred compensation plans in the ordinary course of business or (y) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Key or any Restricted Subsidiary of Key held by any current or former officer, employee, consultant or director of Key (or any of its Subsidiaries) pursuant to the terms of agreements (including employment agreements) and plans approved by Key's Board of Directors, including any management equity plan or stock option plan or any other management or employee benefit plan, agreement or trust, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (5) shall not exceed the sum of (x) $5 million in any twelve-month period (with unused amounts to be carried over into the following twelve-month period), (y) the aggregate net proceeds received by Key during such twelve-month period from the issuance of such Equity Interests (other than Disqualified Stock) pursuant to such agreements or plans and (z) the net cash proceeds of key man life insurance received by Key or its Restricted Subsidiaries after the Issue Date;

          (6)   (x) in connection with an acquisition by Key or any Restricted Subsidiary, the return of Equity Interests constituting a portion of the purchase consideration in settlement of indemnification claims or (y) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options;

          (7)   repurchases of Subordinated Obligations at a purchase price not greater than (i) 101% of the principal amount (or accreted value, if applicable) of such Subordinated Obligations and accrued and unpaid interest thereon in the event of a Change of Control or (ii) 100% of the principal amount (or accreted value, if applicable) of such Subordinated Obligations and accrued and unpaid interest thereon in the event of an Asset Sale, in connection with any change in control offer or asset sale offer required by the terms of such Subordinated Indebtedness, but only if:

            (a)   in the case of a Change of Control, Key has first complied with and fully satisfied its obligations under the covenant described under "—Repurchase at the Option of Holders—Change of Control"; or

            (b)   in the case of an Asset Sale, Key has complied with and fully satisfied its obligations in accordance with the covenant described under the heading "—Repurchase at the Option of Holders—Asset Sales";

          (8)   the payment of reasonable and customary directors' fees to the members of Key's Board of Directors, provided that such fees are consistent with past practice or current requirements;

          (9)   the purchase by Key of fractional shares arising out of stock dividends, splits or combinations or business combinations;

          (10) the declaration and payment of dividends on mandatorily convertible preferred stock of Key (other than Disqualified Stock) issued after the Issue Date in an aggregate amount not to exceed the amount of Designated Proceeds;

          (11) Restricted Payments consisting of dividends or other distributions on the common stock of Key or purchases of its common stock in an aggregate amount of up to $200 million since the Issue Date; and

          (12) other Restricted Payments in an aggregate amount since the Issue Date not to exceed the greater of (A) $25 million or (B) 2.5% of Consolidated Net Tangible Assets as of the date of making any such Restricted Payment;

provided, further, that, with respect to clauses (2), (3), (5), (6), (7), (8), (10), (11) and (12) above, no Default or Event of Default shall have occurred and be continuing.

        In determining whether any Restricted Payment is permitted by this covenant, Key may allocate or reallocate all or any portion of such Restricted Payment among clauses (1) through (12) of the preceding paragraph or among such clauses and the first paragraph of this covenant, provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of one or more of clauses (1) through (12) of the preceding paragraph of this covenant and the first paragraph of this covenant. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1)   immediately after giving effect to such designation, Key could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock" or the Fixed Charge Coverage Ratio of Key immediately after giving effect to such designation would not be less than the Fixed Charge Coverage Ratio of Key immediately prior to such designation;

          (2)   immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing; and

          (3)   Key certifies that such designation complies with this covenant. Any such designation by the Board of Directors shall be evidenced by Key promptly filing with the trustee a copy of the resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding provisions.

        The Board of Directors may designate any Subsidiary of Key to be an Unrestricted Subsidiary under the circumstances and pursuant to the requirements described in the definition of "Unrestricted Subsidiary," which requirements include that such designation will be made in compliance with this covenant. For purposes of making the determination as to whether such designation would be made in compliance with this covenant, all outstanding Investments by Key and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described under the caption "—Restricted Payments." All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (1) the net book value (determined in accordance with GAAP) of such Investments at the time of such designation and (2) the Fair Market Value of such Investments at the time of such designation.

  Incurrence of Indebtedness and Issuance of Disqualified Stock

        Key will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), other than Permitted Debt, and Key shall not issue, and shall not permit any of its Restricted Subsidiaries to issue, any Disqualified Stock; provided, however, that Key or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if Key's Fixed Charge Coverage Ratio for Key's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1)   the incurrence by Key or any Restricted Subsidiary of Indebtedness pursuant to one or more Credit Facilities; provided, however, that, immediately after giving effect to any such incurrence, the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred under this clause (1) and then outstanding does not exceed the greater of (A) $400 million or (B) 20% of Consolidated Net Tangible Assets at the time of incurrence;

          (2)   the incurrence by Key and the Guarantors of Indebtedness represented by the notes and the Subsidiary Guarantees issued on the Issue Date and the related exchange notes and Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

          (3)   the incurrence by Key or any of its Restricted Subsidiaries of Existing Indebtedness;

          (4)   the incurrence by Key or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness, the net proceeds of which are applied to refinance any Indebtedness incurred in respect of any Indebtedness described under clauses (2), (3), (4), (8) or (11) of this paragraph or incurred pursuant to the first paragraph of this covenant;

          (5)   the incurrence by Key or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Key and any of its Restricted Subsidiaries; provided, however, that (A) if Key or any Guarantor is the obligor and a Restricted Subsidiary of Key that is not a Guarantor is the obligee on such Indebtedness, such Indebtedness will be subordinated to the payment in full of all Obligations with respect to the notes and the Subsidiary Guarantees, as the case may be, and (B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Key or a Restricted Subsidiary of Key and (2) any sale or other transfer of any such Indebtedness to a Person that is not either Key or a Restricted Subsidiary of Key shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Key or such Restricted Subsidiary, as the case may be, that is not then permitted by this clause (5);

          (6)   the incurrence by Key or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations (including any Acquired Debt), in each case, incurred in connection with the purchase of, or for the purpose of financing the purchase of, the cost of construction, improvement or development of, property, plant or equipment used in the Permitted Business of Key or a Restricted Subsidiary of Key or incurred to extend, refinance, renew, replace, defease or refund any such purchase price or cost of construction, improvement or development, in an aggregate principal amount not to exceed $50 million at any time outstanding;

          (7)   the incurrence by Key or any of its Restricted Subsidiaries of Indebtedness consisting of Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

          (8)   the incurrence by Key or any of its Restricted Subsidiaries of Indebtedness arising from agreements of Key or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of Key or any business or assets of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary of Key or any of its Restricted Subsidiaries for the purposes of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of Key or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum liability in respect of all such Indebtedness incurred in connection with a disposition shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Key and its Restricted Subsidiaries in connection with such disposition;

          (9)   the guarantee by Key or any Restricted Subsidiary of Indebtedness of Key or a Restricted Subsidiary of Key that was permitted to be incurred by any other provision of this covenant; provided that the guarantee of any Indebtedness of a Restricted Subsidiary of Key that ceases to be such a Restricted Subsidiary shall be deemed a Restricted Investment at the time such Restricted Subsidiary's status terminates in an amount equal to the maximum principal amount so guaranteed, for so long as, and to the extent that, such guarantee remains outstanding;

          (10) the issuance by a Restricted Subsidiary of Key of Disqualified Stock to Key or to any of its Restricted Subsidiaries; provided, however, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such Disqualified Stock ceasing to be Key or any of its Restricted Subsidiaries or any subsequent transfer of such preferred stock to a Person, other than Key or one of its Restricted Subsidiaries, shall be deemed to be an issuance of Disqualified Stock by such Subsidiary that was not permitted by this clause (10);

          (11) the incurrence by Key or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

          (12) the incurrence by Key or any of its Restricted Subsidiaries of Indebtedness incurred in the ordinary course of business under (A) documentary letters of credit, or surety bonds or insurance contracts, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by Key or a Restricted Subsidiary of Key, (B) standby letters of credit, surety bonds or insurance contracts issued for the purpose of supporting (1) workers' compensation or similar liabilities of Key or any of its Restricted Subsidiaries or (2) performance, payment, deposit or surety obligations of Key or any of its Restricted Subsidiaries and (C) bid, advance payment and performance bonds and surety bonds or similar insurance contracts for Key and its Restricted Subsidiaries, and refinancings thereof; and

          (13) the incurrence by Key or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other provision of this covenant) in an aggregate principal amount (or accreted value, as applicable) not to exceed the greater of (A) $25 million at any one time outstanding or (B) 2.5% of Consolidated Net Tangible Assets as of any date of incurrence after giving pro forma effect to such incurrence and the application of proceeds therefrom.

        To the extent Key's Unrestricted Subsidiaries incur Non-Recourse Indebtedness and any such Indebtedness ceases to be Non-Recourse Indebtedness of such Unrestricted Subsidiary, then such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Key that was subject to this covenant.

        Neither Key nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Key or such Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the notes or the Subsidiary Guarantees, as the case may be, on substantially identical terms; provided, however, that no Indebtedness of any Person will be deemed to be contractually subordinated in right of payment to any other Indebtedness of such Person solely by virtue of being unsecured.

        For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described above or is entitled to be incurred pursuant to the first paragraph of this covenant, Key will, in its sole discretion, classify (or later classify or reclassify) in whole or in part such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness or a portion thereof may be classified (or later classified or reclassified) in whole or in part as having been incurred under more than one of the applicable clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable

        U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

  Liens

        Key will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the Issue Date or acquired after that date, securing any Indebtedness, unless:

          (1)   in the case of Liens securing Subordinated Obligations of Key or a Restricted Subsidiary, the notes or Subsidiary Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on a senior basis to the Subordinated Obligations so secured with the same priority that the notes or Subsidiary Guarantees, as applicable, have to such Subordinated Obligations until such time as such Subordinated Obligations are no longer so secured by a Lien; and

          (2)   in the case of Liens securing Senior Indebtedness of Key or a Restricted Subsidiary, the notes or Subsidiary Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on an equal and ratable basis with the Senior Indebtedness so secured until such time as such Senior Indebtedness is no longer so secured by a Lien.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        Key will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Key to:

          (1)   (x) pay dividends or make any other distributions to Key or any of its Restricted Subsidiaries on its Capital Stock or (y) pay any Indebtedness owed to Key or any of its Restricted Subsidiaries; provided, that the priority of any preferred stock in receiving dividends or liquidating distributions prior to the payment of dividends or liquidating distributions on common stock shall not be deemed to be a restriction on the ability to make distributions on Capital Stock;

          (2)   make loans or advances to Key or any of its Restricted Subsidiaries; or

          (3)   transfer any of its properties or assets to Key or any of its Restricted Subsidiaries.

        However, the restrictions in the first paragraph of this covenant will not apply to encumbrances or restrictions existing under or by reason of:

            (a)   any Credit Facility in effect after the Issue Date to the extent its provisions, taken as a whole, are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the Credit Facilities as in effect on the Issue Date;

            (b)   the indenture, the notes, the Subsidiary Guarantees or any other indentures governing debt securities issued by Key or any Guarantor that are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the indenture, the notes and the Subsidiary Guarantees;

            (c)   any future Liens that may be permitted to be granted under, or incurred not in violation of, any other provisions of the indenture;

            (d)   applicable law or any applicable rule, regulation or order;

            (e)   any instrument governing Indebtedness or Capital Stock, or any other agreement relating to any property or assets, of a Person acquired by Key or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person or such Person's subsidiaries, so acquired, provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

            (f)    restrictions of the nature described in clause (3) above by reason of customary non-assignment provisions in contracts, agreements, licenses and leases entered into in the ordinary course of business;

            (g)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

            (h)   any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

            (i)    agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock," and not in violation of the covenant described above under the caption "—Liens," that limit the right of the debtor to dispose of assets securing such Indebtedness;

            (j)    Permitted Refinancing Indebtedness in respect of Indebtedness referred to in clauses (a), (b), (e), (g) and (i) of this paragraph, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the agreements governing the Indebtedness being refinanced;

            (k)   provisions with respect to the disposition or distribution of assets in joint venture agreements, asset sale agreements, agreements relating to Sale/Leaseback Transactions, stock sale agreements and other similar agreements entered into in the ordinary course of business;

            (l)    encumbrances or restrictions contained in, or in respect of, Hedging Obligations permitted under the indenture from time to time;

            (m)  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

            (n)   any instrument governing Indebtedness of a Foreign Subsidiary; provided that such Indebtedness was otherwise permitted by the terms of the indenture to be incurred.

  Merger, Consolidation or Sale of Assets

        Key will not consolidate or merge with or into, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Key and its Restricted Subsidiaries taken as a whole in one or more related transactions, to another Person unless:

          (1)   Key is the resulting, transferee or surviving Person or the resultant, transferee or surviving Person (if other than Key) is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, transferee or surviving Person assumes, pursuant to a supplemental indenture and other documentation in form and substance reasonably satisfactory to the trustee, all of the obligations and covenants of Key under the indenture, the notes and, if then in effect, under the registration rights agreement; provided, that unless such resulting, transferee or surviving

  Person is a corporation, a corporate co-issuer of the notes will be added to the indenture by such supplemental indenture;

          (2)   immediately before and after such transaction no Default or Event of Default has occurred and is continuing; and

          (3)   except in the case of a consolidation or merger of Key with or into a Restricted Subsidiary, or a sale, assignment, transfer, conveyance or other disposition of properties or assets to Key or a Restricted Subsidiary, either:

            (a)   immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, Key or the resultant, transferee or surviving Person (if other than Key) would have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of Key immediately prior to such transaction;

            (b)   immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, Key or the resultant transferee or surviving Person (if other than Key) would be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock"; or

            (c)   immediately after giving pro forma effect to such transaction, the Consolidated Net Worth of Key or the resultant, transferee or surviving Person (if other than Key) would be not less than the Consolidated Net Worth of Key immediately prior to such transaction.

        Upon any transaction or series of related transactions that are of the type described in, and are effected in accordance with, the foregoing paragraph, the surviving Person (if other than Key) shall succeed to, and be substituted for, and may exercise every right and power of, Key under the indenture and the notes with the same effect as if such surviving Person had been named as Key in the indenture, and when a surviving Person duly assumes all of the obligations and covenants of Key pursuant to the indenture and the notes, the predecessor Person shall be relieved of all such obligations.

        In addition, Key may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

  Additional Subsidiary Guarantees

        If, after the Issue Date, any Restricted Subsidiary (other than a Foreign Subsidiary) of Key that is not already a Guarantor (whether or not acquired or created by Key or another Restricted Subsidiary after the Issue Date) incurs any Indebtedness, or guarantees any other Indebtedness of Key or a Guarantor, in either case in excess of a De Minimis Amount, then such Restricted Subsidiary will become a Guarantor with respect to the notes issued thereunder by executing and delivering a supplemental indenture, in the form provided for in the indenture, to the trustee within 180 days of the date on which it incurred or guaranteed such Indebtedness.

  Transactions with Affiliates

        Key will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person

(each of the foregoing, an "Affiliate Transaction") if such Affiliate Transaction involves aggregate consideration in excess of $1 million, unless:

          (1)   such Affiliate Transaction is on terms that are no less favorable to Key or the relevant Restricted Subsidiary than those that could have been obtained in a transaction by Key or such Restricted Subsidiary with an unrelated Person or, if no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to Key or the relevant Restricted Subsidiary from a financial point of view, evidenced (if required by clause (2) below) by the officers' certificate provided for in clause (2) below; and

          (2)   Key delivers to the trustee:

            (a)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of at least $20 million but equal to or less than $40 million, an officers' certificate certifying that such Affiliate Transaction complies with clause (1) above; and

            (b)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40 million, a resolution of its Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors;

provided, that none of the following shall be deemed to be Affiliate Transactions and therefore shall not be subject to the provisions of the preceding paragraph:

          (1)   any employment, equity award, equity option or equity appreciation agreement or plan, agreement or other similar compensation plan or arrangement entered into by Key or any of its Restricted Subsidiaries in the ordinary course of its business;

          (2)   transactions between or among (A) Key and one or more Restricted Subsidiaries and (B) any Restricted Subsidiaries;

          (3)   the performance of any written agreement in effect on the Issue Date, as such agreement may be amended, modified or supplemented from time to time; provided, however, that any amendment, modification or supplement entered into after the Issue Date will be permitted only to the extent that its terms do not adversely affect the rights of any holders of the notes (as determined in good faith by an officer of Key, and, if such amendment, modification or supplement involves aggregate consideration in excess of $40 million, as determined in good faith by the Board of Directors) as compared to the terms of the agreement in effect on the Issue Date;

          (4)   loans or advances to officers, directors and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and other purposes, in each case, in the ordinary course of business;

          (5)   maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans;

          (6)   fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Key or any of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary;

          (7)   sales of Equity Interests of Key (other than Disqualified Stock) to Affiliates of Key or any of its Restricted Subsidiaries;

          (8)   Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments"; and

          (9)   any transactions between Key or any Restricted Subsidiary and any Person, a director of which is also a director of Key or a Restricted Subsidiary; provided that such director abstains from voting as a director of Key or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction.

  Reports

        Whether or not required by the Commission's rules and regulations, so long as any notes are outstanding, Key will furnish to the trustee and each holder of notes, within the time periods specified in the Commission's rules and regulations:

          (1)   all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if Key were required to file such reports; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if Key were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Key's consolidated financial statements by Key's certified independent accountants. In addition, Key will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        If at any time Key is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Key will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. Key agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the preceding, the Commission will not accept Key's filings for any reason, Key will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Key were required to file those reports with the Commission.

        In addition, Key and the Guarantors agree that, for so long as any notes remain outstanding, at any time Key is not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Key will be deemed to have furnished such reports to the trustee and the holders of notes if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available.

Investment Grade Covenant

        The indenture provides that, upon the occurrence of an Investment Grade Rating Event, the covenant described below will apply to Key and its Subsidiaries and become effective upon the occurrence of such an Investment Grade Rating Event.

  Secured Indebtedness

        If Key or any Subsidiary incurs any Indebtedness secured by a Lien (other than certain Permitted Liens) on any asset, whether now owned or hereafter acquired, or if any Subsidiary that is not a Guarantor of the notes incurs any Indebtedness of any kind, Key or such Subsidiary, as the case may be, will secure the notes equally and ratably with (or, at its option, prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, or will guarantee the notes on a full and unconditional senior basis (if a Subsidiary incurs unsecured Indebtedness), in each case unless the aggregate amount of all Indebtedness secured by a Lien and the Attributable Amounts of all Sale/Leaseback Transactions would not exceed 15% of Consolidated Net Tangible Assets.

Events of Default and Remedies

        Each of the following will constitute an Event of Default:

          (1)   default for 30 days in the payment when due of interest on the notes;

          (2)   default in payment when due of the principal of or premium, if any, on the notes;

          (3)   failure by Key or any of its Restricted Subsidiaries to comply with the provisions described above under the captions "—Certain Covenants—Merger, Consolidation or Sale of Assets" and "—Repurchase at the Option of Holders—Change of Control" and such failure continues for 30 days after written notice is given to Key as provided below;

          (4)   failure by Key or any of its Restricted Subsidiaries to comply with any of other agreement in the indenture or the notes (other than a failure that is subject to clause (1), (2) or (3) above) and such failure continues for 60 days after written notice is given to Key as provided below;

          (5)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Key or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Key or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

            (a)   is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $30 million or more;

          (6)   failure by Key or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $30 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

          (7)   the occurrence of certain events of bankruptcy or insolvency with respect to Key, any Significant Subsidiary or any group of Subsidiaries that when taken together would constitute a Significant Subsidiary; and

          (8)   except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of the termination of the indenture or the release of any such Subsidiary Guarantee in accordance with the indenture).

        A Default under clause (3) or clause (4) above will not be an Event of Default until the trustee or the holders of not less than 25% in principal amount of the outstanding notes notify Key of the Default and Key does not cure such Default within the specified time after receipt of such notice.

        If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare all notes to be due and payable immediately. Notwithstanding the preceding, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Key, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all the notes will become due and payable without further action or notice. Holders of notes may not enforce the indenture or the notes except as provided therein. Subject to certain limitations, the holders of a majority in principal amount of outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold notice from holders of the notes of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or any premium) if it determines that withholding notice is in their interest.

        In the case of an Event of Default specified in clause (5) of the first paragraph under this caption, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded with respect to the notes, automatically and without any action by the trustee or the holders of the notes, if within 60 days after such Event of Default first arose Key delivers an officers' certificate to the trustee stating that (1) the Indebtedness or guarantee that is the basis for such Event of Default has been paid or discharged, (2) the holders of the Indebtedness have rescinded or waived the acceleration giving rise to such Event of Default or (3) the default that is the basis for such Event of Default has been otherwise cured; provided, however, that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

        The holders of a majority in principal amount of the outstanding notes by notice to the trustee may on behalf of all holders of the notes (1) waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of or premium on, the notes and (2) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

        Key will be required to deliver to the trustee annually a statement regarding compliance with the indenture and Key will be required upon becoming aware of any Default or Event of Default under the indenture to deliver to the trustee a statement specifying such Default or Event of Default.

        Upon the occurrence of an Investment Grade Rating Event, clause (6) of the first paragraph under this caption will cease to apply to Key and will no longer have effect.

No Personal Liability of Directors, Officers, Employees, Managers, Incorporators, Members, Partners and Stockholders

        No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of Key or any of its Subsidiaries, as such, shall have any liability for any obligations of Key or any Guarantor under the notes, the Subsidiary Guarantees or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a note by accepting the note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        Key may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and the indenture and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1)   the rights of holders of the outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due (but not the Change of Control Payment or the payment pursuant to an Asset Sale Offer) from the trust referred to below;

          (2)   Key's obligations with respect to holders of notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee and Key's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the indenture.

        In addition, Key may, at its option and at any time, elect to have the obligations of Key and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. If Covenant Defeasance occurs, certain events (not including non-payment and bankruptcy and insolvency events) described above under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   Key must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Key must specify whether the notes are being defeased to their stated maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, Key shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) Key has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, Key shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the incurrence of Indebtedness or the grant of Liens securing such

  Indebtedness, all or a portion of the proceeds of which will be applied to such deposit) or insofar as Defaults from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5)   such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Key or any of its Restricted Subsidiaries is a party or by which Key or any of its Restricted Subsidiaries is bound, or if such breach, violation or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit;

          (6)   Key shall have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7)   Key must deliver to the trustee an officers' certificate stating that the deposit was not made by Key with the intent of preferring the holders of the notes over the other creditors of Key with the intent of defeating, hindering, delaying or defrauding creditors of Key or others; and

          (8)   Key must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the Indenture) when:

            (a)   either (1) all such notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has heretofore been deposited in trust and thereafter repaid to Key) have been delivered to the trustee for cancellation; or (2) all such notes not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and Key has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such notes not theretofore delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of stated maturity or redemption;

            (b)   no Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit), and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which Key is a party or by which Key is bound;

            (c)   Key has paid or caused to be paid all sums due and payable by it under the indenture; and

            (d)   Key has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at stated maturity or the redemption date, as the case may be.

        In addition, Key must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require such holder, among other things, to furnish appropriate endorsements and transfer documents and Key may require such holder to pay any taxes and fees required by law or permitted by the indenture. Key is not required to transfer or exchange any notes selected for redemption. Also, Key is not required to transfer or exchange any notes in respect of which a notice of redemption has been given or for a period of 15 days before a selection of the notes to be redeemed.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and any existing Default or compliance with any provision of the indenture, the notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in principal amount the outstanding notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the notes).

        Without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

          (1)   reduce the principal amount of the notes whose holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

          (3)   reduce the rate of or change the time for payment of interest on any note;

          (4)   waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any note payable in money other than that stated in such note;

          (6)   make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on notes (except as permitted by clause (7) below);

          (7)   waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders"); or

          (8)   make any change in the preceding amendment, supplement and waiver provisions.

        Notwithstanding the preceding, Key, the Guarantors and the trustee may without the consent of any holder thereof amend or supplement the indenture, the notes or the Subsidiary Guarantees:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

          (3)   to provide for the assumption of Key's or any Guarantor's obligations to holders of the notes in the case of a merger or consolidation or sale of all or substantially all of Key's or such Guarantor's properties or assets, including the addition of any required co-issuer of the notes;

          (4)   to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights of any such holders under the indenture;

          (5)   to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

          (6)   to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, to evidence or provide for the acceptance of appointment of a successor trustee or to add any additional Events of Default, in each case, as provided in the indenture;

          (7)   to secure the notes;

          (8)   to conform the text of the indenture, such notes or the Subsidiary Guarantees to any provision of this "Description of the Exchange Notes" to the extent that such provision in this "Description of the Exchange Notes" was intended to set forth, verbatim or in substance, a provision of the indenture, the notes or the Subsidiary Guarantees; or

          (9)   to provide for the issuance of exchange notes and related Subsidiary Guarantees or additional notes and related Subsidiary Guarantees.

Concerning the Trustee

        The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Key, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The indenture, the notes and the Subsidiary Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture and the registration rights agreement without charge by writing to Key Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010, Attention: Vice President and Treasurer.

Book-Entry, Delivery and Form

        Except as set forth below, the exchange notes will be issued in registered, global form (the "global notes"). Global notes will be deposited upon issuance with the trustee as custodian for the Depository and registered in the name of the Depository or its nominee, in each case, for credit to an account of a direct or indirect participant of the Depository as described below.

        Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Depository Procedures—Exchange of Book-Entry Notes for Certificated Notes."

        Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of the Depository and its direct or indirect participants (including, if applicable, those of Euroclear System ("Euroclear") and Clearstream Banking S.A. ("Clearstream")), which may change from time to time.

        The notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

        The following description of the operations and procedures of the Depository, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Key takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        The Depository has advised Key that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of the Depository are recorded on the records of the Participants and Indirect Participants.

        Investors in the global notes who are Participants in the Depository's system may hold their interests therein directly through the Depository. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of the Depository. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because the Depository can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the Depository's system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of an interest in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a global note registered in the name of the nominee of the Depository will be payable to the nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, Key, the Guarantors and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for all other purposes. Consequently, neither Key, the Guarantors, the trustee, nor any agent of Key, the Guarantors or the trustee has or will have any responsibility or liability for:

          (1)   any aspect of the Depository's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of the Depository's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes; or

          (2)   any other matter relating to the actions and practices of the Depository or any of its Participants or Indirect Participants.

        The Depository has advised Key that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless the Depository has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of the Depository. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depository, the trustee, the Guarantors or Key. Neither Key, the Guarantors nor the trustee will be liable for any delay by the Depository or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Key, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from the Depository or its nominee for all purposes.

        Transfers between Participants in the Depository will be effected in accordance with the Depository's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in the Depository, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through the Depository in accordance with the Depository's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depository. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        The Depository has advised Key that it will take any action permitted to be taken by a holder of the notes only at the direction of one or more Participants to whose account the Depository has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the indenture, the Depository reserves the right to exchange the global notes for notes in certificated form, which may be legended if required by the indenture, and to distribute such notes to its Participants.

        Although the Depository, Euroclear and Clearstream have agreed to the preceding procedures to facilitate transfers of interests in the global notes among participants in the Depository, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Key, the Guarantors, the trustee or any of their respective agents will have any responsibility for the performance by the Depository, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

        A global note is exchangeable for definitive notes in registered certificated form if (1) the Depository (A) notifies Key that it is unwilling or unable to continue as depository for the global note or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Key fails to appoint a successor depository within 90 days, or (2) there has occurred and is continuing an Event of Default and the Depository notifies the trustee of its decision to exchange global notes for notes in certificated form. In addition, beneficial interests in a global note may be exchanged for certificated notes upon request but only upon at least 20 days' prior written notice given to the trustee by or on behalf of the Depository in accordance with customary procedures. In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

        Neither Key, the Guarantors nor the trustee will be liable for any delay by a global note holder or the Depository in identifying the beneficial owners of the notes and Key, the Guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from the global note holder or the Depository for all purposes.

Same Day Settlement and Payment

        Payments in respect of the notes represented by a global note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the global note holder. With respect to certificated notes, Key will make all payments of principal, premium, if any, and interest in the manner described above under "—Principal, Maturity and Interest." Key expects that secondary trading in the certificated notes will also be settled in immediately available funds.

Registration Rights; Additional Interest

        Key and the Guarantors entered into a registration rights agreement with the initial purchasers with respect to the outstanding notes. Pursuant to the registration rights agreement, Key and the Guarantors agreed to file with the Commission the exchange offer registration statement of which this prospectus forms a part, and consummate the registered exchange offer described in this prospectus. See "Exchange Offer" for details regarding the registered exchange offer.

        If (1) Key and the Guarantors are not required to file the exchange offer registration statement or to consummate the registered exchange offer because the registered exchange offer is not permitted by applicable law or Commission policy or (2) any holder of Transfer Restricted Securities (as defined below) notifies Key and the Guarantors within 20 business days following consummation of the registered exchange offer that (A) it is prohibited by law or Commission policy from participating in the registered exchange offer, (B) it may not resell exchange notes that it acquires in the registered exchange offer to the public without delivering a prospectus and this prospectus not appropriate or available for such resales or (C) that it is a broker-dealer and owns notes acquired directly from Key or an affiliate of Key, Key and the Guarantors will file with the Commission a shelf registration statement to cover resales of notes by holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

        For purposes of the foregoing, "Transfer Restricted Securities" means each outstanding note until (1) the date on which such note has been exchanged for an exchange note by a person other than a broker-dealer in the registered exchange offer, (2) following the exchange of such note for an exchange note by a broker-dealer in the registered exchange offer, the date on which the exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this prospectus, (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement or (4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

        The registration rights agreement provides that:

          (1)   unless the registered exchange offer would not be permitted by applicable law or Commission policy, Key and the Guarantors will file an exchange offer registration statement with respect to the outstanding notes with the Commission on or prior to the 180th day after the Issue Date;

          (2)   Key and the Guarantors will use their reasonable best efforts to have the exchange offer registration statement become effective on or prior to the date that is one year from the Issue Date;

          (3)   Key and the Guarantors will commence the registered exchange offer and use their reasonable best efforts to issue on or prior to the date that is 60 days after the date on which the exchange offer registration statement became effective, exchange notes in exchange for all notes tendered prior thereto in the registered exchange offer; and

          (4)   if obligated to file the shelf registration statement, Key and the Guarantors will use their reasonable best efforts to file the shelf registration statement with the Commission on or prior to the date that is 30 days after such filing obligation arises and to cause the shelf registration to become effective on or prior to the date that is 90 days after the date upon which Key and the Guarantors are obligated to make such filing.

        If (a) Key and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing, (b) any of such registration statements does not become effective on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) Key and the Guarantors fail to consummate the registered exchange offer within 60 days of the Effectiveness Target Date with respect to the exchange offer registration statement, or (d) the shelf registration statement or the exchange offer registration statement becomes effective but thereafter ceases to be effective or usable during the periods specified in the registration rights agreement without being succeeded in 30 days by another registration statement (each such event referred to in clauses (a) through (d) above, a "Registration Default"), then Key will pay additional interest to each holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of such Transfer Restricted Securities held by the holder. The amount of additional interest will increase by an additional $0.05 per week per $1,000 principal amount of such notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest of $0.50 per week per $1,000 principal amount of the notes. All accrued additional interest with respect to the notes will be paid by Key on each interest payment date to the holders of the notes in the same manner as other interest on the notes. Following the cure of all Registration Defaults, the accrual of additional interest will cease.

        Pursuant to the registration rights agreement, holders of outstanding notes will be required to make certain representations to Key (as described in the registration rights agreement) in order to participate in the registered exchange offer. See "The Exchange Offer—Purpose and Effect of the Exchange Offer." Holders of the notes will additionally be required to deliver information to be used in connection with any shelf registration statement and to provide comments on any such shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and to benefit from the provisions regarding additional interest set forth above.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding, in any event, Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under the caption "—Certain Covenants—Transactions with Affiliates" and the use of the term "Affiliates" thereunder, beneficial ownership of 10% or more of the voting securities of a specified Person shall be deemed to be control by the owner thereof.

        "Asset Sale" means:

          (1)   the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a Sale/Leaseback Transaction) other than in the ordinary course of business, or any damage or loss of property resulting in the payment of property insurance or condemnation proceeds to Key or any Restricted Subsidiary (provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of Key and its Restricted Subsidiaries taken as a whole will be governed by the covenants described above under the captions "—Repurchase at the Option of Holders—Change of Control" and "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales"); and

          (2)   the issue or sale by Key or any of its Restricted Subsidiaries of Equity Interests of any of Key's Restricted Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions, (a) that have a Fair Market Value in excess of $10 million or (b) for Net Proceeds in excess of $10 million; provided that the following will not be deemed to be Asset Sales:

          (1)   (x) any sale, exchange, transfer or other disposition of inventory in the ordinary course of business or (y) any sale, exchange, transfer or other disposition of accounts receivable in connection with any Credit Facility permitted to be incurred under the indenture;

          (2)   any disposition of assets in trade or exchange for assets of comparable Fair Market Value used or usable in any Permitted Business (including, without limitation, the trade or exchange for a controlling interest in another business or all or substantially all of the assets or operating line of a business, in each case, engaged in a Permitted Business or for other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of "Permitted Investments"); provided that (x) if the Fair Market Value of the assets so disposed of, in a single transaction or in a series of related transactions, is in excess of $35 million, Key shall obtain an opinion or report from an Independent Financial Advisor confirming that the assets received by Key and the Restricted Subsidiaries in such trade or exchange have a Fair Market Value of at least the Fair Market Value of the assets so disposed and (y) any cash or Cash Equivalents received by Key or a Restricted Subsidiary in connection with such trade or exchange (net of any transaction costs of the type deducted under the definition of "Net Proceeds") shall be treated as Net Proceeds of an Asset Sale and shall be applied in the manner set forth in the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

          (3)   a transfer of assets by Key to a Restricted Subsidiary of Key or by a Restricted Subsidiary of Key to Key or to a Restricted Subsidiary of Key;

          (4)   an issuance or sale of Equity Interests by a Restricted Subsidiary of Key to Key or to another Restricted Subsidiary of Key;

          (5)   (A) a Permitted Investment or (B) a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments";

          (6)   the trade, sale or exchange of Cash Equivalents;

          (7)   the sale, exchange or other disposition of obsolete assets not integral to any Permitted Business;

          (8)   the abandonment or relinquishment of assets in the ordinary course of business, including without limitation taking rigs out of service;

          (9)   any lease of assets entered into in the ordinary course of business and with respect to which Key or any Restricted Subsidiary of Key is the lessor and the lessee has no option to purchase such assets for less than fair market value at any time the right to acquire such asset occurs;

          (10) the disposition of assets received in settlement of debts accrued in the ordinary course of business;

          (11) the creation or perfection of a Lien on any assets (or any income or profit therefrom) of Key or any of its Restricted Subsidiaries that is not prohibited by any covenant of the indenture;

          (12) the surrender or waiver in the ordinary course of business of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind; and

          (13) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.

        "Attributable Amount" means, with respect to any Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that the Attributable Amount of each of the following Sale/Leaseback Transactions shall, in each case, be zero:

          (1)   a Sale/Leaseback Transaction in which the lease is for a period, including renewal rights, not in excess of three years;

          (2)   a Sale/Leaseback Transaction with respect to any asset that occurs within 270 days of the acquisition or construction of, or the completion of a material improvement to, such asset;

          (3)   a Sale/Leaseback Transaction in which the lease secures or relates to industrial revenue or pollution control bonds;

          (4)   a Sale/Leaseback Transaction in which the transaction is between or among Key and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries; or

          (5)   a Sale/Leaseback Transaction pursuant to which Key, within 270 days after the completion of the Sale/Leaseback Transaction, applies toward the retirement of its Indebtedness or the Indebtedness of a Restricted Subsidiary, or to the purchase of other property, the greater of the net proceeds from the Sale/Leaseback Transaction or the Fair Market Value of the assets sold in such Transaction; provided, however, that the amount that must be applied to the retirement of Indebtedness shall be reduced by:

            (a)   the principal amount of any debentures, notes or debt securities (including the notes) of Key or a Restricted Subsidiary surrendered to the applicable trustee or agent for retirement and cancellation within 270 days of the completion of the Sale/Leaseback Transaction;

            (b)   the principal amount of any Indebtedness not included in clause (5)(a) of this definition to the extent such amount of Indebtedness is voluntarily retired by Key or a Restricted Subsidiary within 270 days of the completion of the Sale/Leaseback Transaction; and

            (c)   all fees and expenses associated with the Sale/Leaseback Transaction.

        "Board of Directors" means the Board of Directors of Key or any committee thereof duly authorized to act on behalf of such Board.

        "Capital Lease Obligations" means, at the time any determination thereof is to be made, the amount of the liability in respect of one or more capital leases that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

          (3)   certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson BankWatch Rating of "B" or better;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper having the highest rating obtainable from Moody's or S&P with maturities of not more than one year from the date of acquisition; and

          (6)   money market funds 95% of the assets of which constitute Cash Equivalent of the types described in clauses (1) - (5) above.

        "Change of Control" means the occurrence of one or more of the following events:

          (1)   any sale, lease, transfer, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the properties or assets of Key and its Restricted Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture) unless immediately following such sale, lease, transfer, conveyance or other disposition in compliance with the indenture such properties or assets are owned, directly or indirectly, by (A) Key or a Subsidiary of Key or (B) a Person controlled by Key or a Subsidiary of Key;

          (2)   the approval by the holders of Capital Stock of Key of any plan or proposal for the liquidation or dissolution of Key;

          (3)   the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Voting Securities of Key by any Person or Group that, as a result of such acquisition, either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 50% of Key's then outstanding Voting Securities or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors, including, without limitation, by the acquisition of revocable proxies for the election of directors; or

          (4)   during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders (or members, as applicable) of Key was approved by a vote of a majority of the directors of Key then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

        Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by Key or any of its Restricted Subsidiaries solely for the purpose of changing the legal structure of Key or such Restricted Subsidiary.

        "Commission" means the U.S. Securities and Exchange Commission.

        "Commodity Hedging Agreements" means agreements or arrangements designed to protect such Person against fluctuations in the price of (1) crude oil, natural gas or other hydrocarbons or (2) any other commodity, in each case, in connection with the conduct of its business and not for speculative purposes.

        "Commodity Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under Commodity Hedging Agreements.

        "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:

          (1)   an amount equal to any extraordinary, unusual or nonrecurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus

          (2)   provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus

          (3)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

          (4)   unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income, plus

          (5)   depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus

          (6)   non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the specified Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided, that:

          (1)   the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary;

          (2)   the Net Income of any Restricted Subsidiary that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3)   the cumulative effect of a change in accounting principles shall be excluded;

          (4)   any writedown of non-current assets shall be excluded, as if such writedown had not occurred;

          (5)   to the extent deducted in the calculation of Net Income, any charges associated with any premium or penalty paid, write-offs of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be added back to arrive at Consolidated Net Income; and

          (6)   any unrealized non-cash gains or losses in respect of hedges and other derivatives (including those under FAS 133) shall be excluded.

        "Consolidated Net Tangible Assets" means, as of any date of determination, the consolidated total assets of Key and its Restricted Subsidiaries determined in accordance with GAAP as of the end of Key's most recent fiscal quarter for which internal financial statements are available, less the sum of (1) all current liabilities and current liability items, and (2) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

        "Consolidated Net Worth" means, as of any date of determination, the total of the amounts shown on a Person's consolidated balance sheet determined in accordance with GAAP, as of the end of such Person's most recent fiscal quarter for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as the sum of (1) the par or stated value of all of such Person's outstanding Capital Stock, (2) paid-in capital or capital surplus relating to such Capital Stock and (3) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

        "Credit Facilities" means, with respect to Key or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Identified Senior Credit Facilities), commercial paper facilities or Debt Issuances with banks, investment banks, insurance companies, mutual funds, hedge funds, other institutional lenders, institutional investors or any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers' acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances) and any agreements and related documents governing Indebtedness or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing and whether provided under the original agreement, indenture or other documentation relating thereto.

        "Currency Hedging Agreements" means, at any time as to any Person, any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement entered into in the ordinary course of business and designed to protect against or manage such Person's exposure to fluctuations in foreign currency exchange rates.

        "Currency Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under Currency Hedging Agreements.

        "Debt Issuances" means, with respect to Key or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

        "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

        "De Minimis Amount" means a principal amount of Indebtedness that does not exceed $5 million.

        "Designated Proceeds" means the amount of net cash proceeds received by Key from each issuance or sale since the Issue Date of mandatorily convertible preferred stock of Key (other than Disqualified Stock), that at the time of such issuance was designated by Key as Designated Proceeds pursuant to an officers' certificate delivered to the trustee; provided, however, that if the mandatorily convertible preferred stock providing such Designated Proceeds is thereafter converted into common stock of Key, that portion of the Designated Proceeds that has not been paid as dividends pursuant to clause (10) of the second paragraph of the covenant described above under "Certain Covenants—Restricted Payments" will no longer be considered to be Designated Proceeds.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock to the extent that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, it matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature, except such Capital Stock that is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.

        Notwithstanding the preceding paragraph, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Key or any of its Restricted Subsidiaries to repurchase Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Key or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Domestic Subsidiary" means any Restricted Subsidiary of Key formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of Capital Stock of Key or options, warrants or rights with respect to its Capital Stock (other than sales made to any Restricted Subsidiary of Key and sales of Disqualified Stock) made for cash after the Issue Date.

        "exchange notes" means notes registered under the Securities Act that are issued under the indenture in exchange for the notes initially issued under the indenture pursuant to the Exchange Offer or in replacement of any such initially issued notes pursuant to the Shelf Registration Statement.

        "Existing Indebtedness" means the aggregate Indebtedness of Key and its Restricted Subsidiaries outstanding on the Issue Date.

        "Fair Market Value" means, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by Key or any Restricted Subsidiary, the fair market value of such consideration as determined (unless otherwise specified in the indenture) in good faith by the Board of Directors of Key, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors set forth in an officers' certificate delivered to the trustee.

        "Financial Hedging Agreements" means (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates in connection with the conduct of its business and not for speculative purposes.

        "Financial Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under Financial Hedging Agreements.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. If such Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings under any Credit Facility) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance, repurchase or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

          (1)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated giving pro forma effect to any expense, cost reductions and operating improvements that have occurred or, in the reasonable judgment of the chief financial officer or other senior financial person of such Person as set forth in an officers' certificate, are reasonably expected to occur (regardless of whether those operating improvements or cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X promulgated by the Commission or any regulation or policy related thereto);

          (2)   the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation or duplication, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

          (2)   the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

          (4)   any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and

          (5)   all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Key (other than Disqualified Stock).

        "Foreign Subsidiary" means any Restricted Subsidiary of Key that is not (a) a Domestic Subsidiary or (b) a guarantor of Indebtedness under a Credit Facility of Key or a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States, which are applicable at the date of determination.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof or pledging assets to secure), of all or any part of any Indebtedness.

        "Guarantors" means:

          (1)   each of Key's Domestic Subsidiaries as of the Issue Date except for any of such Subsidiaries that is not required by the Identified Senior Credit Facilities to act as guarantors thereunder;

          (2)   each of Key's Domestic Subsidiaries that becomes a guarantor of the notes pursuant to the covenant described above under "—Certain Covenants—Additional Subsidiary Guarantees"; and

          (3)   each of Key's other Restricted Subsidiaries executing a supplemental indenture in which such Restricted Subsidiary agrees to guarantee the obligations of Key under, or to be bound by the terms of, the indenture;

provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Subsidiary Guarantee is released in accordance with the terms of the indenture.

        "Hedging Obligations" means, with respect to any Person, collectively, the Commodity Hedging Obligations of such Person, the Currency Hedging Obligations of such Person and the Financial Hedging Obligations of such Person.

        "Identified Senior Credit Facilities" means (i) that certain Credit Agreement, dated as of June 29, 2005, as amended, among Key, as borrower, the several lenders from time to time party thereto, Lehman Brothers Inc., as sole lead arranger and sole book runner, Lehman Commercial Paper Inc., as syndication agent, administrative agent and as collateral agent, and Wells Fargo Foothill, Inc., as revolving administrative agent, providing for (a) a revolving credit facility of up to an aggregate principal amount of $65.0 million, including a $25.0 million sub-facility for letters of credit, (b) a senior term loan facility in the original aggregate principal amount of $400.0 million and (c) a prefunded letter of credit facility in the aggregate amount of $82.3 million and (ii) our senior secured credit facility that replaced the Credit Agreement referred to in clause (i) of this definition.

        "Indebtedness" means, with respect to any Person, without duplication,

          (1)   the principal of and premium, if any, with respect to indebtedness of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments;

          (2)   reimbursement obligations of such Person for letters of credit or banker's acceptances;

          (3)   Capital Lease Obligations of such Person;

          (4)   obligations of such Person for the payment of the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable;

          (5)   Hedging Obligations (the amount of which at any time of determination shall be equal to the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable at such time); or

          (6)   preferred stock of a Restricted Subsidiary that is not a Subsidiary Guarantor (but excluding, in each case, any accrued dividends);

in the case of the foregoing clauses (1) through (5) if and to the extent any of the foregoing obligations or indebtedness (other than letters of credit, banker's acceptances and Hedging Obligations), but excluding amounts recorded in accordance with Statement of Financial Accounting Standard No. 133, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In the case of clause (6), the amount of Indebtedness attributable to such preferred stock shall be the repurchase price calculated in accordance with the terms of such preferred stock as if the preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to the indenture; provided that if the preferred stock is not then permitted to be repurchased, the amount of Indebtedness shall be the greater of the liquidation preference and the book value of the preferred stock.

        In addition, the term "Indebtedness" includes, without duplication:

            (A)  obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (6) that are secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), but in an amount not to exceed the lesser of the amount of such other Person's obligation or indebtedness or the Fair Market Value of such asset; and

            (B)  to the extent not otherwise included, the guarantee by such Person of any obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (6), whether or not such guarantee is contingent, and whether or not such guarantee appears on the balance sheet of such Person.

        "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to Key and its Affiliates; provided, that providing accounting, appraisal or investment banking services to Key or any of its Affiliates or having an employee, officer or other representative serving as a member of the Board of Directors of Key or any of its Affiliates will not disqualify any firm from being an Independent Financial Advisor.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB—(or the equivalent) by S&P.

        "Investment Grade Rating Event" means the first day on which the notes are assigned an Investment Grade Rating by a Rating Agency and no Default or Event of Default has occurred and is continuing.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of the lender and commissions, moving, travel and similar advances to employees and officers made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Key or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Key such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of Key, Key, or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of the covenant described above under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries."

        "Issue Date" means November 29, 2007.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to any Sale/Leaseback Transaction); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (2) any extraordinary, unusual or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by Key or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers' fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale), any relocation expenses incurred as a result thereof and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations, (ii) taxes paid or reserved as payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, (iv) amounts paid in order to satisfy any Lien attaching to an asset in connection with such Asset Sale and (v) any reserve for adjustment (whether or not placed in escrow) in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Indebtedness" means Indebtedness:

          (1)   as to which neither Key nor any of its Restricted Subsidiaries, (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

          (2)   the incurrence of which will not result in any recourse against any of the assets of Key or its Restricted Subsidiaries; and

          (3)   no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Key or any of its Restricted Subsidiaries to declare pursuant to the express terms governing such Indebtedness a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

        "Obligations" means any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Key or its Restricted Subsidiaries (whether or not a claim for post-filing interest is allowed in such proceeding)), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees (including the Subsidiary Guarantees) and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

        "Permitted Acquisition Indebtedness" means Indebtedness or Disqualified Stock of Key or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of (i) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary or (ii) a Person that merged or consolidated with or into Key or a Restricted Subsidiary; provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged or consolidated with or into Key or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, (a) Key would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock," (b) the Fixed Charge Coverage Ratio for Key would be greater than the Fixed Charge Coverage Ratio for Key immediately prior to such transaction, or (c) the Consolidated Net Worth of Key would be greater than the Consolidated Net Worth of Key immediately prior to such transaction; provided that such Indebtedness was not incurred in contemplation of, or in connection with, such transaction.

        "Permitted Business" means, with respect to Key and its Restricted Subsidiaries:

          (1)   any business engaged in by Key or any of its Restricted Subsidiaries on the Issue Date; and

          (2)   any business that is a reasonable extension, development or expansion of, or reasonably related to, any of the businesses referred to in clause (1) or to the oil and gas industry.

        "Permitted Investments" means:

          (1)   any Investment in Key or in a Restricted Subsidiary of Key;

          (2)   any Investment in Cash Equivalents or deposit accounts maintained in the ordinary course of business consistent with past practices;

          (3)   any Investment by Key or any Restricted Subsidiary of Key in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of Key; or

            (b)   such Person is merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to, or is liquidated into, Key or a Restricted Subsidiary of Key;

          (4)   any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from:

            (a)   an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales"; or

            (b)   a disposition of assets that does not constitute an Asset Sale;

          (5)   any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Key;

          (6)   any Investment received in settlement of debts, claims or disputes owed to Key or any Restricted Subsidiary of Key that arose out of transactions in the ordinary course of business;

          (7)   any Investment received in connection with or as a result of a bankruptcy, workout or reorganization of any Person;

          (8)   advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business;

          (9)   advances and loans to employees, officers and directors (including, without limitation, loans and advances the net cash proceeds of which are used solely to purchase Equity Interests of Key in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto or other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest on any such loans, provided that the aggregate principal amount of such loans, advances and allowances shall not exceed at any time $20 million;

          (10) other Investments by Key or any Restricted Subsidiary of Key in any Person having an aggregate Fair Market Value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), not to exceed the greater of (i) $25 million and (ii) 2.5% of Consolidated Tangible Net Assets;

          (11) Investments in the form of intercompany Indebtedness or guarantees of Indebtedness of a Restricted Subsidiary of Key permitted under clauses (5) and (10) of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock";

          (12) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging commodity, currency or interest rate risk in connection with the conduct of the business of Key and its Subsidiaries and not for speculative purposes;

          (13) Investments in the form of, or pursuant to, joint ventures, partnership agreements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into the ordinary course of the business described in clauses (1) and (2) of the definition of "Permitted Business," excluding, however, investments in publicly traded Persons;

          (14) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation, performance and other similar deposits and prepaid expenses made in the ordinary course of business; and

          (15) Investments pursuant to agreements and obligations of Key and any Restricted Subsidiary in effect on the Issue Date and any renewals or replacements thereof on terms and conditions not materially less favorable to Key or such Restricted Subsidiary, as the case may be, than the terms of the Investment being renewed or replaced.

        "Permitted Liens" means:

          (1)   Liens securing Indebtedness incurred under the Credit Facilities pursuant to the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock";

          (2)   Liens other than Liens permitted by clause (1) of this definition of "Permitted Liens" granted in favor of Key or the Guarantors;

          (3)   Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (6) of the second paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock" covering only the assets acquired, constructed, improved or developed with, or secured by, such Indebtedness;

          (4)   Liens existing on the Issue Date;

          (5)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently pursued, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (6)   Liens existing upon the occurrence of an Investment Grade Rating Event;

          (7)   carriers', warehousemen's, mechanics', materialmen's, repairman's or other like Liens arising in the ordinary course of business;

          (8)   pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (9)   deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (10) any interest or title of a lessor under any Capital Lease entered into by Key or any of its Subsidiaries in the ordinary course of its business and covering only the property or assets so leased;

          (11) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Key or any of its Subsidiaries on deposit with or in possession of such bank;

          (12) Liens to secure Hedging Obligations of Key and its Restricted Subsidiaries, in each case incurred in the ordinary course of business and not for speculative purposes;

          (13) Liens on property or assets of a Person existing at the time (a) such Person is merged with or into or consolidated with Key or any Restricted Subsidiary, (b) such Person becomes a Restricted Subsidiary or (c) such property is otherwise acquired by Key or a Restricted Subsidiary; provided, that such Liens were in existence prior to the contemplation of such merger, consolidation or other acquisition and do not extend to any property or assets other than those of the Person merged into or consolidated with Key or the Restricted Subsidiary in the case of a merger or consolidation pursuant to clause (a) or such property or assets in the case of such other acquisition in the case of clause (b) or (c);

          (14) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided that (a) the new Lien shall be limited to all or part of the same property or assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or assets or proceeds or distributions thereof) and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

          (15) Liens upon specific items of inventory, accounts receivables or other goods and proceeds of Key or any Restricted Subsidiary securing such Person's obligations in respect of banker's acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, accounts receivables or other goods and proceeds and, if incurred prior to an Investment Grade Rating Event, permitted by the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock";

          (16) any Lien resulting from the deposit of money or other Cash Equivalents or other evidence of indebtedness in trust for the purpose of defeasing Indebtedness of Key or any Restricted Subsidiary;

          (17) any Liens securing industrial development, pollution control or similar bonds; and

          (18) Liens incurred in the ordinary course of business of Key or any Restricted Subsidiary of Key with respect to Indebtedness that does not exceed in principal amount (or accreted value, as applicable) the greater of (a) $20 million at any one time outstanding and (b) 2% of Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of proceeds therefrom.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Key or any of its Restricted Subsidiaries, or portion of such Indebtedness, issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Key or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that extends, refinances, renews, replaces, defeases or refunds Permitted Refinancing Indebtedness, provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus fees and expenses incurred in connection therewith, including any premium or defeasance cost);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3)   if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes or the Subsidiary Guarantees, as the case may be, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4)   such Indebtedness is not incurred by a Restricted Subsidiary of Key if Key is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock" shall be subject to the refinancing provisions of the definition of "Credit Facilities" and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the notes publicly available (other than as a result of voluntary action, or inaction, on the part of Key), a nationally recognized statistical rating agency or agencies, as the case may be, selected by Key (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody's, or both, as the case may be.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary or a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided that, on the Issue Date, all Subsidiaries of Key were Restricted Subsidiaries of Key.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

        "Sale/Leaseback Transaction" means an arrangement relating to property or assets owned by Key or a Restricted Subsidiary on the Issue Date or thereafter acquired by Key or a Restricted Subsidiary whereby Key or a Restricted Subsidiary transfers such property or assets to a Person (other than Key or a Restricted Subsidiary) and Key or a Restricted Subsidiary leases such property or assets from such Person.

        "Senior Indebtedness" means, with respect to any Person, (A) all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter created, incurred or assumed and (B) all other Obligations of such Person in respect of Indebtedness described in clause (A) above, unless, in the case of clauses (A) and (B), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the notes or any Subsidiary Guarantee; provided, however, that Senior Indebtedness shall not include:

          (1)   any obligation of such Person to Key or any Affiliate of Key;

          (2)   any liability for Federal, state, foreign, local or other taxes owed or owing by such Person;

          (3)   any accounts payable or other liability to trade creditors arising in the ordinary course of (including guarantees thereof or instruments evidencing such liabilities);

          (4)   any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

          (5)   the portion of any Indebtedness which at the time of incurrence is incurred in violation of the indenture (except that Indebtedness under a Credit Facility will not fail to qualify as Senior Indebtedness pursuant to this clause (5) if it is incurred on the basis of an officers' certificate certifying that its incurrence was permitted by the indenture); and

          (6)   any Capital Stock.

        "Significant Subsidiary" means any Subsidiary of Key that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation was in effect on the Issue Date.

        "Stated Maturity" means, with respect to any installment of interest or principal, or sinking fund or mandatory redemption of principal, on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid or made, as applicable, in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Obligation" means any Indebtedness of Key (whether outstanding on the Issue Date or thereafter incurred) which pursuant to a written agreement is subordinate or junior in right of payment to the notes and any Indebtedness of a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which pursuant to a written agreement is subordinate or junior in right of payment to its Subsidiary Guarantee.

        "Subsidiary" means, with respect to any Person,

          (1)   any corporation, association or other business entity of which more than 50% of the total voting power of the Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person; and

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (1) and related to such Person (or any combination thereof).

        "Subsidiary Guarantee" means the guarantee of the notes and the exchange notes by each of the Guarantors pursuant to the indenture.

        "Unrestricted Subsidiary" means: (1) any Subsidiary of Key (including any newly acquired or newly formed Subsidiary of Key) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors as certified in an officers' certificate delivered to the trustee; and (2) each Subsidiary of an Unrestricted Subsidiary, whenever it shall become such a Subsidiary.

        The Board of Directors may designate any Subsidiary of Key to become an Unrestricted Subsidiary if it:

          (1)   has no Indebtedness other than Non-Recourse Indebtedness;

          (2)   is not party to any agreement, contract, arrangement or understanding with Key or any Restricted Subsidiary of Key unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Key or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of Key;

          (3)   is a Person with respect to which neither Key nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Persons to achieve any specified levels of operating results;

          (4)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Key or any of its Restricted Subsidiaries;

          (5)   does not own any Capital Stock of, or own or hold any Lien on any property of, Key or any Restricted Subsidiary of Key; and

          (6)   would constitute an Investment which Key could make in compliance with the covenant under the caption "—Certain Covenants—Restricted Payments."

        Notwithstanding the preceding, if, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax consequences relevant to the exchange of the exchange notes for the outstanding notes, but does not purport to be a complete analysis for all potential tax effects. The summary is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of the exchange notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations. Each holder is encouraged to consult, and depend on, his own tax advisor in analyzing the particular tax consequences of exchanging such holder's outstanding notes for the exchange notes, including the applicability and effect of any federal, state, local and foreign tax laws.

        The exchange of the exchange notes for the outstanding notes will not be a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will have the same adjusted issue price, adjusted basis and holding period in the exchange notes as it had in the outstanding notes immediately before the exchange.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available upon request to any broker-dealer for use in connection with any such resale. In addition, until                        , 2008, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The enclosed letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the exchange notes will be passed upon for us by Porter & Hedges, L.L.P. Certain legal matters relating to Maryland law will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

        The financial statements, schedule and management's assessment of the effectiveness of internal control over financial reporting included in this registration statement have been so included in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of
Key Energy Services, Inc.

        We have audited the accompanying consolidated balance sheets of Key Energy Services, Inc. and subsidiaries (a Maryland corporation) as of December 31, 2007 and 2006, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Key Energy Services, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share Based Payments."

        As discussed in Note 1 to the consolidated financial statements, effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Interpretation No. 48, "Accounting for Uncertainty in Income Taxes."

        As discussed in Note 1 to the consolidated financial statements, effective January 1, 2007, the Company adopted the provisions of FSP EITF 00-19-2, "Accounting for Registration Payment Arrangements."

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Key Energy Services, Inc. and subsidiaries' internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated February 26, 2008 expressed an adverse opinion on the effectiveness of internal control over financial reporting.

/s/  GRANT THORNTON LLP

Houston, Texas
February 26, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of
Key Energy Services, Inc.

        We have audited Key Energy Services, Inc. and subsidiaries (a Maryland corporation) internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Key Energy Services, Inc. and subsidiaries' management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on Key Energy Services, Inc. and subsidiaries' internal control over financial reporting based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        A material weakness is a deficiency, or combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. The following material weaknesses have been identified and included in management's assessment.

  A.
  Financial Close and Reporting:    The Company determined that a material weakness existed with regard to their financial reporting and close process because the controls that were put in place to ensure completeness, accuracy, timeliness, appropriate valuation and proper presentation and disclosure of financial transactions were not in place until the fourth quarter of 2007. Due to the timing of the Company's controls being put in place, sufficient instances of the operating effectiveness of these controls had not occurred as of December 31, 2007.

  B.
  Authorizations of Expenditures:    The Company determined that a material weakness existed due to its inability to ensure and evidence that expenditures, covering substantially all aspects of spending, were approved by the appropriate level of management in accordance with their established policies. This is a result of a lack of appropriate approvals for expenditure transactions either made through the procurement system or made outside of the system.

  C.
  Recording of Revenues:    The Company determined that a material weakness existed regarding the recording of revenues as their revenue process is heavily dependent on manual reviews and approvals of credit terms, amounts to be billed and recorded and adjustments for bad debts. These manual reviews and approvals could not be adequately substantiated and were not operating effectively as of December 31, 2007.

  D.
  Property, Plant & Equipment:    The Company determined that a material weakness existed related to the timing of assets placed in service, timing of the recognition of gains and losses for asset dispositions, and the timing of and lack of appropriate approvals for asset dispositions. Due to the design and utilization of the Company's procurement system and practices, certain final costs for an asset may not be captured in a timely manner. As a result of this, the asset may be physically placed in service prior to all cost information being received. This delay in accumulating necessary cost information may delay the timing of when an asset begins being depreciated. Additionally, evidence of appropriate approval for the disposition as well as the timing of the receipt of that information may result in delays in the recording of the disposition to the appropriate reporting periods.

  E.
  User Developed Applications:    The Company determined that a material weakness existed in the use of certain spreadsheets and database programs. In the course of preparing its consolidated financial statements, the Company employed numerous spreadsheets and database programs ("User Developed Applications"). The User Developed Applications are utilized in calculating estimates, reconciling payroll hours, tracking inventory costs and making cost allocations, among other things. The material weakness is a result of these User Developed Applications not being secured as to access, logical security, changes or data integrity.

  F.
  Application Access and Segregation of Duties:    The Company determined that material weaknesses existed in four aspects of information technology general controls over security and segregation of duties of their primary financial systems. These include security administration procedures, administrator access privileges, database and file access and password controls. The weaknesses in these information technology general control areas were further evidenced by or related to deficiencies in various access controls at the financial reporting system level, resulting in inappropriate access and segregation of duties issues for significant processes.

  G.
  Payroll:    The Company determined that deficiencies surrounding their payroll process, in particular, adequacy of personnel involved in the process, lack of proper documentation concerning hours worked or rate changes coupled with deficiencies with reconciliations where payroll data was a major component constituted a material weakness in their system of internal controls.

        In our opinion, because of the effect of the material weaknesses described above on the achievement of the objectives of the control criteria, Key Energy Services, Inc. and subsidiaries have not maintained effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control—Integrated Framework issued by COSO.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets, statements of operations, comprehensive income, stockholders' equity, and cash flows of Key Energy Services, Inc. and subsidiaries. The material weaknesses identified above were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2007 consolidated financial statements, and this report does not affect our report dated February 26, 2008, which expressed an unqualified opinion on those consolidated financial statements.

/s/  GRANT THORNTON LLP

Houston, Texas
February 26, 2008

Key Energy Services, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$58,503	$88,375
Short-term investments	276	61,767
Accounts receivable, net of allowance for doubtful accounts of $13,501 and $12,998 at December 31, 2007 and 2006, respectively	343,408	272,382
Inventories	22,849	19,505
Prepaid expenses	12,997	4,810
Deferred tax assets	27,676	35,968
Income taxes receivable	15,796	642
Other current assets	6,360	5,157

Total current assets	487,865	488,606

Property and equipment, gross	1,595,225	1,279,980
Accumulated depreciation	(684,017)	(585,689)

Property and equipment, net	911,208	694,291

Goodwill	378,550	320,912
Other intangible assets, net	45,894	3,346
Deferred financing costs, net	12,117	9,952
Notes and accounts receivable—related parties	173	287
Investment in IROC Systems Corp	11,217	10,661
Other assets	12,053	13,343

TOTAL ASSETS	$1,859,077	$1,541,398

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,159	$15,294
Accrued liabilities	183,364	189,570
Accrued interest	3,895	2,530
Current portion of capital lease obligations	10,701	11,714
Current notes payable—related party, net of discount	1,678	—
Current portion of long-term debt	—	4,000

Total current liabilities	234,797	223,108

Capital lease obligations, less current portion	16,114	14,080
Notes payable—related party, less current portion	20,500	—
Long-term debt, less current portion	475,000	392,000
Workers' compensation, vehicular, health and other insurance claims	43,818	44,617
Deferred tax liabilities	160,068	115,826
Other non-current accrued liabilities	19,531	21,256
Minority interest	251	—
Commitments and contingencies
Stockholders' equity:
Common stock, $0.10 par value; 200,000,000 shares authorized, 131,142,905 and 131,624,038 shares issued and outstanding at December 31, 2007 and 2006, respectively	13,114	13,162
Additional paid-in capital	704,644	711,798
Accumulated other comprehensive loss	(37,981)	(36,284)
Retained earnings	209,221	41,835

Total stockholders' equity	888,998	730,511

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,859,077	$1,541,398

See the accompanying notes which are an integral part of these consolidated financial statements

Key Energy Services, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,
	2007	2006	2005
REVENUES:
Well servicing	$1,264,797	$1,201,228	$956,457
Pressure pumping	299,348	247,489	152,320
Fishing and rental	97,867	97,460	81,667

Total revenues	1,662,012	1,546,177	1,190,444

COSTS AND EXPENSES:
Well servicing	738,694	725,008	634,043
Pressure pumping	189,645	138,377	92,301
Fishing and rental	57,275	57,217	53,899
Depreciation and amortization	129,623	126,011	111,888
General and administrative	230,396	195,527	151,303
Interest expense, net of amounts capitalized	36,207	38,927	50,299
Loss on early extinguishment of debt	9,557	—	20,918
Loss (gain) on sale of assets, net	1,752	(4,323)	(656)
Interest income	(6,630)	(5,574)	(2,713)
Other (income) expense, net	(447)	527	(5,236)

Total costs and expenses, net	1,386,072	1,271,697	1,106,046

Income from continuing operations before income taxes	275,940	274,480	84,398
Income tax expense	(106,768)	(103,447)	(35,320)
Minority interest	117	—	—

INCOME FROM CONTINUING OPERATIONS	169,289	171,033	49,078

Loss from discontinued operations, net of income tax expense of $4,590	—	—	(3,361)

NET INCOME	$169,289	$171,033	$45,717

EARNINGS (LOSS) PER SHARE:
Net income from continuing operations:
Basic	$1.29	$1.30	$0.37
Diluted	$1.27	$1.28	$0.37
Discontinued operations, net of tax:
Basic	$—	$—	$(0.03)
Diluted	$—	$—	$(0.03)
Net income:
Basic	$1.29	$1.30	$0.34
Diluted	$1.27	$1.28	$0.34
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	131,194	131,332	131,075
Diluted	133,551	134,064	133,595

See the accompanying notes which are an integral part of these consolidated financial statements

Key Energy Services, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

	Year Ended December 31,
	2007	2006	2005
NET INCOME	$169,289	$171,033	$45,717
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Foreign currency translation loss	(1,281)	(51)	(206)
Deferred gain from cash flow hedges	—	213	—
Deferred (loss) gain from short-term investments	(22)	181	—

COMPREHENSIVE INCOME, NET OF TAX	$167,986	$171,376	$45,511

See the accompanying notes which are an integral part of these consolidated financial statements

Key Energy Services, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$169,289	$171,033	$45,717
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interest	(117)	—	—
Depreciation and amortization	129,623	126,011	111,888
Accretion of asset retirement obligations	585	508	511
Income from equity-method investment in IROC Systems Corp	(387)	(416)	(467)
Amortization of deferred financing costs, discount and premium	1,680	1,620	1,351
Deferred income tax expense	24,613	6,757	13,723
Capitalized interest	(5,296)	(3,358)	(1,266)
Loss (gain) on sale of assets, net	1,752	(4,323)	(656)
Loss on early extinguishment of debt	9,557	—	20,918
Stock-based compensation	9,355	6,345	2,787
Excess tax benefits from stock-based compensation	(3,401)	—	—
Changes in working capital:
Accounts receivable, net	(44,712)	(60,801)	(21,560)
Stock-based compensation liability awards	3,701	—	—
Other current assets	(424)	976	5,836
Accounts payable, accrued interest and accrued expenses	(1,360)	35,138	42,577
Income tax refund receivable	(15,154)	(642)	—
Cash paid for legal settlement	(21,200)	—	—
Other assets and liabilities	(8,185)	(20,124)	(16,278)
Operating cash flows provided by discontinued operations	—	—	13,757

Net cash provided by operating activities	249,919	258,724	218,838

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures—Well Servicing	(135,336)	(143,080)	(79,410)
Capital expenditures—Pressure Pumping	(51,115)	(35,513)	(27,258)
Capital expenditures—Fishing and Rental	(19,811)	(12,953)	(4,070)
Capital expenditures—Other	(6,298)	(4,284)	(7,408)
Proceeds from sale of fixed assets	8,427	11,658	18,694
Proceeds from sale-leaseback transactions	—	—	5,757
Acquisitions, net of cash acquired of $2,154	(157,955)	—	—
Cash paid for short-term investments	(121,613)	(83,769)	—
Proceeds from sales of short-term investments	183,177	22,294	—
Acquisition of intangible assets	(2,323)	—	—
Investing cash flows provided by discontinued operations	—	—	60,477

Net cash used in investing activities	(302,847)	(245,647)	(33,218)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(396,000)	(4,000)	(436,999)
Proceeds from long-term debt	425,000	—	400,000
Borrowings under revolving credit facility	50,000	—	—
Payments on revolving credit facility	—	—	(48,000)
Repayments of capital lease obligations	(11,316)	(12,975)	(13,049)
Repayments of debt assumed in acquisitions	(17,435)	—	—
Proceeds paid for debt issuance costs	(13,400)	(479)	(13,165)
Repurchases of common stock	(30,454)	(1,180)	—
Proceeds from exercise of stock options	13,444	—	—
Excess tax benefits from stock-based compensation	3,401	—	—

Net cash provided by (used in) financing activities	23,240	(18,634)	(111,213)

Effect of changes in exchange rates on cash	(184)	(238)	(662)

Net (decrease) increase in cash and cash equivalents	(29,872)	(5,795)	73,745

Cash and cash equivalents, beginning of period	88,375	94,170	20,425

Cash and cash equivalents, end of period	$58,503	$88,375	$94,170

See the accompanying notes which are an integral part of these consolidated financial statements

Key Energy Services, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(In thousands)

	Common Stock			Accumulated Other Comprehensive Loss
			Additional Paid-In Capital		Retained Earnings
	Shares	Amount				Total
BALANCE AT DECEMBER 31, 2004	130,791	$13,079	$703,923	$(36,421)	$(174,915)	$505,666
Comprehensive income, net of tax	—	—	—	(206)	—	(206)
Stock-based compensation	543	54	2,826	—	—	2,880
Net income	—	—	—	—	45,717	45,717

BALANCE AT DECEMBER 31, 2005	131,334	13,133	706,749	(36,627)	(129,198)	554,057

Comprehensive income, net of tax	—	—	—	343	—	343
Common stock purchases	(81)	(8)	(1,172)	—	—	(1,180)
Stock-based compensation	371	37	6,181	—	—	6,218
Tax benefits from stock-based compensation	—	—	40	—	—	40
Net income	—	—	—	—	171,033	171,033

BALANCE AT DECEMBER 31, 2006	131,624	13,162	711,798	(36,284)	41,835	730,511

Effect of adoption of FIN 48	—	—	—	—	(1,272)	(1,272)
Effect of adoption of FSP EITF 00-19-2, net of tax	—	—	—	—	(631)	(631)

Adjusted balance, beginning of year	131,624	13,162	711,798	(36,284)	39,932	728,608

Comprehensive income, net of tax	—	—	—	(1,697)	—	(1,697)
Common stock purchases	(2,414)	(241)	(33,161)	—	—	(33,402)
Exercise of stock options	1,592	159	13,285	—	—	13,444
Exercise of warrants	23	2	(2)	—	—	—
Stock-based compensation	318	32	9,323	—	—	9,355
Tax benefits from stock-based compensation	—	—	3,401	—	—	3,401
Net income	—	—	—	—	169,289	169,289

BALANCE AT DECEMBER 31, 2007	131,143	$13,114	$704,644	$(37,981)	$209,221	$888,998

See the accompanying notes which are an integral part of these consolidated financial statements

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

        Key Energy Services, Inc. is a Maryland corporation. References to "Key," the "Company," "we," "our," or "us" are intended to refer to Key Energy Services, Inc. and subsidiaries. We provide a broad array of services including: well servicing, oilfield transportation services, cased-hole electric wireline services, contract drilling services, pressure pumping and well stimulation services and fishing and rental services.

        Key conducts onshore well servicing operations in every major oil and natural gas producing region in the continental United States. We also provide limited drilling services in the Appalachian Basin with our well servicing equipment. We conduct pressure pumping and cementing operations in a number of major domestic producing regions including California, the Permian Basin, the San Juan Basin, the Mid-Continent region and in the Barnett Shale of North Texas. Our fishing and rental services are located primarily in the Gulf Coast and Permian Basin regions of Texas, as well as in California and the Mid-Continent region. We also have limited operations offshore.

        Internationally, we conduct onshore well servicing and contract drilling operations in Argentina and during the second quarter of 2007, we began conducting well servicing operations in the Northern region of Mexico. In September 2007, we acquired Advanced Measurements, Inc. ("AMI"), a privately-held Canadian technology company.

        On October 25, 2007, Key Energy Services, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, purchased all of the outstanding shares and membership interests of Moncla Well Service, Inc. and related entities ("Moncla"). In December 2007 we acquired the well servicing assets and related equipment of Kings Oil Tools, a privately-held well servicing company operating in California ("Kings"). See Note 2—"Acquisitions."

Basis of Presentation

        The financial statements and associated schedules included in this Annual Report on Form 10-K present our financial position, results of operations and cash flows for the periods presented in accordance with generally accepted accounting principles in the United States ("GAAP").

        The preparation of these consolidated financial statements requires us to develop estimates and to make assumptions that affect our financial position, results of operations and cash flows. These estimates also impact the nature and extent of our disclosure, if any, of our contingent liabilities. Among other things, we use estimates to (i) analyze assets for possible impairment, (ii) determine depreciable lives for our assets, (iii) assess future tax exposure and realization of deferred tax assets, (iv) determine amounts to accrue for contingencies, (v) value tangible and intangible assets, (vi) assess workers' compensation, vehicular liability, self-insured risk accruals and other insurance reserves, and (vii) provide allowances for our uncollectible accounts receivable. We review all significant estimates on a recurring basis and record the effect of any necessary adjustments prior to publication of our financial statements. Adjustments made with respect to the use of estimates relate to improved information not previously available. Because of the limitations inherent in this process, our actual results may differ materially from these estimates. We believe that our estimates are reasonable.

        Certain reclassifications have been made to prior period amounts to conform to current period financial statement classifications. These reclassifications relate to the recasting of prior periods to conform to a realignment of certain employment positions that were previously reported as a

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

component of direct expenses and that are now reported as general and administrative. These reclassifications had no effect on previously reported income from continuing operations or net income. The following tables summarize the effects of these reclassifications on previously reported amounts (in thousands):

	Year Ended December 31, 2006
	Amounts as Previously Reported	Effect of Reclassifications	Amounts as Currently Reported
Well servicing costs	$736,014	$(11,006)	$725,008
Pressure pumping costs	141,743	(3,366)	138,377
Fishing and rental costs	60,073	(2,856)	57,217
General and administrative costs	178,299	17,228	195,527

Total	$1,116,129	$—	$1,116,129

	Year Ended December 31, 2005
	Amounts as Previously Reported	Effect of Reclassifications	Amounts as Currently Reported
Well servicing costs	$635,442	$(1,399)	$634,043
Pressure pumping costs	92,323	(22)	92,301
Fishing and rental costs	54,361	(462)	53,899
General and administrative costs	149,420	1,883	151,303

Total	$931,546	$—	$931,546

        In January 2005 we sold the majority of our contract drilling assets to Patterson-UTI Energy. We present the results of operations and cash flows related to these activities as discontinued operations in our consolidated statements of operations and consolidated statements of cash flows for 2005.

        We apply the provisions of EITF 04-10, "Determining Whether to Aggregate Operating Segments That Do Not Meet Quantitative Thresholds" ("EITF 04-10") for our segment reporting in Note 18—"Segment Information." Under the provisions of EITF 04-10, operating segments that do not individually meet the aggregation criteria described in Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), may be combined with other operating segments that do not individually meet the aggregation criteria to form a separate reportable segment. We have combined all of our operating segments that do not individually meet the aggregation criteria established in SFAS 131 to form the "Corporate and Other" segment in our segment reporting.

Principles of Consolidation

        Within our consolidated financial statements, we include our accounts and the accounts of our majority-owned or controlled subsidiaries. We eliminate intercompany accounts and transactions. We account for our interest in entities for which we do not have significant control or influence under the cost method. When we have an interest in an entity and can exert significant influence but not control, we account for that interest using the equity method.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        As further discussed in Note 2—"Acquisitions," in September 2007 we completed the acquisition of AMI, a privately-held Canadian company focused on oilfield technology. Prior to the acquisition, AMI owned a portion of another Canadian company, Advanced Flow Technologies, Inc. ("AFTI"). As part of the acquisition, AMI increased its ownership percentage of AFTI to 51.46%. We now consolidate the assets, liabilities, results of operations and cash flows of AFTI into our consolidated financial statements, with the portion of AFTI remaining outside of our control forming a minority interest in our consolidated financial statements.

        We apply Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51 (Revised 2003)" ("FIN 46(R)") when determining whether or not to consolidate a Variable Interest Entity ("VIE"). FIN 46(R) requires that an equity investor in a VIE have significant equity at risk (generally a minimum of 10%) and hold a controlling interest, evidenced by voting rights, and absorb a majority of the entity's expected losses, receive a majority of the entity's expected returns, or both. If the equity investor is unable to evidence these characteristics, the entity that retains these ownership characteristics will be required to consolidate the VIE.

Revenue Recognition

        Revenue is recognized when all of the following criteria have been met: (i) evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed and determinable and (iv) collectibility is reasonably assured.

  •
  Evidence of an arrangement exists when a final understanding between the Company and its customer has occurred, and is generally evidenced by a signed customer purchase order, field ticket, supplier contract, or master service agreement.

  •
  Delivery has occurred or services have been rendered when the Company has completed what is required pursuant to the terms of the arrangement and is generally evidenced by a customer signed field ticket or service log.

  •
  The price to the customer is fixed and determinable when the amount that is required to be paid is agreed upon. Evidence of the price being fixed and determinable is generally evidenced by contractual terms, a Company price book, a signed customer purchase order, or a signed customer field ticket.

  •
  Collectibility is reasonably assured as a result of the Company screening its customers and providing goods and services to customers that have been granted credit terms in accordance with the Company's credit policy.

        In accordance with EITF Issue No. 06-03, "How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income Statement (That is, Gross versus Net Presentation)" ("EITF 06-03"), we present our revenues net of any sales taxes collected by us from our customers that are required to be remitted to local or state governmental taxing authorities.

Cash and Cash Equivalents

        We consider short-term investments with an original maturity of less than three months to be cash equivalents. None of our cash is restricted, and we have not entered into any compensating balance

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

arrangements. However, at December 31, 2007, all of our obligations under the 2007 Senior Secured Credit Facility (hereinafter defined) were secured by most of our assets, including assets held by our subsidiaries, which includes our cash and cash equivalents. We restrict investment of cash to financial institutions with high credit standing and limit the amount of credit exposure to any one financial institution. As of December 31, 2007, approximately $9.3 million of our cash and cash equivalents was held in bank accounts located in foreign countries, representing approximately 15.9% of total cash and cash equivalents. Of the total amount held in foreign bank accounts as of December 31, 2007, approximately $4.4 million was located in Argentina, $0.3 million was located in Canada, and approximately $4.5 million was held in Mexico, with the remaining $0.1 million located in other countries.

Investment in Debt and Equity Securities

        We account for investments in debt and equity securities under the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). Under SFAS 115, investments are classified as either "trading," "available for sale," or "held to maturity," depending on management's intent regarding the investment.

        Securities classified as "trading" are carried at fair value, with any unrealized holding gains or losses reported currently in earnings. Securities classified as "available for sale" or "held to maturity" are carried at fair value, with any unrealized holding gains or losses, net of tax, reported as a separate component of shareholders' equity in other comprehensive income.

        As of December 31, 2007 and 2006, the Company had no investments in debt or equity securities that were classified as "trading" or "held to maturity." In the third quarter of 2006, the Company began investing in Auction-Rate Securities ("ARS") and Variable-Rate Demand Notes ("VRDN"). These are investments in long-term bonds whose returns are tied to short-term interest rates that are periodically reset, with periods ranging from 7 days to 6 months. As a result of the long-term nature of the underlying security (bonds with contractual lives ranging from 20 to 30 years), the Company accounts for ARS and VRDN investments as "available for sale" securities. As of December 31, 2007 and 2006, the aggregate value of our investments in ARS and VRDN was zero and $44.4 million, respectively. We sold all of our ARS and VRDN investments during the third quarter of 2007 and used the proceeds to fund part of our acquisition of Moncla (see Note 2—"Acquisitions").

        In addition to the ARS and VRDN investments, the Company also began investing in 270-day commercial paper and certain other bond investments. These instruments are treated as "available for sale" securities and are carried at fair value as short-term investments on the Company's consolidated balance sheets, because their maturity dates are within one year of the date of investment. Any unrealized holding gains or losses on these securities are recorded net of tax as a separate component of stockholders' equity in other comprehensive income until the date of maturity, at which point any gains or losses are reclassified into earnings. We use the specific identification method when determining the amount of realized gain or loss upon the date of maturity. The aggregate fair value of our available for sale investments was approximately $0.3 million and $61.8 million as of December 31, 2007 and 2006, respectively.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable and Allowance for Doubtful Accounts

        Historically, our credit losses have not been material. We establish provisions for losses on accounts receivable if we determine that we will not collect all or part of the outstanding balances. We regularly review collectibility and establish or adjust our allowance as necessary using the specific identification method.

        From time to time we are entitled to proceeds under our insurance policies, and in accordance with FIN No. 39, "Offsetting of Amounts Related to Certain Contracts, an Interpretation of APB No. 10 and FASB Statement No. 105" ("FIN 39"), we present insurance receivables gross on our balance sheet as a component of accounts receivable, separate from the corresponding liability.

Concentration of Credit Risk and Significant Customers

        Key's customers include major oil and natural gas production companies, independent oil and natural gas production companies, and foreign national oil and natural gas production companies. For all periods presented, no single customer accounted for more than ten percent of our consolidated revenues.

Inventories

        Inventories, which consist primarily of equipment parts for use in our well servicing operations, sand and chemicals for our pressure pumping operations, and supplies held for consumption, are valued at the lower of average cost or market.

Property and Equipment

        Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided for our assets over the estimated depreciable lives of the assets using the straight-line method. We depreciate our operational assets over their depreciable lives to their salvage value, which is a fair value higher than the assets' value as scrap. Generally, salvage value approximates 10% of an operational asset's acquisition cost. When an operational asset is stacked or taken out of service, we review its physical condition, depreciable life and ultimate salvage value to determine if the asset is no longer operable and whether the remaining depreciable life and salvage value should be adjusted.

        The Company leases certain of its operating assets under capital lease obligations whose terms generally run from 55 to 60 months.

        Change in Estimate of Useful Lives.    In the first quarter of 2007, management reassessed the estimated useful lives assigned to all of the Company's equipment in light of the higher activity and utilization levels experienced due to recent market conditions. As a result, the maximum estimated useful lives of certain assets were adjusted to reflect higher annual utilization. As a result, the useful life expected for a well service rig was reduced from an average expected life of 17 years to 15 years. With respect to oilfield trucks, trailers and related equipment the expected life was reduced from an average expected life of 15 years to 12 years. Management also determined that the life assigned to a self-remanufactured well service rig should be the same as the 15-year life assigned to a newly constructed well service rig acquired from third parties.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The following table identifies the impact of this change in depreciation and amortization expense for the year ended December 31, 2007 (in thousands):

Year Ended December 31, 2007
Depreciation and amortization using prior lives	$121,960
Impact of change	7,663

Depreciation and amortization, as reported	$129,623

Diluted earnings per share using prior lives	$1.33
Impact of change on diluted earnings per share	(0.06)

Diluted earnings per share, as reported	$1.27

        As of December 31, 2007, the estimated useful lives of the Company's asset classes are as follows:

Description	Years
Well service rigs and components	3–15
Oilfield trucks, trailers and related equipment	7–12
Motor vehicles	3–5
Fishing and rental tools	4–10
Disposal wells	15–30
Furniture and equipment	3–7
Buildings and improvements	15–30

Asset Retirement Obligations

        In connection with our well servicing activities, we operate a number of salt water disposal ("SWD") facilities. Our operations involve the transportation, handling and disposal of fluids in our SWD facilities that are by-products of the drilling process, some of which have been determined to be harmful to the environment. SWD facilities used in connection with our fluid hauling operations are subject to future costs associated with the abandonment of these properties. As a result, we have incurred costs associated with the proper storage and disposal of these materials.

        In accordance with SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), we recognize a liability for the fair value of all legal obligations associated with the retirement of tangible long-lived assets and capitalize an equal amount as a cost of the asset. We depreciate the additional cost over the estimated useful life of the assets. Our obligations to perform our asset retirement activities are unconditional, despite the uncertainties that may exist surrounding an individual retirement activity. Accordingly, we recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. Significant judgment is involved in estimating future cash flows associated with such obligations, as well as the ultimate timing of those cash flows. If our estimates of the amount or timing of the cash flows change, such changes may have a material impact on our results of operations.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Annual amortization of the assets associated with the asset retirement obligations was $0.6 million, $0.5 million and $0.5 million for the years ended December 31, 2007, 2006 and 2005, respectively. A summary of changes in our asset retirement obligations is as follows (in thousands):

Balance at January 1, 2006	$9,634
Additions	155
Costs incurred	(568)
Accretion expense	508
Disposals	(107)

Balance at December 31, 2006	$9,622

Additions	12
Costs incurred	(576)
Accretion expense	585
Disposals	(345)

Balance at December 31, 2007	$9,298

Long-lived Asset Impairments

        We apply SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144") in reviewing our long-lived assets for possible impairment. This statement requires that long-lived assets held and used by us, including certain identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of testing for impairment, we group our long-lived assets into divisions, which are based on geographical regions, and in some cases the services provided. We then compare the estimated future cash flows of each division to the division's net carrying value. The division level represents the lowest level for which identifiable cash flows are available. We would record an impairment charge, reducing the division's net carrying value to an estimated fair value, if its estimated future cash flows were less than the division's net carrying value. "Trigger events," as defined in SFAS 144, that cause us to evaluate our fixed assets for recoverability and possible impairment may include changes in market conditions, such as adverse movements in the prices of oil and natural gas, which could reduce the fair value of certain of our property and equipment. The development of future cash flows and the determination of fair value for a division involves significant judgment and estimates. During 2007, 2006, and 2005, no trigger events were identified by management.

Capitalized Interest

        Interest is capitalized on the average amount of accumulated expenditures for equipment that is undergoing major modifications and reconstruction prior to being placed into service. Interest is capitalized using an effective interest rate based on related debt until the equipment is placed into service.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Term Debt

        Gains and Losses on the Early Extinguishment of Debt.    We record gains and losses from the extinguishment of debt as a part of continuing operations. As further discussed in Note 11—"Long-Term Debt," we recognized a loss of approximately $9.6 million during the fourth quarter of 2007 associated with the termination of our 2005 Senior Secured Credit Facility (hereinafter defined). During 2005 we recognized losses on the early extinguishment of debt of approximately $20.9 million in connection with the retirement of our 2003 Senior Secured Credit Facility (hereinafter defined), 6.375% Senior Notes due 2013 and 8.375% Senior Notes due 2008.

        Deferred Financing Costs.    In connection with our long-term debt, we capitalized costs and expenses of approximately $13.4 million, $0.5 million and $13.2 million for the years ended December 31, 2007, 2006 and 2005, respectively. These costs are amortized to interest expense using the effective interest method over the life of the related debt instrument. When the related debt instrument is retired, any remaining unamortized costs are included in the determination of the gain or loss on the extinguishment of the debt. Amortization of deferred financing costs totaled $1.7 million, $1.6 million and $1.4 million for the years ended December 31, 2007, 2006 and 2005, respectively. Unamortized debt issuance costs written off and included in the determination of the gain or loss on the extinguishment of debt were $9.6 million, zero, and $8.0 million for the years ended December 31, 2007, 2006 and 2005, respectively.

Goodwill and Other Intangible Assets

        Goodwill results from business acquisitions and represents the excess of acquisition costs over the fair value of the net assets acquired. We account for goodwill and other intangible assets under the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). Goodwill and other intangible assets not subject to amortization are tested for impairment annually on December 31, or more frequently if events or changes in circumstances indicate that the asset might be impaired. SFAS 142 requires a two-step process for testing impairment. First, the fair value of each reporting unit is compared to its carrying value to determine whether an indication of impairment exists. If impairment is indicated, then the fair value of the reporting unit's goodwill is determined by allocating the unit's fair value to its assets and liabilities (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination. The amount of impairment for goodwill is measured as the excess of its carrying value over its fair value. We conduct annual impairment assessments, the most recent as of December 31, 2007. The assessments did not result in an indication of goodwill impairment.

        Our major classes of intangible assets subject to amortization under SFAS 142 consist of noncompete agreements, patents and trademarks, customer backlog, customer relationships and developed technology. Amortization expense for our noncompete agreements, patents and trademarks, and developed technology is calculated using the straight-line method over the period of the agreement or the estimated economic useful live of the intangible asset. Intangible assets related to customer relationships are amortized utilizing the estimated pattern of the consumption of the economic benefit over their estimated lives.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Instruments and Hedging Activities

        The Company applies SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") as amended by SFAS No. 137, SFAS No. 138 and SFAS No. 149 ("SFAS 137," "SFAS 138," and "SFAS 149," respectively) in accounting for derivative instruments. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires the recognition of all derivative instruments as assets and liabilities on the balance sheet and measurement of those instruments at fair value. The accounting treatment of changes in fair value is dependent upon whether or not a derivative instrument is designated as a hedge, and if so, the type of hedge. To account for a financial instrument as a hedge, the contract must meet the following criteria: the underlying asset or liability must expose a company to risk that is not offset in another asset or liability, the hedging contract must reduce that risk, and the instrument must be properly designated as a hedge at the inception of the contract and throughout the contract period. To be an effective hedge, there must be a high correlation between changes in the fair value of the financial instrument and the fair value of the underlying asset or liability, such that changes in the market value of the financial instrument would be offset by the effect of price changes on the exposed items. For derivatives designated as cash flow hedges, the effective portion of the change in the fair value of the hedging instrument is recognized in other comprehensive income until the hedged item is recognized in earnings. Any ineffective portion of changes in the fair value of the hedging instrument is recognized currently in earnings.

        During the years ended December 31, 2007 and 2006, the Company had interest rate swaps and foreign currency instruments that qualify as derivative instruments under SFAS 133. See Note 9—"Derivative Financial Instruments" for further discussion.

Litigation

        When estimating our liabilities related to litigation, we take into account all available facts and circumstances in order to determine whether a loss is probable and reasonably estimable in accordance with SFAS No. 5, "Accounting for Contingencies" ("SFAS 5").

        Various suits and claims arising from the ordinary course of business are pending against us. Due to the locations where we conduct business in the continental United States, we are often subject to jury verdicts and arbitration hearings that result in favor of the plaintiffs. We do not believe that the disposition of any of these items will result in a material adverse impact on our consolidated financial position, results of operations or cash flows. See Note 12—"Commitments and Contingencies" for a description of other currently pending litigation.

Environmental

        Our operations are subject to various federal, state and local laws and regulations intended to protect the environment. Our operations routinely involve the storage, handling, transport and disposal of bulk waste materials, some of which contain oil, contaminants, and regulated substances. Various environmental laws and regulations require prevention, and where necessary, cleanup of spills and leaks of such materials, and some of our operations must obtain permits limiting the discharge of materials. Failure to comply with such environmental requirements or permits may result in fines and penalties, remediation orders and revocation of permits. Laws and regulations have become more stringent over the years, and in certain circumstances may impose "strict liability," rendering us liable for

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

environmental damage without regard to negligence or fault on our part. Cleanup costs, penalties, and other damages arising as a result of environmental laws and costs associated with changes in environmental laws and regulations, could be substantial and could have a material adverse effect on our financial condition, results of operations and cash flows. From time to time, claims have been made and litigation has been brought against us under such laws. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. See Note 12—"Commitments and Contingencies" for further discussion.

Guarantees

        We account for guarantees under FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). In November 2005, the FASB issued FASB Staff Position No. 45-3, "Application of FASB Interpretation No. 45 to Minimum Revenue Guarantees Granted to Business or Its Owners" ("FSP FIN 45-3"). It served as an amendment to FIN 45 by adding minimum revenue guarantees to the list of examples of contracts to which FIN 45 applies. Under FSP FIN 45-3, a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FSP FIN 45-3 is effective for new minimum revenue guarantees issued or modified on or after January 1, 2006. As of December 31, 2007 and 2006, the Company had no guarantees that were accounted for under the guidance provided by FIN 45 and FSP FIN 45-3.

Income Taxes

        We account for income taxes based upon SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the statutory enactment date. A valuation allowance for deferred tax assets is recognized when it is more likely than not that the benefit of deferred tax assets will not be realized.

        We and our eligible subsidiaries file a consolidated U.S. federal income tax return. Certain foreign subsidiaries that are consolidated for financial reporting purposes are not eligible to be included in the consolidated U.S. federal income tax return and are subject to the jurisdiction of a number of taxing authorities. The income earned in the various jurisdictions is taxed on differing bases. The final determination of our tax liability involves the interpretation of local tax laws, tax treaties, and related authorities in each jurisdiction as well as the significant use of estimates and assumptions regarding the scope of future operations and results achieved and the timing and nature of income earned and expenditures incurred. We file separate income tax returns in the countries in which these foreign subsidiaries operate. We have not made the election as described in Accounting Principles Board ("APB") Opinion No. 23, "Accounting for Income Taxes—Special Areas," that earnings from foreign entities will be reinvested indefinitely. Our foreign subsidiaries had negative earnings and profits as of

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

December 31, 2007 and 2006. Accordingly, no deferred taxes are provided on that subsidiary's current earnings during those years.

        FIN No. 48 and FSP FIN 48-1.    In June 2006, the FASB issued FIN No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109" ("FIN 48"), which provides clarification of SFAS 109 with respect to the recognition of income tax benefits of uncertain tax positions in financial statements. FIN 48 requires that uncertain tax positions be reviewed and assessed, with recognition and measurement of the tax benefit based on a "more likely than not" standard.

        In May 2007 the FASB issued FASB Staff Position No. FIN 48-1, "Definition of a Settlement in FASB Interpretation No. 48" ("FSP FIN 48-1"). FSP FIN 48-1 provides guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. In determining whether a tax position has been effectively settled, entities must evaluate (i) whether taxing authorities have completed their examination procedures; (ii) whether the entity intends to appeal or litigate any aspect of a tax position included in a completed evaluation; and (iii) whether it is remote that a taxing authority would examine or re-examine any aspect of a taxing position. FSP FIN 48-1 is to be applied upon the initial adoption of FIN 48. We recognize accrued interest and penalties related to unrecognized tax benefits as a component of income tax expense.

        We adopted the provisions of FIN 48 and FSP FIN 48-1 on January 1, 2007 and recorded a $1.3 million decrease to the balance of our retained earnings as of January 1, 2007 to reflect the cumulative effect of adopting these standards. See Note 10—"Income Taxes" for further discussion of the impact of the adoption of these standards.

Earnings Per Share

        We present earnings per share information in accordance with the provisions of SFAS No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic earnings per common share is determined by dividing net earnings applicable to common stock by the weighted average number of shares of common stock actually outstanding during the year. Diluted earnings per common share is based on the increased number of shares that would be outstanding assuming conversion or exercise of dilutive outstanding securities or stock options using the "as if converted" method. See Note 5—"Earnings Per Share" for further discussion.

Stock-Based Compensation

        We account for stock-based compensation under the provisions of SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)"), which we adopted on January 1, 2006. Prior to January 1, 2006, we accounted for share-based payments under the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which allowed companies to continue to use the intrinsic value methods established by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). We adopted SFAS 123(R) using the modified prospective transition method, and no cumulative effect was recorded on the adoption date of SFAS 123(R). We record stock-based compensation according to the salary classification of the award recipient, primarily as a component of general and administrative expense.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        SFAS 123 set forth alternative accounting and disclosure requirements for stock-based compensation arrangements. Companies were permitted to continue following the provisions of APB 25 to measure and recognize employee stock-based compensation prior to January 1, 2006; however, SFAS 123 required disclosure of pro forma net income and earnings per share that would have been reported under the fair value recognition provisions of SFAS 123. The table below illustrates the effect on net income and earnings per share if we had applied the fair value recognition principles of SFAS 123 to stock-based employee compensation in 2005. As noted above, while we followed the guidance established by APB 25 to measure stock-based compensation during that year, the stock-based compensation expense included in net income in the table below represents the compensation expense for 875,180 options, net of forfeitures, that were granted in prior years at strike prices ranging from $0.10 to $2.53 below the market price of our common stock on the date of grant. During the years in which we applied APB 25, we elected to amortize any compensation cost on a straight-line basis over the vesting period of the award, in accordance with FIN No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans, an Interpretation of APB Opinions No. 15 and 25" ("FIN 28"). After the adoption of SFAS 123(R), we elected to amortize compensation cost associated with the fair value of equity-based awards over the vesting period of the award based on graded vesting using the straight-line attribution method.

Year Ended December 31, 2005
(in thousands, except per share amounts)
Net income:
As reported	$45,717
Add: stock-based compensation expense included in reported net income, net of related tax effects of $955	1,643
Deduct: total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects of $1,919	(2,473)

Pro forma net income	$44,887

Basic earnings per share:
As reported	$0.34
Pro forma	$0.34
Diluted earnings per share:
As reported	$0.34
Pro forma	$0.33

        For additional information regarding the computations presented above, see Note 16—"Equity-Based Compensation."

        In June 2005, the Company began granting shares of common stock to its non-employee directors and restricted stock to certain of its employees. These awards have vesting periods ranging from zero to three years. Subject to the provisions of SFAS 123(R), the Company recognizes expense in earnings related to these awards equal to the fair value of the shares vesting during the period, net of actual and estimated forfeitures.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In December 2006, the Company began granting "Phantom Shares" to certain of its employees, which vest ratably over a four-year period from the date of grant. The Phantom Shares convey the right to the grantee to receive a cash payment on each anniversary of the grant date equal to the fair market value of the Phantom Shares vesting on that date. Grantees are not permitted to defer the payout to a later date. The Phantom Shares qualify as "liability" awards under SFAS 123(R) and the Company accounts for these awards at fair value, with the fair value of the Phantom Shares recorded as a liability in our consolidated balance sheets. Changes in the fair value of the liability, net of actual and estimated forfeitures, are recorded in earnings as compensation expense.

        In August 2007, the Company issued stock appreciation rights ("SARs") to its executive officers. Each SAR award has a ten-year term from the date of grant and vests in equal annual installments on the first, second and third anniversaries of the date of grant. Upon the exercise of a SAR, the recipient will receive an amount equal to the difference between the exercise price and the fair market value of a share of the Company's common stock on the date of exercise multiplied by the number of shares of common stock for which the SAR was exercised. All payments will be made in shares of the Company's common stock. Prior to exercise, the SAR does not entitle the recipient to receive any shares of the Company's common stock and does not provide the recipient with any voting or other stockholder rights. The Company accounts for SARs as equity awards under SFAS 123(R) and recognizes compensation expense over the vesting period of the award based on their fair value on the date of issuance, net of estimated and actual forfeitures.

Foreign Currency Gains and Losses

        The local currency is the functional currency for our foreign operations in Argentina, Mexico and Canada. The cumulative translation gains and losses resulting from translating each foreign subsidiary's financial statements from the functional currency to U.S. dollars are included as a separate component of stockholders' equity in other comprehensive income until a partial or complete sale or liquidation of our net investment in the foreign entity.

        From time to time our foreign subsidiaries may enter into transactions that are denominated in currencies other than their functional currency. These transactions are initially recorded in the functional currency of that subsidiary based on the applicable exchange rate in effect on the date of the transaction. At the end of each month, these transactions are remeasured to an equivalent amount of the functional currency based on the applicable exchange rates in effect at that time. Any adjustment required to remeasure a transaction to the equivalent amount of the functional currency at the end of the month is recorded in the income or loss of the foreign subsidiary as a component of other income and expense. See Note 13—"Foreign Currency Translation."

Leases

        We account for leases in accordance with SFAS No. 13, "Accounting for Leases" ("SFAS 13"). Certain of our operating lease agreements are structured to include scheduled and specified rent increases over the term of the lease agreement. These increases may be the result of an inducement or "rent holiday" conveyed to us early in the lease, or are included to reflect the anticipated effects of inflation. We apply the provisions of FASB Technical Bulletin No. 85-3, "Accounting for Operating Leases with Scheduled Rent Increases" ("FTB 85-3"), when accounting for scheduled and specified rent increases. FTB 85-3 provides that the effects of scheduled and specified rent increases should be recognized on a straight-line basis over the lease term unless another systematic and rational allocation

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

basis is more representative of the time pattern in which the leased property is physically employed. We recognize scheduled and specified rent increases on a straight-line basis over the term of the lease agreement.

        In addition, certain of our operating lease agreements contain incentives to induce us to enter into the lease agreement, such as up-front cash payments to us, payment by the lessor of our costs, such as moving expenses, or the assumption by the lessor of our pre-existing lease agreements with third parties. Any payments made to us or on our behalf represent incentives that we consider to be a reduction of our rent expense, and are recognized on a straight-line basis over the term of the lease agreement. We amortize leasehold improvements on our operating leases over the shorter of their economic lives or the lease term.

New Accounting Standards Affecting this Report

        FIN 48 and FSP FIN 48-1.    In June 2006, the FASB issued FIN 48, which provides clarification of SFAS 109 with respect to the recognition of income tax benefits of uncertain tax positions in financial statements. FIN 48 requires that uncertain tax positions be reviewed and assessed, with recognition and measurement of the tax benefit based on a "more likely than not" standard.

        In May 2007 the FASB issued FSP FIN 48-1. FSP FIN 48-1 provides guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. In determining whether a tax position has been effectively settled, entities must evaluate (i) whether taxing authorities have completed their examination procedures; (ii) whether the entity intends to appeal or litigate any aspect of a tax position included in a completed evaluation; and (iii) whether it is remote that a taxing authority would examine or re-examine any aspect of a taxing position. FSP FIN 48-1 is to be applied upon the initial adoption of FIN 48.

        We adopted the provisions of FIN 48 and FSP FIN 48-1 on January 1, 2007 and recorded a $1.3 million decrease to the balance of our retained earnings as of January 1, 2007 to reflect the cumulative effect of adopting these standards. See Note 10—"Income Taxes" for further discussion of the impact of the adoption of these standards.

        FSP EITF 00-19-2.    In December 2006, the FASB issued FASB Staff Position No. EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2"). FSP EITF 00-19-2 addresses accounting for Registration Payment Arrangements ("RPAs"), which are provisions within financial instruments such as equity shares, warrants or debt instruments in which the issuer agrees to file a registration statement and to have that registration statement declared effective by the Securities and Exchange Commission (the "SEC") within a specified grace period. If the registration statement is not declared effective within the grace period or its effectiveness is not maintained for the period of time specified in the RPA, the issuer must compensate its counterparty. The FASB Staff concluded that the contingent obligation to make future payments or otherwise transfer consideration under a RPA should be recognized as a liability and measured in accordance with SFAS 5 and FASB Interpretation No. 14, "Reasonable Estimation of the Amount of a Loss," and that the RPA should be recognized and measured separately from the instrument to which the RPA is attached.

        In January 1999, the Company completed the private placement of 150,000 units consisting of $150.0 million of 14% Senior Subordinated Notes due January 25, 2009 (the "14% Senior Subordinated Notes") and 150,000 warrants to purchase an aggregate of approximately 2.2 million shares of the

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Company's common stock at an exercise price of $4.88125 per share (the "Warrants"). As of December 31, 2007, 65,000 Warrants had been exercised, leaving 85,000 Warrants outstanding that were exercisable for an aggregate of approximately 1.2 million shares. Under the terms of the Warrants, we are required to maintain an effective registration statement covering the shares of common stock issuable upon exercise. If we are unable to maintain an effective registration statement, we are required to make semiannual liquidated damages payments for periods in which an effective registration statement is not maintained.

        Due to our past failure to file our SEC reports in a timely manner, we do not have an effective registration statement covering the Warrants, and have been required to make liquidated damages payments, and will continue to be required to make those payments until such time as we have an effective registration statement on file for exercise of the Warrants or the warrant shares issuable thereunder are eligible for resale without registration pursuant to SEC Rule 144 or otherwise. The requirement to make liquidated damages payments constitutes an RPA under the provisions of FSP EITF 00-19-2, and as prescribed by the transition provisions of that standard, on January 1, 2007 the Company recorded a pre-tax current liability of approximately $1.0 million, which is equivalent to the payments for the Warrant RPA for one year, with an offsetting adjustment to the opening balance of retained earnings.

Accounting Standards Not Yet Adopted in this Report

        SFAS 157.    In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 establishes a framework for measuring fair value and requires expanded disclosure about the information used to measure fair value. The statement applies whenever other statements require or permit assets or liabilities to be measured at fair value, and does not expand the use of fair value accounting in any new circumstances.

        In February 2008, the FASB issued FASB Staff Position FIN 157-2 ("FSP FIN 157-2"), which delayed the effective date by which companies must adopt the provisions of SFAS 157. FSP FIN 157-2 defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The adoption of this standard is not anticipated to have a material impact on our financial position, results of operations, or cash flows.

        SFAS 159.    In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115" ("SFAS 159"). SFAS 159 permits companies to choose, at specified election dates, to measure eligible items at fair value (the "Fair Value Option"). Companies choosing such an election would report unrealized gains and losses on items for which the Fair Value Option has been elected in earnings at each subsequent reporting period. This standard is effective as of the beginning of the first fiscal year that begins after November 15, 2007. We adopted the provisions of this standard on January 1, 2008. We did not elect to measure any of our financial assets or liabilities using the Fair Value Option. We will assess at each measurement date whether to use the Fair Value Option on any future financial assets or liabilities as permitted pursuant to the provisions of SFAS 159.

        SFAS 141(R).    In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" ("SFAS 141(R)"). SFAS 141(R) will significantly change the accounting for business combinations. Under SFAS 141(R), an acquiring entity will be required to recognize all the assets and

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions. Specific changes in SFAS 141(R) from previously issued guidance include:

  •
  Acquisition costs will generally be expensed as incurred;

  •
  Noncontrolling interests will be valued at fair value at the acquisition date;

  •
  Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently remeasured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

  •
  In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

  •
  Restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and

  •
  Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

        SFAS 141(R) also includes new disclosure requirements related to business combinations. This statement applies to all business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and earlier adoption is prohibited. The Company is still in the process of determining the impact of the adoption of the standard on the Company's financial position, results of operations, and cash flows.

        SFAS 160.    In December 2007 the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements: an amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest (formerly referred to as "minority interests") in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to a noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gains or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008, with early adoption prohibited. The Company is still in the process of determining the impact of the adoption of this standard on the Company's financial position, results of operations, and cash flows.

2. ACQUISITIONS

  Moncla Well Service, Inc. and related entities

        On October 25, 2007, we completed our acquisition of Moncla, which operates in Texas, Louisiana, Mississippi, Alabama, and Florida. Collectively, the Moncla assets included daylight rigs for well servicing and workovers and twenty-four hour rigs for shallow drilling, sidetracking and deep workovers.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. ACQUISITIONS (Continued)

In addition, Moncla operated barge rigs, and owned rig-up, swab, hot oil and anchor trucks, tubing testing units and rental equipment. The Moncla acquisition was made in order to expand our service offerings and meet our customers' service needs in Texas, Louisiana, Mississippi, Alabama and Florida.

        The purchase price for Moncla was approximately $146.0 million, which consisted of net assets acquired of $131.3 million and assumed debt of $14.7 million. Amounts transferred at closing consisted of (i) $108.6 million of cash; (ii) the issuance of an unsecured promissory note for $12.5 million that is payable in a lump sum on October 25, 2009, with accrued interest payable on each anniversary date of the closing of the acquisition; and (iii) the issuance of an unsecured promissory note for $10.0 million that is payable in five annual installments of $2.0 million plus accrued interest on each annual anniversary date of the closing of the acquisition. Both promissory notes bear interest at the Federal Funds rate, adjusted annually on the anniversary of the closing date. The long-term debt assumed in the acquisition was repaid simultaneously with the closing of the transaction. The purchase price is subject to a working capital adjustment, which has not been finalized.

        The Moncla purchase agreement entitles the former owners of Moncla to receive earnout payments, on each of the next five anniversary dates of the closing date of the acquisition, of up to $5.0 million (up to $25.0 million in total). The earnout payments are based on the achievement of certain revenue targets and profit percentage targets over the next five years and are payable upon achieving annual targets or a cumulative target on the fifth anniversary date. These payments represent an additional element of cost of the acquired entity and will be accounted for as an increase to goodwill if and when the contingent payment is made.

        The total purchase price was allocated to Moncla's net tangible and identifiable intangible assets based on their estimated fair values. The excess of the purchase price over the net assets was recorded as goodwill. The preliminary allocation of the purchase price was based upon preliminary valuations and estimates, and these are subject to change as the valuations are finalized. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets, completion of the analysis of the acquired tax bases of the assets, and pre-merger contingencies related to environmental exposures. The final valuation of net assets is expected to be completed no later than the fourth quarter of 2008.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. ACQUISITIONS (Continued)

        The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed on the date of the acquisition (in thousands):

Cash	$1,527
Other current assets	28,633
Property and equipment	101,862
Goodwill	34,339
Intangible assets	28,273
Other assets	271

Total assets acquired	194,905
Current liabilities	21,548
Long-term debt and capital leases	14,765
Other liabilities	671
Deferred tax liability	26,590

Total liabilities assumed	63,574

Net assets acquired	$131,331

        The preliminary allocation of the purchase price is based upon the fair values of assets and liabilities acquired. The fair values of property and equipment were determined using a market approach, depending on the asset being valued. The fair values of identified intangible assets were determined using an income approach to measure the present worth of anticipated economic benefits. We also performed an economic obsolescence analysis to confirm the values identified through the above methods. The allocation is still preliminary at this time, and may potentially change by a material amount once purchase accounting is finalized.

        Goodwill was recognized as part of the acquisition of Moncla as the purchase price exceeded the fair value of the acquired assets and liabilities. We believe that the goodwill associated with the Moncla acquisition is related to the acquired workforce and potential future expansion and the ability to expand our service offerings. Therefore, it was not allocated to the assets and liabilities acquired.

        All of the $28.3 million of acquired identified intangible assets is subject to amortization under SFAS 142 and has a weighted-average remaining useful life of approximately nine years. These intangible assets relate to customer relationships of $25.1 million and noncompete agreements of $3.2 million. The noncompete agreements will be amortized to expense on a straight-line basis over the expected duration of the respective agreement. The intangible asset associated with customer relationships will be amortized as the value of the relationships are realized using rates of 6.56%, 31.33%, 19.49%, 12.74%, 8.78%, and 21.10% for 2007, 2008, 2009, 2010, 2011 and the remaining periods, respectively. The $34.3 million of goodwill associated with the purchase of Moncla has been allocated to our well servicing segment; of that amount, approximately $25.6 million is expected to be deductible for income tax purposes.

        The following presents the consolidated financial information for the Company on a pro forma basis, assuming the acquisition of Moncla had occurred as of January 1, 2006. The historical financial information has been adjusted to give effect to pro forma items that are directly attributable to the acquisition and expected to have a continuing impact on the consolidated results. These items include adjustments to record incremental amortization and depreciation expense related to the increase in fair

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. ACQUISITIONS (Continued)

value of the acquired assets, to reflect change in depreciation methodology, and to reclassify certain items to conform to the Company's financial reporting presentation.

        The unaudited financial information set forth below has been compiled from historical financial statements and other information, but is not necessarily indicative of the results that actually would have been achieved had the transaction occurred on the dates indicated or that may be achieved in the future.

	Year Ended December 31,
	2007			2006
	As reported	Proforma Adjustments	Proforma	As reported	Proforma Adjustments	Proforma
	(in thousands, except for per share data)
	(unaudited)
Revenues	$1,662,012	$105,341	$1,767,353	$1,546,177	$104,282	$1,650,459
Net income	$169,289	$7,418	$176,707	$171,033	$5,338	$176,371
Basic earnings per share	$1.29	$0.06	$1.35	$1.30	$0.04	$1.34
Diluted earnings per share	$1.27	$0.05	$1.32	$1.28	$0.04	$1.32

Kings Oil Tools, Inc.

        On December 7, 2007, the Company acquired the well service assets and related equipment of Kings, a California-based well service company. The acquired assets, all of which are located in California, include 36 marketed well service rigs, 10 stacked well service rigs and related support equipment. We made this acquisition to expand our business in California. Total consideration paid for the transaction was approximately $45.1 million in cash, including transaction-related costs. We analyzed this acquisition as required under SFAS No. 141, "Business Combinations" ("SFAS 141"), and determined that the acquired assets and facts and circumstances of this transaction met the criteria of a "business" as that term is defined under EITF 98-3, "Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business" ("EITF 98-3"), and have accounted for this asset purchase as a business combination.

        The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed on the date of acquisition (in thousands):

Property and equipment	$17,563
Goodwill	18,958
Intangible assets	11,000

Total assets acquired	47,521

Current liabilities	2,400

Net assets acquired	$45,121

        The preliminary allocation of purchase price to specific assets and liabilities is based upon the fair values of identified assets and liabilities acquired. The fair values of property and equipment was determined for property and equipment using a market or cost approach, depending on the asset being valued. The allocation is still preliminary at this time, and may potentially change by a material amount

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. ACQUISITIONS (Continued)

as our purchase accounting is finalized. We believe certain customer-related intangibles were also acquired in this purchase and are utilizing an income approach to value these items as we have not completed our analysis and valuation. However, we have not allocated any purchase price to this asset in the financial statements. We anticipate finalizing our allocation of purchase price in the second quarter of 2008, once our valuation of the intangible assets is completed.

        Goodwill has been recognized as part of the acquisition of the assets of Kings as the purchase price exceeded the fair value of the acquired assets and liabilities absent the allocation of value to identified intangible assets. We believe that the goodwill associated with the acquisition is related primarily to the acquired workforce. Therefore, it was not allocated to the assets and liabilities acquired.

        All of the $11.0 million of acquired intangible assets is related to a noncompete agreement and subject to amortization under SFAS 142 and has a weighted-average remaining useful life of 5 years. The $19.0 million of purchase price preliminarily associated with goodwill has been allocated to our well servicing segment. The entire amount is expected to be deductible for income tax purposes. We are not including the pro-forma effect of this acquisition because the impact is not material to our results of operations.

Advanced Measurements, Inc.

        On September 5, 2007, the Company, through a wholly-owned Canadian subsidiary, purchased all of the outstanding shares of AMI, a privately-held Canadian technology company focused on oilfield service equipment controls, data acquisition, and digital information work flow. We made this acquisition in order to improve our access to oilfield services technology.

        The purchase price was approximately $6.6 million in cash and approximately $2.9 million of assumed debt, which was repaid in September and November 2007. The purchase agreement also provided for deferred cash payments of up to $1.8 million related to the retention of key AMI employees. These deferred payments will be recognized as an expense over the period that the services are rendered.

        On the date of acquisition, AMI owned a 48% interest in AFTI, a privately-held Canadian technology company focused on low-cost wireless gas well production monitoring. As part of the purchase of AMI, we were required to exercise an option to increase AMI's interest in AFTI to 51.46%. The cost to exercise this option was approximately $0.5 million. As a result, through our acquisition of AMI we now own a 51.46% interest in AFTI, and we consolidate AFTI into our financial statements, with the remaining 48.54% representing a minority interest.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. ACQUISITIONS (Continued)

        The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Cash	$672
Other current assets	3,240
Property and equipment	388
Goodwill	4,523
Intangible assets	5,894
Other assets	824

Total assets acquired	15,541

Current liabilities	2,246
Long-term debt and capital leases	2,884
Deferred tax liability	2,804

Total liabilities assumed	7,934
Minority interest	357

Net assets acquired	$7,250

        The preliminary allocation of the purchase price is based upon the fair values of assets and liabilities acquired. The fair values of identified intangible assets were determined using an income approach to measure the present worth of anticipated economic benefits. We also performed a business enterprise valuation to confirm the values identified through the income approach. Goodwill was recognized as part of the acquisition of AMI as the purchase price exceeded the fair value of the acquired assets and liabilities. We believe that the goodwill associated with the AMI acquisition is related to the acquired workforce and the potential future development of technology by this workforce. Therefore, it was not allocated to the assets and liabilities acquired.

        All of the $5.9 million of acquired identified intangible assets is subject to amortization under SFAS 142 and has a weighted-average remaining useful life of approximately 3.6 years. The intangible assets identified relate to developed technology ($4.8 million), customer backlog ($1.0 million) and noncompete agreements ($0.1 million). The $4.5 million of goodwill associated with the purchase has been allocated to our well servicing segment, as the technologies developed are anticipated to benefit these operations; of that amount, none is expected to be deductible for income tax purposes.

        The preliminary allocation of the purchase price was based upon preliminary valuations and estimates, and these are subject to change as the valuations are finalized. The primary areas of the purchase price allocation which are not yet finalized relate to the completion of the analysis of the acquired tax bases of the assets. The final valuation of net assets is expected to be completed no later than the third quarter of 2008.

        In connection with the acquisition of AMI, we also became party to a revolving credit agreement with a maximum outstanding amount of $0.9 million. This facility was extinguished in November 2007, and the outstanding balance was paid with cash.

        We are not including the pro-forma effect of this acquisition because the impact is not material to our results of operations.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. SUPPLEMENTAL FINANCIAL INFORMATION

	December 31,
	2007	2006
	(in thousands)
Current accrued liabilities:
Accrued payroll, taxes and employee benefits	$56,744	$58,904
Accrued operating expenditures	52,180	41,856
Income, sales, use and other taxes	35,310	30,282
Self-insurance reserves	25,208	24,378
Unsettled legal claims	6,783	28,754
Phantom share liability	2,458	—
Assumed executory contract	1,120	—
Deferred revenue	976	—
Other	2,585	5,396

Total	$183,364	$189,570

	December 31,
	2007	2006
	(in thousands)
Non-current accrued liabilities:
Asset retirement obligations	$9,298	$9,622
Environmental liabilities	3,090	4,683
Accrued rent	2,829	3,241
Accrued income taxes	2,705	2,507
Phantom share liability	896	—
Other	713	1,203

Total	$19,531	$21,256

	December 31,
	2007	2006
	(in thousands)
Major classes of property and equipment:
Well servicing equipment	$1,200,069	$950,952
Disposal wells	56,576	47,942
Motor vehicles	112,986	105,858
Furniture and fixtures	73,032	78,143
Buildings and land	64,258	58,786
Work in progress	88,304	38,299

Gross property and equipment	1,595,225	1,279,980
Accumulated depreciation	(684,017)	(585,689)

Net property and equipment	$911,208	$694,291

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. SUPPLEMENTAL FINANCIAL INFORMATION (Continued)

	December 31,
	2007	2006
	(in thousands)
Carrying values of assets leased under capital lease obligations:
Well servicing equipment	$19,687	$23,713
Motor vehicles	5,938	2,589

Total	$25,625	$26,302

	December 31,
	2007	2006
	(in thousands)
Deferred financing costs:
Gross carrying value	$12,262	$12,042
Accumulated amortization	(145)	(2,090)

Net carrying value	$12,117	$9,952

	Year Ended December 31,
	2007	2006	2005
	(in thousands)
Noncash investing and financing activities:
Property and equipment acquired under captial lease obligations	$12,003	$15,349	$18,267
Equity investment in IROC Systems Corp	—	—	9,019
Asset retirement obligations	12	155	119
Unrealized gain on short-term investments	—	328	—
Unrealized gain on cash flow hedges	—	185	—
Capital lease portion of sale-leaseback transactions	—	—	4,663
Deferred gain on sale-leaseback transactions	—	—	1,094
Accrued repurchases of common stock	2,949	—	—
Debt assumed and issued in acquisitions	40,149	—	—
Supplemental cash flow information:
Cash paid for interest	$38,457	$44,534	$54,007
Cash paid for taxes	96,327	99,048	17,156

        Cash paid for interest includes cash payments for interest on our long-term debt and capital lease obligations, commitment and agency fees paid, and cash paid to settle the interest rate swaps associated with the termination of our 2005 Senior Secured Credit Facility.

        Included in the 2007 consolidated statement of cash flows are approximately $21.2 million in cash outflows related to the settlement of litigation with our former chief executive officer. The amount was previously accrued for in 2004.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. GOODWILL AND OTHER INTANGIBLE ASSETS

        The following table presents a summarization of the activity in our goodwill accounts for the years ended December 31, 2007 and 2006:

	Well Servicing Segment	Pressure Pumping Segment	Fishing and Rental Segment	Total
	(in thousands)
December 31, 2005	$254,116	$47,905	$18,901	$320,922
Goodwill acquired during period	—	—	—	—
Foreign currency translation and other	(10)	—	—	(10)

December 31, 2006	$254,106	$47,905	$18,901	$320,912

Goodwill acquired during period	57,820	—	—	57,820
Foreign currency translation and other	(182)	—	—	(182)

December 31, 2007	$311,744	$47,905	$18,901	$378,550

        The following tables present the gross carrying values and accumulated amortization of our identified intangible assets with determinable lives that are subject to amortization under SFAS 142 as of December 31, 2007 and 2006:

	December 31,
	2007	2006
	(in thousands)
Noncompete agreements:
Gross carrying value	$18,402	$9,401
Accumulated amortization	(2,772)	(7,886)

Net carrying value	$15,630	$1,515

Patents and trademarks:
Gross carrying value	$4,150	$4,296
Accumulated amortization	(2,526)	(2,465)

Net carrying value	$1,624	$1,831

Customer relationships:
Gross carrying value	$25,139	$—
Accumulated amortization	(1,649)	—

Net carrying value	$23,490	$—

Customer backlog:
Gross carrying value	$999	$—
Accumulated amortization	(214)	—

Net carrying value	$785	$—

Developed technology:
Gross carrying value	$4,762	$—
Accumulated amortization	(397)	—

Net carrying value	$4,365	$—

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

        Amortization expense for our intangible assets with determinable lives was as follows:

	Year Ended December 31,
	2007	2006	2005
	(in thousands)
Noncompete agreements	$1,919	$2,202	$2,955
Patents and trademarks	774	713	642
Customer relationships	1,649	—	—
Customer backlog	210	—	—
Developed technology	389	—	—

Total intangible asset amortization expense	$4,941	$2,915	$3,597

        The weighted average remaining amortization periods and expected amortization expense for the next five years for our intangible assets are as follows:

	Weighted average remaining amortization period (years)	Expected Amortization Expense
		2008	2009	2010	2011	2012
		(in thousands)
Noncompete agreements	4.8	$4,091	$3,192	$2,622	$2,606	$2,389
Patents and trademarks	2.9	724	449	233	163	55
Customer relationships	9.8	7,877	4,900	3,201	2,208	1,648
Customer backlog	3.3	268	194	194	129	—
Developed technology	3.7	1,191	1,191	1,191	792	—

Total		$14,151	$9,926	$7,441	$5,898	$4,092

        Included in capitalized costs associated with noncompete agreements during 2007 is approximately $1.8 million related to a two-year noncompete agreement with our former chief executive officer. Through December 31, 2007, amortization of this noncompete agreement was approximately $0.4 million. This noncompete agreement expires on July 1, 2009.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. EARNINGS PER SHARE

        The following table presents our basic and diluted earnings per share for the years ended December 31, 2007, 2006 and 2005:

	Year Ended December 31,
	2007	2006	2005
	(in thousands, except per share data)
Basic Earnings per Share Computation:
Numerator
Income from continuing operations	$169,289	$171,033	$49,078
Discontinued operations, net of tax	—	—	(3,361)

Net income	$169,289	$171,033	$45,717

Denominator
Weighted average shares outstanding	131,194	131,332	131,075
Basic Earnings per Share:
Income from continuing operations	$1.29	$1.30	$0.37
Discontinued operations, net of tax	—	—	(0.03)

Net income	$1.29	$1.30	$0.34

Diluted Earnings per Share Computation:
Numerator
Income from continuing operations	$169,289	$171,033	$49,078
Discontinued operations, net of tax	—	—	(3,361)

Net income	$169,289	$171,033	$45,717

Denominator
Weighted average shares outstanding	131,194	131,332	131,075
Dilutive effect from stock options	1,518	2,180	2,017
Dilutive effect from unvested restricted stock	256	—	—
Dilutive effect from warrants	565	552	503
Dilutive effect from stock appreciation rights	18	—	—

	133,551	134,064	133,595

Diluted Earnings per Share:
Income from continuing operations	$1.27	$1.28	$0.37
Discontinued operations, net of tax	—	—	(0.03)

Net income	$1.27	$1.28	$0.34

        Stock options, warrants and stock appreciation rights are included in the computation of diluted earnings per share using the treasury stock method. Restricted stock grants are legally considered issued and outstanding, but are included in basic and diluted earnings per share only to the extent that they are vested. Unvested restricted stock is included in the computation of diluted earnings per share using the treasury stock method. The diluted earnings per share calculation for the years ended December 31, 2007, 2006 and 2005 excludes options to purchase 495,875, 381,750 and 266,875 shares of the Company's common stock at weighted average exercise prices of $14.78, $15.08, and $12.88,

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. EARNINGS PER SHARE (Continued)

respectively, because their exercise prices exceeded the average price of the Company's stock during those years and would therefore be anti-dilutive.

6. SALE-LEASEBACK TRANSACTIONS

        We lease certain equipment such as tractors, trailers, frac tanks and forklifts from financial institutions under master lease agreements. Under our former master lease agreements, we were required to provide current annual and quarterly financial reports to the lessors. Due to our inability to provide audited financial statements for the year ended December 31, 2003 and subsequent periods, we were required to seek waivers and amendments from our equipment lessors or pay off the outstanding leases. Some lessors refused to grant these waivers and demanded settlement of the obligation and our purchase of the equipment.

        We entered into two new master lease agreements on August 31, 2005 and October 14, 2005 with a new lessor. Some of the equipment, which was being leased from lessors that demanded settlement, was sold to this new lessor and subsequently leased back from that lessor, which we account for as capital leases. We received an aggregate amount of $5.8 million in proceeds from the sale-leaseback transactions. We realized a gain of $1.1 million on one of the sale-leaseback transactions, which is being amortized over the term of the new lease. Amounts recognized in earnings related to the amortization of this deferred gain were $0.2 million, $0.2 million and $0.1 million for the years ended December 31, 2007, 2006 and 2005, respectively. On the other sale-leaseback transaction, we realized a loss of less than $0.1 million, which was immediately recognized in earnings.

7. INVESTMENT IN IROC ENERGY SERVICES CORP.

        On July 22, 2004, we entered into an agreement (the "IROC Agreement") with IROC Energy Services Corp., an Alberta-based oilfield services company ("IROC"), to sell IROC ten remanufactured Skytop well service rigs, along with supporting equipment and inventory. We began delivery of the rigs in the fall of 2004, and these rigs are operated by IROC in Western Canada. The purchase price for the rigs was $7.0 million USD. This amount was converted at an agreed exchange rate of 0.7634 to $9.17 million CDN, and was paid by way of the issuance of 8,187,058 common shares of IROC stock at a deemed issuance price of $1.12 CDN per share. The final four rigs were delivered in 2005, and we recognized a gain of $1.9 million upon delivery, which represents the difference between the aggregate carrying value of the delivered rigs and the fair market value on the delivery date of the IROC shares we received as consideration for those four rigs.

        In July 2005, we sold additional well service rig support equipment to IROC for $0.9 million USD. This amount was converted at an agreed exchange rate of 0.7937 to $1.1 million CDN, and was paid by way of the issuance of 547,411 shares of IROC common stock (the "Additional Shares") at a deemed issuance price of $2.09 CDN per share. We recognized a gain of $0.7 million related to this transaction, which represents the difference between the carrying value of the transferred equipment and the fair value of the Additional Shares on the transaction date.

        As of December 31, 2007, we owned approximately 8.7 million shares of IROC common stock, which represents approximately 19.7% of IROC's shares on that date. On September 15, 2005, IROC completed a private placement of a series of unsecured non-convertible debentures, which also included 1,050,000 warrants to purchase common shares of IROC. Exercises of these warrants are potentially dilutive of Key's ownership percentage in IROC. IROC shares trade on the Toronto Venture Stock

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. INVESTMENT IN IROC ENERGY SERVICES CORP. (Continued)

Exchange and had a closing price of $0.74 CDN per share on December 31, 2007. Pursuant to the terms of the IROC Agreement, Mr. William Austin, our Chief Financial Officer, and Mr. Newton W. Wilson III, our General Counsel, were appointed to the board of directors of IROC.

        We have significant influence over the operations of IROC, but do not control it. We account for our investment in IROC using the equity method. The value of our investment in IROC is recorded in our consolidated balance sheets as a non-current asset. The pro rata share of IROC's earnings and losses to which we are entitled are recorded in our consolidated statements of operations as a component of other income and expense, with an offsetting increase or decrease to the value of our investment, as appropriate. Any earnings distributed back to us from IROC in the form of dividends would result in a decrease in the value of our equity investment.

        IROC had net income of approximately $2.0 million, $1.8 million and $1.8 million USD for the years ended December 31, 2007, 2006 and 2005, respectively. IROC's total assets as of December 31, 2007 and 2006 were $140.5 million and $76.9 million USD, respectively. Our investment in IROC totaled $11.2 million and $10.7 million at December 31, 2007 and 2006, respectively. In addition to our pro-rata share of IROC's net income, the value of our investment increased during 2007 due to the strengthening of the Canadian dollar against the U.S. dollar. This increase was offset in accumulated other comprehensive income.

        During the years ended December 31, 2007, 2006, and 2005, we recorded $0.4 million, $0.4 million and $0.5 million, respectively, of equity income related to our investment in IROC. During the years ended December 31, 2007, 2006 and 2005, no earnings were distributed to us by IROC. Only distributed earnings or any gains or losses arising from the disposal of our investment are reportable for income tax purposes; as a result, the amounts we record for our pro-rata share of IROC's earnings or losses to which we are entitled result in a temporary difference between book and taxable income. Under the provisions of SFAS 109, we record a deferred tax asset or liability, as appropriate, to account for these temporary differences.

        An impairment review of our equity method investment in IROC is performed on a quarterly basis to determine if there has been a decline in fair value that is other than temporary. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flows. In determining whether the decline is other than temporary, we consider the cyclicality of the industry in which the investment operates, its historical performance, its performance in relation to its peers and the current economic environment. Future conditions in the industry, operating performance and performance in relation to peers and the future economic environment may vary from our current assessment of recoverability. Such future conditions could therefore result in a determination that a decline in fair value is other than temporary. IROC's stock price is currently depressed. If we later determine that the decline is other than temporary, we would record a write-down in the carrying value of our asset to the then current fair market value.

8. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

        The following is a summary of the carrying amounts and estimated fair values of our financial instruments as of December 31, 2007 and 2006. SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107") defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

        Cash, cash equivalents, short-term investments, accounts payable and accrued liabilities.    These carrying amounts approximate fair value because of the short maturity of the instruments or because the carrying value is equal to the fair value of those instruments on the balance sheet date.

	December 31, 2007		December 31, 2006
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(in thousands)
Financial assets:
Notes receivable—related parties	$173	$173	$287	$287
Cash flow hedges	—	—	185	185
Financial liabilities:
8.375% Senior Notes due 2014	$425,000	$434,563	$—	$—
2007 Senior Secured Credit Facility Revolving Loans	50,000	50,000	—	—
2005 Senior Secured Credit Facility Term Loans	—	—	396,000	396,000
Notes payable—related parties	22,178	22,178	—	—

        Notes receivable-related parties.    The amounts reported relate to notes receivable from certain employees of the Company related to relocation and retention agreements. The carrying values of these notes approximate their fair values as of the applicable balance sheet dates.

        Cash flow hedges.    The carrying value of our cash flow hedges is equal to the fair value of those instruments on December 31, 2006. We had no cash flow hedges on December 31, 2007.

        8.375% Senior Notes due 2014.    The fair value of our long-term debt is based upon the quoted market prices and face value for the various debt securities at December 31, 2007. The carrying value of these notes as of December 31, 2007 was $425.0 million and the fair value was $434.6 million.

        2007 Senior Secured Credit Facility Revolving Loans.    Because of their variable interest rates, the fair values of the revolving loans borrowed under our 2007 Senior Secured Credit Facility approximate their carrying values as of December 31, 2007. The carrying and fair values of these loans as of December 31, 2007 were approximately $50.0 million.

        2005 Senior Secured Credit Facility Term Loans.    Because of their variable interest rates, the fair values of the term loans borrowed under our 2005 Senior Secured Credit Facility approximate their carrying values as of December 31, 2006. The carrying and fair values of these loans as of December 31, 2006 were $396.0 million. The loans were repaid in November 2007 with the proceeds from our 8.375% Senior Notes due 2014.

        Notes payable—related parties.    The amounts reported relate to the seller financing arrangement entered into in connection with our acquisition of Moncla (see Note 2—"Acquisitions"). The carrying value of these notes approximate their fair values as of December 31, 2007.

9. DERIVATIVE FINANCIAL INSTRUMENTS

        Interest Rate Swaps.    Under the term loan portion of our 2005 Senior Secured Credit Facility, we were exposed to risks related to variable interest rates. On March 10, 2006 we entered into two

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

$100.0 million notional amount interest rate swaps to effectively fix the interest rate on a portion of this debt. These swaps met the criteria of derivative instruments.

        The Company uses a historic simulation based on regression analysis to assess the effectiveness of the swaps as a hedge of the future cash flows of the forecasted transaction, both on a historical and prospective basis. The simulation regresses the monthly changes in the cash flows associated with the hedging instrument and the hedged item. The results of the regression indicated the swaps were highly effective in offsetting the future cash flows of the items being hedged and could be reasonably assumed to be highly effective on an ongoing basis. Based on the results of this analysis and the Company's intent to use the instruments to reduce exposure to changes in future cash flows attributable to interest payments, the Company elected to account for the swaps as cash flow hedges.

        The measurement of hedge ineffectiveness is based on a comparison of the cumulative change in the fair value of the actual swap designated as the hedging instrument and the cumulative change in fair value of a perfectly effective hypothetical derivative ("Perfect Hypothetical Derivative") (as defined in Derivatives Implementation Group ("DIG") Issue G7). The perfectly effective hypothetical swap mimics the terms of the debt with a fixed interest rate assumed to be the same as the hedge instrument. This method of measuring ineffectiveness is known as the "Hypothetical Derivative Method." Under this method, the actual swap is recorded at fair value on the Company's consolidated balance sheets and accumulated other comprehensive income is adjusted to a balance that reflects the lesser of either the cumulative change in the fair value of the actual swap or the cumulative change in the fair value of the Perfect Hypothetical Derivative. The amount of ineffectiveness, if any, is equal to the excess of the cumulative change in the fair value of the actual swap over the cumulative change in the fair value of the Perfect Hypothetical Derivative, and is recorded currently in earnings as a component of other income and expense on the Company's consolidated statements of operations.

        In connection with the termination of the 2005 Senior Secured Credit Facility in November 2007 (see Note 11—"Long-Term Debt"), we settled all outstanding interest rate swap arrangements. We recognized a loss of approximately $2.3 million related to the settlement of our interest rate swaps, which is recorded in our consolidated statements of operations as a component of interest expense.

        Call Options on 8.375% Senior Notes due 2014.    The indenture related to our $425.0 million in 8.375% Senior Notes due 2014 (see Note 11—"Long-Term Debt") contains provisions by which, at our option, we may redeem the notes at varying prices before their stated maturity date. Certain of these provisions are based on contingent events, such as a future equity offering by us or a change in control of the Company. Other provisions are not contingent in nature. In one of the non-contingent scenarios, the price at which we could retire the notes is based, in part, on a variable interest rate. We have analyzed all the provisions of the indenture that allow us to repay the notes early in order to determine if any of these call options constitute an embedded derivative instrument under SFAS 133 and require bifurcation and separate measurement from the host contract. We followed the guidance provided in paragraphs 6, 12, 13, and 61 of SFAS 133 and DIG Issues B-16 and B-39 in determining whether or not the call options required bifurcation and separate measurement. Based on our analysis, we do not believe these options require bifurcation and separate measurement.

        Foreign Currency Instruments.    In connection with our acquisition of AMI in September 2007 (see Note 2—"Acquisitions"), we became party to four swap arrangements that exchanged Singaporean Dollars for Canadian Dollars. These arrangements meet the definition of a derivative under SFAS 133.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

We have not elected to treat these derivatives as cash flow hedges and as a result, any gains or losses arising out of changes in the fair value of these contracts are recorded as unrealized gains or losses in our consolidated statements of operations as a component of other income and expense. As of December 31, 2007, the aggregate notional amount of these contracts was approximately $0.4 million USD and the aggregate fair value of these contracts was less than $0.1 million USD. The last of these contracts settled in January 2008. For the year ended December 31, 2007, the unrealized holding loss associated with these contracts was not material.

10. INCOME TAXES

        The components of our income tax expense are as follows:

	Year Ended December 31,
	2007	2006	2005
	(in thousands)
Current income tax (expense) benefit:
Federal and state	$(81,384)	$(92,213)	$(18,022)
Foreign	(771)	(4,242)	(3,610)

	(82,155)	(96,455)	(21,632)

Deferred income tax (expense) benefit:
Federal and state	(24,281)	(7,906)	(13,952)
Foreign	(332)	914	264

	(24,613)	(6,992)	(13,688)

Total income tax expense	$(106,768)	$(103,447)	$(35,320)

        We made net federal income tax payments of approximately $85.5 million, $87.6 million and $10.8 million for the years ended December 31, 2007, 2006 and 2005, respectively. We made net state income tax payments of approximately $6.6 million, $8.4 million and $1.0 million for the years ended December 31, 2007, 2006 and 2005, respectively. We made net foreign tax payments of approximately $4.2 million, $3.0 million and $5.4 million for the years ended December 31, 2007, 2006 and 2005, respectively. For the years ended December 31, 2007 and 2006, tax benefits allocated to stockholders' equity for compensation expense for income tax purposes in excess of amounts recognized for financial reporting purposes were $3.4 million and less than $0.1 million, respectively. For the year ended December 31, 2005, no tax expense was allocated to stockholders' equity for compensation expense for income tax purposes less than amounts recognized for financial reporting purposes. The Company had allocated tax benefits to stockholders' equity in prior years for compensation expense for income tax purposes in excess of amounts recognized for financial reporting purposes.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. INCOME TAXES (Continued)

        Income tax expense differs from amounts computed by applying the statutory federal rate as follows:

	Year Ended December 31,
	2007	2006	2005
Income tax computed at Federal statutory rate	35.0%	35.0%	35.0%
State taxes	3.2	1.7	2.4
Meals and entertainment	0.9	0.8	2.1
Executive and share-based compensation	0.6	1.1	0.6
Foreign rate differential	0.2	—	1.3
Change in valuation allowance	0.2	(0.5)	—
Other	(1.4)	(0.4)	0.4

Effective income tax rate	38.7%	37.7%	41.8%

        As of December 31, 2007 and 2006, our deferred tax assets and liabilities were comprised of the following:

	December 31,
	2007	2006
	(in thousands)
Deferred tax assets:
Net operating loss and tax credit carryforwards	$6,000	$5,375
Self-insurance reserves	21,484	21,593
Allowance for doubtful accounts	4,731	4,793
Accrued liabilities	15,600	24,287
Equity-based compensation	3,876	2,736
Other	488	18

Total deferred tax assets	52,179	58,802

Valuation allowance for deferred tax assets	(1,458)	(841)

Net deferred tax assets	50,721	57,961

Deferred tax liabilities:
Property and equipment	(150,802)	(121,314)
Intangible assets	(31,993)	(16,196)
Other	(318)	(309)

Total deferred tax liabilities	(183,113)	(137,819)

Net deferred tax liability, net of valuation allowance	$(132,392)	$(79,858)

        In 2007, deferred tax liabilities decreased by $0.2 million for adjustments to accumulated other comprehensive loss. In 2006, deferred tax liabilities increased by $0.2 million for adjustments to accumulated other comprehensive loss.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. INCOME TAXES (Continued)

        In recording deferred income tax assets, we consider whether it is more likely than not that some portion or all of the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those deferred income tax assets would be deductible. We consider the scheduled reversal of deferred income tax liabilities and projected future taxable income for this determination. To fully realize the deferred income tax assets related to our federal net operating loss carryforwards that do not have a valuation allowance due to Section 382 limitations, we would need to generate future federal taxable income of approximately $5.9 million over the next ten years. With certain exceptions noted below, we believe that after considering all the available objective evidence, both positive and negative, historical and prospective, with greater weight given to the historical evidence, it is more likely than not that these assets will be realized.

        We estimate that as of December 31, 2007, 2006 and 2005 we have available $8.2 million, $9.3 million and $14.0 million, respectively, of federal net operating loss carryforwards. Approximately $5.8 million of our net operating losses as of December 31, 2007 are subject to a $1.1 million annual Section 382 limitation and expire in 2018. Approximately $2.4 million of our net operating losses as of December 31, 2007 are subject to a $5,000 annual Section 382 limitation and expire in 2016 through 2018. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Due to annual limitations under Sections 382 and 383, management believes that we will not be able to utilize all available carryforwards prior to their ultimate expiration. The deferred tax asset associated with our remaining federal net operating loss carryforwards that will expire before utilization due to Section 382 limitations of $2.3 million includes a valuation allowance of $0.8 million as a result of the Section 382 limitations at December 31, 2007 and 2006, respectively.

        We estimate that as of December 31, 2007, 2006 and 2005 we have available $19 million, $31 million, and $43 million, respectively, of state net operating loss carryforwards that will expire from 2008 to 2025. To fully realize the deferred income tax assets related to our state net operating loss carryforwards, we would need to generate future West Virginia taxable income of $14.2 million over the next 18 years and future Pennsylvania taxable income of $3.5 million over the next 18 years. Management believes that it is not more likely than not that we will be able to utilize all available carryforwards prior to their ultimate expiration. The deferred tax asset associated with our remaining state net operating loss carryforwards at December 31, 2007 of $1.7 million includes a valuation allowance of less than $0.1 million as a result. In the second quarter of 2006, the Texas Margins Tax (see below) was enacted. At that point in time, a deferred tax asset of approximately $0.2 million related to Texas net operating losses that had a complete valuation allowance was effectively converted to a Texas Margins Tax credit that no longer requires a valuation allowance. A tax benefit net of federal tax effect was recorded in the second quarter of 2006 relating to the release of this valuation allowance. In the fourth quarter of 2006, we implemented plans for an internal reorganization of our legal entity structure to occur at year end. After the reorganization, state net operating losses previously subject to valuation allowances of $2.3 million no longer require valuation allowances. A tax benefit net of federal tax effect was recorded in the fourth quarter 2006 relating to the release of this valuation allowance.

        In 2007, the Company began operations in Mexico that resulted in a net operating loss of $2.0 million and a deferred tax asset related to the net operating loss carryforward of $0.6 million. Mexico enacted a new flat tax rate effective January 1, 2008. The flat tax will function in addition to

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. INCOME TAXES (Continued)

the regular corporate tax rate of 28%. Tax expense will be calculated under both methods and if the flat tax is greater than the regular tax, the additional tax expense above the regular tax will be assessed in addition to the regular tax calculation. We have recorded a full valuation allowance related to our Mexico net operating loss carryforwards of $0.6 million at December 31, 2007, as management believes that, because of the enactment of the Mexico flat tax, all of our net operating loss carryforwards related to the Mexico operations are not more likely than not to be fully realized in the future based on the future reversal of deferred tax liabilities. The net operating loss expires in 2017.

        In 2007, the Company made a stock acquisition of AMI, a Canadian company. At December 31, 2007, the Company's Canadian operations had a net operating loss of $3.2 million and a deferred tax asset related to the net operating loss carryforward of $1.0 million. The net operating loss is comprised of approximately $2.0 million net operating loss as of the acquisition date and an additional $1.2 million net operating loss from operations for the four months ended December 31, 2007. We have recorded no valuation allowance related to our Canadian net operating loss carryforwards at December 31, 2007, as management believes that all of our net operating loss carryforwards related to the Canadian operations are more likely than not to be fully realized in the future. To fully realize the deferred income tax assets related to our Canadian net operating loss carryforwards, we would need to generate $0.2 million of future Canadian taxable income over the next eight years and $3.1 million of future Canadian taxable income over the next nineteen years. The net operating losses expire from 2015 to 2027.

        In December 2006, the FASB issued FIN 48. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS 109. FIN 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of an income tax position taken or expected to be taken in an income tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

        In May 2007, the FASB issued FSP FIN 48-1. FSP FIN 48-1 provides guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. In determining whether a tax position has been effectively settled, entities must evaluate (i) whether taxing authorities have completed their examination procedures; (ii) whether the entity intends to appeal or litigate any aspect of a tax position included in a completed evaluation; and (iii) whether it is remote that a taxing authority would examine or re-examine any aspect of a taxing position. FSP FIN 48-1 is to be applied upon the initial adoption of FIN 48.

        We adopted the provisions of FIN 48 and FSP FIN 48-1 on January 1, 2007 and recorded a $1.3 million decrease to the balance of our retained earnings to reflect the cumulative effect of adopting these standards.

        As part of the acquisitions we made during 2007, the Company acquired or assumed unrecognized tax benefits, as defined by FIN 48. The cumulative effect of the acquisition of the unrecognized tax benefits was $3.2 million, which consisted primarily of rig refurbishment and meals and entertainment expense.

        As of January 1, 2007 and December 31, 2007, we had approximately $3.8 million and $6.8 million, respectively, of unrecognized tax benefits net of federal benefit which, if recognized, would impact our effective tax rate. We have accrued approximately $2.3 million and $1.0 million for the payment of

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. INCOME TAXES (Continued)

interest and penalties as of December 31, 2007 and January 1, 2007, respectively. While it is possible for changes to occur due to settlement of examinations or the expiration of statute of limitations, we do not anticipate significant changes in our unrecognized tax benefit liability in the next 12 months.

        We file income tax returns in the United States federal jurisdiction and various states and foreign jurisdictions. In January 2005, the Internal Revenue Service concluded its examination of the Company's federal tax returns for tax years June 30, 1997 through December 31, 2002. These examinations have substantially concluded all U.S. federal income tax matters through the year ended December 31, 2002. However, due to the use of net operating losses in subsequent years, these audited tax years as well as the subsequent un-audited 2003-2007 tax years remain open as of December 31, 2007. Our other significant filings are in Argentina, which has been examined through 2006, and in the State of Texas, where tax filings remain open for 2003 to 2006 for certain subsidiaries of the Company.

        There were no expirations of statutes of limitations in 2007 that would require the release of a FIN 48 reserve. However, a change in the circumstances surrounding the audit of our Egyptian operations has resulted in the decrease of the FIN 48 reserve related to that audit by approximately $0.7 million. The current reserve related to the Egyptian audit is $0.4 million.

        The following table presents the activity during 2007 related to our FIN 48 reserve (in thousands):

Balance at January 1, 2007	$4,123
Additions based on tax positions related to the current year	—
Additions based on tax positions related to prior years	104
Increases in unrecognized tax benefits acquired or assumed in business combinations	2,403
Reductions for tax positions from prior years	—
Settlements	(908)

Balance at December 31, 2007	$5,722

Tax Legislative Changes

        American Jobs Creation Act of 2004.    The American Jobs Creation Act of 2004 added the Section 199 deduction to the Internal Revenue Code. This allows for tax deduction on qualifying domestic production activities, as defined and limited in the Internal Revenue Code. We concluded we will receive benefits of $2.0 million, $1.6 million and $0.6 million from this deduction for the years ended December 31, 2007, 2006 and 2005, respectively.

        Texas Margins Tax.    In May 2006, the state of Texas enacted a new law, effective January 1, 2007, that substantially changes the tax system in Texas. The law replaces the taxable capital and earned surplus components of its franchise tax with a new tax that is based on modified gross revenue. This law imposes a tax on a unitary group of affiliated entities' net receipts rather than on the earned surplus of each separate entity. The Company recognized a tax benefit of $0.4 million in the second quarter of 2006 related to the enactment of the new law. In 2007, the Company incurred $5.5 million of state income tax expense related to the Texas Margins Tax.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. LONG-TERM DEBT

        The components of our long-term debt are as follows:

	December 31,
	2007	2006
	(in thousands)
8.375% Senior Notes due 2014	$425,000	$—
2007 Senior Secured Credit Facility revolving loans due 2012	50,000	—
Notes payable—related party, net of fair value discount	22,178	—
2005 Senior Secured Credit Facility term loans	—	396,000
Capital lease obligations	26,815	25,794

	523,993	421,794

Less: current portion	(12,379)	(15,714)

Total long-term debt and capital lease obligations, net of fair value discount	$511,614	$406,080

  8.375% Senior Notes due 2014

        On November 29, 2007, the Company issued $425.0 million aggregate principal amount of its 8.375% Senior Notes due 2014 (the "Notes"), under an Indenture, dated as of November 29, 2007 (the "Indenture"), among us, the guarantors party thereto (the "Guarantors") and The Bank of New York Trust Company, N.A., as trustee. The Notes were priced at 100% of their face value to yield 8.375%. Net proceeds, after deducting initial purchasers' discounts and estimated offering expenses, were approximately $416.1 million. We used approximately $394.9 million of the net proceeds to retire our term loans, including accrued and unpaid interest, under the 2005 Senior Secured Credit Facility, with the balance used for general corporate purposes. The 2005 Senior Secured Credit Facility was terminated in connection with our entry into the 2007 Senior Secured Credit Facility described below.

        The Notes are general unsecured senior obligations of Key. Accordingly, they will rank effectively subordinate to all of our existing and future secured indebtedness. The Notes are or will be jointly and severally guaranteed on a senior unsecured basis by certain of our existing and future domestic subsidiaries.

        Interest on the Notes is payable on June 1 and December 1 of each year, beginning June 1, 2008. The Notes mature on December 1, 2014.

        On or after December 1, 2011, the Notes will be subject to redemption at any time and from time to time at our option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2011	104.188%
2012	102.094%
2013	100.000%

        Notwithstanding the foregoing, at any time and from time to time before December 1, 2010, the Company may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. LONG-TERM DEBT (Continued)

the outstanding Notes at a redemption price of 108.375% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of any one or more equity offerings; provided that at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after each such redemption; and provided, further, that each such redemption shall occur within 180 days of the date of the closing of such equity offering.

        In addition, at any time and from time to time prior to December 1, 2011, the Company may, at our option, redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable premium (as defined in the Indenture) with respect to the Notes and plus accrued and unpaid interest thereon to the redemption date. If the Company experiences a change of control, subject to certain exceptions, it must give holders of the Notes the opportunity to sell to the Company their Notes, in whole or in part, at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase.

        The Company and its restricted subsidiaries are subject to certain negative covenants under the indenture governing the Notes. The indenture limits the ability of the Company and each of its restricted subsidiaries to, among other things, (i) sell assets, (ii) pay dividends or make other distributions on capital stock or subordinated indebtedness, (iii) make investments, (iv) incur additional indebtedness or issue preferred stock, (v) create certain liens, (vi) enter into agreements that restrict dividends or other payments from its subsidiaries to itself, (vii) consolidate, merge or transfer all or substantially all of its assets, (viii) engage in transactions with affiliates, and (ix) create unrestricted subsidiaries.

        These covenants are subject to certain exceptions and qualifications. In addition, substantially all of the covenants will terminate before the Notes mature if one of two specified ratings agencies assigns the Notes an investment grade rating in the future and no events of default exist under the Indenture. Any covenants that cease to apply to us as a result of achieving an investment grade rating will not be restored, even if the credit rating assigned to the Notes later falls below an investment grade rating.

        In connection with the sale of the Notes, the Company entered into a registration rights agreement with the initial purchasers, pursuant to which it has agreed to file an exchange offer registration statement with the SEC with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act, and to use reasonable best efforts to cause such registration statement become effective on or prior to November 29, 2008. Additionally, the Company has agreed to commence the registered exchange offer and to use its reasonable best efforts to issue, on or prior to the date that is 60 days after the date on which the exchange offer registration statement became effective, exchange notes in exchange for all Notes tendered prior thereto in the registered exchange offer. Under some circumstances, in lieu of a registered exchange offer, the Company has agreed to file a shelf registration statement to cover resales of the Notes by certain holders thereof and to use reasonable best efforts to keep the shelf registration statement effective for a period of at least two years or such shorter period ending on the earlier of when all of the Notes available for sale thereunder (i) have been sold pursuant thereto and (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof). The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. LONG-TERM DEBT (Continued)

        As of December 31, 2007, the Company is in compliance with all the covenants required under the Notes.

  2007 Senior Secured Credit Facility

        Simultaneously with the closing of the offering of the Notes, the Company entered into a new credit agreement (the "Credit Agreement") with several lenders. The Credit Agreement provides for a senior secured credit facility (the "2007 Senior Secured Credit Facility") consisting of a revolving credit facility, letter of credit sub-facility and swing line facility of up to an aggregate principal amount of $400.0 million, all of which will mature no later than November 29, 2012. The 2007 Senior Secured Credit Facility and the obligations thereunder are secured by substantially all of the assets of the Company and are or will be guaranteed by certain of the Company's existing and future domestic subsidiaries.

        The 2007 Senior Secured Credit Facility replaced the Company's 2005 Senior Secured Credit Facility, which was terminated in connection with the closing of the offering of the Notes.

        The interest rate per annum applicable to amounts borrowed under the 2007 Senior Secured Credit Facility are, at the Company's option, (i) LIBOR plus the applicable margin or (ii) the higher of (x) Bank of America's prime rate and (y) the Federal Funds rate plus 0.5%, plus the applicable margin. The applicable margin for LIBOR loans ranges from 150 to 200 basis points, and the applicable margin for all other loans ranges from 50 to 100 basis points, both of which depend upon the Company's consolidated leverage ratio.

        The 2007 Senior Secured Credit Facility contains certain financial covenants, which, among other things, require the maintenance of a consolidated leverage ratio not to exceed 3.50 to 1.00 and a consolidated interest coverage ratio of not less than 3.00 to 1.00, and limit the Company's capital expenditures to $250.0 million per fiscal year, up to 50% of which amount may be carried over for expenditure in the following fiscal year. Each of the ratios referred to above will be calculated quarterly on a consolidated basis for each trailing four fiscal quarter period. In addition, the 2007 Senior Secured Credit Facility contains certain affirmative and negative covenants, including, without limitation, restrictions on (i) liens; (ii) debt, guarantees and other contingent obligations; (iii) mergers and consolidations; (iv) sales, transfers and other dispositions of property or assets; (v) loans, acquisitions, joint ventures and other investments (with acquisitions permitted so long as, after giving pro forma effect thereto, no default or event of default exists under the 2007 Senior Secured Credit Facility, the consolidated leverage ratio does not exceed 2.75 to 1.00, the Company is in compliance with the consolidated interest coverage ratio and the Company has at least $25 million of availability under the 2007 Senior Secured Credit Facility); (vi) dividends and other distributions to, and redemptions and repurchases from, equity holders; (vii) prepaying, redeeming or repurchasing subordinated (contractually or structurally) debt; (viii) granting negative pledges other than to the lenders; (ix) changes in the nature of the Company's business; (x) amending organizational documents, or amending or otherwise modifying any debt, any related document or any other material agreement if such amendment or modification would have a material adverse effect; and (xi) changes in accounting policies or reporting practices; in each of the foregoing cases, with certain exceptions. Further, the 2007 Senior Secured Credit Facility permits share repurchases up to $200.0 million and provides that share repurchases in excess of $200.0 million can be made only if our debt to capitalization ratio is below 50%.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. LONG-TERM DEBT (Continued)

        As of December 31, 2007, the Company is in compliance with all the covenants required under the 2007 Senior Secured Credit Facility.

        The Company may prepay the 2007 Senior Secured Credit Facility in whole or in part at any time without premium or penalty, subject to certain reimbursements to the lenders for breakage and redeployment costs.

        As of December 31, 2007, the Company had approximately $50.0 million outstanding in borrowings under the revolving portion of the 2007 Senior Secured Credit Facility. The Company also had $61.1 million in committed letters of credit under the facility, and $288.9 million available to borrow under the facility. Under the terms of the agreement, committed letters of credit count against our borrowing capacity under the revolving credit facility. In addition to interest, we also pay a quarterly commitment fee of 0.3% of our available balance under the revolver, and an annual fee for our committed letters of credit equal to 1.5% of the balance of our committed letters of credit.

  Seller Financing Arrangement in Moncla Purchase

        In connection with the acquisition of Moncla (see Note 2—"Acquisitions"), the Company entered into two promissory notes with the sellers. The first is an unsecured note in the amount of $12.5 million, which is due and payable in a lump-sum, together with accrued interest, on October 25, 2009. Interest on this note is due on each anniversary of the closing of the acquisition of Moncla, which was October 25, 2007. The second unsecured note in the amount of $10.0 million is payable in annual installments of $2.0 million, plus accrued interest, beginning October 25, 2008 through 2012. Each of the notes bears interest at the Federal Funds rate, adjusted annually on the anniversary date of the closing date. As of December 31, 2007, the interest rate on these notes was 4.75%.

        The Federal Funds rate does not represent a rate that would have resulted if an independent borrower and an independent lender had negotiated a similar transaction under comparable terms and conditions and is not equal to our incremental borrowing rate. In accordance with APB No. 21, "Interest on Receivables and Payables" ("APB 21") and SFAS 141, we recorded the promissory notes at fair value which resulted in a discount being recorded. The discount will be recognized as interest expense over the life of the promissory notes using the effective interest method.

  2005 Senior Secured Credit Facility

        On July 29, 2005, we entered into a Credit Agreement (the "2005 Senior Secured Credit Facility"). The 2005 Senior Secured Credit Facility consisted of (i) a revolving credit facility of up to an aggregate principal amount of $65.0 million, which was to mature on July 29, 2010; (ii) a senior term loan facility in the original aggregate principal amount of $400.0 million, which was to mature on June 30, 2012; and (iii) a prefunded letter of credit facility in the aggregate amount of $82.3 million, which was to mature on July 29, 2010. The revolving credit facility included a $25.0 million sub-facility for additional letters of credit. The proceeds from the term loan facility, along with cash on hand, were used to redeem or repay our Previous Senior Notes (defined below).

        Borrowings under the 2005 Senior Secured Credit Facility through December 31, 2005 bore interest upon the outstanding principal balance, at the Company's option, at the prime rate plus a margin of 1.75% or a Eurodollar rate plus a margin of 2.75%. These margins were increased on December 31, 2005 by 0.50% and again on June 30, 2006 by 0.50% because the Company did not meet

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. LONG-TERM DEBT (Continued)

certain filing targets for our 2003 Annual Report on Form 10-K. We were also required to pay certain fees in connection with the credit facilities, including a commitment fee as a percentage of aggregate commitments.

        Between November 1, 2005 and July 27, 2007, we amended the 2005 Senior Secured Credit Facility three times in order to, among other things, (i) extend the filing deadlines for our 2006 Annual Report on Form 10-K and quarterly reports for 2005, 2006, and the first two quarters of 2007, (ii) reduce the Eurodollar spreads and commitment fees associated with the term loans under the facility, (iii) increase the limitations on our capital expenditures, (iv) increase the permitted stock repurchase basket under the agreement, (v) increase and subsequently eliminate the permitted acquisitions basket under the agreement, and (vi) eliminate provisions requiring the Company to prepay term loans under the facility with excess cash flow. We paid a total of approximately $1.7 million in fees for these amendments.

        On November 29, 2007, the Company issued the Notes, and used the proceeds to retire the term loan amounts then outstanding under the 2005 Senior Secured Credit Facility. We recognized a loss of approximately $9.6 million upon the extinguishment of the 2005 Senior Secured Credit Facility.

  2003 Senior Secured Credit Facility

        On November 10, 2003, we entered into a Fourth Amended and Restated Credit Agreement (the "2003 Senior Secured Credit Facility"). The 2003 Senior Secured Credit Facility consisted of a $175.0 million revolving loan facility with the entire amount being available for letters of credit. We previously had the right, subject to certain terms and conditions, to increase the total commitment under the facility to $225.0 million if we were unable to obtain additional lending commitments.

        Our failure to file our 2003 Annual Report on Form 10-K on a timely basis violated the covenants of the 2003 Senior Secured Credit Facility. Between March 31, 2004 and July 20, 2005, we amended the terms of the 2003 Senior Secured Credit facility six times to waive the covenants and extend the due date for our 2003 Annual Report on Form 10-K and other filings. During 2005 we paid a total of $1.1 million in fees related to the various amendments to the 2003 Senior Secured Credit Facility. On July 29, 2005, we entered into the 2005 Senior Secured Credit Facility, which replaced the 2003 Senior Secured Credit Facility.

  Previous Senior Notes

        On May 14, 2003, we completed a public offering of $150.0 million of 6.375% Senior Notes due May 1, 2013 (the "6.375% Senior Notes"). The proceeds from the public offering, net of fees and expenses, were used to repay the balance of the revolving loan facility then outstanding under our then-existing credit facility, with the remainder being used for general corporate purposes. The 6.375% Senior Notes required semi-annual interest payments on May 1 and November 1 of each year. Interest of $8.9 million was paid on these notes during 2005.

        On March 6, 2001, we completed a private placement of $175.0 million of 8.375% Senior Notes due March 1, 2008 (the "8.375% Senior Notes"; together with the 6.375% Senior Notes, the "Previous Senior Notes"). The net cash proceeds from the private placement were used to repay all of the remaining balance of prior term loans and a portion of the revolving credit facility then outstanding under our then-existing credit facility. On March 1, 2002, we completed the public offering of an additional $100.0 million of 8.375% Senior Notes. The net cash proceeds were used to repay the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. LONG-TERM DEBT (Continued)

outstanding balance of the revolving loan facility under our then-existing credit facility. The 8.375% Senior Notes required semi-annual interest payments on March 1 and September 1 of each year. Interest of $27.3 million was paid on these notes during 2005.

  Defaults Under Previous Senior Note Indentures and Repayment of Previous Senior Notes

        Our failure to file our 2003 Annual Report on Form 10-K with the SEC and deliver it to the trustee under the indentures for the Previous Senior Notes before March 30, 2004 constituted a default under those indentures. During 2004 and 2005 we amended the terms of each of the indentures three times to waive the covenant non-compliance and extend the due date for our 2003 Annual Report on Form 10-K and other filings. In order to obtain these amendments and consents we incurred costs totaling $9.0 million during 2005. The final amendment to the indentures established due dates of May 31, 2005 for filing our 2003 Annual Report on Form 10-K and of July 31, 2005 for filing our 2004 Annual Report on Form 10-K and 2004 quarterly reports on Form 10-Q. The consents also provided a due date of October 31, 2005 for filing our quarterly reports on Form 10-Q for the first and second quarters of 2005. We failed to meet these deadlines, and on June 6, 2005 the trustee for the Previous Senior Notes sent us notice of the financial reporting violation, which the triggered a 60-day cure period. Due to our failure to cure this default, on September 28, 2005 we received a valid acceleration notice from the trustee for the 6.375% Senior Notes.

        The 6.375% Senior Notes were repaid on October 5, 2005, at a price of 100% of the outstanding principal amount plus accrued and unpaid interest to the repayment date, resulting in a net cash outlay of $154.1 million. We redeemed all $275.0 million outstanding principal amount of the 8.375% Senior Notes on November 8, 2005. The 8.375% Senior Notes were redeemed at a price of 104.188% of the principal amount plus accrued and unpaid interest to the redemption date, for a net cash outlay of $290.9 million. resulting in a loss of $14.1 million. We recognized losses totaling $16.4 million related to these transactions. Proceeds from the 2005 Senior Secured Credit Facility and cash on hand were used to repay the Previous Senior Notes.

  Default Under Lease Agreements

        As discussed in Note 6—"Sale-Leaseback Transactions," we lease certain equipment such as tractors, trailers, frac tanks and forklifts from financial institutions under master lease agreements. Under certain of these master lease agreements, we were required to provide current annual and quarterly financial reports. For certain of these leases, we obtained a series of waivers from the financial institutions regarding the filing of these reports, the last of which allowed us until September 30, 2006 to file an Annual Report on Form 10-K for 2003. Due to our inability to provide audited financial statements for the year ended December 31, 2003 that comply with SEC rules, we are not in compliance with the terms of these equipment leases. We do not intend to seek additional waivers from the financial institutions, and as a result the equipment lessors may demand that the leases be repaid. As of December 31, 2007, no formal demands for repayment had been made by the lessors. As of December 31, 2007, the total amount outstanding under such lease agreements was approximately $2.7 million. We have recorded a current liability of $1.7 million in our consolidated balance sheets as of December 31, 2007, which represents our obligation under these lease agreements that are accounted for as capital leases. The remaining $1.0 million represents the remaining payments under leases with those lessors that we account for as operating leases.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. LONG-TERM DEBT (Continued)

  Long-Term Debt Principal Repayment and Interest Expense

        Presented below is a schedule of the repayment requirements of long-term debt for each of the next five years and thereafter as of December 31, 2007:

Principal Amount of Long-Term Debt
(in thousands)
2008	$2,000
2009	14,500
2010	2,000
2011	2,000
2012	52,000
Thereafter	425,000

Total principal payments	497,500

Less: fair value discount	(322)

Total long-term debt	$497,178

        Presented below is a schedule of our estimated minimum lease payments on our capital lease obligations for the next five years and thereafter as of December 31, 2007:

Capital Lease Obligation Minimum Lease Payments
(in thousands)
2008	$13,142
2009	9,251
2010	6,066
2011	2,950
2012	244
Thereafter	—

Total minimum lease payments	31,653

Less: executory costs	(2,696)

Net minimum lease payments	28,957

Less: amounts representing interest	(2,142)

Present value of minimum lease payments	$26,815

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. LONG-TERM DEBT (Continued)

        Interest expense for the years ended December 31, 2007, 2006 and 2005 consisted of the following:

	Year Ended December 31,
	2007	2006	2005
	(in thousands)
Cash payments	$33,964	$40,290	$39,098
Commitment and agency fees paid	2,232	4,244	14,909
Amortization of discount and premium, net	—	—	(212)
Amortization of debt issuance costs	1,680	1,620	1,351
Settlement of interest rate swaps	2,261	—	—
Net change in accrued interest	1,366	(3,869)	(3,581)
Capitalized interest	(5,296)	(3,358)	(1,266)

Total interest expense	$36,207	$38,927	$50,299

        As of December 31, 2007, the weighted average interest rate of our variable rate debt was 5.9787%.

12. COMMITMENTS AND CONTINGENCIES

        Operating Lease Arrangements.    Key leases certain property and equipment under non-cancelable operating leases that generally expire at various dates through 2020, with varying payment dates throughout each month.

        As of December 31, 2007, the future minimum lease payments under non-cancelable operating leases are as follows (in thousands):

Lease Payments
2008	$7,428
2009	5,569
2010	3,823
2011	1,719
2012	1,540
Thereafter	4,145

$24,224

        Operating lease expense was $16.4 million, $17.0 million and $19.5 million for the years ended December 31, 2007, 2006 and 2005, respectively.

        Litigation in the Normal Course of Business.    Various suits and claims arising in the ordinary course of business are pending against us. Due to locations where we conduct business in the continental United States, we are often subject to jury verdicts and arbitration hearings that result in favor of the plaintiffs. We do not believe that the disposition of any of these items will result in a material adverse impact on our financial position, results of operations or cash flows.

        Gonzales Matter.    In September 2005 a class action lawsuit, Gonzales v. Key Energy Services, Inc., was filed in Ventura County, California Superior Court alleging that Key did not pay its hourly

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12. COMMITMENTS AND CONTINGENCIES (Continued)

employees for travel time between the yard and the wellhead and that certain employees were denied meal and rest periods between shifts. We have recorded a liability for this matter and do not expect that the conclusion of this matter will have a material impact on our financial position, results of operations, or cash flows.

        Litigation with Former Officers and Employees.    We were named in a lawsuit by our former general counsel, Jack D. Loftis, Jr., filed in the U.S. District Court, District of New Jersey on April 21, 2006, in which he alleges a "whistle-blower" claim under the Sarbanes-Oxley Act, breach of contract, breach of good faith and fair dealing, breach of fiduciary duty, and wrongful termination. Mr. Loftis previously filed his "whistle-blower" claim with the Department of Labor ("DOL"), which found that there was no reasonable cause to believe that we violated the Sarbanes-Oxley Act when we terminated Mr. Loftis and dismissed the complaint. On June 28, 2007, the New Jersey District Court transferred the case to the U.S. District Court for the Eastern District of Pennsylvania, where it is pending.

        On July 6, 2007, we delivered a notice to Mr. Loftis, through his counsel, of our intention to treat his termination of employment effective July 8, 2004 as "for cause" under his employment agreement. On August 17, 2007, the Company filed counterclaims against Mr. Loftis alleging attorney malpractice, breach of contract, and breach of fiduciary duties. In its counterclaims, the Company seeks repayment of all severance paid to Mr. Loftis to date (approximately $0.8 million) plus benefits paid during the period July 8, 2004 to September 21, 2004, as well as damages relating to the allegations of malpractice and breach of fiduciary duties. On September 21, 2007, the Company's Board of Directors determined that Mr. Loftis should be terminated "for cause" effective July 8, 2004, and further found that his vested and unvested stock options should be deemed expired.

        On September 3, 2006, our former controller and assistant controller filed a joint complaint against the Company on in 133rd District Court, Harris County, Texas alleging constructive termination and breach of contract. Discovery is now ongoing in this case. Additionally, on January 11, 2008, our former Chief Operating Officer, James Byerlotzer, filed a lawsuit in the 55th District Court, Harris County, Texas, alleging breach of contract based on his inability to exercise his stock options during the period that Key was not current in its SEC filings, and based on Key's failure to provide him shares of restricted stock.

        We are vigorously defending against these claims; however, we cannot predict the outcome of the lawsuits.

        On August 21, 2006, our former chief financial officer, Royce W. Mitchell, filed a suit against the Company in 385th District Court, Midland County, Texas alleging breach of contract with regard to alleged bonuses, benefits, expense reimbursements, conditional stock grants and stock options, as well as relief under theories of quantum meruit, promissory estoppel, and specific performance. On February 15, 2008, the parties settled the matter for $0.5 million, which included reimbursement of expenses and attorneys fees of approximately $0.4 million.

        Shareholder Class Action Suits and Derivative Actions.    Since June 2004, we and certain of our officers and directors were named as a defendant in six class action complaints for alleged violations of federal securities laws, which were filed in federal district court in Texas. These six actions were consolidated into one action. On November 1, 2005, the plaintiffs filed a consolidated amended class action complaint. The complaint was brought on behalf of a class of putative class of purchasers of our securities between April 29, 2003 and June 4, 2004. The complaint generally alleges that we made false

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. COMMITMENTS AND CONTINGENCIES (Continued)

and misleading statements and omitted material information from our public statements and SEC reports during the class period, in violation of the Securities Exchange Act of 1934, including alleged: (i) overstatement of revenues, net income, and earnings per share, (ii) failure to take write-downs of assets, consisting of primarily idle equipment, (iii) failure to amortize the Company's goodwill, (iv) failure to disclose that the Company lacked adequate internal controls and therefore was unable to ascertain the true financial condition of the Company, (v) material inflation of the Company's financial results at all relevant times, (vi) misrepresentation of the value of acquired businesses, and (vii) failure to disclose misappropriation of funds by employees.

        Four shareholder derivative actions were filed by certain of our shareholders, purporting to act on our behalf, asserting various claims against the named officer and director defendants. The derivative actions generally allege the same facts as those in the shareholder class action suits. Those suits also allege breach of fiduciary duty, abuse of control, waste of corporate assets, and unjust enrichment by these defendants.

        On September 7, 2007, we reached agreements in principle to settle all pending securities class action and derivative lawsuits in consideration of payments totaling $16.6 million in exchange for full and complete releases for all defendants, of which Key will be required to pay approximately $1.1 million. Final approval of the settlement of the shareholder and class action claims by the court is anticipated to occur in the first quarter of 2008. We have recorded an appropriate liability for this matter.

        Expired Option Holders.    On September 24, 2007, Belinda Taylor, on behalf of herself and all similarly situated residents of Texas, filed a lawsuit in the 11th Judicial District of Harris County, Texas, alleging that the Company breached its contracts with current and former employees who held vested options that expired between April 28, 2004 and the date that the Company became current in its financial statements (the "Expired Option Holders"). The suit also alleges the Company breached its fiduciary duties and duties of good faith and fair dealing in the pricing of stock options it granted to those Expired Option Holders, based upon the alleged overstatement of assets prior to the Company's restatement. Ms. Taylor amended her lawsuit on September 25, 2007, to include all Expired Option Holders, regardless of residence. The Company has denied the allegations, and does not expect the resolution of this matter to have a material impact on its financial position, results of operations or cash flows.

        Tax Audits.    We are routinely the subject of audits by tax authorities and have received some material assessments from tax auditors. As of December 31, 2007, we have recorded reserves that management feels are appropriate for future potential liabilities as a result of these audits. While we believe we have fully reserved for these assessments, the ultimate amount of settlement can vary from this estimate. In connection with our former Egyptian operations, which terminated in 2005, we are undergoing income tax audits for all periods in which we had operations. As of December 31, 2006 the Company had recorded a liability of approximately $1.1 million relating to open Egyptian tax audits. In the fourth quarter of 2007, the Company reached a preliminary settlement with the Egyptian tax authorities on the 2003 and 2004 tax years, recording a tax benefit of $0.7 million and reducing the tax liability accrued at December 31, 2007 to approximately $0.4 million.

        Self-Insurance Reserves.    We maintain reserves for workers' compensation and vehicle liability on our balance sheet based on our judgment and estimates using an actuarial method based on claims

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. COMMITMENTS AND CONTINGENCIES (Continued)

incurred. We estimate general liability claims on a case-by-case basis. We maintain insurance policies for workers' compensation, vehicle liability and general liability claims. These insurance policies carry self-insured retention limits or deductibles on a per occurrence basis. The retention limits or deductibles are accounted for in our accrual process for all workers' compensation, vehicular liability and general liability claims. As of December 31, 2007 and December 31, 2006, we have recorded $69.0 million and $69.0 million, respectively, of self-insurance reserves related to workers' compensation, vehicular liabilities and general liability claims. Partially offsetting these liabilities, we had approximately $8.1 million and $5.7 million of insurance receivables as of December 31, 2007 and 2006, respectively.

        Environmental Remediation Liabilities.    For environmental reserve matters, including remediation efforts for current locations and those relating to previously-disposed properties, we record liabilities when our remediation efforts are probable and the costs to conduct such remediation efforts are reasonably estimated. Environmental reserves do not reflect management's assessment of the insurance coverage that may apply to these matters at issue, if such coverage is available, whereas our litigation reserves do reflect the application of our insurance coverage. As of December 31, 2007 and December 31, 2006, we have recorded $3.1 million and $4.6 million, respectively, for our environmental remediation liabilities.

        We provide performance bonds to provide financial surety assurances for the remediation and maintenance of our SWD properties to comply with environmental protection standards. Costs for SWD properties may be mandatory (to comply with applicable laws and regulations), in the future (required to divest or cease operations), or for optimization (to improve operations, but not for safety or regulatory compliance).

        Argentina Payroll Matters.    Our Argentinean subsidiary, Key Energy Services S.A., had previously underpaid social security contributions to the Administración Federal de Ingressos Públicos ("AFIP") as a result of applying an incorrect rate in the calculation of our obligations. Additionally, we also underpaid AFIP as a result of our incorrect use of food stamp equivalents provided to employees as compensation. The correct amounts have been reflected in these financial statements. On May 31, 2007 we paid AFIP $3.5 million, representing the cumulative amount of underpayment and interest. As a result of our underpayment, AFIP has imposed fines and penalties against us and has begun an audit of our filings made to them in prior years. We have recorded an appropriate liability for this matter and do not expect the ultimate resolution of this matter to have a material impact to our financial position, results of operations or cash flows.

13. FOREIGN CURRENCY TRANSLATION

        The local currency is the functional currency for our operations in Argentina, Mexico and Canada. The cumulative translation gains and losses resulting from translating each foreign subsidiary's financial statements from the functional currency to U.S. dollars are included in other comprehensive income and accumulated in stockholders' equity until a partial or complete sale or liquidation of our net investment in the foreign entity. The table below summarizes the conversion ratios used to translate the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. FOREIGN CURRENCY TRANSLATION (Continued)

financial statements and the cumulative currency translation gains and losses, net of tax, for each of our foreign subsidiaries:

	Argentina	Mexico	Canada(1)	Total
	(in thousands, except for conversion ratios)
As of December 31, 2007:
Conversion ratio	3.15 : 1	10.92 : 1	0.98 : 1	n/a
Cumulative translation adjustment	$(38,181)	$(143)	$365	$(37,959)
As of December 31, 2006:
Conversion ratio	3.1 : 1	n/a	1.17 : 1	n/a
Cumulative translation adjustment	$(36,896)	$—	$218	$(36,678)

(1)
Foreign currency translation gains for Canada include translation gains related to the acquisition of AMI and the Company's equity-method investment in IROC Systems Corp.

14. EMPLOYEE BENEFIT PLANS

        We maintain a 401(k) plan as part of our employee benefits package. We match 100% of employee contributions up to 4% of the employee's salary into our 401(k) plan, subject to maximums of $9,000, $8,800 and $8,400 for the years ended December 31, 2007, 2006 and 2005, respectively. Our matching contributions were $10.2 million, $7.4 million and $5.8 million for the years ended December 31, 2007, 2006 and 2005, respectively.

        Effective January 1, 2006, we no longer offered participants the option to purchase units of company stock through a 401(k) plan fund. We discontinued this option for participants and transferred all units of Key stock into another 401(k) plan fund, which did not affect the ability of plan participants to manage these contributions.

15. STOCKHOLDERS' EQUITY

Common Stock

        On December 31, 2007, we had 200,000,000 shares of common stock authorized with a $0.10 par value; 131,142,905 of these shares of common stock were issued and outstanding, and no dividends had been issued. On December 31, 2006, we had 200,000,000 shares of common stock authorized with a $0.10 par value; 131,624,038 of these shares of common stock were issued and outstanding, and no dividends had been issued. Under the terms of the Notes and 2007 Senior Secured Credit Facility, we must meet certain financial covenants before we may pay dividends. We currently do not intend to pay dividends.

        Share Repurchase Program.    On October 26, 2007, the Company's Board of Directors authorized a share repurchase program, in which the Company may spend up to $300.0 million to repurchase shares of its common stock on the open market. The program expires at the end of the first quarter of 2009. In 2007, the Company repurchased an aggregate of 2,341,400 shares at a total cost of approximately $32.2 million, which represents the fair market value of the shares based on the price of the Company's stock on the dates of purchase.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. STOCKHOLDERS' EQUITY (Continued)

        Tax Withholding.    In June 2006, the Company began purchasing shares of restricted common stock that had been previously granted to certain of the Company's executive officers, pursuant to an agreement under which those individuals were permitted to sell shares back to the Company in order to satisfy the minimum income tax withholding requirements related to vesting of these grants. We repurchased a total of 72,847 and 80,835 shares for an aggregate cost of $1.3 million and $1.2 million during 2007 and 2006, respectively, which represented the fair market value of the shares based on the price of the Company's stock on the dates of purchase.

        Through December 31, 2007, under the share repurchase program, tax withholdings and share acquisitions in prior years, we have repurchased approximately 2.9 million shares of our common stock, at an aggregate cost of $44.3 million.

Common Stock Warrants

        In January 1999, we issued 150,000 Warrants that were exercisable for an aggregate of approximately 2.2 million shares of the Company's common stock at an exercise price of $4.88125 per underlying share. The Warrants were recorded at their fair value on the date of issuance as a component of stockholders' equity. During the fourth quarter of 2007, 2,500 Warrants were exercised for 23,226 shares of our common stock. These exercises were made under the "cashless" exercise provisions of the Warrants. At December 31, 2007, 85,000 warrants remained outstanding and were exercisable for approximately 1.2 million shares of our common stock. The Warrants expire on January 15, 2009.

        Under the terms of the Warrants, we are required to maintain an effective registration statement covering the shares of common stock issuable upon exercise. If we are unable to maintain an effective registration statement, we are required to pay liquidated damages for periods in which an effective registration statement is not maintained. We were unable to maintain an effective registration statement due to our past inability to timely file our required periodic reports with the SEC and we have not filed a new registration statement. As a result, we paid liquidated damages of $0.9 million, $0.9 million and $0.7 million for the years ended December 31, 2007, 2006 and 2005, respectively.

16. EQUITY-BASED COMPENSATION

        1997 Incentive Plan.    On January 13, 1998, Key's shareholders approved the Key Energy Group, Inc. 1997 Incentive Plan, as amended (the "1997 Incentive Plan"). The 1997 Incentive Plan is an amendment and restatement of the plans formerly known as the Key Energy Group, Inc. 1995 Stock Option Plan and the Key Energy Group, Inc. 1995 Outside Directors Stock Option Plan. On November 17, 2007, the 1997 Incentive Plan terminated pursuant to its terms.

        Under the 1997 Incentive Plan, Key was allowed to grant the following awards to certain key employees, directors who are not employees ("Outside Directors") and consultants of Key, our controlled subsidiaries, and our parent corporation, if any: (i) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii)"nonstatutory" stock options ("NSOs"), (iii) stock appreciation rights ("SARs"), (iv) shares of restricted stock, (v) performance shares and performance units, (vi) other stock-based awards and (vii) supplemental tax bonuses. The number and kind of securities that were issued under the 1997 Incentive Plan and pursuant to then-outstanding incentive awards are subject to adjustments to prevent

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16. EQUITY-BASED COMPENSATION (Continued)

enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, reorganization or similar transactions.

        The exercise price of options granted under the 1997 Incentive Plan is at or above the fair market value per share on the date the options are granted. Under the 1997 Incentive Plan, while the shares of common stock are listed on a securities exchange, fair market value was determined using the closing sales price on the immediate preceding business day as reported on such securities exchange.

        When the shares were not listed on an exchange, which includes the period from April 2005 through October 2007, the fair market value was determined by using the published closing price of the common stock on the Pink Sheets on the business day immediately preceding the date of grant.

        The exercise of NSOs results in a U.S. tax deduction to us equal to the difference between the exercise price and the market price at the exercise date.

        During the period 2000-2001, the Board of Directors granted 3.7 million stock options that were outside the 1997 Incentive Plan, of which 180,000 remained outstanding as of December 31, 2007. The 3.7 million non-plan options were in addition to and do not include other options which were granted under the 1997 Incentive Plan, but not in conformity with certain of the terms of the 1997 Incentive Plan.

        2007 Incentive Plan.    On December 6, 2007, the Company's shareholders approved its 2007 Equity and Cash Incentive Plan (the "2007 Incentive Plan"). The 2007 Incentive Plan will be administered by the Board or a committee designated by the Board (the "Committee"). While the Company is a publicly traded company, the Committee may consist solely of two or more members of the Board who qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and as "non-employee directors" under Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934. The Board or the Committee (the "Administrator") will have the power and authority to select Participants (as defined below) in the 2007 Incentive Plan and to grant Awards (as defined below) to such Participants pursuant to the terms of the 2007 Incentive Plan.

        Subject to adjustment, the total number of shares of the Company's common stock, par value $0.10 per share, that will be available for the grant of Awards under the 2007 Incentive Plan may not exceed 4,000,000 shares; however, for purposes of this limitation, any stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization will again become available for issuance under the 2007 Incentive Plan. Subject to adjustment, no Participant will be granted, during any one year period, options to purchase common stock and/or stock appreciation rights with respect to more than 500,000 shares of common stock. Stock available for distribution under the 2007 Incentive Plan will come from authorized and unissued shares or shares reacquired by the Company in any manner.

        Awards may be in the form of options (incentive stock options and nonstatutory stock options), restricted stock, restricted stock units, performance compensation awards and stock appreciation rights (collectively, "Awards"). Awards may be granted to employees, directors and, in some cases, consultants and those individuals whom the Administrator determines are reasonably expected to become employees, directors or consultants following the grant date of the Award ("Participants"). However, incentive stock options may be granted only to employees.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. EQUITY-BASED COMPENSATION (Continued)

        The 2007 Incentive Plan provides that in the event of certain corporate events or changes in the Company's common stock, Awards and the maximum number of shares subject to all Awards under the 2007 Incentive Plan and the maximum number of shares that can be awarded to any one person will be adjusted to reflect such event. Any such adjustment made to an incentive stock option will be made in accordance with Section 424(a) of the Code and any such adjustment made to a nonstatutory option will be made so as not to violate Section 409A of the Code.

        In the event of a Change in Control (as defined in the 2007 Incentive Plan), unless otherwise provided in an Award agreement, all options and stock appreciation rights will become immediately exercisable with respect to 100% of the shares subject to such option or stock appreciation rights, and the restrictions will expire immediately with respect to 100% of shares of restricted stock or restricted stock units subject to such Award (including a waiver of any applicable performance goals). In addition, unless otherwise provided in an Award agreement, all incomplete performance periods in respect of a performance compensation award will end upon the Change in Control, and the Administrator will (a) determine the extent to which performance goals with respect to each such performance period have been met, (b) cause to be paid to the applicable participant partial or full performance compensation awards with respect to performance goals for each such performance period based upon the Administrator's determination of the degree of attainment of performance goals and (c) cause the Award, if previously deferred, to be settled in full as soon as possible. Further, in the event of a Change in Control, the Administrator may in its discretion and upon advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of the Company's common stock received or to be received by other shareholders of the Company in the event.

        Upon exercise, payment or delivery pursuant to an Award, the participant will be required to certify that the participant has not engaged in any Detrimental Activity (as defined in the 2007 Incentive Plan). Subject to the terms of the applicable Award agreement, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the participant engages in any Detrimental Activity. If a participant engages in Detrimental Activity after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the participant, such exercise, payment or delivery may be rescinded within one year thereafter. In the event of any such rescission, the participant will pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company.

        The Board at any time, and from time to time, may amend or terminate the 2007 Incentive Plan. However, except as provided otherwise in the 2007 Incentive Plan, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. As of December 31, 2007, no Awards had been granted under the 2007 Incentive Plan.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. EQUITY-BASED COMPENSATION (Continued)

Stock Option Awards

        Stock option awards granted under the 1997 Incentive Plan have a maximum contractual term of ten years from the date of grant. Shares issuable upon exercise of a stock option are issued from authorized, but unissued shares of the Company's common stock. The following table summarizes the stock option activity related to the 1997 Incentive Plan and the options granted outside the 1997 Incentive Plan, of which 180,000 were outstanding as of December 31, 2007 (shares in thousands):

	Year Ended December 31, 2007
	Options	Weighted Average Exercise Price	Weighted Average Fair Value
Outstanding at beginning of period	5,829	$9.46	$4.94
Granted	1,195	$14.41	$5.98
Exercised	(1,592)	$8.45	$4.58
Cancelled or expired	(838)	$10.36	$5.03

Outstanding at end of period	4,594	$11.01	$5.32

Exercisable at end of period	2,615	$8.34	$4.47

	Year Ended December 31, 2006
	Options	Weighted Average Exercise Price	Weighted Average Fair Value
Outstanding at beginning of period	9,275	$8.68	$4.79
Granted	833	$15.03	$7.21
Exercised	—	$—	$—
Cancelled or expired(1)	(4,279)	$8.86	$5.06

Outstanding at end of period	5,829	$9.46	$4.94

Exercisable at end of period	4,791	$8.42	$4.51

	Year Ended December 31, 2005
	Options	Weighted Average Exercise Price	Weighted Average Fair Value
Outstanding at beginning of period	10,408	$8.47	$4.77
Granted	385	$12.20	$6.09
Exercised	—	$—	$—
Cancelled or expired	(1,518)	$8.16	$4.97

Outstanding at end of period	9,275	$8.68	$4.79

Exercisable at end of period	8,628	$8.49	$4.75

    (1)
    Cancelled/expired options in 2006 include approximately 3.9 million options previously held by our former chief executive officer, which were cancelled in connection with his termination.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. EQUITY-BASED COMPENSATION (Continued)

        The following table summarizes information about the stock options outstanding at December 31, 2007 (shares in thousands):

	Options Outstanding
	Weighted Average Remaining Contractual Life (Years)	Number of Options Outstanding	Weighted Average Exercise Price	Weighted Average Fair Value
Range of Exercise Prices:
$ 3.00 - $ 7.44	1.46	749	$4.80	$3.42
$ 7.45 - $ 9.37	3.45	980	$8.34	$4.82
$ 9.38 - $13.10	6.40	933	$11.27	$4.98
$13.11 - $14.70	9.56	1,196	$14.31	$5.98
$14.71 - $18.90	8.26	736	$15.20	$7.26

		4,594	$11.01	$5.32

Aggregate intrinsic value (in thousands)		$16,153

	Options Exercisable
	Number of Options Outstanding	Weighted Average Exercise Price	Weighted Average Fair Value
Range of Exercise Prices:
$ 3.00 - $ 7.44	749	$4.80	$3.42
$ 7.45 - $ 9.37	958	$8.35	$4.84
$ 9.38 - $13.10	882	$9.49	$4.88
$13.11 - $14.51	26	$14.29	$7.07

	2,615	$8.34	$4.47

Aggregate intrinsic value (in thousands)	$15,992

        The total fair value of stock options granted during the years ended December 31, 2007, 2006 and 2005 was $7.1 million, $6.0 million and $2.3 million, respectively. For the year ended December 31, 2007, the Company recognized approximately $3.5 million in pre-tax expense related to stock options. For unvested stock option awards outstanding as of December 31, 2007, we expect to recognize approximately $7.3 million of compensation expense over a weighted average remaining vesting period of approximately 0.58 years. Tax benefits of $0.7 million were recognized for the year ended December 31, 2007 related to stock options.

Common Stock Awards

        In June 2005 we began granting shares of common stock to our outside directors and certain employees. Common stock awards granted to our outside directors vest immediately, while those granted to our employees vest ratably over a three-year period and are subject to forfeiture. The total fair market value of all common stock awards granted during the years ended December 31, 2007, 2006 and 2005 was $4.7 million, $5.9 million and $6.5 million, respectively.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. EQUITY-BASED COMPENSATION (Continued)

        Pursuant to the agreement under which they are issued common stock awards, recipients of those awards may have shares withheld in order to satisfy those individuals' income tax obligations associated with the vesting of the awards granted to them. Shares withheld for tax withholding purposes totaled 72,847 and 80,835 for the years ended December 31, 2007 and 2006, respectively, with aggregate repurchase values of $1.3 million and $1.2 million, respectively. In connection with a vesting in June of 2006, one of the recipients was permitted to have an amount withheld that was in excess of the required minimum withholding under current tax law. Under SFAS 123(R), we are required to account for this grant as a liability award. Compensation expense for this award during the years ended December 31, 2007, 2006 and 2005 was $0.1 million, $0.2 million and $0.1 million, respectively.

        The following table summarizes information for the years ended December 31, 2007, 2006 and 2005 about the common share awards that have been issued by the Company (shares in thousands):

	Year Ended December 31, 2007
	Outstanding	Weighted Average Issuance Price	Vested	Weighted Average Issuance Price
Shares at beginning of year	833	$13.69	258	$12.44
Shares issued during year(1)	318	$14.87	54	$17.48
Previously issued shares vesting during year	—	$—	239	$13.87
Shares repurchased during year	(73)	$14.05	(73)	$14.05

Shares at end of year	1,078	$14.01	478	$13.48

	Year Ended December 31, 2006
	Outstanding	Weighted Average Issuance Price	Vested	Weighted Average Issuance Price
Shares at beginning of year	543	$11.90	43	$11.90
Shares issued during year(1)	371	$15.92	46	$14.95
Previously issued shares vesting during year	—	$—	250	$11.90
Shares repurchased during year	(81)	$11.90	(81)	$11.90

Shares at end of year	833	$13.69	258	$12.44

	Year Ended December 31, 2005
	Outstanding	Weighted Average Issuance Price	Vested	Weighted Average Issuance Price
Shares at beginning of year	—	$—	—	$—
Shares issued during year(1)	543	$11.90	43	$11.90
Previously issued shares vesting during year	—	$—	—	$—
Shares repurchased during year	—	$—	—	$—

Shares at end of year	543	$11.90	43	$11.90

(1)
Shares of common stock issued to our non-employee directors vest immediately upon issuance.

        For common stock grants that vest immediately upon issuance, we record expense equal to the fair market value of the shares on the date of grant. For common stock awards that do not immediately

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. EQUITY-BASED COMPENSATION (Continued)

vest, we recognize compensation expense ratably over the vesting period of the grant, net of estimated and actual forfeitures. For the years ended December 31, 2007, 2006 and 2005, we recognized $5.6 million, $3.6 million and $2.5 million, respectively, of pre-tax expense associated with common stock awards, net of estimated and actual forfeitures. In connection with the expense related to common stock awards recognized during the year ended December 31, 2007, we recognized tax benefits of approximately $1.2 million. For the unvested common stock awards outstanding as of December 31, 2007, the Company anticipates that it will recognize approximately $5.2 million of pre-tax expense over the next 0.65 years.

Phantom Share Plan

        In December 2006, we announced the implementation of a "Phantom Share Plan," in which certain of our employees were granted "Phantom Shares." The Phantom Shares vest ratably over a four-year period and convey the right to the grantee to receive a cash payment on the anniversary date of the grant equal to the fair market value of the Phantom Shares vesting on that date. Grantees are not permitted to defer this payment to a later date. The Phantom Shares are a "liability" type award under SFAS 123(R), and we account for these awards at fair value. We recognize compensation expense related to the Phantom Shares based on the change in the fair value of the awards during the period and the percentage of the service requirement that has been performed, net of estimated and actual forfeitures, with an offsetting liability recorded on our consolidated balance sheets. During 2007, we recognized approximately $3.3 million of pre-tax compensation expense associated with the Phantom Shares. As of December 31, 2007, we recorded current and non-current liabilities of $2.4 million and $0.9 million, respectively, which represented the aggregate fair value of the Phantom Shares on that date. As of December 31, 2006, the amount of compensation expense and liabilities recorded related to the Phantom Share Plan in our consolidated financial statements were not material.

        We recognized income tax benefits associated with the Phantom Shares of $1.3 million in 2007. For unvested Phantom Share awards outstanding as of December 31, 2007, we expect to recognize approximately $3.4 million of compensation expense over a weighted average remaining vesting period of approximately 1.5 years. The first payout under the Phantom Share Plan was made in January 2008, at which time we paid approximately $1.6 million in cash to the holders of Phantom Shares that vested in December 2007.

Stock Appreciation Rights

        In August 2007, the Company issued approximately 587,000 stock appreciation rights ("SARs") to its executive officers. Each SAR has a ten-year term from the date of grant and vests in equal annual installments on the first, second and third anniversaries of the date of grant. Upon the exercise of a SAR, the recipient will receive an amount equal to the difference between the exercise price and the fair market value of a share of the Company's common stock on the date of exercise, multiplied by the number of shares of common stock for which the SAR was exercised. All payments will be made in shares of the Company's common stock. Prior to exercise, the SAR does not entitle the recipient to receive any shares of the Company's common stock and does not provide the recipient with any voting or other stockholders' rights. The Company accounts for these SARs as equity awards under SFAS 123(R) and recognizes compensation expense ratably over the vesting period of the SAR based on their fair value on the date of issuance, net of estimated and actual forfeitures.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. EQUITY-BASED COMPENSATION (Continued)

        Compensation expense recognized in 2007 in connection with the SARs was approximately $0.6 million. Income tax benefits of approximately $0.2 million were recognized by the Company in connection with this expense. For the unvested SARs outstanding as of December 31, 2007, the Company anticipates that it will recognize approximately $2.8 million of expense over the next 1.6 years.

Valuation Assumptions on Stock Options and Stock Appreciation Rights

        The fair value of each stock option grant or SAR was estimated on the date of grant using the Black-Scholes option-pricing model, based on the following weighted-average assumptions:

	Year Ended December 31,
	2007	2006	2005
Risk-free interest rate	4.41%	4.70%	3.80%
Expected life of options, years	6	6	6
Expected volatility of the Company's stock price	39.49%	48.80%	53.85%
Expected dividends	none	none	none

17. TRANSACTIONS WITH RELATED PARTIES

Employee Loans and Advances

        From time to time and continuing in the comparative periods contained in this report, we have made certain retention loans and relocation loans to employees other than executive officers. The retention loans are forgiven over various time periods so long as the employee continues employment at the Company. The relocation loans are repaid upon the employee selling his prior residence. As of December 31, 2007, these loans, in the aggregate, total approximately $0.2 million. Of this amount, less than $0.1 million were made to former officers of the Company, with the remainder being made to current employees of the Company.

Seller Financing Arrangement Associated with Moncla Acquisition

        In connection with the acquisition of Moncla (see Note 2—"Acquisitions"), the Company entered into two promissory notes payable agreement with the seller, who, subsequent to the acquisition, became an officer of the Company. The first is an unsecured note in the amount of $12.5 million, which is due and payable in a lump-sum, together with accrued interest, on October 25, 2009. Interest on this note is payable on each anniversary of the closing of the acquisition of Moncla, which was October 25, 2007. The second unsecured note in the amount of $10.0 million is payable in annual installments of $2.0 million, plus accrued interest, beginning October 25, 2008 through 2012. Each of the notes bears interest at the Federal Funds rate adjusted annually on the anniversary date of the closing date.

        The Federal Funds rate does not represent a rate that would have resulted if an independent borrower and an independent lender had negotiated a similar transaction under comparable terms and conditions and is not equal to our incremental borrowing rate. In accordance with APB 21 and SFAS 141, we recorded the promissory notes at fair value which resulted in a discount being recorded.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. TRANSACTIONS WITH RELATED PARTIES (Continued)

The discount will be recognized as interest expense over the life of the promissory notes using the effective interest method.

Board of Director Relationship with Customer

        In October 2007, we added a member to the Company's Board of Directors who is the Senior Vice President, General Counsel and Chief Administrative Officer of Anadarko Petroleum Corporation ("Anadarko"), which is one of our customers. Sales to Anadarko comprised less than 2% of our total revenues for the year ended December 31, 2007. Transactions with Anadarko for our services are made at market prices.

18. SEGMENT INFORMATION

        For 2007, our reportable operating business segments are well servicing, pressure pumping and fishing and rental. We evaluate the performance of our operating segments based on revenue and EBITDA, which is a non-GAAP measure and not disclosed below.

        Well Servicing.    These operations provide a full range of well services, including rig-based services, oilfield transportation services, cased-hole wireline services and other ancillary oilfield services necessary to complete, maintain and workover oil and natural gas producing wells. Our Argentina and Mexico operations are included in our well servicing segment. We aggregate our operating divisions engaged in well servicing activities into our well servicing reportable segment.

        Pressure Pumping.    These operations provide well stimulation and cementing services. Stimulation includes fracturing, nitrogen services and acidizing services and is used to enhance the production of oil and natural gas wells from formations which exhibit a restricted flow of oil and / or natural gas. Cementing services include pumping cement into a well between the casing and the wellbore.

        Fishing and Rental.    These operations provide services that include "fishing" to recover lost or stuck equipment in a wellbore through the use of "fishing tools." In addition, this segment offers a full line of services and rental equipment designed for use both onshore and offshore for drilling and workover services and includes an inventory consisting of tubulars, handling tools, pressure-control equipment and power swivels.

        Corporate / Other.    We apply the provisions of EITF 04-10 for our segment reporting. Under the provisions of EITF 04-10, operating segments that do not individually meet the aggregation criteria described in SFAS 131 may be combined with other operating segments that do not individually meet the aggregation criteria to form a separate reportable segment. We have combined all of our operating segments that do not individually meet the aggregation criteria established in SFAS 131 to form the "Corporate and Other" segment for our segment reporting. Corporate expenses include general expenses associated with managing all reportable operating segments. Corporate assets consist principally of cash and cash equivalents, short-term investments, deferred financing costs, investments in

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. SEGMENT INFORMATION (Continued)

subsidiaries, accounts and notes receivable from subsidiaries, the Company's investment in IROC Services Corp., and deferred income tax assets.

	Well Servicing	Pressure Pumping	Fishing and Rental	Corporate / Other	Discontinued Operations	Eliminations	Total
	(in thousands)
As of and for the year ended December 31, 2007:
Operating revenues	$1,264,797	$299,348	$97,867	$—	$—	$—	$1,662,012
Gross margin	526,103	109,703	40,592	—	—	—	676,398
Depreciation and amortization	90,274	16,854	8,742	13,753	—	—	129,623
Interest expense	(712)	(1,048)	(493)	38,708	—	(248)	36,207
Net income (loss)	360,617	83,785	22,028	(297,141)	—	—	169,289
Property and equipment, net	693,804	133,903	48,703	34,798	—	—	911,208
Total assets	1,500,913	247,018	89,802	402,513	—	(381,169)	1,859,077
Capital expenditures, excluding acquisitions	(135,336)	(51,115)	(19,811)	(6,298)	—	—	(212,560)

	Well Servicing	Pressure Pumping	Fishing and Rental	Corporate / Other	Discontinued Operations	Eliminations	Total
	(in thousands)
As of and for the year ended December 31, 2006:
Operating revenues	$1,201,228	$247,489	$97,460	$—	$—	$—	$1,546,177
Gross margin	476,220	109,112	40,243	—	—	—	625,575
Depreciation and amortization	95,673	12,416	6,787	11,135	—	—	126,011
Interest expense	(615)	(600)	(98)	40,240	—	—	38,927
Net income (loss)	311,339	88,070	22,860	(251,236)	—	—	171,033
Property and equipment, net	531,685	97,372	35,971	29,263	—	—	694,291
Total assets	1,022,898	190,704	79,364	206,622	—	41,810	1,541,398
Capital expenditures, excluding acquisitions	(143,080)	(35,513)	(12,953)	(4,284)	—	—	(195,830)

	Well Servicing	Pressure Pumping	Fishing and Rental	Corporate / Other	Discontinued Operations	Eliminations	Total
	(in thousands)
As of and for the year ended December 31, 2005:
Operating revenues	$956,457	$152,320	$81,667	$—	$—	$—	$1,190,444
Gross margin	322,414	60,019	27,768	—	—	—	410,201
Depreciation and amortization	85,772	8,785	6,024	11,307	—	—	111,888
Interest expense	86	(328)	35	50,506	—	—	50,299
Net income (loss)	175,576	51,661	14,926	(193,085)	(3,361)	—	45,717
Property and equipment, net	479,972	71,688	27,214	31,467	—	—	610,341
Total assets	919,887	151,683	67,082	450,709	658	(260,775)	1,329,244
Capital expenditures, excluding acquisitions	(79,410)	(27,258)	(4,070)	(7,408)	—	—	(118,146)

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. SEGMENT INFORMATION (Continued)

        The following table presents information related to our foreign operations (in thousands of U.S. Dollars):

	Argentina	Mexico	Canada	Total Foreign
As of and for the year ended December 31, 2007:
Operating revenues	$93,925	$8,956	$2,938	$105,819
Total assets	82,550	12,870	8,876	104,296
As of and for the year ended December 31, 2006:
Operating revenues	$78,321	$—	$—	$78,321
Total assets	77,878	—	—	77,878
As of and for the year ended December 31, 2005:
Operating revenues	$68,183	$—	$—	$68,183
Total assets	58,816	—	—	58,816

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. UNAUDITED SUPPLEMENTARY INFORMATION—QUARTERLY RESULTS OF OPERATIONS

        Set forth below is unaudited summarized quarterly information for the two most recent years covered by these consolidated financial statements (in thousands, except for per share data):

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter(2)
Year Ended December 31, 2007:
Revenues	$408,919	$410,511	$413,967	$428,615
Gross margin	173,406	172,288	156,485	174,219
Income before income taxes	84,694	78,471	59,832	52,943
Net income	52,190	48,136	35,896	33,067
Earnings per share(1):
Basic	$0.40	$0.37	$0.27	$0.25
Diluted	$0.39	$0.36	$0.27	$0.25

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year Ended December 31, 2006:
Revenues	$347,958	$372,036	$417,600	$408,583
Gross margin	129,336	151,975	180,199	164,065
Income before income taxes	48,430	63,920	98,822	63,308
Net income	30,063	39,582	60,885	40,503
Earnings per share(1):
Basic	$0.23	$0.30	$0.46	$0.31
Diluted	$0.22	$0.29	$0.45	$0.31

(1)
Quarterly earnings per common share are based on the weighted average number of shares outstanding during the quarter, and the sum of the quarters may not equal annual earnings per common share.

(2)
Revenues, gross margins, income before income taxes, net income and earnings per share were impacted in the fourth quarter of 2007 due to the acquisitions of Moncla, Kings and AMI. See Note 2—"Acquisitions."

20. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

        The Notes are guaranteed by virtually all of our domestic subsidiaries, all of which are wholly-owned. The guarantees were joint and several, full, complete and unconditional. There were no restrictions on the ability of subsidiary guarantors to transfer funds to the parent company.

        As a result of these guarantee arrangements, we are required to present the following condensed consolidating financial information pursuant to SEC Regulation S-X Rule 3-10, "Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered."

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET

	December 31, 2007
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Assets:
Current assets	$39,501	$378,865	$69,499	$—	$487,865
Net property and equipment	—	880,907	30,301	—	911,208
Goodwill	—	373,283	5,267	—	378,550
Deferred costs, net	12,117	—	—	—	12,117
Intercompany receivables and investments in subsidiaries	1,557,993	175,461	—	(1,733,454)	—
Other assets	11,217	52,074	6,046	—	69,337

TOTAL ASSETS	$1,620,828	$1,860,590	$111,113	$(1,733,454)	$1,859,077

Liabilities and equity:
Current liabilities	$17,278	$192,222	$25,297	$—	$234,797
Long-term debt	475,000	—	—	—	475,000
Capital lease obligations	—	15,998	116	—	16,114
Long-term notes payable— related party	—	20,500	—	—	20,500
Intercompany payables	78,660	1,489,377	24,408	(1,592,445)	—
Deferred tax liabilities	157,759	(79)	2,388	—	160,068
Other long-term liabilities	3,133	60,216	251	—	63,600
Stockholders' equity	888,998	82,356	58,653	(141,009)	888,998

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,620,828	$1,860,590	$111,113	$(1,733,454)	$1,859,077

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

	Year Ended December 31, 2007
	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Revenues	$—	$1,561,059	$105,819	$(4,866)	1,662,012
Costs and expenses:
Direct expenses	—	906,254	82,980	(3,620)	985,614
Depreciation and amortization	—	123,821	5,802	—	129,623
General and administrative	1,693	216,959	11,935	(191)	230,396
Interest expense, net of amounts capitalized	38,866	(3,134)	723	(248)	36,207
Loss on early extinguishment of debt	9,557	—	—	—	9,557
Other, net	(449)	(5,850)	1,781	(807)	(5,325)

Total costs and expenses, net	49,667	1,238,050	103,221	(4,866)	1,386,072

(Loss) income before income taxes	(49,667)	323,009	2,598	—	275,940
Income tax (expense) benefit	(105,928)	934	(1,774)	—	(106,768)
Minority interest	—	—	117	—	117

NET (LOSS) INCOME	$(155,595)	$323,943	$941	$—	$169,289

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

	Year Ended December 31, 2007
	Parent Company	Guarantor Subsidiaries	Non-guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Net cash provided by operating activities	$(3,401)	$264,275	$(10,955)	$—	$249,919
Net cash used in investing activities	(473,412)	(732,359)	(5,160)	908,084	(302,847)
Net cash provided by financing activities	476,813	429,809	24,702	(908,084)	23,240
Effect of exchange rates on cash	—	—	(184)	—	(184)

Net (decrease) increase in cash	—	(38,275)	8,403	—	(29,872)

Cash at beginning of period	—	84,633	3,742	—	88,375

Cash at end of period	$—	$46,358	$12,145	$—	$58,503

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders of
Key Energy Services, Inc.

        We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the consolidated financial statements of Key Energy Services, Inc. and Subsidiaries referred to in our report dated February 26, 2008, which is included elsewhere herein. Our report on the consolidated financial statements includes explanatory paragraphs, which discuss the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payments, Financial Accounting Standards Interpretation No. 48, Accounting for Uncertainty in Income Taxes, and FSP EITF 00-19-2, Accounting for Registration Payment Arrangements. Our audits of the basic financial statements included the accompanying financial statement schedule, which is the responsibility of the Company's management. In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/  GRANT THORNTON LLP
Houston, Texas
February 26, 2008

Key Energy Services, Inc. and Subsidiaries

Schedule II—Valuation and Qualifying Accounts

(in thousands)

		Additions
	Balance at Beginning of Period	Charged to Expense	Charged to Other Accounts	Acquisitions	Deductions	Balance at End of Period
Allowance for doubtful accounts:
As of December 31, 2007	$12,998	$3,675	$—	$1,251	$(4,423)	$13,501
As of December 31, 2006	10,843	1,854	301	—	—	12,998
As of December 31, 2005	8,990	1,853	—	—	—	10,843

Key Energy Services, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$45,459	$58,503
Short-term investments	8	276
Accounts receivable, net of allowance for doubtful accounts of $12,615 and $13,501 at June 30, 2008 and December 31, 2007, respectively	395,079	343,408
Inventories	28,478	22,849
Prepaid expenses	9,906	12,997
Deferred tax assets	28,645	27,676
Income taxes receivable	947	15,796
Other current assets	6,117	6,360

Total current assets	514,639	487,865

Property and equipment, gross	1,695,243	1,595,225
Accumulated depreciation	(748,338)	(684,017)

Property and equipment, net	946,905	911,208

Goodwill	395,213	378,550
Other intangible assets, net	48,531	45,894
Deferred financing costs, net	11,436	12,117
Notes and accounts receivable—related parties	187	173
Investment in IROC Energy Services Corp.	11,765	11,217
Other assets	9,085	12,053

TOTAL ASSETS	$1,937,761	$1,859,077

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,952	$35,159
Accrued liabilities	224,897	183,364
Accrued interest	5,319	3,895
Current portion of capital lease obligations	9,334	10,701
Current notes payable—related parties, net of discount	1,749	1,678

Total current liabilities	261,251	234,797

Capital lease obligations, less current portion	13,840	16,114
Notes payable—related parties, less current portion	20,500	20,500
Long-term debt	525,000	475,000
Workers' compensation, vehicular, health and other insurance claims	44,067	43,818
Deferred tax liabilities	160,786	160,068
Other non-current accrued liabilities	20,640	19,531
Minority interest	—	251
Commitments and contingencies	—	—
Stockholders' equity:
Common stock, $0.10 par value; 200,000,000 shares authorized, 125,205,458 and 131,142,905 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	12,521	13,114
Additional paid-in capital	627,192	704,644
Accumulated other comprehensive loss	(35,753)	(37,981)
Retained earnings	287,717	209,221

Total stockholders' equity	891,677	888,998

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,937,761	$1,859,077

See the accompanying notes which are an integral part of these condensed consolidated unaudited financial statements

Key Energy Services, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30,
	2008	2007
REVENUES:
Well servicing	$728,837	$619,985
Pressure pumping	173,804	151,366
Fishing and rental	55,761	48,079

Total revenues	958,402	819,430

COSTS AND EXPENSES:
Well servicing	453,385	352,832
Pressure pumping	116,616	93,943
Fishing and rental	34,128	26,960
Depreciation and amortization	82,247	60,298
General and administrative	125,981	108,217
Interest expense, net of amounts capitalized	20,119	18,317
Gain on sale of assets, net	(626)	(453)
Interest income	(690)	(3,737)
Other (income) expense, net	(912)	(112)

Total costs and expenses, net	830,248	656,265

Income before income taxes and minority interest	128,154	163,165
Income tax expense	(49,903)	(62,838)
Minority interest	245	—

NET INCOME	$78,496	$100,327

EARNINGS PER SHARE:
Basic	$0.62	$0.76
Diluted	$0.61	$0.75
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	126,207	131,628
Diluted	127,914	134,028

See the accompanying notes which are an integral part of these condensed consolidated unaudited financial statements

Key Energy Services, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2008	2007
NET INCOME	$78,496	$100,327
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Foreign currency translation gain, net of tax of $0, and $0, respectively	2,228	—
Net deferred gain from cash flow hedges, net of tax of $0, and $(40), respectively	—	75
Deferred gain (loss) from available for sale investments, net of tax of $0, and $112, respectively	—	(206)

COMPREHENSIVE INCOME, NET OF TAX	$80,724	$100,196

See the accompanying notes which are an integral part of these condensed consolidated unaudited financial statements

Key Energy Services, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$78,496	$100,327
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interest	(245)	—
Depreciation and amortization	82,247	60,298
Accretion of asset retirement obligations	320	262
Income from equity method investment in IROC Energy Services Corp.	(1,027)	(243)
Amortization of deferred financing costs and discount	1,066	858
Deferred income tax expense	886	5,720
Capitalized interest	(3,174)	(1,998)
Gain on sale of assets, net	(360)	(453)
Share-based compensation	7,217	3,592
Excess tax benefits from share-based compensation	(1,695)	—
Changes in working capital:
Accounts receivable, net	(42,925)	(15,745)
Share-based compensation liability awards	384	2,041
Other current assets	(1,014)	(5,156)
Accounts payable, accrued interest and accrued expenses	42,258	4,119
Other assets and liabilities	(350)	(4,982)

Net cash provided by operating activities	162,084	148,640

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures—Well Servicing	(54,453)	(67,674)
Capital expenditures—Pressure Pumping	(8,496)	(35,794)
Capital expenditures—Fishing and Rental	(5,902)	(10,919)
Capital expenditures—Other	(2,520)	(4,458)
Proceeds from sale of fixed assets	2,512	2,826
Acquisitions, net of cash acquired of $2,017	(61,619)	—
Acquisition of intangible asset	(1,086)	—
Cash paid for short-term investments	—	(85,147)
Proceeds received from sale of short-term investments	268	31,900

Net cash used in investing activities	(131,296)	(169,266)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on revolving credit facility	85,000	—
Payments on revolving credit facility	(35,000)	(2,000)
Repayments of capital lease obligations	(5,936)	(5,357)
Repurchases of common stock	(95,879)	—
Proceeds from exercise of stock options	5,972	—
Proceeds paid for debt issuance costs	(314)	—
Excess tax benefits from share-based compensation	1,695	—

Net cash used in financing activities	(44,462)	(7,357)

Effect of changes in exchange rates on cash	630	(305)

Net decrease in cash and cash equivalents	(13,044)	(28,288)

Cash and cash equivalents, beginning of period	58,503	88,375

Cash and cash equivalents, end of period	$45,459	$60,087

See the accompanying notes which are an integral part of these condensed consolidated unaudited financial statements

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

1. GENERAL

        Key Energy Services, Inc. and its wholly owned subsidiaries (collectively, the "Company," "we," "us," "its," and "our") provide a complete range of well services to major oil companies and independent oil and natural gas production companies, including rig-based well maintenance, workover, well completion and recompletion services, drilling, oilfield transportation services, pressure pumping services, fishing and rental services, and ancillary oilfield services. We believe that we are the leading onshore, rig-based well servicing contractor in the United States. We operate in most major oil and natural gas producing regions of the United States as well as internationally in Argentina and Mexico. We also have a technology development company based in Canada.

        The accompanying unaudited condensed consolidated financial statements were prepared using generally accepted accounting principles in the United States of America ("GAAP") for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC"). The condensed December 31, 2007 balance sheet was prepared from audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007. Certain information relating to the Company's organization and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

        Certain reclassifications have been made to prior period amounts to conform to current period financial statement classifications. These reclassifications relate to the cash flow presentation of certain of our share-based payment arrangements that are accounted for as liabilities. In prior periods, these amounts were included in the caption titled "Stock-Based Compensation," a component of cash flows from operating activities. These amounts are now presented in a caption titled "Share-based compensation liability awards," which is also classified as a cash flow from operations. Total cash provided by operating activities remains unchanged from previously reported amounts.

        The unaudited condensed consolidated financial statements contained in this report include all normal and recurring material adjustments that, in the opinion of management, are necessary for a fair statement of the financial position, results of operations and cash flows for the interim periods presented herein. The results of operations for the six month period ended June 30, 2008 are not necessarily indicative of the results expected for the full year or any other interim period due to fluctuations in demand for our services, timing of maintenance and other expenditures, and other factors.

2. SIGNIFICANT ACCOUNTING POLICIES AND ESTIMATES

        The preparation of these consolidated financial statements requires us to develop estimates and to make assumptions that affect our financial position, results of operations and cash flows. These estimates also impact the nature and extent of our disclosure, if any, of our commitments and contingencies. Among other things, we use estimates to (i) analyze assets for possible impairment, (ii) determine depreciable lives for our assets, (iii) assess future tax exposure and realization of deferred tax assets, (iv) determine amounts to accrue for contingencies, (v) value tangible and intangible assets, and (vi) assess workers' compensation, vehicular liability, self-insured risk accruals and other insurance reserves. Our actual results may differ materially from these estimates. We believe that our estimates are reasonable.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

2. SIGNIFICANT ACCOUNTING POLICIES AND ESTIMATES (Continued)

        We apply Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51 (Revised 2003)" ("FIN 46(R)") when determining whether or not to consolidate a Variable Interest Entity ("VIE"). FIN 46(R) requires that an equity investor in a VIE have significant equity at risk (generally a minimum of 10%) and hold a controlling interest, evidenced by voting rights, and absorb a majority of the entity's expected losses, receive a majority of the entity's expected returns, or both. If the equity investor is unable to evidence these characteristics, the entity that retains these ownership characteristics will be required to consolidate the VIE. We have determined that we do not have an interest in a VIE and as such we are not the primary beneficiary of a variable interest in a VIE and we are not the holder of a significant variable interest in a VIE.

        The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 159, "The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115" ("SFAS 159"), on January 1, 2008. SFAS 159 permits companies to choose, at specified election dates, to measure eligible items at fair value (the "Fair Value Option"). Companies choosing such an election report unrealized gains and losses on items for which the Fair Value Option has been elected in earnings at each subsequent reporting period. We did not elect to measure any of our financial assets or liabilities using the Fair Value Option. We will assess at each measurement date whether to use the Fair Value Option on any future financial assets or liabilities as permitted pursuant to the provisions of SFAS 159.

        There have been no material changes or developments in the Company's evaluation of accounting estimates and underlying assumptions or methodologies that the Company believes to be Critical Accounting Policies and Estimates as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2007.

3. NEW ACCOUNTING STANDARDS

        SFAS 157.    In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"), which is intended to increase consistency and comparability in fair value measurements by defining fair value, establishing a framework for measuring fair value, and expanding disclosures about fair value measurements. SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements and is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

        In February 2008, the FASB issued FASB Staff Position FAS 157-2 ("FSP FAS 157-2"). FSP FAS 157-2 delays the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years, for non-financial assets and liabilities, except for items that are recognized or disclosed at fair value in the registrant's financial statements on a recurring basis. The adoption of SFAS 157, as modified by FSP FAS 157-2, did not have a material impact on our financial position, results of operations, or cash flows.

        SFAS 141(R).    In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" ("SFAS 141(R)"). SFAS 141(R) will significantly change the accounting for business combinations. Under SFAS 141(R), an acquiring entity will be required to recognize all the assets and

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

3. NEW ACCOUNTING STANDARDS (Continued)

liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions. Specific changes in SFAS 141(R) from previously issued guidance include:

  •
  Acquisition costs will generally be expensed as incurred;

  •
  Noncontrolling interests will be valued at fair value at the acquisition date;

  •
  Certain acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently remeasured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

  •
  In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

  •
  Restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and

  •
  Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense.

        SFAS 141(R) also includes new disclosure requirements related to business combinations. This statement applies to all business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and earlier adoption is prohibited. The impact of the adoption of this standard on the Company's financial position, results of operations, and cash flows will not be known until the Company completes a business combination subsequent to the adoption date of this standard.

        SFAS 160.    In December 2007 the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements: an amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest (formerly referred to as "minority interests") in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to a noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, SFAS 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gains or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008, with early adoption prohibited. The Company is in the process of determining the impact the adoption of this standard will have on the Company's financial position, results of operations and cash flows.

        SFAS 161.    In March 2008, the FASB issued SFAS No. 161, "Disclosure about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161 requires more disclosures about an entity's derivative and hedging activities in order to improve the transparency of financial reporting. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

3. NEW ACCOUNTING STANDARDS (Continued)

This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. We will adopt the provisions of SFAS 161 on January 1, 2009. The Company currently has no financial instruments that qualify as derivatives, and we do not expect that the adoption of this standard will have a material impact on the Company's financial position, results of operations, and cash flows.

4. ACQUISITIONS

        From time to time, the Company acquires businesses that are consistent with its long-term growth strategy. Results of operations for acquisitions are included in the unaudited condensed consolidated statements of operations beginning from the date of acquisition. The purchase price allocations included in the unaudited condensed consolidated balance sheets related to acquisitions made during the third and fourth quarters of 2007 and the six months ended June 30, 2008 are based on preliminary information and are subject to change when final fair value determinations are made for the assets acquired and liabilities assumed. Acquisitions are accounted for using the purchase method of accounting and the purchase price is allocated to the net assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. Final valuations of assets and liabilities are obtained and recorded as soon as practicable and within one year from the date of the acquisition.

  Tri-Energy Services, LLC

        On January 17, 2008, the Company, through a wholly-owned subsidiary, purchased the fishing and rental assets of Tri-Energy Services, LLC ("Tri-Energy"), for approximately $1.9 million in cash. These assets were integrated into our Fishing and Rental segment. The equity interests of Tri-Energy were owned by employees of the Company who joined the Company in October 2007 in connection with the acquisition of Moncla Well Service, Inc. and related entities. The purchase price was allocated to the tangible and intangible assets purchased and the acquisition of the Tri-Energy assets was accounted for as an asset purchase and did not result in the establishment of goodwill.

  Western Drilling, LLC

        On April 3, 2008, the Company, through a wholly-owned subsidiary, purchased all of the outstanding equity interests of Western Drilling, LLC ("Western"), a privately-owned company based in California that operated 22 working well service rigs, three stacked well service rigs, and equipment used in the workover and rig relocation process. We acquired Western to increase our service footprint in the California market.

        The purchase price was $51.5 million in cash and was paid on April 3, 2008. The purchase price was subject to a working capital adjustment 45 days from the closing date of the acquisition and resulted in additional consideration paid of $0.1 million in May 2008. The Company also incurred direct transaction costs of approximately $0.4 million. The acquisition was funded from borrowings of $50.0 million under the Company's Senior Secured Credit Facility (see Note 8—"Long-Term Debt.") and cash on hand.

        The total purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the fair value of net assets acquired was recorded as goodwill. The allocation of the purchase price was based upon preliminary valuations and estimates, and is subject to change as the valuations are finalized. The primary areas of the purchase

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

4. ACQUISITIONS (Continued)

price allocation that are not yet finalized relate to the fair values of identifiable intangible and tangible assets, and pre-merger contingencies related to environmental exposures. The final valuation of net assets is expected to be completed no later than the first quarter of 2009.

        The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed on the date of the Western acquisition (in thousands):

Cash	$687
Other current assets	6,839
Property and equipment	30,162
Goodwill	8,149
Intangible assets	9,000
Other assets	132

Total assets acquired	54,969
Current liabilities	2,979

Total liabilities assumed	2,979

Net assets acquired	$51,990

        The fair values of property and equipment were determined using a market approach. The fair values of identified intangible assets were determined using an income approach to measure the present worth of anticipated future economic benefits. The Company also performed an economic obsolescence analysis to confirm the values identified through the aforementioned methods. The allocation is still preliminary at this time, and may potentially change by a material amount once the purchase price allocation is finalized.

        Goodwill was recognized as part of the acquisition of Western as the purchase price exceeded the fair value of the acquired assets and assumed liabilities. The Company believes the goodwill associated with the Western acquisition is related to the acquired workforce, potential future expansion of the Western service offerings, and the ability to expand our service offerings. Therefore, it was not allocated to the acquired assets and assumed liabilities.

        The acquired identifiable intangible asset of $9.0 million is related to customer relationships and is subject to amortization under SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). The customer relationship will be amortized as the value of the relationships are realized using rates of 17%, 19%, 15%, 12%, 9%, 7%, 6%, 5%, 4%, 3%, 2%, and 1% for years one through twelve, respectively. The $8.1 million of goodwill associated with the purchase of Western has been allocated to our Well Servicing segment, and the assets and results of operations subsequent to April 3, 2008 have also been incorporated into the Well Servicing segment.

  Hydra-Walk, Inc.

        On May 30, 2008, the Company, through a wholly-owned subsidiary, purchased all of the outstanding stock of Hydra-Walk, Inc. ("Hydra-Walk") for approximately $10.3 million in cash and a performance earn-out potential of up to $2.0 million over the next two years if certain financial performance measures are met. The purchase price is subject to a post-closing working capital adjustment that has not been finalized. The Company retained approximately $1.1 million of Hydra-

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

4. ACQUISITIONS (Continued)

Walk's net working capital as a result of the transaction and did not assume any of the debt of Hydra-Walk.

        Hydra-Walk is a leading provider of pipe handling solutions for the oil and gas industry and operates over 80 automated pipe handling units in Oklahoma, Texas and Wyoming. The assets and results of operations for Hydra-Walk were integrated into our Fishing and Rental segment beginning on May 31, 2008. The acquisition is accounted for as a business combination and the purchase price was allocated to the tangible assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the fair value of net assets acquired resulted in the establishment of $5.5 million of goodwill. The allocation of the purchase price was based upon preliminary estimates of the fair value of the tangible assets, and is subject to change as valuations are finalized. The primary areas of the purchase price allocation that are not yet finalized relate to the fair values of tangible assets and valuation of the intangible assets acquired, if any. The final valuation of net assets is expected to be completed no later than the second quarter of 2009.

  Acquisitions made during 2007

        On September 5, 2007, the Company acquired Advanced Measurements, Inc. ("AMI"), which operates in Canada and is a technology company focused on oilfield service equipment controls, data acquisition, and digital information flow. The purchase price was $6.6 million in cash and $2.9 million in assumed debt and was paid in September 2007. During the six months ended June 30, 2008, the Company made additional payments to settle its working capital adjustment with the former owners of AMI and incurred additional transaction costs directly related to the business combination. These payments totaled $1.3 million and resulted in additional goodwill of $1.3 million.

        On October 25, 2007, the Company acquired Moncla Well Service, Inc. and related entities ("Moncla") which operated well service rigs, barges, and ancillary equipment in the southeastern United States. During the six months ended June 30, 2008, the Company refined its fair value allocation of the assets acquired and liabilities assumed by decreasing the working capital accounts by $0.6 million, decreasing the fair value of the well service assets acquired by $3.6 million, increasing the deferred tax asset balance by $0.3 million, decreasing its deferred tax liability balance by $0.4 million, and incurring additional fees related to the closing of the transaction of less than $0.1 million. These changes were offset with a corresponding net increase to goodwill for $3.6 million in the unaudited condensed consolidated balance sheet as of June 30, 2008.

        On December 7, 2007, the Company acquired the well service assets and related equipment of Kings Oil Tools, Inc. ("Kings"), a California-based well service company. During the six months ended June 30, 2008, the Company revised its fair value allocation of the assets acquired and liabilities assumed by increasing the fair value of the well service assets acquired by $1.6 million, increasing the deferred tax assets by $0.4 million, decreasing the fair value of working capital accounts by $0.1 million, and incurring additional fees related to the closing of the transaction of $0.1 million. These changes were offset with a corresponding net decrease to goodwill for $1.7 million in the unaudited condensed consolidated balance sheet as of June 30, 2008.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

5. SUPPLEMENTAL FINANCIAL INFORMATION

        The table below presents the comparative detailed financial information of current accrued liabilities at June 30, 2008 and December 31, 2007:

	June 30, 2008	December 31, 2007
	(in thousands)
Current accrued liabilities:
Accrued payroll, taxes, and employee benefits	$74,979	$56,744
Accrued operating expenditures	60,713	52,180
Income, sales, use and other taxes	47,956	35,310
Self-insurance reserves	26,391	25,208
Unsettled legal claims	7,799	6,783
Phantom share liability	1,945	2,458
Deferred revenue	337	976
Other	4,777	3,705

Total	$224,897	$183,364

        The table below presents the comparative detailed financial information of our other non-current accrued liabilities at June 30, 2008 and December 31, 2007:

	June 30, 2008	December 31, 2007
	(in thousands)
Non-current accrued liabilities:
Asset retirement obligations	$9,632	$9,298
Environmental liabilities	2,803	3,090
Accrued rent	2,663	2,829
Accrued income taxes	2,739	2,705
Phantom share liability	2,182	896
Other	621	713

Total	$20,640	$19,531

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

6. GOODWILL AND OTHER INTANGIBLE ASSETS

        The changes in the carrying amount of goodwill for the six months ended June 30, 2008 are as follows:

	Well Servicing Segment	Pressure Pumping Segment	Fishing and Rental Services Segment	Total
	(in thousands)
December 31, 2007	$311,744	$47,905	$18,901	$378,550
Goodwill acquired during period	8,149	—	5,481	13,630
Purchase price allocation and other adjustments, net	3,113	—	—	3,113
Impact of foreign currency translation	(80)	—	—	(80)

June 30, 2008	$322,926	$47,905	$24,382	$395,213

        The components of our intangible assets are as follows:

	June 30, 2008	December 31, 2007
	(in thousands)
Noncompete agreements:
Gross carrying value	$18,345	$18,402
Accumulated amortization	(4,961)	(2,772)

Net carrying value	$13,384	$15,630

Patents and trademarks:
Gross carrying value	$4,077	$4,150
Accumulated amortization	(2,818)	(2,526)

Net carrying value	$1,259	$1,624

Customer relationships:
Gross carrying value	$35,225	$25,139
Accumulated amortization	(6,369)	(1,649)

Net carrying value	$28,856	$23,490

Customer backlog:
Gross carrying value	$766	$999
Accumulated amortization	(223)	(214)

Net carrying value	$543	$785

Developed technology:
Gross carrying value	$5,901	$4,762
Accumulated amortization	(1,412)	(397)

Net carrying value	$4,489	$4,365

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

6. GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

        Certain of our intangible assets are denominated in currencies other than U.S. Dollars and as such the values of those assets are subject to fluctuations associated with changes in exchange rates. Additionally, certain of these assets are also subject to purchase accounting adjustments. The estimated fair values of intangible assets obtained through acquisitions consummated in the preceding twelve months are based on preliminary information which is subject to change when final valuations are obtained. Amortization expense for our intangible assets was $8.1 million for the six months ended June 30, 2008, and $1.2 million for the six months ended June 30, 2007.

7. INVESTMENT IN IROC ENERGY SERVICES CORP.

        As of June 30, 2008 and December 31, 2007, we owned 8,734,469 shares of IROC Energy Services Corp. ("IROC"), an Alberta-based oilfield services company. This represented approximately 19.7% of IROC's outstanding common stock on June 30, 2008 and December 31, 2007. IROC shares trade on the Toronto Venture Stock Exchange and had a closing price of $1.35 CDN and $0.74 CDN per share on June 30, 2008 and December 31, 2007, respectively. Mr. William Austin, our Chief Financial Officer, and Mr. Newton W. Wilson III, our Chief Operating Officer and former General Counsel, serve on the board of directors of IROC.

        We have significant influence over the operations of IROC through our ownership interest and representation on IROC's board of directors, but we do not control it. We account for our investment in IROC using the equity method. Our investment in IROC totaled $11.8 million and $11.2 million as of June 30, 2008 and December 31, 2007, respectively. The pro-rata share of IROC's earnings and losses to which we are entitled is recorded in our unaudited condensed consolidated statements of operations as a component of other income and expense, with an offsetting increase or decrease to the value of our investment, as appropriate. Any earnings distributed back to us from IROC in the form of dividends would result in a decrease in the value of our equity investment. The value of our investment may also increase or decrease each period due to changes in the exchange rate between USD and CDN. Changes in the value of our investment due to fluctuations in exchange rates are offset by Accumulated Other Comprehensive Income.

        We recorded $1.0 million of income related to our investment in IROC for the six months ended June 30, 2008, and $0.2 million of income for the six months ended June 30, 2007. During those time periods, no earnings were distributed back to us by IROC in the form of dividends.

        An impairment review of our equity method investment in IROC is performed on a quarterly basis to determine if there has been a decline in fair value that is other than temporary. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flows. In determining whether the decline is other than temporary, we consider the cyclicality of the industry in which the investment operates, its historical performance, its performance in relation to its peers and the current economic environment. Future conditions in the industry, operating performance and performance in relation to peers and the future economic environment may vary from our current assessment of recoverability. Such future conditions could therefore result in a determination that a decline in fair value is other than temporary. IROC's stock price is currently depressed and has historically been volatile, and as such the fair value of the Company's investment is less than the amount reflected in the Company's consolidated financial statements. If we later determine that the decline is other than temporary, we will record a write-down in the carrying value of our asset to the then current fair market value.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

8. LONG-TERM DEBT

        The components of our long-term debt are as follows:

	June 30, 2008	December 31, 2007
	(in thousands)
8.375% Senior Notes due 2014	$425,000	$425,000
Senior Secured Credit Facility revolving loans due 2012	100,000	50,000
Notes payable—related parties, net of discount of $251 and $322	22,249	22,178
Capital lease obligations	23,174	26,815

	570,423	523,993

Less current portion	(11,083)	(12,379)

Total long-term debt and capital lease obligations, net of fair value discount	$559,340	$511,614

8.375% Senior Notes due 2014

        On November 29, 2007, the Company issued $425.0 million aggregate principal amount of 8.375% Senior Notes due 2014 (the "Notes"), under an Indenture, dated as of November 29, 2007 (the "Indenture"), among us, the guarantors party thereto (the "Guarantors") and The Bank of New York Trust Company, N.A., as trustee. The Notes were priced at 100% of their face value to yield 8.375%. Net proceeds, after deducting initial purchasers' discounts and estimated offering expenses, were approximately $416.1 million. We used approximately $394.9 million of the net proceeds to retire then-existing term loans, including accrued and unpaid interest, with the balance used for general corporate purposes.

        The Notes are general unsecured senior obligations of Key. Accordingly, they rank effectively subordinate to all of our existing and future secured indebtedness. The Notes are or will be jointly and severally guaranteed on a senior unsecured basis by certain of our existing and future domestic subsidiaries. Interest on the Notes is payable on June 1 and December 1 of each year, beginning June 1, 2008. The Notes mature on December 1, 2014.

Senior Secured Credit Facility

        The Company maintains a revolving credit agreement with a syndicate of banks of which Bank of America Securities LLC and Wells Fargo Bank, N.A. are the Administrative Agents ("Senior Secured Credit Facility"). The aggregate lending commitment of this facility is $400.0 million and allows for a combination of borrowings and issuances of letters of credit. There were borrowings of $100.0 million and outstanding letters of credit of $61.5 million under the Senior Secured Credit Facility at June 30, 2008. The weighted-average interest rate on the outstanding borrowings of the Senior Secured Credit Facility was 4.17125% at June 30, 2008. The Senior Secured Credit Facility requires the Company to maintain a consolidated interest coverage ratio of at least 3.0 to 1.0, maintain a consolidated leverage ratio of not more than 3.5 to 1.0, and to not exceed capital expenditures of $250.0 million in any fiscal year. The Company was in compliance with these covenants at June 30, 2008.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

8. LONG-TERM DEBT (Continued)

        All obligations under the Senior Secured Credit Facility are guaranteed by most of our subsidiaries and are secured by most of our assets, including our accounts receivable, inventory and equipment.

9. INCOME TAXES

        The Company's effective tax rate for the six months ended June 30, 2008 was 38.9% and 38.5% for the six months ended June 30, 2007. The primary difference between the statutory rate of 35% and our effective tax rate relates to state and foreign taxes.

        As of June 30, 2008 and December 31, 2007, we had approximately $7.0 million and $6.8 million, respectively, of unrecognized tax benefits, net of federal tax benefit, which, if recognized, would impact our effective tax rate. We are subject to U.S. Federal Income Tax as well as income taxes in multiple state and foreign jurisdictions. We have substantially concluded all U.S. federal and state tax matters through the year ended December 31, 2002.

        Approximately $0.5 million of the Net Operating Loss deferred tax asset valuation allowance related to our Mexico operations has been released as a discrete tax benefit and recorded in the quarter ended June 30, 2008. The actual income from our Mexico operations for 2008 will affect the ultimate utilization of this deferred tax asset.

        We recognize accrued interest expense and penalties related to unrecognized tax benefits as income tax expense. We have accrued approximately $2.6 million and $2.3 million for the payment of interest and penalties as of June 30, 2008 and December 31, 2007. We do not expect any substantial changes within the next 12 months related to uncertain tax positions.

        During the first six months of 2008, the Company applied approximately $17.0 million of the income tax refund receivable due as of December 31, 2007 against the Company's current income taxes payable. No cash refund was received by the Company.

        The Company is subject to the revised Texas Franchise tax. The revised Texas Franchise tax is an income tax equal to one percent of Texas-sourced revenue reduced by the greater of (a) cost of goods sold (as defined by Texas law), (b) compensation (as defined by Texas law) or (c) thirty percent of the Texas-sourced revenue. The Company accounts for the revised Texas Franchise tax in accordance with SFAS No. 109, "Accounting for Income Taxes," as the tax is derived from a taxable base that consists of income less deductible expenses.

10. COMMITMENTS AND CONTINGENCIES

        Litigation.    Various suits and claims arising in the ordinary course of business are pending against us. Due in part to the locations where we conduct business in the continental United States, we are often subject to jury verdicts and arbitration hearings that result in outcomes in favor of the plaintiffs. We continually assess our contingent liabilities, including potential litigation liabilities, as well as the adequacy of our accruals and our need for the disclosure of these items. In accordance with SFAS No. 5, "Accounting for Contingencies," we establish a provision for a contingent liability when it is probable that a liability has been incurred and the amount is estimable. As of June 30, 2008, the aggregate amount of our provisions for losses related to litigation that are deemed probable and estimable is approximately $7.8 million. We do not believe that the disposition of any of these matters will result in an additional loss materially in excess of amounts that have been recorded.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

10. COMMITMENTS AND CONTINGENCIES (Continued)

        Gonzales Matter.    In September 2005, a class action lawsuit, Gonzales v. Key Energy Services, Inc., was filed in Ventura County, California Superior Court, alleging that Key did not pay its hourly employees for travel time between the yard and the wellhead and that certain employees were denied meal and rest periods between shifts. We have recorded a liability for this matter and do not expect that the conclusion of this matter will result in an additional loss materially in excess of the amounts that have been recorded.

        Litigation with Former Officers and Employees.    We were named in a lawsuit by our former general counsel, Jack D. Loftis, Jr., filed in the U.S. District Court, District of New Jersey on April 21, 2006, in which he alleges a "whistle-blower" claim under the Sarbanes-Oxley Act, breach of contract, breach of good faith and fair dealing, breach of fiduciary duty, and wrongful termination. On August 17, 2007, the Company filed counterclaims against Mr. Loftis alleging attorney malpractice, breach of contract, and breach of fiduciary duties. In its counterclaims, the Company seeks repayment of all severance paid to Mr. Loftis to date (approximately $0.8 million) plus benefits paid during the period July 8, 2004 to September 21, 2004, and damages relating to the allegations of malpractice and breach of fiduciary duties. The case was transferred to and is now pending in the U.S. District Court for the Eastern District of Pennsylvania. We have not recorded a liability for this matter and do not believe that the conclusion of this matter will have a material impact on our financial position, results of operations or cash flows.

        On September 3, 2006, our former controller and assistant controller filed a joint complaint against the Company in the 133rd District Court, Harris County, Texas, alleging constructive termination and breach of contract. Additionally, on January 11, 2008, our former Chief Operating Officer, James Byerlotzer, filed a lawsuit in the 55th District Court, Harris County, Texas, alleging breach of contract based on his inability to exercise his stock options during the period that Key was not current in its SEC filings, and based on Key's failure to provide him shares of restricted stock. We have not recorded a liability for these matters and do not believe that the conclusion of these matters will have a material impact on our financial position, results of operations or cash flows.

        Shareholder Class Action Suits and Derivative Actions.    Since June 2004, we and certain of our officers and directors were named as a defendant in six class action complaints for alleged violations of federal securities laws, which were filed in federal district court in Texas. These six actions were consolidated into one action. Four shareholder derivative actions were filed, purportedly on our behalf. On September 7, 2007, we reached agreements in principle to settle all pending securities class action and derivative lawsuits in consideration of payments totaling $16.6 million in exchange for full and complete releases for all defendants, of which Key will be required to pay approximately $1.1 million. We received final approval of the settlement of the shareholder class action claims by the court on March 6, 2008 and preliminary court approval on the derivative actions on April 18, 2008. A hearing for final approval on the derivative settlement was held on August 1, 2008. No objections were made by any party during the hearing. The Company anticipates that the final order dismissing the derivative actions will be signed in the third quarter. Following dismissal, all of the litigation in the shareholder and derivative matters will be concluded, and if there are no actions taken to reconsider the order that has been signed by the court, the court-approved administrator in these matters will begin distribution of payments to eligible class members according to the terms of the settlement. We anticipate this will also be completed in the third quarter of 2008. The liability for the amount of the settlement was recorded in the first quarter of 2007.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

10. COMMITMENTS AND CONTINGENCIES (Continued)

        Expired Option Holders.    In September 2007, Belinda Taylor, Texas, filed a lawsuit in the 11th Judicial District of Harris County, on behalf of herself and all similarly situated current and former employees who held vested options that expired between April 28, 2004 and the date that the Company became current in its financial statements (the "Expired Option Holders"). The suit, as amended, alleges that the Company breached its contracts with the Expired Option Holders, and breached its fiduciary duties and duties of good faith and fair dealing in the pricing of stock options it granted to those Expired Option Holders. On March 6, 2008, the parties agreed to settle all pending claims with all Expired Option Holders, excluding those terminated for cause and those who have previously filed suits against Key, for approximately $1.0 million, which includes all taxes and legal fees, and in March 2008 we recorded a liability in the amount of the settlement for this matter. On June 17, 2008, the settlement agreement was preliminarily approved by the Court. A hearing for final approval is scheduled to occur in the third quarter of 2008.

        Automobile Accident Litigation.    On August 22, 2007, one of our employees was involved in an automobile accident that resulted in a third party fatality. A lawsuit arising from this accident is currently pending in Jasper County, Texas. We are vigorously defending against the claims in the lawsuit; however, at this time we cannot predict the outcome of the lawsuit. Mediation has been rescheduled to occur during the third quarter of 2008. In first quarter of 2008, we recorded an appropriate liability for this matter and do not expect that the final conclusion of this matter will result in an additional loss materially in excess of the amount accrued.

        Tax Audits.    We are routinely the subject of audits by tax authorities, and in the past have received material assessments from tax auditors. As of December 31, 2007 and June 30, 2008, we have recorded reserves that management feels are appropriate for future potential liabilities as a result of these audits. While we believe we have fully reserved for these assessments, the ultimate amount of settlements can vary from our estimates. In connection with our former Egyptian operations, which terminated in 2005, we are undergoing income tax audits for all periods in which we had operations. As of June 30, 2008, the Company had recorded a liability of approximately $0.4 million relating to open Egyptian tax audits. In the fourth quarter of 2007, the Company reached a preliminary settlement with the Egyptian tax authorities on the 2003 and 2004 tax years, recording a tax benefit of $0.7 million and reducing the tax liability accrued at December 31, 2007 to approximately $0.4 million. We do not expect that the ultimate resolution of the matter will result in a loss materially in excess of the amount already accrued.

        Self-Insurance Reserves.    We maintain reserves for workers' compensation and vehicle liability on our balance sheet based on our judgment and estimates using an actuarial method based on claims incurred. We estimate general liability claims on a case-by-case basis. We maintain insurance policies for workers' compensation, vehicle liability and general liability claims. These insurance policies carry self-insured retention limits or deductibles on a per occurrence basis. The retention limits or deductibles are accounted for in our accrual process for all workers' compensation, vehicular liability and general liability claims. As of June 30, 2008 and December 31, 2007, we have recorded $70.5 million and $69.0 million, respectively, of self-insurance reserves related to workers' compensation, vehicular liabilities and general liability claims. Partially offsetting these liabilities, we had approximately $10.2 million and $8.1 million of insurance receivables as of June 30, 2008 and December 31, 2007, respectively. We feel that the liabilities we have recorded are appropriate based on

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

10. COMMITMENTS AND CONTINGENCIES (Continued)

the known facts and circumstances and do not expect further losses materially in excess of the amounts already accrued for existing claims.

        Environmental Remediation Liabilities.    For environmental reserve matters, including remediation efforts for current locations and those relating to previously-disposed properties, we record liabilities when our remediation efforts are probable and the costs to conduct such remediation efforts can be reasonably estimated. While our litigation reserves reflect the application of our insurance coverage, our environmental reserves do not reflect management's assessment of the insurance coverage that may apply to the matters at issue. As of June 30, 2008 and December 31, 2007, we have recorded $2.8 million and $3.1 million, respectively, for our environmental remediation liabilities. We feel that the liabilities we have recorded are appropriate based on the known facts and circumstances and do not expect further losses materially in excess of the amounts already accrued.

        We provide performance bonds to provide financial surety assurances for the remediation and maintenance of our Salt Water Disposal ("SWD") properties to comply with environmental protection standards. Costs for SWD properties may be mandatory (to comply with applicable laws and regulations), in the future (required to divest or cease operations), or for optimization (to improve operations, but not for safety or regulatory compliance).

        Registration Payment Arrangement.    In January 1999 we issued 150,000 warrants (the "Warrants") in connection with a debt offering that were exercisable for an aggregate of approximately 2.2 million shares of the Company's stock at an exercise price of $4.88125 per share. As of June 30, 2008, 75,000 Warrants had been exercised, leaving 75,000 outstanding, which were convertible into approximately 1.1 million shares of our common stock. The Warrants expire in January 2009.

        Under the terms of the Warrants, we are required to maintain an effective registration statement covering the shares potentially issuable upon exercise of the Warrants. If we do not have an effective registration statement covering the shares, we are required to make liquidated damages payments to the holders of the Warrants. We currently do not have an effective registration statement covering the shares issuable for the Warrants. The maximum undiscounted consideration that may be required to be paid under the terms of the Warrants from June 30, 2008 to January 2009 is approximately $0.4 million.

11. SHARE REPURCHASE PROGRAM

        On October 26, 2007, the Company's Board of Directors authorized a share repurchase program, in which the Company may spend up to $300.0 million to repurchase shares of its common stock on the open market. The program expires at the end of the first quarter of 2009. At June 30, 2008, the Company had $175.5 million of availability under the share repurchase program to repurchase shares of its common stock on the open market. During the first six months of 2008, the Company repurchased an aggregate of approximately 7.0 million shares at a total cost of approximately $92.3 million, which represents the fair market value of the shares based on the price of the Company's stock on the dates of purchase. Since the inception of the program in November 2007 through June 30, 2008, we have repurchased an aggregate of approximately 9.3 million shares for a total cost of approximately $124.5 million. Under the terms of our Senior Secured Credit Facility, we are limited to stock repurchases of $200.0 million if our consolidated debt to capitalization ratio, as defined in the Senior Secured Credit Facility, is in excess of 50%. As of June 30, 2008, our consolidated debt to capitalization ratio was less than 50%.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

12. EARNINGS PER SHARE

        We present earnings per share information in accordance with the provisions of SFAS No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic earnings per common share is determined by dividing net earnings applicable to common stock by the weighted average number of common shares actually outstanding during the period. Diluted earnings per common share is based on the increased number of shares that would be outstanding assuming conversion of dilutive outstanding convertible securities using the treasury stock and "as if converted" methods.

	Six Months Ended June 30,
	2008	2007
	(in thousands, except per share data)
Basic EPS Computation:
Numerator
Net income	$78,496	$100,327
Denominator
Weighted average shares outstanding	126,207	131,628
Basic earnings per share	$0.62	$0.76
Diluted EPS Computation:
Numerator
Net income	$78,496	$100,327
Denominator
Weighted average shares outstanding	126,207	131,628
Stock options	729	1,815
Unvested restricted stock	335	—
Warrants	643	585

	127,914	134,028

Diluted earnings per share	$0.61	$0.75

        The diluted earnings per share calculation for the six months ended June 30, 2008 and 2007 exclude the potential exercise of 2.1 million and less than 0.1 million stock options, respectively, because the effects of such exercises on earnings per share in those periods would be anti-dilutive. The diluted earnings per share calculation for the six months ended June 30, 2008 excludes the potential exercise of 0.6 million stock appreciation rights ("SARs") because the effects of such exercises on earnings per share in that period would be anti-dilutive. No SARs were issued or outstanding during the six months ended June 30, 2007. The options and SARs would be anti-dilutive because their exercise prices were higher than the average price of the Company's common stock during the six month periods ended June 30, 2008 and 2007.

13. SHARE-BASED COMPENSATION

        The Company recognized employee share-based compensation expense of $8.8 million and $5.5 million during the six months ended June 30, 2008 and 2007, respectively. In addition, during the

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

13. SHARE-BASED COMPENSATION (Continued)

second quarter of 2008 the Company issued 47,190 shares of common stock to our outside directors. These shares vest immediately and we recognized approximately $0.9 million of expense related to these awards. No common shares were issued to our outside directors for the six month period ended June 30, 2007. The related income tax benefit recognized was $2.8 million and $1.6 million during the six months ended June 30, 2008 and 2007, respectively. The related income tax benefit for common stock awards made to our outside directors was approximately $0.3 million for the six months ended June 30, 2008. The Company did not capitalize any share-based compensation during the six month periods ended June 30, 2008 and 2007.

        The unrecognized compensation cost related to the Company's unvested stock options, restricted shares, stock appreciation rights, and phantom shares as of June 30, 2008 was $10.0 million, $7.1 million, $1.7 million, and $8.5 million, respectively and is expected to be recognized over a weighted-average period of 1.7 years, 1.5 years, 1.1 years and 1.9 years, respectively.

14. TRANSACTIONS WITH RELATED PARTIES

        In connection with our acquisition of Western, the former owner of Western, Fred Holmes, became an employee of the Company. At the time of and subsequent to the acquisition, Mr. Holmes also owns an exploration and production company, Holmes Western Oil Corporation ("HWOC"), which was a customer of Western. Subsequent to the acquisition, the Company continued to provide services to HWOC. The prices charged for these services are at rates that are an average of the prices charged to Key's other customers in the California market. As of June 30, 2008, our receivables with HWOC totaled approximately $0.7 million and for the six months ended June 30, 2008, revenues from HWOC totaled approximately $2.0 million.

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

15. SEGMENT INFORMATION

        The following table sets forth our segment information as of and for the six month periods ended June 30, 2008 and 2007:

	Well Servicing	Pressure Pumping	Fishing and Rental	Corporate/ Other	Eliminations	Consolidated
	(in thousands)
As of and for the six months ended June 30, 2008:
Operating revenues	$730,526	$173,804	$55,761	$—	$(1,689)	$958,402
Direct costs, other than depreciation expense	454,437	116,616	34,128	—	(1,052)	604,129
Depreciation and amortization	61,495	9,573	5,154	6,025	—	82,247
Interest expense, net of amounts capitalized	(851)	(725)	(211)	21,658	248	20,119
Net income (loss)	166,690	43,221	12,307	(143,103)	(619)	78,496
Property and equipment, net	726,966	133,451	54,030	32,458	—	946,905
Total assets	1,670,235	285,195	111,096	1,558,870	(1,687,635)	1,937,761
Capital expenditures, excluding acquisitions	(54,453)	(8,496)	(5,902)	(2,520)	—	(71,371)
	Well Servicing	Pressure Pumping	Fishing and Rental	Corporate/ Other	Eliminations	Consolidated
	(in thousands)
As of and for the six months ended June 30, 2007:
Operating revenues	$619,985	$151,366	$48,079	$—	$—	$819,430
Direct costs, other than depreciation expense	352,832	93,943	26,960	—	—	473,735
Depreciation and amortization	41,072	7,992	4,394	6,840	—	60,298
Interest expense, net of amounts capitalized	(435)	(369)	(179)	19,300	—	18,317
Net income (loss)	191,636	44,521	12,332	(148,162)	—	100,327
Property and equipment, net	550,045	125,787	43,120	39,303	—	758,255
Total assets	1,032,513	232,103	85,894	85,741	212,999	1,649,250
Capital expenditures, excluding acquisitions	(67,674)	(35,794)	(10,919)	(4,458)	—	(118,845)

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

15. SEGMENT INFORMATION (Continued)

        The following table presents information related to our foreign operations (in thousands of U.S. Dollars) as of and for the six month periods ended June 30, 2008 and 2007:

	Argentina	Mexico	Canada	Total
As of and for the six months ended June 30, 2008:
Operating revenues	$56,606	$15,461	$5,503	$77,570
Total assets	90,151	47,001	15,856	153,008
As of and for the six months ended June 30, 2007:
Operating revenues	$39,944	$62	$—	$40,006
Total assets	75,139	11,748	—	86,887

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

        During the fourth quarter of 2007, we issued the Notes, which are guaranteed by virtually all of our domestic subsidiaries, all of which are wholly-owned. The guarantees were joint and several, full, complete and unconditional. There were no restrictions on the ability of subsidiary guarantors to transfer funds to the parent company.

        As a result of these guarantee arrangements, we are required to present the following condensed consolidating financial information pursuant to SEC Regulation S-X Rule 3-10, "Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered."

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (Continued)

CONDENSED CONSOLIDATING BALANCE SHEETS

	June 30, 2008
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
	(unaudited)
Assets:
Current assets	$4	$428,427	$85,578	$630	$514,639
Property and equipment, net	—	916,180	30,725	—	946,905
Goodwill	—	388,754	6,459	—	395,213
Deferred financing costs, net	11,436	—	—	—	11,436
Intercompany notes and accounts receivable and investment in subsidiaries	1,796,784	305,742	1,815	(2,104,341)	—
Other assets	11,765	52,773	5,030	—	69,568

TOTAL ASSETS	$1,819,989	$2,091,876	$129,607	$(2,103,711)	$1,937,761

Liabilities and stockholders' equity:
Current liabilities	$31,659	$202,430	$27,729	$(567)	$261,251
Capital lease obligations, less current portion	—	13,674	166	—	13,840
Notes payable—related parties,
less current portion	—	20,500	—	—	20,500
Long-term debt	525,000	—	—	—	525,000
Intercompany notes and accounts payable	213,523	1,550,314	64,922	(1,828,759)	—
Deferred tax liabilities	158,130	—	2,656	—	160,786
Other long-term liabilities	—	64,711	(4)	—	64,707
Stockholders' equity	891,677	240,247	34,138	(274,385)	891,677

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,819,989	$2,091,876	$129,607	$(2,103,711)	$1,937,761

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (Continued)

	December 31, 2007
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Assets:
Current assets	$39,501	$378,865	$69,499	$—	$487,865
Property and equipment, net	—	880,907	30,301	—	911,208
Goodwill	—	373,283	5,267	—	378,550
Deferred financing costs, net	12,117	—	—	—	12,117
Intercompany notes and accounts receivable
and investment in subsidiaries	1,557,993	175,461	—	(1,733,454)	—
Other assets	11,217	52,074	6,046	—	69,337

TOTAL ASSETS	$1,620,828	$1,860,590	$111,113	$(1,733,454)	$1,859,077

Liabilities and stockholders' equity:
Current liabilities	$17,278	$192,222	$25,297	$—	$234,797
Capital lease obligations, less current portion	—	15,998	116	—	16,114
Notes payable—related parties,
less current portion	—	20,500	—	—	20,500
Long-term debt	475,000	—	—	—	475,000
Intercompany notes and accounts payable	78,660	1,489,377	24,408	(1,592,445)	—
Deferred tax liability	157,759	(79)	2,388	—	160,068
Other long-term liabilities and minority interest	3,133	60,216	251	—	63,600
Stockholders' equity	888,998	82,356	58,653	(141,009)	888,998

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,620,828	$1,860,590	$111,113	$(1,733,454)	$1,859,077

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (Continued)

CONDENSED CONSOLIDATING UNAUDITED STATEMENTS OF OPERATIONS

	Six Months Ended June 30, 2008
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Revenues	$—	$888,163	$77,571	$(7,332)	$958,402
Costs and expenses:
Direct expenses	—	555,383	53,875	(5,129)	604,129
Depreciation and amortization	—	78,455	3,792	—	82,247
General and administrative	1,221	115,333	9,641	(214)	125,981
Interest expense, net of amounts capitalized	21,817	(1,988)	42	248	20,119
Other, net	(1,028)	(1,092)	1,510	(1,618)	(2,228)

Total costs and expenses, net	22,010	746,091	68,860	(6,713)	830,248

(Loss) income before income taxes	(22,010)	142,072	8,711	(619)	128,154
Income tax expense	(44,879)	(2,051)	(2,973)	—	(49,903)
Minority interest	—	—	245	—	245

NET (LOSS) INCOME	$(66,889)	$140,021	$5,983	$(619)	$78,496

	Six Months Ended June 30, 2007
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Revenues	$—	$779,441	$40,091	$(102)	$819,430
Costs and expenses:
Direct expenses	—	439,553	34,323	(141)	473,735
Depreciation and amortization	—	57,864	2,434	—	60,298
General and administrative	401	104,026	3,751	39	108,217
Interest expense, net of amounts capitalized	19,383	(1,055)	(11)	—	18,317
Other, net	(310)	(4,715)	723	—	(4,302)

Total costs and expenses, net	19,474	595,673	41,220	(102)	656,265

(Loss) income before income taxes	(19,474)	183,768	(1,129)	—	163,165
Income tax expense	(63,198)	(16)	376	—	(62,838)

NET (LOSS) INCOME	$(82,672)	$183,752	$(753)	$—	$100,327

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (Continued)

CONDENSED CONSOLIDATING UNAUDITED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30, 2008
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Net cash (used in) provided by operating activities	$(1,695)	$151,179	$12,600	$—	$162,084
Cash flows from investing activities:
Capital expenditures	—	(70,376)	(995)	—	(71,371)
Acquisitions, net of cash acquired	—	(61,619)	—	—	(61,619)
Intercompany notes and accounts	(90,972)	(134,266)	(1,815)	227,053	—
Other investing activities, net	—	1,694	—	—	1,694

Net cash (used in) provided by investing activities	(90,972)	(264,567)	(2,810)	227,053	(131,296)

Cash flows from financing activities:
Borrowings on revolving credit facility	85,000	—	—	—	85,000
Repayments on revolving credit facility	(35,000)	—	—	—	(35,000)
Repurchases of common stock	(95,879)	—	—	—	(95,879)
Intercompany notes and accounts	131,193	92,786	3,074	(227,053)	—
Other financing activities, net	7,353	(5,936)	—	—	1,417

Net cash provided by (used in) financing activities	92,667	86,850	3,074	(227,053)	(44,462)

Effect of changes in exchange rates on cash	—	—	630	—	630

Net (decrease) increase in cash	—	(26,538)	13,494	—	(13,044)

Cash and cash equivalents at beginning of period	—	46,358	12,145	—	58,503

Cash and cash equivalents at end of period	$—	$19,820	$25,639	$—	$45,459

Key Energy Services, Inc. and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (Continued)

16. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (Continued)

	Six Months Ended June 30, 2007
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
Net cash provided by (used in) operating activities	$—	$151,808	$(3,168)	$—	$148,640
Cash flows from investing activities:
Capital expenditures	—	(114,245)	(4,600)	—	(118,845)
Investment in available for sale securities	—	(85,147)	—	—	(85,147)
Proceeds from sale of available for sale securities	—	31,900	—	—	31,900
Other investing activities, net	3,649	(525)	—	(298)	2,826

Net cash provided by (used in) investing activities	3,649	(168,017)	(4,600)	(298)	(169,266)

Net cash (used in) provided by financing activities	(3,649)	(12,655)	8,649	298	(7,357)

Effect of changes in exchange rates on cash	—	—	(305)	—	(305)

Net (decrease) increase in cash	—	(28,864)	576	—	(28,288)

Cash and cash equivalents at beginning of period	—	84,633	3,742	—	88,375

Cash and cash equivalents at end of period	$—	$55,769	$4,318	$—	$60,087

17. SUBSEQUENT EVENTS

        On July 22, 2008, the Company acquired all of the United States based assets of Leader Energy Services Ltd. and related entities ("Leader"), a Canadian company, for total consideration of $34.6 million in cash, which is subject to a purchase price adjustment that has not yet been finalized. We borrowed approximately $35.0 million under our revolving credit facility in order to finance this acquisition. The acquired assets include nine coiled tubing units, seven nitrogen trucks, twelve pumping trucks, and other ancillary equipment. We acquired these assets to increase our service footprint, specifically in the Marcellus and Bakken shale formations, and the acquisition will be included in the Company's Pressure Pumping Services segment. We have analyzed this transaction under the guidance provided by SFAS No. 141, "Accounting for Business Combinations" ("SFAS 141") and based on our preliminary evaluation expect the transaction will be accounted for as an asset purchase.

Dealer Prospectus Delivery Obligation

        Until                        , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Section 2-418 of the Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding against judgments, penalties, fines, settlements and reasonable expenses, unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was a result of deliberate dishonesty, (ii) the director actually received an improper personal benefit or (iii) in a criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful. A director may not be indemnified in any proceeding charging improper personal benefit if the director was adjudged to be liable on the basis that personal benefit was improperly received and, in a derivative action, there shall not be indemnification if a director has been adjudged liable to the corporation. A director or officer of a corporation who has been successful in the defense of any proceeding shall be indemnified against reasonable costs incurred in such defense. Indemnification may not be made unless authorized for a specific proceeding after determination by the board of directors, special legal counsel or the stockholders that indemnification is permissible because the director has met the requisite standard of conduct.

        Article Seventh of the Company's Articles of Restatement (the "Charter"), provides that the Company shall indemnify (i) its directors and officers, whether serving the Company or at its request any other entity, to the full extent required or permitted by the Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Company's By-laws and be permitted by law. The foregoing rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by the Maryland law. Furthermore, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that exculpation from liability is not permitted under the Maryland law as in effect when such breach occurred. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the limitations on liability provided to directors and officers with respect to acts or omissions occurring prior to such amendment or repeal.

Item 21.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits. The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit No.	Description of Exhibit
3.1	Articles of Restatement of the Company. (Incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, File No. 1-8038.)
3.2
Unanimous consent of the Board of Directors of the Company dated January 11, 2000, limiting the designation of the additional authorized shares to common stock. (Incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 1-8038.)

3.3*	Second Amended and Restated By-laws of Key Energy Services, Inc., with amendments through April 4, 2008.
4.1
Warrant Agreement dated as of January 22, 1999 between the Company and The Bank of New York, a New York banking corporation as warrant agent. (Incorporated by reference to Exhibit 99(b) of the Company's Current Report on Form 8-K filed on February 3, 1999, File No. 1-8038.)
4.2
Warrant Registration Rights Agreement dated January 22, 1999, by and among the Company and Lehman Brothers Inc., Bear, Stearns & Co., Inc., F.A.C. / Equities, a division of First Albany Corporation, and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated. (Incorporated by reference to Exhibit 99(e) of the Company's Current Report on Form 8-K filed on February 3, 1999, File No. 1-8038.)
4.3
Indenture, dated as of November 29, 2007, among Key Energy Services, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on November 30, 2007, File No. 1-8038.)
4.4
Registration Rights Agreement dated as of November 29, 2007, among Key Energy Services, Inc., the subsidiary guarantors of the Company party thereto, and Lehman Brothers Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers named therein. (Incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed on November 30, 2007, File No. 1-8038.)
4.5
First Supplemental Indenture, dated as of January 22, 2008, among Key Marine Services, LLC, the existing Guarantors and The Bank of New York Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.5 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, File No. 1-8038.)
5.1**	Opinion of Porter & Hedges, L.L.P. with respect to legality of the securities, including consent.
5.2**	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, including consent.
10.1†
Key Energy Group, Inc. 1997 Incentive Plan, as an amendment and restatement effective November 17, 1997 of the Key Energy Group, Inc. 1995 Outside Directors Stock Option Plan. (Incorporated by reference to Exhibit B of the Company's Proxy Statement on Schedule 14A filed on November 26, 1997, File No. 000-22665.)
10.2†
Form of Restricted Stock Agreement under Key Energy Group, Inc. 1997 Incentive Plan. (Incorporated by reference to Exhibit 10.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on February 29, 2008, File No. 1-8038.)
10.3†	The 2006 Phantom Share Plan of Key Energy Services, Inc. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K dated October 19, 2006, File No. 1-8038.)
10.4†
Form of Award Agreement under the 2006 Phantom Share Plan of Key Energy Services, Inc. (Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on October 19, 2006, File No. 1-8038.)
10.5†	Form of Stock Appreciation Rights Agreement. (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed on August 24, 2007, File No. 1-8038.)

10.6†	Form of Non-Plan Option Agreement. (Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8 filed on September 25, 2007, File No. 333-146294.)
10.7†	Key Energy Services, Inc. 2007 Equity and Cash Incentive Plan. (Incorporated by reference to Appendix A of the Company's Proxy Statement on Schedule 14A filed on November 1, 2007, File No. 1-8038.)
10.8†
Form of Nonstatutory Stock Option Agreement under 2007 Equity and Cash Incentive Plan. (Incorporated by reference to Exhibit 10.8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on February 29, 2008, File No. 1-8038.)
10.9†
Restated Employment Agreement dated effective as of December 31, 2007, among Richard J. Alario, Key Energy Services, Inc. and Key Energy Shared Services, LLC. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on January 7, 2008, File No. 1-8038.)
10.10†
Acknowledgment and Waiver by Richard J. Alario dated March 25, 2005 regarding rescinded option grant. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on March 29, 2005, File No. 1-8038.)
10.11†
Restated Employment Agreement dated effective as of December 31, 2007, among William M. Austin, Key Energy Services, Inc. and Key Energy Shared Services, LLC. (Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on January 7, 2008, File No. 1-8038.)
10.12†
Restated Employment Agreement dated effective as of December 31, 2007, among Newton W. Wilson III, Key Energy Services, Inc. and Key Energy Shared Services, LLC. (Incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K filed on January 7, 2008, File No. 1-8038.)
10.13†
Acknowledgment and Waiver by Newton W. Wilson III dated March 25, 2005 regarding rescinded option grant. (Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on March 29, 2005, File No. 1-8038.)
10.14†
Restated Employment Agreement dated effective as of December 31, 2007, among Kim B. Clarke, Key Energy Services, Inc. and Key Energy Shared Services, LLC. (Incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K filed on January 7, 2008, File No. 1-8038.)
10.15†
Employment Agreement between Key Energy Services, Inc. and Jim D. Flynt dated as of January 1, 2004. (Incorporated by reference to Exhibit 10.6 of the Company's Current Report on Form 8-K filed on October 19, 2006, File No. 1-8038.)
10.16†
First Amendment to Employment Agreement dated November 26, 2007, between Key Energy Services, Inc. and Jim D. Flynt. (Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on November 30, 2007, File No. 1-8038.)
10.17†
Employment Agreement between Key Energy Services, Inc. and Phil Coyne dated November 17, 2004. (Incorporated by reference to Exhibit 10.8 of the Company's Current Report on Form 8-K filed on October 19, 2006, File No. 1-8038.)
10.18†
First Amendment to Employment Agreement between the Company and Phil Coyne effective as of January 24, 2005. (Incorporated by reference to Exhibit 10.9 of the Company's Current Report on Form 8-K filed on October 19, 2006, File No. 1-8038.)

10.19†
Amended and Restated Employment Agreement between Key Energy Services, Inc. and Don D. Weinheimer dated December 31, 2007. (Incorporated by reference to Exhibit 10.19 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on February 29, 2008, File No. 1-8038.)
10.20†
Employment Agreement dated August 14, 2007 between the Company and J. Marshall Dodson. (Incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, File No. 1-8038.)
10.21†
Employment Agreement dated August 14, 2007 between the Company and D. Bryan Norwood. (Incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, File No. 1-8038.)
10.22
Office Lease effective as of January 20, 2005 between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on January 26, 2005, File No. 1-8038.)
10.23
First Amendment to Office Lease dated as of March 15, 2005 between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on June 30, 2005, File No. 1-3038.)
10.24
Second Amendment to Office Lease dated as of July 24, 2005 between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc. (Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on June 30, 2005, File No. 1-8038.)
10.25
Credit Agreement, dated as of June 29, 2005, among the Company, as Borrower, the several lenders from time to time party thereto, Lehman Brothers Inc., as sole lead arranger and sole book runner, Lehman Commercial Paper Inc., as syndication agent, administrative agent and as collateral agent, and Wells Fargo Foothill, Inc., as revolving administrative agent. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on August 4, 2005, File No. 1-8038.)
10.26
First Amendment to Credit Agreement and First Amendment to Guaranty and Collateral Agreement dated as of November 1, 2005, among the Company, as Borrower, the Guarantors, the Lenders, and Lehman Commercial Paper Inc., as administrative agent for the Lenders and as Collateral Agent for the Lenders and other Secured Parties. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on November 7, 2005, File No. 1-8038.)
10.27
Second Amendment to Credit Agreement dated as of November 21, 2006, among the Company, as Borrower, the Guarantors, the Lenders, and Lehman Commercial Paper Inc., as administrative agent for the Lenders and as Collateral Agent for the Lenders and other secured Parties. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on October 19, 2006, File No. 1-8038.)
10.28
Third Amendment to Credit Agreement dated as of July 27, 2007, among the Company, as Borrower, the Guarantors, the Lenders and Lehman Commercial Paper, Inc., as administrative agent for the Lenders and as Collateral Agent for the Lenders and other Secured Parties. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on July 31, 2007, File No. 1-8038.)

10.29
Fourth Amendment to Credit Agreement dated as of November 12, 2007, among Key Energy Services, Inc., as Borrower, the guarantors signatory thereto, the Lenders, and Lehman Commercial Paper Inc., as administrative agent for the Lenders and as Collateral Agent for the Lenders and other Secured Parties. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on November 15, 2007, File No. 1-8038.)
10.30
Credit Agreement dated as of November 29, 2007, among Key Energy Services, Inc., each lender from time to time party thereto, Bank of America, N.A., as Paying Agent, Co-Administrative Agent, Swing Line Lender and L/C Issuer, and Wells Fargo Bank, National Association, as Co-Administrative Agent, Swing Line Lender and L/C Issuer. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on November 30, 2007, File No. 1-8038.)
10.31
Stock and Membership Interest Purchase Agreement dated as of September 19, 2007. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on September 20, 2007, File No. 1-8038.)
10.32
First Amendment to Stock and Membership Interest Purchase Agreement dated October 25, 2007, among Key Energy Services, LLC and the Sellers (as defined therein). (Incorporated by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, File No. 1-8038.)
10.33
Asset Purchase Agreement dated December 7, 2007 among Key Energy Services, LLC, Kings Oil Tools, Inc. and Thomas Fowler. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on December 13, 2007, File No. 1-8038.)
10.33
Purchase Agreement, dated November 14, 2007, by and among the Company, certain of its domestic subsidiaries, and Lehman Brothers, Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers. (Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on November 15, 2007, File No. 1-8038.)
10.34
Purchase Agreement dated April 3, 2008 among Key Energy Services, LLC, Western Drilling Holdings, Inc., and Fred S. Holmes and Barbara J. Holmes. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on April 9, 2008, File No. 1-8038.)
10.35†
Form of Restricted Stock Agreement under the 2007 Equity and Cash Incentive Plan. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on April 16, 2008, File No. 1-8038.)
10.36
Stock Purchase Agreement dated May 30, 2008, by and among Key Energy Services, LLC, and E. Kent Tolman, Nita Tolman, Ronald D. Jones and Melinda Jones. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on June 5, 2008, File No. 1-8038.)
10.37
Asset Purchase Agreement dated July 22, 2008, by and among Key Energy Pressure Pumping Services, LLC, Leader Energy Services Ltd., Leader Energy Services USA Ltd., and CementRite, Inc. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on June 24, 2008, File No. 1-8038.)
12.1*	Statement showing computation of ratios of earnings to fixed charges.

21.1
Subsidiaries of the Company. (Incorporated by reference to Exhibit 21.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on February 29, 2008, File No. 1-8038.)
23.1*	Consent of Grant Thornton LLP.
23.2**	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
23.3**	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (previously filed with respect to Key Energy Services, Inc. and contained in signature pages for other registrants).
25.1**	Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A.
99.1**	Form of Letter of Transmittal.
99.2**	Form of Notice of Guaranteed Delivery.

*
Filed herewith.

**
Previously filed.

†
Management contract or compensatory plan or arrangement.

(b)
Financial Statement Schedules.

        Schedule II—Valuation and other Qualifying Accounts.

        We have omitted all other financial statement schedules because they are not required or are not applicable, or the required information is shown in the financial statements in notes to the financial statements.

Item 22.    Undertakings.

  (a)
  Each undersigned registrant hereby undertakes:

        1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of August, 2008.

Key Energy Services, Inc.
By:	/s/ WILLIAM M. AUSTIN William M. Austin Senior Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	* Richard J. Alario	Chairman of the Board, President and Chief Executive Officer (Principal executive officer)	August 18, 2008
By:	/s/ WILLIAM M. AUSTIN William M. Austin	Senior Vice President and Chief Financial Officer (Principal financial officer)	August 18, 2008
By:	* J. Marshall Dodson	Vice President and Chief Accounting Officer (Principal accounting officer)	August 18, 2008
By:	* David J. Breazzano	Director	August 18, 2008
By:	* Lynn R. Coleman	Director	August 18, 2008
By:	* Kevin P. Collins	Director	August 18, 2008
By:	* William D. Fertig	Director	August 18, 2008

By:	* W. Phillip Marcum	Director	August 18, 2008
By:	* Ralph S. Michael, III	Director	August 18, 2008
By:	* William F. Owens	Director	August 18, 2008
By:	* Robert K. Reeves	Director	August 18, 2008
By:	* J. Robinson West	Director	August 18, 2008
By:	* Arlene M. Yocum	Director	August 18, 2008
*By:	/s/ WILLIAM M. AUSTIN William M. Austin Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of August, 2008.

Key Electric Wireline Services, LLC
By:	/s/ WILLIAM M. AUSTIN William M. Austin Vice President and Assistant Treasurer

POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below constitutes and appoints William M. Austin and Newton W. Wilson III, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ ROBERTO HUERTAS Roberto Huertas	President (Principal executive officer)	August 18, 2008
By:	/s/ WILLIAM M. AUSTIN William M. Austin	Vice President and Assistant Treasurer (Principal financial officer)	August 18, 2008
By:	/s/ J. MARSHALL DODSON J. Marshall Dodson	Vice President—Accounting (Principal accounting officer)	August 18, 2008
By:	/s/ NEWTON W. WILSON III Newton W. Wilson III	Vice President and Assistant Secretary	August 18, 2008
By:	/s/ KIMBERLY R. FRYE Kimberly R. Frye	Vice President, Secretary and Manager	August 18, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of August, 2008.

Key Energy Fishing & Rental Services, LLC
By:	/s/ WILLIAM M. AUSTIN William M. Austin Vice President and Assistant Treasurer

POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below constitutes and appoints William M. Austin and Newton W. Wilson III, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ ROBERTO HUERTAS Roberto Huertas	President (Principal executive officer)	August 18, 2008
By:	/s/ WILLIAM M. AUSTIN William M. Austin	Vice President and Assistant Treasurer (Principal financial officer)	August 18, 2008
By:	/s/ J. MARSHALL DODSON J. Marshall Dodson	Vice President—Accounting (Principal accounting officer)	August 18, 2008
By:	/s/ NEWTON W. WILSON III Newton W. Wilson III	Vice President and Assistant Secretary	August 18, 2008
By:	/s/ KIMBERLY R. FRYE Kimberly R. Frye	Vice President, Secretary and Manager	August 18, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of August, 2008.

Key Energy Pressure Pumping Services, LLC
By:	/s/ WILLIAM M. AUSTIN William M. Austin Vice President and Assistant Treasurer

POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below constitutes and appoints William M. Austin and Newton W. Wilson III, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ JOHN R. CARNETT John R. Carnett	President (Principal executive officer)	August 18, 2008
By:	/s/ WILLIAM M. AUSTIN William M. Austin	Vice President and Assistant Treasurer (Principal financial officer)	August 18, 2008
By:	/s/ J. MARSHALL DODSON J. Marshall Dodson	Vice President—Accounting (Principal accounting officer)	August 18, 2008
By:	/s/ NEWTON W. WILSON III Newton W. Wilson III	Vice President and Assistant Secretary	August 18, 2008
By:	/s/ KIMBERLY R. FRYE Kimberly R. Frye	Vice President, Secretary and Manager	August 18, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of August, 2008.

Key Energy Services, LLC
By:	/s/ WILLIAM M. AUSTIN William M. Austin Vice President and Assistant Treasurer

POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below constitutes and appoints William M. Austin and Newton W. Wilson III, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ NEWTON W. WILSON III Newton W. Wilson III	President and Assistant Secretary (Principal executive officer)	August 18, 2008
By:	/s/ WILLIAM M. AUSTIN William M. Austin	Vice President and Assistant Treasurer (Principal financial officer)	August 18, 2008
By:	/s/ J. MARSHALL DODSON J. Marshall Dodson	Vice President—Accounting (Principal accounting officer)	August 18, 2008
By:	/s/ KIMBERLY R. FRYE Kimberly R. Frye	Vice President, Secretary and Manager	August 18, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of August, 2008.

Key Energy Services Mexico, Inc.
By:	/s/ WILLIAM M. AUSTIN William M. Austin Vice President and Assistant Treasurer

POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below constitutes and appoints William M. Austin and Newton W. Wilson III, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ NEWTON W. WILSON III Newton W. Wilson III	President and Assistant Secretary (Principal executive officer)	August 18, 2008
By:	/s/ WILLIAM M. AUSTIN William M. Austin	Vice President and Assistant Treasurer (Principal financial officer)	August 18, 2008
By:	/s/ J. MARSHALL DODSON J. Marshall Dodson	Vice President—Accounting (Principal accounting officer)	August 18, 2008
By:	/s/ KIMBERLY R. FRYE Kimberly R. Frye	Vice President, Secretary and Director	August 18, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of August, 2008.

Key Energy Services (Mexico), LLC
By:	/s/ WILLIAM M. AUSTIN William M. Austin Vice President and Assistant Treasurer

POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below constitutes and appoints William M. Austin and Newton W. Wilson III, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ NEWTON W. WILSON III Newton W. Wilson III	President and Assistant Secretary (Principal executive officer)	August 18, 2008
By:	/s/ WILLIAM M. AUSTIN William M. Austin	Vice President and Assistant Treasurer (Principal financial officer)	August 18, 2008
By:	/s/ J. MARSHALL DODSON J. Marshall Dodson	Vice President—Accounting (Principal accounting officer)	August 18, 2008
By:	/s/ KIMBERLY R. FRYE Kimberly R. Frye	Vice President, Secretary and Manager	August 18, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of August, 2008.

Key Energy Shared Services, LLC
By:	/s/ WILLIAM M. AUSTIN William M. Austin President

POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below constitutes and appoints William M. Austin and Newton W. Wilson III, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ WILLIAM M. AUSTIN William M. Austin	President (Principal executive and financial officer)	August 18, 2008
By:	/s/ J. MARSHALL DODSON J. Marshall Dodson	Vice President—Accounting (Principal accounting officer)	August 18, 2008
By:	/s/ NEWTON W. WILSON III Newton W. Wilson III	Vice President and Assistant Secretary	August 18, 2008
By:	/s/ KIMBERLY R. FRYE Kimberly R. Frye	Vice President, Secretary and Manager	August 18, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of August, 2008.

Key Marine Services, LLC
By:	/s/ WILLIAM M. AUSTIN William M. Austin Vice President and Assistant Treasurer

POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below constitutes and appoints William M. Austin and Newton W. Wilson III, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ NEWTON W. WILSON III Newton W. Wilson III	President and Assistant Secretary (Principal executive officer)	August 18, 2008
By:	/s/ WILLIAM M. AUSTIN William M. Austin	Vice President and Assistant Treasurer (Principal financial officer)	August 18, 2008
By:	/s/ J. MARSHALL DODSON J. Marshall Dodson	Vice President—Accounting (Principal accounting officer)	August 18, 2008
By:	/s/ KIMBERLY R. FRYE Kimberly R. Frye	Vice President, Secretary and Manager	August 18, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of August, 2008.

Misr Key Energy Investments, LLC
By:	/s/ WILLIAM M. AUSTIN William M. Austin Vice President and Assistant Treasurer

POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below constitutes and appoints William M. Austin and Newton W. Wilson III, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ NEWTON W. WILSON III Newton W. Wilson III	President and Assistant Secretary (Principal executive officer)	August 18, 2008
By:	/s/ WILLIAM M. AUSTIN William M. Austin	Vice President and Assistant Treasurer (Principal financial officer)	August 18, 2008
By:	/s/ J. MARSHALL DODSON J. Marshall Dodson	Vice President—Accounting (Principal accounting officer)	August 18, 2008
By:	/s/ WILLIAM M. AUSTIN William M. Austin	Senior Vice President and Chief Financial Officer of Key Energy Services, Inc., the sole member of Misr Key Energy Investments, LLC	August 18, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of August, 2008.

Misr Key Energy Services, LLC
By:	/s/ WILLIAM M. AUSTIN William M. Austin Vice President and Assistant Treasurer

POWER OF ATTORNEY AND SIGNATURES

        Each person whose signature appears below constitutes and appoints William M. Austin and Newton W. Wilson III, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ NEWTON W. WILSON III Newton W. Wilson III	President and Assistant Secretary (Principal executive officer)	August 18, 2008
By:	/s/ WILLIAM M. AUSTIN William M. Austin	Vice President and Assistant Treasurer (Principal financial officer)	August 18, 2008
By:	/s/ J. MARSHALL DODSON J. Marshall Dodson	Vice President—Accounting (Principal accounting officer)	August 18, 2008
By:	/s/ WILLIAM M. AUSTIN William M. Austin	Senior Vice President and Chief Financial Officer of Key Energy Services, Inc., the sole member of Misr Key Energy Services, LLC	August 18, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Articles of Restatement of the Company. (Incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, File No. 1-8038.)
3.2
Unanimous consent of the Board of Directors of the Company dated January 11, 2000, limiting the designation of the additional authorized shares to common stock. (Incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 1-8038.)
3.3*	Second Amended and Restated By-laws of Key Energy Services, Inc., with amendments through April 4, 2008.
4.1
Warrant Agreement dated as of January 22, 1999 between the Company and The Bank of New York, a New York banking corporation as warrant agent. (Incorporated by reference to Exhibit 99(b) of the Company's Current Report on Form 8-K filed on February 3, 1999, File No. 1-8038.)
4.2
Warrant Registration Rights Agreement dated January 22, 1999, by and among the Company and Lehman Brothers Inc., Bear, Stearns & Co., Inc., F.A.C. / Equities, a division of First Albany Corporation, and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated. (Incorporated by reference to Exhibit 99(e) of the Company's Current Report on Form 8-K filed on February 3, 1999, File No. 1-8038.)
4.3
Indenture, dated as of November 29, 2007, among Key Energy Services, Inc., the guarantors party thereto and The Bank of New York Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed on November 30, 2007, File No. 1-8038.)
4.4
Registration Rights Agreement dated as of November 29, 2007, among Key Energy Services, Inc., the subsidiary guarantors of the Company party thereto, and Lehman Brothers Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers named therein. (Incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed on November 30, 2007, File No. 1-8038.)
4.5
First Supplemental Indenture, dated as of January 22, 2008, among Key Marine Services, LLC, the existing Guarantors and The Bank of New York Trust Company, N.A., as trustee. (Incorporated by reference to Exhibit 4.5 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, File No. 1-8038.)
5.1**	Opinion of Porter & Hedges, L.L.P. with respect to legality of the securities, including consent.
5.2**	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, including consent.
10.1†
Key Energy Group, Inc. 1997 Incentive Plan, as an amendment and restatement effective November 17, 1997 of the Key Energy Group, Inc. 1995 Outside Directors Stock Option Plan. (Incorporated by reference to Exhibit B of the Company's Proxy Statement on Schedule 14A filed on November 26, 1997, File No. 000-22665.)
10.2†
Form of Restricted Stock Agreement under Key Energy Group, Inc. 1997 Incentive Plan. (Incorporated by reference to Exhibit 10.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on February 29, 2008, File No. 1-8038.)

10.3†	The 2006 Phantom Share Plan of Key Energy Services, Inc. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K dated October 19, 2006, File No. 1-8038.)
10.4†
Form of Award Agreement under the 2006 Phantom Share Plan of Key Energy Services, Inc. (Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on October 19, 2006, File No. 1-8038.)
10.5†	Form of Stock Appreciation Rights Agreement. (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K filed on August 24, 2007, File No. 1-8038.)
10.6†	Form of Non-Plan Option Agreement. (Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-8 filed on September 25, 2007, File No. 333-146294.)
10.7†	Key Energy Services, Inc. 2007 Equity and Cash Incentive Plan. (Incorporated by reference to Appendix A of the Company's Proxy Statement on Schedule 14A filed on November 1, 2007, File No. 1-8038.)
10.8†
Form of Nonstatutory Stock Option Agreement under 2007 Equity and Cash Incentive Plan. (Incorporated by reference to Exhibit 10.8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on February 29, 2008, File No. 1-8038.)
10.9†
Restated Employment Agreement dated effective as of December 31, 2007, among Richard J. Alario, Key Energy Services, Inc. and Key Energy Shared Services, LLC. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on January 7, 2008, File No. 1-8038.)
10.10†
Acknowledgment and Waiver by Richard J. Alario dated March 25, 2005 regarding rescinded option grant. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on March 29, 2005, File No. 1-8038.)
10.11†
Restated Employment Agreement dated effective as of December 31, 2007, among William M. Austin, Key Energy Services, Inc. and Key Energy Shared Services, LLC. (Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on January 7, 2008, File No. 1-8038.)
10.12†
Restated Employment Agreement dated effective as of December 31, 2007, among Newton W. Wilson III, Key Energy Services, Inc. and Key Energy Shared Services, LLC. (Incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K filed on January 7, 2008, File No. 1-8038.)
10.13†
Acknowledgment and Waiver by Newton W. Wilson III dated March 25, 2005 regarding rescinded option grant. (Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on March 29, 2005, File No. 1-8038.)
10.14†
Restated Employment Agreement dated effective as of December 31, 2007, among Kim B. Clarke, Key Energy Services, Inc. and Key Energy Shared Services, LLC. (Incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K filed on January 7, 2008, File No. 1-8038.)
10.15†
Employment Agreement between Key Energy Services, Inc. and Jim D. Flynt dated as of January 1, 2004. (Incorporated by reference to Exhibit 10.6 of the Company's Current Report on Form 8-K filed on October 19, 2006, File No. 1-8038.)

10.16†
First Amendment to Employment Agreement dated November 26, 2007, between Key Energy Services, Inc. and Jim D. Flynt. (Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on November 30, 2007, File No. 1-8038.)
10.17†
Employment Agreement between Key Energy Services, Inc. and Phil Coyne dated November 17, 2004. (Incorporated by reference to Exhibit 10.8 of the Company's Current Report on Form 8-K filed on October 19, 2006, File No. 1-8038.)
10.18†
First Amendment to Employment Agreement between the Company and Phil Coyne effective as of January 24, 2005. (Incorporated by reference to Exhibit 10.9 of the Company's Current Report on Form 8-K filed on October 19, 2006, File No. 1-8038.)
10.19†
Amended and Restated Employment Agreement between Key Energy Services, Inc. and Don D. Weinheimer dated December 31, 2007. (Incorporated by reference to Exhibit 10.19 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on February 29, 2008, File No. 1-8038.)
10.20†
Employment Agreement dated August 14, 2007 between the Company and J. Marshall Dodson. (Incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, File No. 1-8038.)
10.21†
Employment Agreement dated August 14, 2007 between the Company and D. Bryan Norwood. (Incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, File No. 1-8038.)
10.22
Office Lease effective as of January 20, 2005 between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on January 26, 2005, File No. 1-8038.)
10.23
First Amendment to Office Lease dated as of March 15, 2005 between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on June 30, 2005, File No. 1-3038.)
10.24
Second Amendment to Office Lease dated as of July 24, 2005 between Crescent 1301 McKinney, L.P. and Key Energy Services, Inc. (Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on June 30, 2005, File No. 1-8038.)
10.25
Credit Agreement, dated as of June 29, 2005, among the Company, as Borrower, the several lenders from time to time party thereto, Lehman Brothers Inc., as sole lead arranger and sole book runner, Lehman Commercial Paper Inc., as syndication agent, administrative agent and as collateral agent, and Wells Fargo Foothill, Inc., as revolving administrative agent. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on August 4, 2005, File No. 1-8038.)
10.26
First Amendment to Credit Agreement and First Amendment to Guaranty and Collateral Agreement dated as of November 1, 2005, among the Company, as Borrower, the Guarantors, the Lenders, and Lehman Commercial Paper Inc., as administrative agent for the Lenders and as Collateral Agent for the Lenders and other Secured Parties. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on November 7, 2005, File No. 1-8038.)

10.27
Second Amendment to Credit Agreement dated as of November 21, 2006, among the Company, as Borrower, the Guarantors, the Lenders, and Lehman Commercial Paper Inc., as administrative agent for the Lenders and as Collateral Agent for the Lenders and other secured Parties. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on October 19, 2006, File No. 1-8038.)
10.28
Third Amendment to Credit Agreement dated as of July 27, 2007, among the Company, as Borrower, the Guarantors, the Lenders and Lehman Commercial Paper, Inc., as administrative agent for the Lenders and as Collateral Agent for the Lenders and other Secured Parties. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on July 31, 2007, File No. 1-8038.)
10.29
Fourth Amendment to Credit Agreement dated as of November 12, 2007, among Key Energy Services, Inc., as Borrower, the guarantors signatory thereto, the Lenders, and Lehman Commercial Paper Inc., as administrative agent for the Lenders and as Collateral Agent for the Lenders and other Secured Parties. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on November 15, 2007, File No. 1-8038.)
10.30
Credit Agreement dated as of November 29, 2007, among Key Energy Services, Inc., each lender from time to time party thereto, Bank of America, N.A., as Paying Agent, Co-Administrative Agent, Swing Line Lender and L/C Issuer, and Wells Fargo Bank, National Association, as Co-Administrative Agent, Swing Line Lender and L/C Issuer. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on November 30, 2007, File No. 1-8038.)
10.31
Stock and Membership Interest Purchase Agreement dated as of September 19, 2007. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on September 20, 2007, File No. 1-8038.)
10.32
First Amendment to Stock and Membership Interest Purchase Agreement dated October 25, 2007, among Key Energy Services, LLC and the Sellers (as defined therein). (Incorporated by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, File No. 1-8038.)
10.33
Asset Purchase Agreement dated December 7, 2007 among Key Energy Services, LLC, Kings Oil Tools, Inc. and Thomas Fowler. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on December 13, 2007, File No. 1-8038.)
10.33
Purchase Agreement, dated November 14, 2007, by and among the Company, certain of its domestic subsidiaries, and Lehman Brothers, Inc., Banc of America Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the initial purchasers. (Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed on November 15, 2007, File No. 1-8038.)
10.34
Purchase Agreement dated April 3, 2008 among Key Energy Services, LLC, Western Drilling Holdings, Inc., and Fred S. Holmes and Barbara J. Holmes. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on April 9, 2008, File No. 1-8038.)
10.35†
Form of Restricted Stock Agreement under the 2007 Equity and Cash Incentive Plan. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on April 16, 2008, File No. 1-8038.)

10.36
Stock Purchase Agreement dated May 30, 2008, by and among Key Energy Services, LLC, and E. Kent Tolman, Nita Tolman, Ronald D. Jones and Melinda Jones. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on June 5, 2008, File No. 1-8038.)
10.37
Asset Purchase Agreement dated July 22, 2008, by and among Key Energy Pressure Pumping Services, LLC, Leader Energy Services Ltd., Leader Energy Services USA Ltd., and CementRite, Inc. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed on June 24, 2008, File No. 1-8038.)
12.1*	Statement showing computation of ratios of earnings to fixed charges.
21.1
Subsidiaries of the Company. (Incorporated by reference to Exhibit 21.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed on February 29, 2008, File No. 1-8038.)
23.1*	Consent of Grant Thornton LLP.
23.2**	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
23.3**	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (previously filed with respect to Key Energy Services, Inc. and contained in signature pages for other registrants).
25.1**	Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A.
99.1**	Form of Letter of Transmittal.
99.2**	Form of Notice of Guaranteed Delivery.

*
Filed herewith.

**
Previously filed.

†
Management contract or compensatory plan or arrangement.

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TABLE OF ADDITIONAL REGISTRANTS
TABLE OF CONTENTS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
NOTE REGARDING OUR FINANCIAL REPORTING PROCESS
WHERE YOU CAN FIND MORE INFORMATION
PROSPECTUS SUMMARY
Key Energy Services, Inc.
How You Can Contact Us
The Exchange Offer
Terms of the Exchange Notes
Ratio of Earnings to Fixed Charges
Risk Factors
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
THE EXCHANGE OFFER
USE OF PROCEEDS
SELECTED FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
Well Service Rig Fleet as of December 31, 2007
Transportation Fleet as of December 31, 2007
Pressure Pumping Fleet as of December 31, 2007
MANAGEMENT
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
First Half 2007 Incentive Plan Measures
Second Half 2007 Incentive Plan Measures
Compensation of Executive Officers 2007 Summary Compensation Table
2007 Perquisites
2007 Grants of Plan Based Awards
2007 Outstanding Equity Awards at Fiscal Year-End
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF THE EXCHANGE NOTES
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Key Energy Services, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (In thousands, except share data)
Key Energy Services, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)
Key Energy Services, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (In thousands)
Key Energy Services, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
Key Energy Services, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (In thousands)
CONDENSED CONSOLIDATING BALANCE SHEET
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Key Energy Services, Inc. and Subsidiaries Schedule II—Valuation and Qualifying Accounts (in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
Dealer Prospectus Delivery Obligation
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings.
SIGNATURES
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
EXHIBIT INDEX